FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION STATEMENT NO. 333-172863 AND 333-172863-01
PROSPECTUS SUPPLEMENT
(To Accompany Prospectus dated November 23, 2011)
$541,860,000 (Approximate)
CFCRE Commercial Mortgage Trust 2011-C2
as Issuing Entity
CCRE Commercial Mortgage Securities, L.P.
as Depositor
Cantor Commercial Real Estate Lending, L.P.
as Sponsor and Loan Seller
Commercial Mortgage Pass-Through Certificates, Series 2011-C2
     The Commercial Mortgage Pass-Through Certificates, Series 2011-C2 will include 16 classes of certificates, 4 of which CCRE Commercial Mortgage Securities, L.P. is offering pursuant to this prospectus supplement. The Series 2011-C2 certificates will represent the beneficial ownership interests in the issuing entity only and will not represent the obligations of the depositor, the sponsor or any of their affiliates. The issuing entity’s main assets will be a pool of 51 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties. Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

	Initial Certificate	Approximate Initial
	Principal	Pass-Through	Pass-Through Rate	Rated Final
Class	Amount(1)	Rate(2)	Description	Distribution Date
Class A-1	$52,288,000	1.5577%	Fixed	December 2047
Class A-2	$341,412,000	3.0614%	Fixed	December 2047
Class A-3	$34,139,000	3.8172%	Fixed	December 2047
Class A-4	$114,021,000	3.8343%	Fixed	December 2047

(Footnotes to table begin on page S-8)
     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
     You should carefully consider the “Risk Factors” beginning on page S-35 of this prospectus supplement and page 5 of the accompanying prospectus.
     Each class of certificates will receive distributions of interest and principal, as applicable, monthly, commencing on January 17, 2012. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.
     The underwriters, Cantor Fitzgerald & Co., Barclays Capital Inc., Deutsche Bank Securities Inc., CastleOak Securities, L.P. and Nomura Securities International, Inc., will purchase the offered certificates from CCRE Commercial Mortgage Securities, L.P. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Cantor Fitzgerald & Co., Barclays Capital Inc. and Deutsche Bank Securities Inc. will act as co-lead bookrunning managers in the following manner: Cantor Fitzgerald & Co. will act as sole bookrunning manager with respect to approximately $1,000,000 of the offered certificates, Barclays Capital Inc. will act as sole bookrunning manager with respect to approximately $95,930,000 of the offered certificates, and Deutsche Bank Securities Inc. will act as sole bookrunning manager with respect to approximately $444,930,000 of the offered certificates. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about December 15, 2011. The offered certificates are offered by the underwriters when, as and if issued by the depositor and delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. The depositor expects to receive from this offering approximately $549,202,590, plus accrued interest from December 1, 2011, before deducting expenses payable by the depositor.

Cantor Fitzgerald & Co.		Deutsche Bank Securities
Barclays Capital
CastleOak Securities, L.P.		Nomura
December 6, 2011

CFCRE Commercial Mortgage Securities Trust 2011–C2

Commercial Mortgage Pass-Through Certificates, Series 2011-C2

North Dakota
1 property
$5,665,521
0.7% of total
Missouri
3 properties
$14,282,918
1.8% of total
Michigan
3 properties
$109,027,647
14.1% of total
Ohio
3 properties
$24,858,070
3.2% of total
Pennsylvania
1 property
$6,355,862
0.8% of total
New York
3 properties
$20,161,298
2.6% of total
Delaware
1 property
$8,129,639
1.1% of total
Maryland
2 properties
$37,532,596
4.8% of total
District of Columbia
11 properties
$39,648,954
5.1% of total
Virginia
7 properties
$73,277,532
9.5% of total
North Carolina
8 properties
$30,107,947
3.9% of total
Georgia
2 properties
$20,257,345
2.6% of total
Florida
3 properties
$14,144,389
1.8% of total
Kentucky
1 property
$29,950,000
3.9% of total
Louisiana
1 property
$10,947,946
1.4% of total
Texas
8 properties
$44,060,150
5.7% of total
Oklahoma
2 properties
$1,077,098
0.1% of total
Colorado
2 properties
$52,449,813
6.8% of total
Nevada
1 property
$28,550,000
3.7% of total
California
9 properties
$203,601,692
26.3% of total
0.1% – 5.0% of Initial Pool Balance
5.1% – 10.0% of Initial Pool Balance
10.1% – 26.3% of Initial Pool Balance
Mortgaged Properties by Property Type
Manufactured Housing 1.7%
Self Storage 1.4%
Industrial 1.0%
Mixed Use 3.3%
Multifamily 15.0%
Retail 44.6%
Hospitality 15.0%
Office 17.9%

ANNEX A	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ANNEX B	MORTGAGE POOL INFORMATION
ANNEX C	TOP TEN LOAN SUMMARIES
ANNEX D	SPONSOR REPRESENTATIONS AND WARRANTIES
ANNEX E	EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES
ANNEX F	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX G-1	RIVERTOWN CROSSINGS MALL AMORTIZATION SCHEDULE
ANNEX G-2	PLAZA MEXICO AMORTIZATION SCHEDULE

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this prospectus supplement are intended to supplement the terms contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.
     You should rely only on the information contained in this prospectus supplement (including the annexes hereto) and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.
     This prospectus supplement begins with two introductory sections describing the Series 2011-C2 certificates and the issuing entity in abbreviated form:
•	Certificate Summary, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the Series 2011-C2 certificates; and

•	Summary of Prospectus Supplement, commencing on page S-9 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2011-C2 certificates and a description of the underlying mortgage loans.
     You should carefully review the Risk Factors section commencing on page S-35 of this prospectus supplement, which describes risks that apply to the Series 2011-C2 certificates which are in addition to those described in the accompanying prospectus with respect to the securities issued by the issuing entity generally.
     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.
     Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-207 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 85 of the accompanying prospectus.
     In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to CCRE Commercial Mortgage Securities, L.P.
     References to “lender” with respect to the mortgage loans generally should be construed to mean the trustee as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under the “The Pooling and Servicing Agreement” in this prospectus supplement.
     Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer’s obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN THE EUROPEAN ECONOMIC AREA
     THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER. NEITHER THE ISSUING ENTITY NOR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY OR THE UNDERWRITERS TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.
EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS
     IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE OFFERED CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:
     (A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;
     (B) TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR
     (C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;
PROVIDED, THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

     FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE OFFERED CERTIFICATES TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.
UNITED KINGDOM SELLING RESTRICTIONS
     EACH UNDERWRITER HAS REPRESENTED AND AGREED, THAT:
     (A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF ANY OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND
     (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.
NOTICE TO UNITED KINGDOM INVESTORS
     IN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS OR (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.
FORWARD-LOOKING STATEMENTS
     In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements, together with the related qualifying language and assumptions, are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations.” Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:
•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.
     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY

	Initial Certificate			Approximate Initial		Expected Weighted	Expected
	Principal or Notional		Approximate Credit	Pass-Through	Pass-Through Rate	Avg. Life	Principal
Class	Amount(1)		Support	Rate(2)	Description	(yrs.)(3)	Window(3)
Offered Certificates
Class A-1	$52,288,000		30.000%(4)	1.5577%	Fixed(5)	2.42	1 - 53
Class A-2	$341,412,000		30.000%(4)	3.0614%	Fixed(5)	4.81	53 - 60
Class A-3	$34,139,000		30.000%(4)	3.8172%	Fixed(5)	7.30	60 - 112
Class A-4	$114,021,000		30.000%(4)	3.8343%	Fixed(5)	9.49	112 - 114

Non-Offered Certificates
Class X-A	$620,236,000	(6)	N/A	2.2879%	Variable IO(7)	N/A	N/A
Class X-B	$153,850,416	(6)	N/A	0.1526%	Variable IO(7)	N/A	N/A
Class A-J	$78,376,000		19.875%	5.7454%	WAC(8)	9.64	114 - 118
Class B	$28,061,000		16.250%	5.7454%	WAC(8)	9.90	118 - 119
Class C	$31,931,000		12.125%	5.7454%	WAC(8)	9.92	119 - 119
Class D	$18,384,000		9.750%	5.7454%	WAC(8)	9.92	119 - 119
Class E	$28,061,000		6.125%	5.7454%	WAC(8)	9.98	119 - 120
Class F	$10,644,000		4.750%	5.2500%	Fixed(9)	10.00	120 - 120
Class G	$9,676,000		3.500%	5.2500%	Fixed(9)	10.00	120 - 120
Class NR	$27,093,416		0.000%	5.2500%	Fixed(9)	10.00	120 - 120
Class S(10)	N/A		N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate as of the closing date.

(3)	Assuming no prepayments prior to maturity or anticipated repayment date, as applicable, and according to the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are represented in the aggregate.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will at all times be fixed at their initial pass-through rates of 1.5577%, 3.0614%, 3.8172% and 3.8343%, respectively.

(6)	The Class X-A and Class X-B certificates will not have principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts. The initial notional amount of the Class X-A certificates will be equal to the aggregate initial certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J certificates. The initial notional amount of the Class X-B certificates will be equal to the aggregate initial certificate principal amounts of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates.

(7)	The pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J certificates as described in this prospectus supplement. The pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates as described in this prospectus supplement.

(8)	The pass-through rates for the Class A-J, Class B, Class C, Class D and Class E certificates will at all times be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)	The pass-through rates for the Class F, Class G and Class NR certificates will be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)	The Class S Certificates will not have a certificate principal amount, notional amount, pass-through rate or rated final distribution date. The Class S Certificates will only be entitled to distributions of excess interest accrued on mortgage loans with anticipated repayment dates.

(11)	The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate or rated final distribution date. The Class R certificates represent the residual interests in each REMIC, as further described in this prospectus supplement. The Class R certificates will not be entitled to distributions of principal or interest.
The Class X-A, Class X-B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class S and Class R certificates are not offered by this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT
     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the accompanying prospectus for definitions of capitalized terms.
Title, Registration and Denomination of Certificates
     The certificates to be issued are known as the CFCRE Commercial Mortgage Trust 2011-C2, Commercial Mortgage Pass-Through Certificates, Series 2011-C2. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the accompanying prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.
Transaction Parties

Issuing Entity	CFCRE Commercial Mortgage Trust 2011-C2, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement will issue the certificates. For additional information regarding the issuing entity, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor	CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership is the depositor. As depositor, CCRE Commercial Mortgage Securities, L.P. will acquire the mortgage loans from the sponsor and transfer them to the issuing entity. The depositor’s address is 110 East 59th Street, New York, New York 10022 and its telephone number is (212) 938-5000. For additional information regarding the depositor, see “Transaction Parties—The Depositor” in this prospectus supplement and “The Depositor” in the accompanying prospectus. All references to the depositor in this prospectus supplement are references to the depositor in the accompanying prospectus.

Sponsor and Loan Seller	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, is the sponsor of this transaction and the loan seller. The sponsor has organized and initiated the transaction in which the certificates will be issued. The sponsor will sell the mortgage loans to the depositor. For additional information regarding the sponsor and loan seller, see “Transaction Parties—The Sponsor and Loan Seller” in this prospectus supplement.

Originators	Forty-eight of the mortgage loans, representing approximately 85.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by Cantor Commercial Real Estate Lending, L.P. and 3 of the mortgage loans, representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were purchased by the sponsor from Column Financial, Inc. For additional information regarding Cantor Commercial Real Estate Lending, L.P., see “Transaction Parties—The

Sponsor and Loan Seller” and “—The Originators” in this prospectus supplement. The mortgage loans that were originated by Cantor Commercial Real Estate Lending, L.P. were originated, and the loans purchased by the sponsor from Column Financial, Inc. were re-underwritten, in accordance with the underwriting standards of Cantor Commercial Real Estate Lending, L.P., as described under “Transaction Parties—The Originators” in this prospectus supplement.

Trustee	Citibank, N.A., a national banking association. The corporate trust office of the trustee is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services—CFCRE Commercial Mortgage Trust 2011-C2, Series 2011-C2. For additional information regarding the trustee, see “Transaction Parties—The Trustee and Certificate Administrator” in this prospectus supplement.

Certificate Administrator	Citibank, N.A., a national banking association. The corporate trust office of Citibank, N.A. responsible for administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services—CFCRE Commercial Mortgage Trust 2011-C2, Series 2011-C2 and the office for certificate transfer services is located at 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window. See “Transaction Parties—The Trustee and Certificate Administrator” in this prospectus supplement.

Master Servicer	Bank of America, National Association, a national banking association. The master servicer will initially service all of the mortgage loans pursuant to the pooling and servicing agreement. The primary servicing office of the master servicer is located at NC1-026-06-01, Capital Markets Servicing Group, 900 West Trade Street, Suite 650, Charlotte, NC 28255. The master servicer may elect to retain one or more primary servicers or sub-servicers to perform some or all of its servicing duties. For additional information regarding the master servicer, see “Transaction Parties—The Master Servicer” in this prospectus supplement.

Special Servicer	LNR Partners, LLC, a Florida limited liability company. The special servicer will service specially serviced mortgage loans and any REO properties pursuant to the pooling and servicing agreement. LNR Partners, LLC was appointed to be the special servicer by the anticipated initial controlling class representative described below and, on the closing date is expected to purchase the Class F, Class G, Class NR and Class S certificates. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. For additional information regarding the special servicer, see “Transaction Parties—The Special Servicer” in this prospectus supplement.

The special servicer may be removed, with or without cause, and a successor special servicer appointed, at any time, as follows:

• with respect to the pool of mortgage loans, during any subordinate control period, at the direction of the controlling class representative; and

•    with respect to the pool of mortgage loans, during any collective consultation period and any senior consultation period, if the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) request a vote to replace the special servicer, and within 180 days of such request by the holders of certificates evidencing at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) vote affirmatively to so replace.

The operating advisor will not have the right to remove the special servicer at any time.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus supplement.

Controlling Class	(i) During a subordinate control period, the controlling class is the most subordinate class of the Class F, Class G and Class NR certificates that has an outstanding certificate principal amount, net of any appraisal reduction amounts notionally allocated thereto, that is at least equal to 25% of its initial certificate principal amount or (ii) during the collective consultation period, the controlling class is the most subordinate class of the Class F, Class G and Class NR certificates that has an outstanding certificate principal amount, without regard to appraisal reduction amounts, that is at least equal to 25% of its initial certificate principal amount. No other class of certificates will be eligible to act as the controlling class. It is anticipated that LNR Securities Holdings, LLC will be the initial purchaser of the Class F, Class G and Class NR certificates. For additional information regarding the controlling class, see “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Controlling Class Representative	The controlling class representative will be the controlling class certificateholder or representative selected by at least a majority of the controlling class certificateholders (by certificate principal amount). It is anticipated that LNR Securities Holdings, LLC will be the initial controlling class representative.

During a subordinate control period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During a collective consultation period, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During a senior consultation period, the controlling class representative will not have any consent or consultation rights.

If any mortgage loan is part of a split-loan, the controlling class representative’s consent and/or consultation rights with respect thereto will be subject to the consultation rights of the holder of the related companion loan as provided for in the related intercreditor agreement and as described in this prospectus supplement. See “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.

The controlling class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement. For instance, during a subordinate control period, the controlling class representative may direct the special servicer to take actions that conflict with and adversely affect the interests of holders of certain classes of the certificates. See “Risk Factors—Risks Related to Conflicts of Interest—The Controlling Class Representative May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders” in this prospectus supplement.

If the B-Piece Buyer is acting as the controlling class representative, the B-Piece Buyer may have interests that differ from or are in conflict with those of other certificateholders and its decisions may not be in the best interest of or may be adverse to other certificateholders. The B-Piece Buyer was given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the issuing entity, and to request the removal or re-sizing or change to other features of some or all of the mortgage loans. We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. See “Risk Factors—Risks Related to Conflicts of Interest—Selection of the Underlying Mortgage Loans By the B-Piece Buyer May Adversely Affect the Performance of Your Certificates” in this prospectus supplement.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates. Additionally, the special servicer may be removed without cause by the controlling class representative. As a result of these rights, the controlling class and the holder of any companion loan may have interests in conflict with those of the other certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—The Controlling Class Representative May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders” in this prospectus supplement.

For additional information regarding the controlling class representative, see “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Operating Advisor	TriMont Real Estate Advisors, Inc., a Georgia corporation, will be the initial operating advisor. During a collective consultation period or a senior consultation period, the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans and prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

In addition, during a collective consultation period or a senior consultation period, the operating advisor will have certain consultation rights (on a non-binding basis) under the pooling and servicing agreement with respect to certain major decisions and other matters relating to specially serviced mortgage loans.

The operating advisor may have interests that are in conflict with those of certificateholders and its advice and consultations may not be in the best interest of certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—The Operating Advisor May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders” in this prospectus supplement.

For additional information regarding the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Conflicts of Interest	The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

•    the relationships, including financial dealings, of the master servicer, a subservicer, the special servicer, the operating advisor or any of their respective affiliates, especially if the master servicer, a subservicer, the special servicer, the operating advisor or any of their respective affiliates holds certificates or any companion loan, or has financial interests in or other financial dealings with a borrower or a sponsor;

•    the broker-dealer activities of the underwriters and their respective affiliates, including investing or taking long or short positions in the offered certificates and rendering services to, and engaging in transactions with the borrowers, the sponsors and their respective affiliates;

• the obligation of the special servicer to take actions at the direction of the controlling class representative;

• the ownership of any certificates by the depositor, loan seller, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

•    the relationships between the managers of the mortgaged properties and the borrowers, particularly because a substantial number of mortgaged properties are managed by property managers affiliated with the respective borrowers;

• the consent and/or consultation rights of the controlling class representative and the consultation rights of the operating advisor to certain actions taken by the special servicer;

• the opportunity of the B-Piece Buyer to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

• the activities of the master servicer, a subservicer, the special servicer, the loan seller or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Underwriters	Cantor Fitzgerald & Co., Barclays Capital Inc., Deutsche Bank Securities Inc., CastleOak Securities, L.P. and Nomura Securities International, Inc. will act as underwriters with respect to the offered certificates.

Significant Affiliations and Relationships	Cantor Commercial Real Estate Lending, L.P. and its affiliates are playing several roles in this transaction. CCRE Commercial Mortgage Securities, L.P. is the depositor and an affiliate of Cantor Commercial Real Estate Lending, L.P., the sponsor and an originator, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters for the offering of the offered certificates. LNR Partners, LLC, the special servicer, is an affiliate of LNR Securities Holdings, LLC, which is expected to be the initial holder of the Class F, Class G, Class NR and Class S certificates and the initial controlling class representative. Citibank, N.A. is the trustee and certificate administrator.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors— Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest” in this prospectus supplement.

Significant Obligors	The mortgaged properties related to the mortgage loans identified on Annex A to this prospectus supplement as RiverTown Crossings Mall and Plaza Mexico represent 12.8% and 10.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and are significant obligors. See “Description of the Mortgage Pool—Significant Obligors” in this prospectus supplement.

Servicing and Administrative Fees	Each of the trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor will be entitled to certain fees for the performance of its duties under the pooling and servicing agreement. Certain of those fees are set forth in the table below. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor will also be entitled to additional fees and amounts (including workout fees, liquidation fees and, in certain circumstances, consulting fees with respect to specially serviced mortgage loans) as set forth under “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. The master servicer will be solely responsible for paying the fees of the master servicer’s primary servicers and the master servicer’s sub-servicers.

Fee	Fee Rate
Certificate Administrator Fee	0.0045%
Servicing Fee	0.07% - 0.12%
Special Servicing Fee	0.25	%(1)
Operating Advisor Fee	0.004%

(1)	Subject to a minimum fee of $4,000 per month for each specially serviced mortgage loan or REO property.

The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan in the issuing entity at the certificate administrator fee rate. The servicing fee and the operating advisor fee for each distribution date are calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each companion loan (other than with respect to the operating advisor fee), in each case at the applicable servicing fee rate or operating advisor fee rate (although with respect to a companion loan, the servicing fee may be lower (and may be zero) than the servicing fee rate for the related mortgage loan). The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (and each companion loan) that is a specially serviced mortgage loan at the special servicing fee rate. Each of the certificate administrator fee rate, the servicing fee rate, the special servicing fee rate and the operating advisor fee rate will be calculated on the same basis as interest is calculated on the mortgage loans. The trustee fee will be paid out of the certificate administrator’s fee pursuant to an agreement between the trustee and the certificate administrator. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate set forth on Annex A to this prospectus supplement is the sum of the certificate administrator fee rate, the servicing fee rate and the operating advisor fee rate for each mortgage loan.

The certificate administrator fees (including the portion thereof payable to the trustee), the servicing fees, the special servicing fees and the operating advisor fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement —Withdrawals from the Collection Account,” “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Significant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the due date in December 2011 for that mortgage loan.

Closing Date	The date of the initial issuance of the certificates will be on or about December 15, 2011.

Determination Date	The 11th day of the calendar month of the related distribution date or, if the 11th day is not a business day, the next business day. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date	The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in January 2012, to the holders of record at the end of the previous month. The first distribution date will be January 17, 2012.

Expected Final Distribution Date	The expected final distribution date for each class of offered certificates is as follows:

Class A-1	May 2016
Class A-2	December 2016
Class A-3	April 2021
Class A-4	June 2021

The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.

Rated Final Distribution Date	The rated final distribution date as to each class of rated certificates is the distribution date in December 2047. Ratings of any class of certificates address the likelihood of the timely distribution of interest and the ultimate distribution of principal due on the certificates of that class on or before the rated final distribution date.

Collection Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs (or, in the case of a distribution date occurring in January 2012, beginning on the day after the cut-off date) and ending on the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs. Amounts available for distribution on the certificates on any distribution date will depend on the payments and other collections received on or with respect to the mortgage loans during the related collection periods.

Control and Consultation Periods

A. General	The rights of various parties to replace the special servicer and consent or consult with respect to certain major decisions of the special servicer will vary according to defined periods and other provisions, as summarized below.

B. Subordinate Control Period.	A subordinate control period will exist when the Class F certificates have a certificate principal amount, net of any appraisal reduction amounts notionally allocated in reduction of the principal amount of that class, that is not less than 25% of its initial certificate principal amount. During a subordinate control period, the controlling class representative (i) will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters and (ii) will be entitled to terminate and replace the special servicer with or without cause.

C. Collective Consultation Period.	A collective consultation period will exist when both (i) the certificate principal amount of the Class F certificates, net of any appraisal reduction amounts notionally allocated to the reduction of the principal amount of that class, is less than 25% of the initial certificate principal amount of the Class F certificates and (ii) the certificate principal amount of the Class F certificates, without regard to any appraisal reduction amounts notionally allocated to the reduction of the principal amount of that class, is at least 25% of the initial certificate principal amount of the Class F certificates.

During any collective consultation period, the controlling class representative and the operating advisor will have consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. The controlling class representative will not have any right to terminate and replace the special servicer during the collective consultation period.

D. Senior Consultation Period.	A senior consultation period will exist so long as the Class F certificates have an outstanding certificate principal amount, without regard to any appraisal reduction amounts notionally allocable to that class, that is less than 25% of its initial certificate principal amount. During any senior consultation period, the operating advisor will have consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters, and no controlling class representative will have any right to consent to or be consulted with respect to any matter. The controlling class representative will not have any right to terminate and replace the special servicer during the senior consultation period.

E. Split-Loan Consultation Rights.	With respect to each mortgage loan that is part of a split-loan, the related companion loan holder will have certain consultation rights with respect to certain major decisions and other matters relating to such split-loan, in each case to the extent provided for in the related intercreditor agreement.

Transaction Overview
     On the closing date, the sponsor will sell the mortgage loans to the depositor, which will in turn transfer the mortgage loans into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of December 11, 2011, between the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee.
     The transfers of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:
The Mortgage Loans

The Mortgage Pool	The issuing entity’s primary assets will be 51 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $774,086,417. The mortgage loans are secured by first liens on 72 commercial, multifamily and manufactured housing community properties located in 19 states and the District of Columbia. See “Risk Factors—Risks Related to the Mortgage Loans—Net Operating Income May be Adversely Affected by Negative Characteristics of the Mortgaged Properties,” “—Net Operating Income May be Adversely Affected by General Market Conditions” and “—Volatility of Net Operating Income May Adversely Affect Your Certificates” in this prospectus supplement.

As of the cut-off date, the mortgage loans are expected to have the following characteristics:

All Mortgage Loans
Initial Pool Balance(1)	$774,086,417
Number of Mortgage Loans	51
Number of Mortgaged Properties	72
Average Cut-off Date Mortgage Loan Balance	$15,178,165
Weighted Average Mortgage Loan Rate	5.6675%
Range of Mortgage Loan Rates	4.7610% - 6.9220%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)	63.9%
Weighted Average Cut-off Date Remaining Term to Maturity (months)(3)	89
Weighted Average Cut-off Date DSCR(2)	1.56x
Full-Term Amortizing Balloon Mortgage Loans	92.4%
Partial Interest-Only Balloon Mortgage Loans(4)	7.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Companion loans are included for purposes of calculating the Cut-off Date LTV Ratio and the Cut-off Date DSCR of the mortgage loans unless otherwise indicated.

(3)	Mortgage loans with anticipated repayment dates are considered as if they mature on the related anticipated repayment date.

(4)	Includes the mortgage loan with an anticipated repayment date identified on Annex A to this prospectus supplement as GSA — FBI Portfolio and assumes that mortgage loan pays in full on its anticipated repayment date.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

The mortgage loan identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was modified on September 1, 2011, pursuant to which modification (i) a mezzanine loan was made to an affiliate of the borrower in the amount of $13,000,000 and (ii) the aggregate indebtedness secured by the related mortgage was prepaid in the amount of $13,000,000, reducing the principal balance thereof to $156,000,000. The mortgage loan identified on Annex A to this prospectus supplement as Plaza Mexico, representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut off date, was modified on November 14, 2011, pursuant to which modification (i) an existing mezzanine loan of $10,000,000 made to an affiliate of the borrower was increased to $26,250,000 and (ii) the aggregate indebtedness secured by the related mortgage was prepaid in the amount of $16,250,000, reducing the principal balance thereof to $81,750,000. The mortgage loan identified on Annex A to this prospectus supplement as GSA – FBI Portfolio, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was modified on November 16, 2011 to provide for an increase of 3.0% in the mortgage loan rate, commencing on an anticipated repayment date of December 11, 2016 through the final maturity date of October 16, 2021.

The mortgage loan identified on Annex A to this prospectus supplement as Horizon Village, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured in whole or in part by a mortgaged property that was recently acquired by the related borrower within 14 calendar months of the cut-off date that either has no prior operating history or does not have historical financial information. See “Description of the Mortgage Pool—General” in this prospectus supplement.

The Split-Loans	One of the mortgage loans included in the mortgage pool, identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a pari passu note in a split-loan structure for which the same mortgage instrument also secures a pari passu companion loan that will not be included in the issuing entity. The pari passu companion loan is pari passu in right of payment to the related mortgage loan to the extent described under “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.

Each split-loan is identified in the following chart.
Split-Loans

	Issuing Entity	Issuing Entity
	Mortgage Loan	Mortgage Loan as a	Companion Loan
	Cut-off Date Loan	% of Initial Pool	Cut-off Date
Mortgage Loan	Balance	Balance	Balance
RiverTown Crossings Mall	$99,307,035	12.8%	$55,611,940

For more information regarding split-loans, see “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.

Due Dates and Grace Periods	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Default Grace	Number of Mortgage	% of Initial Pool
Due Date	Period Days	Loans	Balance
11	0	49	86.3%
6	0	2	13.7%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A for information on the number of days before late payment charges are due under each mortgage loan.

Amortization Characteristics	All of the mortgage loans provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. One of the mortgage loans, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for monthly payments of interest only over a period of 36 months beginning on the first payment date after origination. All of the mortgage loans will have substantial principal payments due on their maturity dates or anticipated repayment dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Two of the mortgage loans identified on Annex A to this prospectus supplement as RiverTown Crossings Mall and Plaza Mexico, representing approximately 12.8% and 10.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortize based on non-standard amortization schedules as set forth on Annex G-1 and Annex G-2, respectively, to this prospectus supplement.

One mortgage loan, identified on Annex A to this prospectus supplement as GSA — FBI Portfolio, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate on or after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full. The interest accrued in excess of the original rate, together with any interest (to the extent permitted under applicable law and the related loan documents) on that accrued interest, will be deferred and will not be paid until the principal balance of such mortgage loan has been paid, at which time this deferred “excess interest” will be paid to the holders of the Class S certificates, which are not offered by this prospectus supplement. In addition, from and after the anticipated repayment date, cash flow in excess of that required for debt service, funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for a borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. The amortization term for such mortgage loan is significantly longer than the period up to its anticipated repayment date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans—ARD Loans” in this prospectus supplement.

Prepayment Restrictions	The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan as follows:

•    46 mortgage loans, representing approximately 94.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after at least a 2-year lockout period and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan; and

•    5 of the mortgage loans, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period (ranging from 18 to 46 months following the cut-off date) and prior to an open prepayment period to prepay the mortgage loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:
Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	25	37.7%
4	23	59.3%
5	1	0.9%
7	1	1.6%
13	1	0.5%

Total	51	100.0%

See “Risk Factors—Risks Related to the Mortgage Loans—Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” in this prospectus supplement.

The following table lists the various property types of the mortgaged properties:
Property Types of the Mortgaged Properties(1)

	Number of Mortgaged	Aggregate	% of Initial Pool
Property Type	Properties	Cut-off Date Balance	Balance
Retail	21	$344,864,753	44.6%
Office	10	138,654,883	17.9
Hospitality	10	116,470,172	15.0
Multifamily	12	116,197,358	15.0
Mixed Use(2)	6	25,611,234	3.3
Manufactured Housing Community	6	13,220,325	1.7
Self-Storage	6	10,990,844	1.4
Industrial	1	8,076,849	1.0

Total:	72	$774,086,417	100.0%

(1)	Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

(2)	The mixed use properties include multifamily, office and/or retail components.

The mortgaged properties are located in 19 states and the District of Columbia. The following table lists the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:
Geographic Distribution(1)

	Number of Mortgaged	Aggregate Cut-off Date	% of Initial Pool
State	Properties	Balance	Balance
California	9	$203,601,692	26.3%
Michigan	3	$109,027,647	14.1%
Virginia	7	$73,277,532	9.5%
Colorado	2	$52,449,813	6.8%
Texas	8	$44,060,150	5.7%
District of Columbia	11	$39,648,954	5.1%

(1)	Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.
Adding or Removing Mortgage Loans from the Issuing Entity

A. Generally	No mortgage loan may be added or removed from the issuing entity other than as described below.

B. Required Repurchase of Mortgage Loans	Under the circumstances described in this prospectus supplement, the sponsor will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a material breach of any of the representations or warranties made by the sponsor with respect to the mortgage loan or material document defect affecting such mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

C. Sale of Defaulted Mortgage Loans and REO Properties.	For a period of 90 days following a mortgage loan becoming a defaulted mortgage loan, the majority certificateholder of the controlling class and the special servicer (and their assigns) will have the exclusive option to purchase the defaulted mortgage loan at a par option purchase price. Upon the expiration of such exclusive 90-day purchase option period, if the special servicer determines that attempting to sell the defaulted mortgage loan is an appropriate action to take in accordance with the servicing standard, the special servicer will be required to solicit offers for the defaulted mortgage loan and accept the highest cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans” in this prospectus supplement, unless the special servicer determines (except during a senior consultation period, in consultation with the Controlling Class Representative) that rejection of such offer would be in accordance with the servicing standard. The par purchase option of the majority certificateholder of the controlling class and the special servicer will continue to be outstanding until the mortgage loan is no longer a defaulted mortgage loan or the mortgage loan is sold. The special servicer is required to use reasonable efforts to solicit offers for each

REO property on behalf of the certificateholders and to sell each REO property in the same manner as with respect to a defaulted mortgage loan. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans” in this prospectus supplement.

With respect to any defaulted mortgage loan or REO property that is part of, or security for, a split-loan, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related companion loan holder, as further described in this prospectus supplement under “Description of the Mortgage Pool—The Split-Loans.” In addition, pursuant to the terms of the related intercreditor agreement, if the mortgage loan identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, becomes a defaulted mortgage loan, the special servicer will be required to sell the related companion loan together with such mortgage loan as notes evidencing one whole loan in accordance with the provisions of the pooling and servicing agreement.

Numerical Considerations	The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date and (iii) each mortgage loan with an anticipated repayment date is paid in full on the anticipated repayment date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Prospectus Supplement” are calculated as described under “Description of the Mortgage Pool—Additional Information” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.

Information presented in this prospectus supplement with respect to the maturity date loan-to-value ratio, cut-off date loan-to-value ratio, DSCR, underwritten net operating income debt yield and loan per unit of a mortgage loan with a pari passu companion loan is calculated with regard to both the companion loan and the related mortgage loan included in the issuing entity, unless otherwise indicated. See “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement for more information regarding the aggregate debt service coverage ratio and debt service coverage ratio for mortgage loans with a companion loan.
The Securities

The Certificates	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2011-C2:

• Class A-1

• Class A-2

• Class A-3

• Class A-4

The Series 2011-C2 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus:
Class X-A, Class X-B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class S and Class R certificates.

Certificate Principal Amounts	Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$52,288,000
Class A-2	$341,412,000
Class A-3	$34,139,000
Class A-4	$114,021,000

See “Description of the Offered Certificates—General” in this prospectus supplement.
Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class (accruing on the basis of a 360-day year consisting of twelve 30-day months). The approximate initial pass-through rate for each class of offered certificates is set forth below:

Class A-1	1.5577%
Class A-2	3.0614%
Class A-3	3.8172%
Class A-4	3.8343%

B. Interest Rate Calculation Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to, or based on, the weighted average net mortgage interest rate (which calculation does not include the related companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocable to principal received on the mortgage loans:

(A) to principal on the Class A-1 certificates until their outstanding certificate principal amount has been reduced to zero;

(B)    to principal on the Class A-2 certificates until their outstanding certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)    to principal on the Class A-3 certificates until their outstanding certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above; and

(D)    to principal on the Class A-4 certificates until their outstanding certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been (or will be on the subject distribution date) reduced to zero due to the application of realized losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate principal amounts in reduction of their respective certificate principal amounts.

Third: To reimburse the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, based on the aggregate unreimbursed realized losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: To the non-offered certificates, in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B. Interest and Principal Entitlements	A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C. Prepayment Premiums	The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

D. Excess Interest	On each distribution date, any excess interest collected from time to time in respect of a mortgage loan in the issuing entity with an anticipated repayment date prior to the related determination date will be distributed to the holders of the Class S certificates, which are not offered by this prospectus supplement. Such interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls.

Advances

A. Principal and Interest Advances	As of the cut-off date, it is not anticipated that any monthly debt service payment will be delinquent with respect to any mortgage loan in the issuing entity. If a mortgage loan payment becomes delinquent, the master servicer is required to advance such mortgage loan payment, unless the master servicer or the special servicer determines that the advance will not be recoverable from collections on that mortgage loan. The master servicer will not be required to advance, in any event (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate or excess interest on a mortgage loan with an anticipated repayment date) or (c) delinquent monthly payments or prepayment premiums or yield maintenance charges on any companion loan. The master servicer also is not required to advance prepayment premiums or yield maintenance charges on any mortgage loan. If the master servicer fails to make any required advance, the trustee will be required to make that advance. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee (including the portion payable to the trustee) and the operating advisor’s fee. The master servicer and the trustee, as applicable, will be entitled to reimbursement from the collection account and, with respect to any split-loan, the related split-loan custodial account, for principal and interest advances. This may result in losses on your certificates.

B. Property Protection Advances	The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to all mortgage loans and split-loans. If the master servicer fails to make a required advance of this type, the trustee will be required to make that advance. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed nonrecoverable by the master servicer or the special servicer. In addition, the special servicer may elect to make certain property protection advances on an emergency basis. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. The master servicer, the special servicer and the trustee, as applicable, will be entitled to reimbursement from the collection account and, with respect to any split-loan, the related split-loan custodial account, for property protection advances determined to be nonrecoverable (subject to, in the case of a split-loan, the right of reimbursement from the holder of a companion loan for its pro rata share). This may result in losses on your certificates.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest at the prime rate, compounded annually, on any advances they make. If the interest on such advances is not recovered from default interest or late payments on the related mortgage loans, a shortfall in amounts available for distribution to certificateholders will result which may have the same effect as a realized loss.

Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

Subordination	The amount available for distribution will be applied in the order described in “Description of the Offered Certificates—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. The chart also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the non-offered certificates).

* Class X-A and Class X-B certificates are interest only.

** Other than the Class X-A and Class X-B certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class. No such losses will be allocated to the Class S, Class R, Class X-A or Class X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-J certificates) and Class X-B certificates (to the extent such losses are allocated to the Class B, Class C, Class D, Class E, Class F, Class G or Class NR certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges paid by the related borrower), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, based on their respective certificate principal amounts, to reduce the amount of interest paid on the certificates.

Information Available to Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class E certificates and correspondingly the notional amount of the Class X-A certificates have been reduced to zero, the issuing entity could be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange and the master servicer will be entitled to a termination fee as set forth in the pooling and servicing agreement.

Other Investment Considerations

Federal Income Tax Consequences	One or more separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the issuing entity. The designations for each REMIC in the issuing entity (each, a trust REMIC) are as follows:

•    A lower-tier REMIC (if any) will hold the mortgage loans (exclusive of any Excess Interest) and certain other assets and will issue certain classes of uncertificated regular interests that will be held directly or indirectly by the upper-tier REMIC.

• The upper-tier REMIC will hold lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F,

Class G, Class NR, Class X-A and Class X-B certificates as classes of regular interests in the upper-tier REMIC

Pertinent federal income tax consequences of an investment in the offered certificates include:

• each class of offered certificates will constitute REMIC “regular interests;”

• the regular interests will be treated as newly originated debt instruments for federal income tax purposes; and

• you will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated that for federal income tax purposes, the Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class X-A and Class X-B certificates will be issued with original issue discount.

The portion of the issuing entity representing the excess interest accrued on mortgage loans with anticipated repayment dates will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes, and the Class S certificates (which are not offered by this prospectus supplement) will represent undivided beneficial interests in such portion of the issuing entity.

For information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Risks Related to the Certificates— Your Yield May be Adversely Affected by Defaults, Prepayments and Other Factors,” “—Your Yield May be Adversely Affected by Reimbursements of Advances and Expenses,” “—Prepayments and Repurchases May Change Your Anticipated Yield” and “—Any Prepayments, Regardless of the Cause, May Have an Effect on Your Investment” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations	Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the code should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Cantor Fitzgerald & Co., Final Authorization Number 2011-05E (June 6, 2011), to Barclays Capital Inc., Final Authorization Number 2004-03E (February 4, 2004), and to Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Cantor Fitzgerald & Co., Barclays Capital Inc. or Deutsche Bank Securities Inc., as applicable, serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. These exemptions may apply to the purchase, sale, and holding of the offered certificates. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Ratings	The depositor expects that the offered certificates will receive credit ratings from two nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and, except in the case of interest-only certificates, the ultimate repayment of principal to which they are entitled by the rated final distribution date for the rated mortgage pass-through certificates. A rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. A rating does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the allocation of prepayment interest shortfalls or yield maintenance charges, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

Ratings on the certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating agency may downgrade, qualify or withdraw a rating at any time.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those rating agencies at that time, the depositor selected two of them to rate the offered certificates and not the other rating agencies due, in part, to those agencies’ initial subordination levels for the various classes of certificates. Had the depositor selected such other rating agencies to rate the offered certificates, we cannot assure you as to the ratings that such other rating agencies would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that one or both of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may have an adverse effect on the market price of the offered certificates.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and “Description of the Certificates” and “Yield Considerations” in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

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RISK FACTORS
     You should carefully consider the following risks and the risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.
     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us may also impair your investment.
     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.
     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.
Risks Related to the Market
     The Offered Certificates May Not Be a Suitable Investment for You
     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For those reasons and for the reasons set forth in this “Risk Factors” section, and under “Risk Factors” in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.
     In addition, if your investment activities are subject to legal investment laws and regulations, regulating capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus supplement.
     The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS
     Over the past several years, events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities (“CMBS”), as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial, multifamily and manufactured housing community real estate have resulted in increased delinquencies and defaults on commercial, multifamily and manufactured housing community mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial, multifamily and manufactured housing community real estate tenants and has resulted in increased rent delinquencies and increased vacancies. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the values of such CMBS. Despite some recent improvement, we cannot assure you that the dislocation in the CMBS market will not re-occur or become more severe. Even if the CMBS market continues to recover, the mortgaged properties and therefore, the mortgage loans and the certificates, may nevertheless decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due. In the event of default by a borrower under the mortgage loans, the issuing entity may suffer a partial or total loss with respect to the certificates. Any delinquency or loss on the related mortgaged properties would have an adverse effect on the distributions of principal and interest received by holders of the certificates.
     In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset backed and structured products has also affected the CMBS market by contributing to a decline in the market value and liquidity of securitized investments such as CMBS. The deterioration of other structured products markets may continue to adversely affect the value of CMBS. Even if CMBS are performing as anticipated, the value of such CMBS in the secondary market may nevertheless decline as a result of a deterioration in general market conditions or in the market for other asset backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including the offered certificates. Spreads on those indices may also be affected by a variety of factors, which may or may not be related to the commercial and multifamily real estate markets and may react to factors that are unknown and cannot be discerned.
     If you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid. This may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates.
     The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment
     The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of CMBS and other asset-backed securities and structured financial products. While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession. Downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate. Additionally, the lack of credit liquidity, decreases in the value of commercial, multifamily and manufactured housing community properties and, in some instances, correspondingly higher mortgage rates have prevented many commercial mortgage borrowers from refinancing their mortgages. These circumstances have increased delinquency and default rates of existing securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.
     The global markets have seen an increase in volatility due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Greece, Spain, Portugal, Ireland and Italy, as well as the sustainability of the European Union itself. We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial, multifamily and manufactured housing community real estate.

     Investors should consider that general conditions in the commercial, multifamily and manufactured housing community real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:
•	such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•	notwithstanding that all of the mortgage loans were recently underwritten and recently originated (and all of the mortgage loans have appraisals dated within the past 10 months as of the cut-off date), the values of the mortgaged properties may have declined since the related mortgage loans were originated and may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of any particular property;

•	if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates. See “—Your Yield May be Adversely Affected by Defaults, Prepayments and Other Factors” below;

•	even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

•	the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loans, including related subordinate or mezzanine financing. See “—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest” below;

•	trading activity associated with indices of CMBS may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial, multifamily and manufactured housing community real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.
     In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances. See also “—Your Yield May be Adversely Affected by Reimbursements of Advances and Expenses” below.

     Liquidity of the Certificates May Be Limited Which Could Adversely Affect the Market Value of Your Certificates
     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop or, if it does develop, that it will provide the holders thereof with liquidity of investment or will continue for the life of the offered certificates. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the offered certificates has in the past been volatile and offered very limited liquidity.
     The market value of the offered certificates can decline even if the offered certificates and the mortgage loans are performing at or above your expectations. The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates may be disproportionately impacted by upward or downward movement in current interest rates.
     The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. The offered certificates will not be “mortgage related securities” for purposes of SMMEA. See “Legal Investment” in this prospectus supplement.
     Liquidity May Be Limited Due to Nature of Available Information on the Certificates
     The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.
     Market Value of Your Certificates May Be Limited By Supply and Demand for CMBS
     The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial, multifamily and manufactured housing community real estate. A number of factors will affect investors’ demand for CMBS, including:
•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire;

•	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

•	investors’ perceptions regarding the capital markets or the economy in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.
     If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.
     Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates
     New Article 122a of European Union Directive 2006/48/EC (as implemented by the Member States of the European Economic Area (“EEA”) (the “CRD”)) applies, in general, to newly issued securitizations after December 31, 2010. Article 122a restricts an EEA regulated credit institution and consolidated group affiliates thereof (each, an “Affected Investor”) from investing in a securitization (as defined by the CRD) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a net economic interest of not less than 5% in that securitization in the manner contemplated by Article 122a. Article 122a also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an on-going basis. Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant Affected Investor.
     Neither the depositor nor any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by Affected Investors for the purposes of their compliance with Article 122a. This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered certificates in the secondary market. Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment. None of the issuing entity, the underwriters, the depositor, the sponsor or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.
     The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that United States regulators amend their regulations, including their capital and legal investment regulations, to remove references to credit ratings and substitute other standards of creditworthiness. These regulations may subject investments in rated CMBS by regulated institutions to greater capital charges, affect the legality of an investment in rated CMBS by such institutions or otherwise adversely affect the treatment of CMBS for regulatory purposes. Any such regulations may have retroactive effect to investments made prior to the effective date of such regulations.
     The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
     Other present or future laws and regulations may adversely affect the liquidity of the offered certificates and the availability of a secondary market. See “Legal Investment” in this prospectus supplement.

Risks Related to the Mortgage Loans
     Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable
     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.
     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.
     Underwritten Net Cash Flow May Not Be an Accurate Indication of Future Performance
     As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex B to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.
     In the event of the failure of any assumptions or projections used in connection with the calculation of net cash flow, the actual net cash flow could be significantly adversely affected.
     In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.
     Lack of Reunderwriting of the Mortgage Loans by Depositor May Result in Undiscovered Risks
     We have not reunderwritten the mortgage loans (or split-loans). Instead, we have relied on the representations and warranties made by the sponsor, and the sponsor’s obligation to repurchase, substitute or cure a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsor has not made representations and warranties that it knows to be untrue (subject to the exceptions set forth on Annex E to this prospectus supplement). If we had reunderwritten the mortgage loans (or split-loans), it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. In addition, we cannot assure you that the sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “—Risks Related to the Certificates—Sponsor May Not Be Able To Make a Required Repurchase of a Defective Mortgage Loan Causing the Issuing Entity to Incur a Tax,” “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.
     Performance of Other Pools of Mortgage Loans May Not Accurately Reflect Performance of this Pool
     While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Generally, each income-producing real property represents a separate and distinct business venture; and, as a result, each of the commercial, multifamily and manufactured housing community mortgage loans included in the depositor’s trust requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of any other pool of mortgage loans.
     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for other pools of mortgage loans, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans, even if such pools were originated by the same sponsor or sponsors. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.
     Actual Value of Mortgaged Properties May Be Lower than Their Appraised Values
     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or split-loan) or at or around the time of the acquisition of the applicable mortgage loan (or split-loan) by the sponsor. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.
     In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:
•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.
     We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

     Mortgage Loan Concentrations May Increase Severity of Loss
     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:
Pool of Mortgage Loans

	Aggregate Cut-off	% of Initial Pool
	Date Balance	Balance
Largest Single Mortgage Loan	$99,307,035	12.8%
Largest 5 Mortgage Loans or Groups of Cross Collateralized Loans	$317,164,755	41.0%
Largest 10 Mortgage Loans or Groups of Cross Collateralized Loans	$443,550,578	57.3%
Largest Group of Crossed Loans	$33,800,000	4.4%
Largest Related-Borrower Concentration(1)	$59,913,619	7.7%
Second Largest Related-Borrower Concentration(1)	$41,523,954	5.4%

(1)	Excluding single mortgage loans.
     See “Top Ten Loan Summaries” on Annex C to this prospectus supplement for more information on the largest ten (10) mortgage loans.
     One group of mortgage loans is cross-collateralized and cross-defaulted. The mortgage loans identified as DC Mixed Use Portfolio A and 918 F Street NW on Annex A to this prospectus supplement, representing in the aggregate approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted with each other.
     Risks Related to Borrower Concentration
     Several mortgage loans in this pool have been made to related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing approximately 7.7%, 5.4% and 4.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
     The issuing entity will hold 8 mortgage loans, identified as GSA — FBI Portfolio, DC Mixed Use Portfolio A, American Hospitality Portfolio, River Street Inn, Heritage Hills Shopping Center, DC Mixed Use Portfolio B, Phoenix Centers I & II and Stonetown MH Portfolio on Annex A to this prospectus supplement, representing approximately 7.6%, 3.2%, 2.0%, 1.4%, 1.1%, 1.0%, 1.0% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.
     A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at one mortgaged property in order to satisfy current expenses with respect to the other mortgaged property. The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period due to administrative delays or in the event of substantive consolidation of the debtors. See Annex A for identification of mortgage loans with related borrowers. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—Bankruptcy Proceedings May Cause Cashflow Disruptions” below.
     Property Type Concentration May Increase Risk of Loss
     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:
Property Type Concentrations Greater Than 5%

	Number of	Aggregate Cut-off	% of Initial Pool
Property Type	Mortgaged Properties	Date Balance	Balance
Retail	21	$344,864,753	44.6%
Office	10	$138,654,883	17.9%
Hospitality	10	$116,470,172	15.0%
Multifamily	12	$116,197,358	15.0%
     Geographic Concentration May Increase Severity of Loss
     This table shows the states with the concentrations of mortgaged properties of over 5%:
Geographic Distribution

	Number of	Aggregate Cut-off	% of Initial Pool
State	Mortgaged Properties	Date Balance	Balance
California	9	$203,601,692	26.3%
Michigan	3	$109,027,647	14.1%
Virginia	7	$73,277,532	9.5%
Colorado	2	$52,449,813	6.8%
Texas	8	$44,060,150	5.7%
District of Columbia	11	$39,648,954	5.1%
     Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In recent periods, most regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.
     Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, properties located in California, Louisiana, Texas or Florida, may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida and Louisiana, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.
     In addition, certain of the mortgaged properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.
     Cross-Collateralization Provisions of Certain Mortgage Loans May be Subject to Challenge and Liens May be Avoided as Fraudulent Conveyances
     The issuing entity will include 8 mortgage loans, identified as GSA — FBI Portfolio, DC Mixed Use Portfolio A, American Hospitality Portfolio, River Street Inn, Heritage Hills Shopping Center, DC Mixed Use Portfolio B, Phoenix Centers I & II and Stonetown MH Portfolio on Annex A to this prospectus supplement, representing approximately 7.6%, 3.2%, 2.0%, 1.4%, 1.1%, 1.0%, 1.0% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.
     Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.
     A lien granted by a borrower entity could be avoided if a court were to determine that:
•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.
     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:
•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.
     We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or any payment thereon would not be avoided as a fraudulent conveyance.

     In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.
     Mortgage Loans Made to Legal Entities Entail Certain Risks of Loss Not Present with Mortgage Loans Made to Individuals
     All of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers maintain themselves as single-purpose entities limited in their activities to the ownership of only the related mortgaged property or properties and limited in their ability to incur additional indebtedness or liability for the obligations of other entities. The borrowers are required to observe additional covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities”, in certain such cases, these requirements include the appointment of an independent director, manager or other similar person. Single-purpose and special-purpose covenants and conditions are intended to lessen the possibility that a borrower’s financial condition would be adversely impacted by factors unrelated to the mortgaged property and the related loan. However, we cannot assure you that the borrowers will comply with these requirements or, even if they do comply, that such borrowers will not nonetheless become part of a voluntary or involuntary bankruptcy case, whether on the basis of circumstances related to the mortgaged property and mortgage loan or otherwise. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the accompanying prospectus.
     “Bankruptcy-Remote” Structure of Business Organizations May Not Prevent Borrower Bankruptcies
     While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. For instance, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Highland Road Village, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower is not formed as a special purpose entity under its organizational documents. The loan documents and organizational documents of borrowers that are not special purpose entities may, but generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.
     In addition, although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or split-loan) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.
     However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and there can be no assurance that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. Each of the ten largest mortgage loans has at least one independent director in its organizational structure. In addition, with respect to certain other mortgage loans, there is no independent director in place with respect to the related borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.
     For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level special purpose subsidiaries were filed for bankruptcy protection by their parent entity. The United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.
     The moving lenders in the General Growth case had argued that 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the federal bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief, and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. The borrower under the mortgage loan identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is an affiliate of the company that filed for bankruptcy in the General Growth case.
     In most cases, the terms of the borrowers’ organizational documents or the terms of the mortgage loans limit the borrower’s activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loans in the pool. However, we cannot assure you that such borrowers will comply with such requirements. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the accompanying prospectus.
     Substantive Consolidation of the Assets of Borrowers with Non-Special Purpose Affiliates May Adversely Affect Distributions on Your Certificates
     Creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. We cannot assure you that in the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower would not be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.
     Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” and “—Anti-Deficiency Legislation” in the accompanying prospectus.
     Loans to Borrowers Structured as Tenancies in Common Present Greater Risk of Early Prepayment and May Hinder Recovery
     One mortgage loan identified on Annex A to this prospectus supplement as Heritage Hills Shopping Center, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans, has borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition; however, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.
     Condominium Ownership May Limit Use and Improvements of Mortgaged Properties
     With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.
     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.
     Two of the mortgage loans identified on Annex A to this prospectus supplement as Cortland Apartments and DC Mixed Use Portfolio B, representing approximately 3.7% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such mortgage loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.
     Lack of Skillful Property Management May Adversely Affect Cashflow
     The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:
•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.
     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.
     Certain of the mortgaged properties are managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans generally permit the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.
     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.
     For example, in the case of the mortgage loan identified on Annex A to this prospectus supplement as DC Mixed Use Portfolio A and 918 F Street NW, which represent approximately 3.2% and 1.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Douglas Jemal, the president of the affiliated property manager for this mortgage loan and one of the related non-recourse carveout guarantors, was convicted of wire fraud in October 2006 in connection with the prosecution and guilty plea of a former Washington, D.C. official on bribery charges. Mr. Jemal was sentenced in April 2007 for that conviction to a $175,000 fine and five years of probation, which probation was terminated early by order of the court in July 2009. There can be no assurance that the foregoing will not have an adverse effect on the related mortgage loan, borrowers or mortgaged properties.
     Nonrecourse Mortgage Loans Provide for Payment Only from Related Mortgaged Property
     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.
     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.
     Although the mortgage loans generally are nonrecourse in nature, certain mortgage loans contain nonrecourse carveouts for loss or liabilities that result from acts such as fraud by the borrower, voluntary insolvency proceedings or other matters. Often these obligations are guaranteed by an affiliate of the related borrower.
     In addition, in certain circumstances a borrower may have been permitted to provide a guaranty from its parent or sponsor in lieu of funding a reserve or providing an irrevocable letter of credit; or a loan sponsor may guarantee lease payments under a master lease or lease under which an affiliate of the borrower occupies space. Such loan sponsor guarantors will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit). In addition, such individuals and entities are not restricted from filing for bankruptcy protection. Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations. With respect to the mortgage loan identified on Annex A to this prospectus supplement as River Street Inn, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan sponsor has guaranteed certain payments due under the mortgage loan, as well as against certain losses in connection with casualties and taxes. There can be no assurance that the guarantor will be willing or financially able to satisfy obligations under such guaranty if the related mortgaged property cannot support the debt.
     Bankruptcy Proceedings May Cause Cashflow Disruptions
     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceeding. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protections available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.
     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. To the extent described in this prospectus supplement, certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See “—Other Financings (or Ability to Incur Other Financings) Place Additional Stress on Mortgaged Properties” below. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy, thus reducing amounts available to pay claims of the trustee.
     Under federal bankruptcy law, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the accompanying prospectus.
     Additionally, pursuant to subordination or intercreditor agreements, subordinate lenders may agree that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.
     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.
     As a result of the foregoing, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.
     Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the related mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.
     See also “—Tenant Bankruptcy May Cause Cashflow Disruptions” below.
     Environmental Condition of Mortgage Properties Could Reduce or Delay Payments on the Certificates
     The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.
     An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 10 months prior to the cut-off date. See Annex A to this prospectus supplement for the date of the environmental report for each mortgaged property. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.
     None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those in which the adverse conditions or circumstances were remediated or abated before the closing date and except as in those additional instances specified under “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the accompanying prospectus and as set forth below.
     Certain identified conditions were related to the presence of asbestos-containing materials, lead-based paint and/or radon. In certain cases where these substances were present, the environmental consultant recommended, and the borrower established, an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. For example, with respect to the mortgage loans identified on Annex A to this prospectus supplement as Cortland Apartments, Stonebridge Apartments and Barrington Hills Apartments, representing approximately 3.7%, 1.5% and 1.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, environmental reports identified elevated levels of radon at the related mortgaged properties, and in each case, the related borrower was required to conduct further testing, implemented a remediation plan and/or established a reserve for the costs of such remediation. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.
     Additionally, it is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the accompanying prospectus.
     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.
     Costs of Compliance with Applicable Laws and Regulations May Affect Borrower’s Ability to Make Payments on its Mortgage Loan
     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act” in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.
     Litigation and Other Matters May Affect Borrower’s Ability to Make Payments on its Mortgage Loan
     There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.
     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.
     On or about June 20, 2011, a class action lawsuit was filed in federal court in New Jersey purportedly on behalf of all purchasers of Apple REIT Eight, Inc. (the parent of the borrowers under the mortgage loans identified on Annex A to this prospectus supplement as Courtyard Marriott Virginia Beach North, Courtyard Marriott Charlottesville University Medical Center, Courtyard Marriott Virginia Beach South and Courtyard Marriott Carolina Beach, representing approximately 2.3%, 2.0%, 1.9% and 1.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date) and certain of its affiliates. Plaintiffs allege state-law claims for negligent misrepresentation, unjust enrichment and negligence. Plaintiffs assert that Apple REIT Eight, Inc. was legally responsible for alleged misrepresentations and omissions in the marketing and sales of Apple REIT stock by David Lerner Associates Inc. (“DLA”) to DLA’s brokerage customers. The claims are largely based upon a complaint filed against DLA on May 31, 2011 by the Financial Industry Regulatory Authority. Plaintiffs are seeking an unspecified amount of compensatory, special and general damages, as well as attorneys’ fees and appropriate equitable relief.

     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Shops at Solaris, representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there are two lis pendens filed at the county level against the mortgaged property in connection with litigation involving an affiliate of the borrower, the predecessor in title of the related mortgaged property. An endorsement to the title policy has been issued with respect to such lis pendens.
     We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your investment.
     Transfer of Ownership of a Mortgage Loan to Less Competent Management May Adversely Affect Performance
     The operation and performance of a mortgage loan (or split-loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or split-loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or split-loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.
     Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as GSA — FBI Portfolio, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, transfers of certain “upper tier” interests in the related borrower are permitted, provided certain conditions are satisfied, including, among other things, the reasonable satisfaction of the lender. In addition, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Mountain View at Southgate Apartments, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, transferees of the borrower may issue preferred equity to the initial borrower in connection with the sale of the related mortgaged property and assumption of such mortgage loan by such transferee, subject to certain approvals. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.
     Other Financings (or Ability to Incur Other Financings) Place Additional Stress on Mortgaged Properties
     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the issuing entity is subjected to additional risk.
     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or split-loan) and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.
     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See “Description of the Mortgage Pool—General” and “The Pooling and Servicing Agreement—Servicing of the Split-Loans” in this prospectus supplement.
     The sponsor has informed us that with respect to the mortgage loan identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has incurred additional debt secured by the related mortgaged property (not including any mortgage loan that is cross-collateralized and cross-defaulted with another mortgage loan in the pool). See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans” in this prospectus supplement. One of the mortgage loans with other debt secured by the mortgaged property, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split-loan structure. See “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement. In addition, with respect to 4 mortgage loans, representing approximately 28.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has incurred unsecured subordinate debt. For additional information regarding other additional secured and unsecured indebtedness, see “Description of the Mortgage Pool—Additional Indebtedness” in this prospectus supplement.
     The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.
     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.
     See “Description of the Mortgage Pool—General” in this prospectus supplement.
     Mezzanine Debt May Adversely Affect Net Cashflow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties
     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.
     Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements (including the agreement relating to the mortgage loans identified as RiverTown Crossings Mall, Plaza Mexico and Canyon Hills Marketplace II on Annex A to this prospectus supplement, representing approximately 12.8%, 10.5% and 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date) generally provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.
     The sponsor has informed us that 5 of the mortgage loans, representing approximately 32.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, either have or permit future mezzanine debt as described under “Description of the Mortgage Pool—Additional Indebtedness” in this prospectus supplement. See also “Top Ten Loan Summaries—RiverTown Crossings Mall”, “—Plaza Mexico”, “—Great America Place” and “—Cortland Apartments” in Annex C to this prospectus supplement.
     Preferred Equity in Borrowers May Adversely Affect Net Cashflow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties
     Borrowers under certain of the mortgage loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. For example, in the case of the mortgage loan identified on Annex A to this prospectus supplement as Phoenix Centers I & II, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has permitted an approximately 10% preferred equity investment in the borrower, which investment may increase in the event of certain future events. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces the obligor’s economic stake in the related mortgaged property, reduces cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” in this prospectus supplement.
     Split-Loans May Adversely Affect Net Cashflow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties
     With respect to the split-loans, if any, although the related companion loans are not assets of the issuing entity, the related borrower is still obligated to make interest and principal payments on such other financing. As a result, the issuing entity is subject to additional risks, including:
•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan upon the maturity of the mortgage loan.
     See “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.
     Risks of the Anticipated Repayment Date Loan
     The anticipated repayment date mortgage loan provides that, if on or after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on such mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus supplement.
     Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date
     Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.
     A borrower’s ability to repay a mortgage loan (or split-loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or split-loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:
•	the availability of, and competition for, credit for commercial and multifamily real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged properties;

•	the fair market value of the related mortgaged properties;

•	the borrower’s equity in the related mortgaged properties;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.
     Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date, as applicable, that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.
     The recent credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors have increased the risks of refinancing mortgage loans. See “—Risks Related to the Market—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” above. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.
     All of the mortgage loans (or split-loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates or anticipated repayment dates, as applicable. This includes one mortgage loan, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pays interest-only for a portion of its term.

     We cannot assure you that any borrower will have the ability to repay the remaining principal amounts of its related mortgage loan on its stated maturity date or anticipated repayment date, as applicable.
     See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans” in this prospectus supplement.
     Security Interest in Mortgaged Properties Secured by Ground Leases May Be Lost Upon a Lease Default
     The borrowers’ interest in 2 of the mortgaged properties, securing the mortgage loans identified on Annex A to this prospectus supplement as B’nai B’rith House and Gillespie Field Distribution, representing approximately 1.1% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are leasehold interests under ground leases. With respect to the mortgage loans identified on Annex A to this prospectus supplement as Courtyard Marriott Virginia Beach South and River Street Inn, representing approximately 1.9% and 1.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, both the fee and leasehold interests in the entire related mortgaged property are encumbered.
     For purposes of this prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or an affiliate of the borrower’s) overlapping fee interest in the related mortgaged property.
     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.
     With respect to the mortgage loan identified on Annex A to this prospectus supplement as River Street Inn, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a portion of the mortgaged property consists of a leasehold interest in 3 floors of an adjacent building owned by an entity unaffiliated with the related borrower, which does not constitute a separate tax parcel or a financeable ground lease. Such leasehold interest is subordinated to the building owner’s mortgage loan; however, such lessor’s mortgage lender has executed a non-disturbance agreement with respect to the related mortgaged property. In addition, the related borrower does not maintain casualty insurance with respect to such property, and in the event of a casualty of greater than 50% of the property, the lessor is not required to restore the property.
     Ground Leases May Be Subject to Termination and Security Interest in Mortgaged Properties Secured by Ground Leases May Be Lost in the Event of the Bankruptcy
     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.
     A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.
     In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in a bankruptcy court. The ground leases generally contain standard protections typically obtained by securitization lenders. Certain of the ground leases do not. For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as River Street Inn, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the ground lease does not provide for a new lease upon termination or rejection of the lease in bankruptcy; however, the related lessor has agreed not to terminate the lease without lender consent. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the accompanying prospectus.
     With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.
     One Action Rules May Delay Foreclosure Proceedings
     Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the accompanying prospectus.
     Collections on Mortgage Loans May Be Adversely Affected by State Law Limitations on Assignments of Leases and Rents
     Generally mortgage loans included in the issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in the accompanying prospectus.

     Tax Requirements Relating to Management of Foreclosure Property May Reduce Net Cashflow from Operation
     If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or if earlier, when the default of the mortgage loan became imminent. Any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the REMIC holding the mortgaged properties to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the REMIC holding the mortgaged properties to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.
     Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses
     Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime or subject to ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to hotels, theater space, automobile dealerships, medical offices, health clubs and warehouses would not easily be converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.
     For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as GSA — FBI Portfolio, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property is leased by the United States government and the properties have been built to suit the needs of the occupying government agency (including column redundancies, blast resistant glass and other security features). Such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). As such, the related mortgaged property may not be readily convertible to alternative uses.
     Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—Performance and Value of Mortgage Loans Secured by Multifamily Properties May Be Adversely Affected by Multiple Factors” below.
     Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions May Adversely Affect the Cashflow or Value of the Mortgaged Properties” below.

     Risks Related to Zoning Non-Compliance and Use Restrictions May Adversely Affect the Cashflow or Value of the Mortgaged Properties
     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be “legal non-conforming uses” and/or the improvements are considered to be “legal non-conforming structures.” For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Stonetown MH Portfolio, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 3 of the related mortgaged properties are currently legally non-conforming with respect to their use as mobile home parks.
     With respect to such “legal non-conforming uses” and “legal non-conforming structures,” the related borrower is not required to alter its structure or use to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.
     Furthermore, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Wheatland Apartments, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, encroachments of various of the building structures violate applicable zoning provisions. Title endorsements have been obtained from the title company despite these encroachments, and the applicable governmental authority has confirmed that there are no current plans to initiate enforcement action against the related borrower. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.
     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.
     Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property.
     Inspections of Properties May Not Have Identified All Conditions Requiring Repairs or Replacements
     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

     Earthquake, Flood and Other Insurance May Not Be Adequate or Available to Protect Against Risk of Loss
     Although the mortgaged properties are required to be insured, or self-insured by a sole tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.
     In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.
     Furthermore, 9 mortgaged properties, representing approximately 26.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 18%.
     The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.
     We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the certificates could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.
     Terrorism Insurance May Not Be Available or Adequately Insure Against Risks of Terrorism and Similar Acts
     Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may have caused them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).
     The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States government.
     In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

     The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.
     Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.
     Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.
     If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.
     Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance. See “Top Ten Loan Summaries” in Annex C to this prospectus supplement for a description of the requirement for terrorism insurance for each of the ten (10) largest mortgage loans.
     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.
     Blanket Insurance Policies May Be Insufficient to Cover All Insurable Risks
     Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant is allowed to provide self-insurance against risks.
     For example, in the case of 1 of the 10 largest mortgage loans or groups of cross collateralized mortgage loans, identified as RiverTown Crossings Mall representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower maintains insurance under blanket policies.
     Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.
     Other mortgaged properties securing mortgage loans may also be insured under blanket policies or self-insured by a sole tenant.

     Market Value of, and Income from, Mortgaged Properties May Be Adversely Affected By Negative Leasing Activity
     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:
•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.
     With respect to 3 mortgage loans, identified on Annex A to this prospectus supplement as GSA - FBI Portfolio, Crossroads Center and Napa Valley Professional Plaza, representing approximately 7.6%, 1.2% and 0.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged properties are leased in whole or in part to a government tenant. With respect to the Napa Valley Professional Plaza and the Crossroads Center mortgage loans, leases to government tenants (which, in the case of the Napa Valley Professional Plaza, is the largest lease) have a provision permitting cancellation of the lease for lack of appropriations; however, with respect to the GSA — FBI Portfolio mortgage loan, the related government leases do not have such cancellation provisions. Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government. On August 5, 2011, S&P lowered its long-term sovereign credit rating on the United States from “AAA” to “AA+.”
     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of the related leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as GSA — FBI Portfolio, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each mortgaged property is leased by the United States government under U.S. General Services Administration leases, which generally pay at or above local office market rent levels due to the specific construction quality and features required by such tenants. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.
     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.
     Furthermore, mortgaged properties may have anchor tenants with lease expiration dates (without regard to any extension options) that occur on or near the maturity of the mortgage loan. See “—Mortgage Loans Secured by Office Properties Have Special Risks” and “—Presence or Absence of Anchor Tenants In Retail Properties May Affect Value of the Properties” below.

     Tenants with Purchase Options and Rights of First Refusal May Adversely Affect the Ability to Maximize Value of the Mortgaged Properties
     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property if a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Below are certain purchase options and rights of first refusal with respect to mortgaged properties securing the top 10 mortgage loans or groups of cross collateralized mortgage loans.
     In addition, with respect to the mortgage loan identified on Annex A to this prospectus supplement as GSA — FBI Portfolio, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related tenant has the option to expand the premises in stages by no more than 25% (in the aggregate).
     Leases that are Not Subordinated to, or Inconsistent with, the Related Mortgage May Adversely Affect the Lender’s Rights
     If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.
     Properties with High Tenant Concentration Carry More Concentrated Risk of Tenant Rollover and Default
     A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:
•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.
     Six of the mortgaged properties, representing in the aggregate approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are leased to a single tenant. No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to 2 of the mortgaged properties, securing a mortgage loan representing in the aggregate approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related leases are with the U.S. federal government. None of the U.S. federal government leases expire before the related anticipated repayment date. See “Top Ten Loan Summaries—GSA — FBI Portfolio” in Annex C to this prospectus supplement. Three mortgaged properties, identified on Annex A to this prospectus supplement as 707 6th Street NW, 713 H Street NW and 1136 19th Street NW, securing mortgage loans representing in the aggregate 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are leased by tenants under leases that expire prior to the related mortgage loan maturity date. Certain of the mortgaged properties leased to a single tenant are leased under leases that expire (or have early termination options that permit the lease to expire) shortly after the related mortgage loan maturity date. See Annex A to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.
     Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. For example, the United States government is a tenant at the mortgaged properties securing the mortgage loan identified on Annex A to this prospectus supplement as GSA — FBI Portfolio, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. If adverse circumstances arise with respect to the United States government, such circumstances may affect those mortgaged properties and such effects may occur simultaneously. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See "——Tenant Bankruptcy May Cause Cashflow Disruptions” below.
     Mortgaged Properties Leased to Multiple Tenants May Also Carry Risk of Tenant Rollover and Default
     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan. In certain cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan. For example, with respect to 6 of the 10 largest mortgage loans or groups of cross collateralized mortgage loans (identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, Plaza Mexico, DC Mixed Use Portfolio A (together with 918 F Street NW), Great America Place, Hanford Mall and Marketplace at Santee, representing approximately 12.8%, 10.5%, 4.4%, 4.1%, 3.3% and 2.9%, respectively, of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date), at least 2 of the 3 largest tenants at the related mortgaged properties have leases that expire prior to the related mortgage loan maturity date. In certain other cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan. For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Fairfax Ridge, representing approximately 1.4% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, the related tenants have leases that expire prior to the related mortgage loan maturity date. Additionally, certain loans may have clauses permitting termination of the lease prior to the maturity date upon the occurrence of certain events, such as violations of non-compete clauses or, in the case of governmental tenants, the lack of appropriations. See “—Early Termination Options of Tenants May Adversely Affect Borrower’s Ability to Meet Its Obligations Under the Loan Documents” below. See Annex A to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.
     Even if none of the top tenants at a particular mortgaged property have leases that expire before the maturity of the related mortgage loan, there may be a significant percentage of leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan. For example, with respect to the mortgaged properties identified on Annex A to this prospectus supplement as 918 F Street NW, 707 6th Street NW, 713 H Street NW and 1136 19th Street NW, representing approximately 1.2%, 0.2%, 0.2% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date, the related lease represents the entire net rentable area of the related mortgaged property and expires before the maturity of the related mortgage loan. Among the 10 largest mortgage loans or groups of cross collateralized mortgage loans, the mortgage loans identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, Plaza Mexico, DC Mixed Use Portfolio A (together with 918 F Street NW) and Hanford Mall, representing approximately 12.8%, 10.5%, 4.4% and 3.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties at which more than 50% of the leases expire during the term of the related mortgage loan. There are certain other mortgaged properties at which similar or greater percentages of leases expire within a relatively short period of time and prior to the maturity of a mortgage loan. We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.
     Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy. For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Shops at Solaris, representing approximately 5.7% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, one of the anchor tenants has executed a lease but has not yet taken occupancy. The related borrower has deposited $5,000,000 into a reserve account for such unoccupied leases, to be released upon the satisfaction of certain conditions, including, among other things, the related tenant taking occupancy.
     In these cases we cannot assure you that these tenants will take occupancy of the related mortgaged properties. In addition, in some cases, tenants at a mortgaged property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related mortgaged property. In addition, the underwritten occupancy and net cash flow for some of the mortgage loans may reflect rents from tenants whose lease terms are under negotiation but not yet signed.
     Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities May Present Conflicts of Interest
     A mortgaged property may be leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower. For example, with respect to the mortgage loan identified as Shops at Solaris on Annex A to this prospectus supplement, representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of the related borrower has leased 13,368 square feet of the net rentable area at the related mortgaged property, which represents 19.1% of the total net rentable area and is the largest lease with respect to the mortgaged property. In addition, with respect to the mortgage loans identified on Annex A to this prospectus supplement as Courtyard Marriott Virginia Beach North, Courtyard Marriott Charlottesville University Medical Center, Courtyard Marriott Virginia Beach South and Courtyard Marriott Carolina Beach, representing approximately 2.3%, 2.0%, 1.9% and 1.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrowers are affiliated with the related tenants, have guaranteed such tenants’ performance under the applicable franchise agreements and are subject to clearing account arrangements whereby borrower funds may be commingled with tenant funds, subject to certain limitations. In such circumstances, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. See “—Tenant Bankruptcy May Cause Cashflow Disruptions” below.
Tenant Bankruptcy May Cause Cashflow Disruptions
     Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.
     The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, in retail properties may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under Title 11 of the United States Code (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier repossession or surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loans become, a debtor in a bankruptcy proceeding.
     We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.
     Section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, but the Bankruptcy Code allows the debtor to accept or reject a lease in full (which, as a practical matter, gives the debtor leverage to seek amendments to the lease in order to avoid a rejection). Following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under each such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease.
     If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.
     Early Termination Options of Tenants May Adversely Affect Borrower’s Ability to Meet Its Obligations Under the Loan Documents
     Leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the lender, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.
     Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

     In addition, it is common for non-anchor tenants at anchored or shadowed anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.
     Certain of the tenant leases for the mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark or if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property. In addition, certain of the anchor or significant tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. For example, with respect to the mortgage loan identified as Hanford Mall on Annex A to this prospectus supplement, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain tenants have termination options relating to certain sales targets. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.
     In addition to termination options tied to certain triggers as set forth above common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.
     Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.
     In addition, certain mortgage loans may have clauses permitting termination of certain leases to governmental tenants prior to the maturity date of the mortgage loan due to lack of appropriations. For example, with respect to the mortgaged property identified on Annex A to this prospectus supplement as Napa Valley Professional Plaza, securing a mortgage loan representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant has the right to terminate the related lease due to lack of appropriations.
     Potential Absence of Attornment Provisions May Have an Adverse Impact on Ability to Foreclose
     Some tenant leases contain provisions that require the tenant to attorn to a successor owner of the related property following foreclosure. Some of the leases may be either subordinate to the liens created by any related mortgage loans or else contain provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.
     If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

     Net Operating Income May be Adversely Affected by Negative Characteristics of the Mortgaged Properties
     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.
     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:
•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.
     Net Operating Income May be Adversely Affected by General Market Conditions
     In addition to the factors set forth above under “—Net Operating Income May be Adversely Affected by Negative Characteristics of the Mortgaged Properties,” the following factors, which are more general in nature, may adversely affect the net operating incomes and property values of the mortgaged properties:
     Other factors are more general in nature, such as:
•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.
     Volatility of Net Operating Income May Adversely Affect Your Certificates
     The volatility of net operating income will be influenced by many of the factors set forth above under “—Net Operating Income May be Adversely Affected by Negative Characteristics of the Mortgaged Properties” and “—Net Operating Income May be Adversely Affected by General Market Conditions,” as well as by the following factors:
•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.
     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.
     In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property. See “—Underwritten Net Cash Flow May Not Be an Accurate Indication of Future Performance” above.
     Increases in Real Estate Taxes May Reduce Funds Available for Debt Service
     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements. For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as 1791 Grand Concourse, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property benefits from three J-51 real estate tax abatements. The mortgaged property will receive a fourth J-51 real estate tax abatement expected to be in place by January 2012, which will total approximately $44,000 per year and will last at least twelve years and may offset any current abatements that may expire during the term of the related mortgage loan. In addition, with respect to the mortgage loan identified on Annex A to this prospectus supplement as 215 Mount Hope, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property benefits from six J-51 real estate tax abatements totaling approximately $47,000 per year. Five of the tax abatements have remaining balances which range from one to nine years. The mortgaged property will receive an additional J-51 real estate tax abatement expected to be in place within the next six to twelve months, which may offset any current abatements that may expire during the term of the related mortgage loan. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

     Presence or Absence of Anchor Tenants In Retail Properties May Affect Value of the Properties
     Twenty-one retail properties secure, in whole or in part, 15 mortgage loans representing approximately 44.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The value of the retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.
     Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. Many of the retail properties securing one or more mortgage loans also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:
•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).
     Twelve of the mortgaged properties, securing mortgage loans representing approximately 38.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable sponsor to have an “anchor tenant.” Mortgaged properties including the mortgaged properties identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, Plaza Mexico and Hanford Mall, representing approximately 12.8%, 10.5% and 3.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one or more anchor tenants have leases that expire during the term of the related mortgage loan. With respect to 5 of the 10 largest mortgage loans or groups of cross collateralized mortgage loans that are secured by retail properties, identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, Plaza Mexico, DC Mixed Use Portfolio A (together with 918 F Street NW), Hanford Mall and Marketplace at Santee, representing approximately 12.8%, 10.5%, 4.4%, 3.3% and 2.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, at least 2 of the 3 largest tenants (based on square footage indicated on Annex A to this prospectus supplement) have leases that expire prior to or within three years after the related mortgage loan maturity date. In addition, in the case of the mortgaged properties identified on Annex A to this prospectus supplement as 707 6th Street NW, 713 H Street NW and 1136 19th Street NW, securing mortgage loans representing in the aggregate 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by allocated loan amount, the related single tenant lease expires during the term of the related mortgage loan. Five of the mortgaged properties, identified on Annex A to this prospectus supplement as Lakehills Plaza, Heritage Hills Shopping Center, Phoenix Center II, Phoenix Center I and 8301 Sudley Road, representing approximately 1.3%, 1.1%, 0.7%, 0.3% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by allocated loan amount, are retail properties that are considered by the applicable sponsor to be “shadow anchored.” Two of the mortgaged properties, securing mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable sponsor to be “unanchored.”

     We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects to the related mortgaged property.
     Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties are paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or not yet in occupancy. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.
     Operating and Maintenance Covenants for Retail Properties May Expire and Fail to Be Obtained in the Future
     Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the anchor tenant leases and REAs at the mortgaged properties have co-tenancy clauses which permit such stores to abate or reduce the rent payable, cease operating and/or terminate their leases if certain other anchor tenants and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.
     Disputes Among Tenants of Retail Properties May Adversely Affect Ability of Borrowers to Repay Loans
     Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans (or split-loans) identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.
     Borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.
     Competition from Competing Retail Properties May Adversely Affect the Market Value of, and Income Received from, Retail Properties Included in the Mortgage Pool
     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.
     Inability to Replace Tenants in Retail Properties May Have Adverse Economic Consequences
     Some of the mortgaged properties have significant leases or a significant concentration of leases that expire before the maturity of the related mortgage loan. See Annex B to this prospectus supplement for the lease termination dates for each of the three largest tenants by square footage with respect to each mortgaged property. Even if none of the top three tenants at a particular mortgaged property has a lease that expires before the maturity of the related mortgage loan, there may be a significant percentage of smaller leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan. We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.
     In addition, certain tenants may be completing buildouts at the related mortgaged property, and may have yet to take occupancy and/or commence paying rent. See “—Mortgaged Properties Leased to Multiple Tenants May Also Carry Risk of Tenant Rollover and Default” above.
     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases under certain conditions including without limitation certain other stores not being open for business at the mortgaged property, certain “shadow anchors” not being open for business or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that tenants will not exercise such termination options on their leases or that replacement tenants will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.
     Various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.
     Properties with Theaters Are Exposed to Unique Risks
     Certain of the retail mortgaged properties, including the respective mortgaged properties securing the mortgage loans identified on Annex A to this prospectus supplement as RiverTown Crossings Mall and Shops at Solaris, representing approximately 12.8% and 5.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date in the aggregate, have a theater tenant at the mortgaged property. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy May Cause Cashflow Disruptions” above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.
     Properties with Health Clubs May be Adversely Affected by Multiple Factors
     Certain of the mortgaged properties, including the mortgaged property securing the mortgage loan identified as Neighborhood Shoppes at Polaris on Annex A to this prospectus supplement, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have health club tenants. Several factors may adversely affect the value and successful operation of a health club, including:
•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and knowledge of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.
     In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.
     Mortgage Loans Secured by Office Properties Have Special Risks
     Ten office properties secure, in whole or in part, 9 of the mortgage loans representing approximately 17.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
     A large number of factors may adversely affect the value of office properties, including:
•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenant;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

•	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.
     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
     All or substantially all of certain office properties are occupied by tenants utilizing the related mortgaged property as medical offices. The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment, on reimbursements for patient fees from private or government-sponsored insurance companies and on other healthcare-related regulations. For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Parkway Executive Center, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the leases of two of the three largest tenants provide for termination rights in the event of certain regulatory and legislative changes. The sudden closure of a nearby hospital may also adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants, and the value of a medical office property may be adversely affected by the availability of competing medical office properties.
     If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects to the borrower or the related mortgaged property.
     Office properties are also subject to risks of tenant concentration. See “Properties with High Tenant Concentration Carry More Concentrated Risk of Tenant Rollover and Default” above.
     Performance of Mortgage Loans Secured by Hospitality Properties May be Adversely Affected by Multiple Factors
     Ten hospitality properties secure, in whole or in part, 9 mortgage loans representing approximately 15.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
     Various factors may adversely affect the economic performance of a hospitality property, including:
•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the quality of hospitality property management;

•	the presence or construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and hotel management company’s affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.
     Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow. Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties. See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” below.
     Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.
     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hospitality property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.
     Risks Relating to Affiliation with a Franchise or Hotel Management Company
     Nine of the hospitality properties that secure mortgage loans, representing approximately 13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:
•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.
     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor and/or hotel managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.
     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

     Performance and Value of Mortgage Loans Secured by Multifamily Properties May Be Adversely Affected by Multiple Factors
     Twelve multifamily properties secure, in whole or in part, 12 mortgage loans representing approximately 15.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:
•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the quality of property management;

•	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the presence of competing properties in the local market;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

     Regulation of Multifamily Properties May Impair a Borrower’s Ability to Repay its Mortgage Loan
     Certain states regulate the relationship of an owner of a multifamily property and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.
     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.
     Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans
     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:
•	rent limitations that would adversely affect the ability of the related borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.
     The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.
     Mixed-Use Loans and Mixed-Use Properties Have Special Risks
     Four mortgage loans, identified on Annex A to this prospectus supplement as DC Mixed Use Portfolio A, DC Mixed Use Portfolio B, Gerhardt Building and Horizon Village, representing approximately 3.2%, 1.0%, 0.9%, and 0.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each secured by a mixed-use property with a multifamily component, an office component and/or a retail component. To the extent a mixed-use property has retail and multifamily components, such mortgaged property is subject to the risks relating to multifamily and retail properties discussed elsewhere in these Risk Factors. A mixed-used property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed-used property.
     Manufactured Housing Community Properties Have Special Risks
     Six manufactured housing community properties secure 2 of the mortgage loans, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value of manufactured housing community properties, including the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site built single family homes.
Other factors may also include:
•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.
     The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.
     Mortgage Loans Secured by Self-Storage Properties Are Subject to Competition and May Become Unprofitable
     Six self-storage properties secure, in whole or in part, 1 of the mortgage loans representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:
•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	age of improvements; or

•	other factors
so that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

     Storage Units at Self-Storage Properties Are Not Subject to Environmental Inspections and May Contain Hazardous Substances
     Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.
     Self-Storage Properties May Be Adversely Affected by Affiliation with Franchises
     Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.
     Value of Mortgage Loans Secured by Industrial Properties May Be Adversely Affected by Multiple Factors
     One industrial property secures 1 of the mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:
•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.
     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.
     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.
     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.
     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Risks Related to the Certificates
     Your Yield May be Adversely Affected by Defaults, Prepayments and Other Factors
     The yield to maturity on each class of the offered certificates will depend in part on the following:
•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans;

•	the receipt and allocation of prepayment premiums and/or yield maintenance charges;

•	the allocation of principal payments to pay down classes of certificates;

•	interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and

•	the purchase of a mortgage loan whether by (i) the sponsor as a result of a material breach of a representation or warranty made by the sponsor, (ii) a mezzanine lender or (iii) any other party with a purchase option.
     In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. The yield on each class of certificates with a pass-through rate limited by, equal to or based on the weighted average net interest rate of the pool of mortgage loans could (and in the case of each class of certificates with a pass-through rate equal to or based on the weighted average net interest rate of the pool of mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the accompanying prospectus.
     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation awards or insurance proceeds, losses and other shortfalls on mortgage loans will affect distributions on the certificates and their timing. See “—Borrower Defaults Will Affect Yield and May Cause Losses” below.
     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans” in this prospectus supplement.
     We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.
     Your Yield May be Adversely Affected by Reimbursements of Advances and Expenses
     If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.
     Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment
     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001, as well as a number of reported thwarted planned attacks, such as the May 2010 attempted bombing in Times Square, suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.
     Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.
     Further, it is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.
     Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

     Prepayments and Repurchases May Change Your Anticipated Yield
     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, repurchases upon breaches of representations and warranties, or purchases by a mezzanine loan holder pursuant to a purchase option. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and "—Servicing of the Split-Loans” in this prospectus supplement.
     The yield on each class of offered certificates with a pass-through rate limited by, equal to or based on the weighted average of the net interest rates on the mortgage loans from time to time could (and in the case of each class of offered certificates with a pass-through rate equal to or based on such weighted average, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of offered certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.
     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.
     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.
     In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly the order in which principal payments are made on the respective classes of certificates.
     See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the accompanying prospectus.
     Defeasance and Yield Maintenance Provisions May Not Adequately Deter Borrowers From Prepaying Their Mortgage Loans
     All of the mortgage loans have a degree of voluntary prepayment protection in the form of defeasance provisions or yield maintenance provisions; however, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of such provisions or that involuntary prepayments will not occur. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a specified period (ranging from approximately 2 to 12 months) prior to the stated maturity date or anticipated repayment date, as applicable. See “Description of the Mortgage Pool” in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.
     Additionally, certain mortgage loans may provide that in the event of the exercise of a purchase option by a tenant, the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lockout provision. See “Description of the Mortgage Pool—Additional Indebtedness—Partial Releases” in this prospectus supplement.

     Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Escrows
     The mortgage loan, identified on Annex A to this prospectus supplement as Marketplace at Santee, representing approximately 2.9%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has an earnout escrow established at origination in the amount of $175,000. If certain vacant spaces are not leased pursuant to the terms of the related loan agreement, then the lender may apply all or part of the earnout escrow amounts to either prepay the related mortgage loan or fund a rollover reserve account. For more detail on these earnout escrows, see “Top Ten Loan Summaries—Marketplace at Santee” in Annex C to this prospectus supplement.
     Any Prepayments, Regardless of the Cause, May Have an Effect on Your Investment
     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:
•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.
     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the accompanying prospectus. In addition, certain of the mortgage loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may not be accompanied by any prepayment consideration.
     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if the sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. Additionally, mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:
(i)	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing, occupancy or construction conditions; and

(ii)	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.
     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. For more detail with respect to such mortgage loans, see Annex B to this prospectus supplement.
     Borrower Defaults Will Affect Yield and May Cause Losses
     The rate and timing of mortgage loan delinquencies and defaults will affect:
•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	their rate of principal payments; and

•	their weighted average lives.
     If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class).
     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.
     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the issuing entity and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.
     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.
     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the accompanying prospectus.

     Interest on Advances and Special Servicing Compensation May Cause Shortfalls on Your Certificates
     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.
     There Is No Source of Payments for Your Certificates Other Than the Assets of the Issuing Entity
     The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsor, the depositor, the master servicer, the special servicer, the operating advisor, the underwriter, the certificate administrator, the trustee or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the accompanying prospectus.
     Sponsor May Not Be Able To Make a Required Repurchase of a Defective Mortgage Loan Causing the Issuing Entity to Incur a Tax
     The sponsor is the sole warranting party in respect of the mortgage loans sold by the sponsor to us. Neither we nor any of our affiliates (except Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) in its capacity as the sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of the sponsor’s representations and warranties or any document defects, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsor will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.
     Book-Entry Registration May Hinder the Exercise of Investor Rights and Remedies and May Delay Receipt of Payments and Report
     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.
     Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:
•	the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and
•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to The Depository Trust Company and The Depository Trust Company will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through The Depository Trust Company’s participating organizations.
     See “Description of the Offered Certificates—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the accompanying prospectus for a discussion of important considerations relating to not being a certificateholder of record.
     Recent Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates
     We make no representation or warranty regarding any accounting implications related to the offered certificates. Recently, the Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to independently determine the impact these accounting changes might have as a result of an investment in the offered certificates.
     Limited Information May Cause Difficulties in Analyzing the Historical Performance of Mortgaged Properties
     Some of the mortgage loans that we intend to include in the issuing entity are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.
     Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.
     Ratings of the Certificates May Not Accurately Reflect Risks and May Be Withdrawn or Downgraded
     Ratings assigned to the certificates by the rating agencies engaged by the depositor are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. A rating reflects only the views of the respective rating agencies as of the date such rating is issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely at any time by the applicable rating agency as a result of changes in or unavailability of information. The anticipated ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid. In addition, any rating agency that is expected to rate any certificates may decline to do so at any time and may never issue a rating at all.
     Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates was determined on the basis of criteria established by the rating agencies engaged by the depositor. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis, rating agencies’ assumptions regarding the performance of the mortgage loans related to such CMBS are not, in all cases, correct.
     Certain actions provided for in the loan agreements require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained. See the definition of “No Downgrade Confirmation” in this prospectus supplement. In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgement and agreement with the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.
     We are not obligated to maintain any particular rating with respect to any class of certificates. Changes affecting the mortgaged properties, the sponsor, the trustee, the certificate administrator, the master servicer, the special servicer, the operating advisor or another person may have an adverse effect on the ratings of the certificates, and thus on the market value of the certificates, although such adverse changes would not necessarily be an event of default under the applicable mortgage loan. See “Ratings” in this prospectus supplement.
     In addition, any ratings downgrade of any class of certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan to purchase those certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.
     Other nationally recognized statistical rating organizations (“NRSROs”) that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings on one or more classes of the certificates that are different from the ratings assigned by the rating agencies engaged by the depositor may impact the value of that class of offered certificates.
     As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those rating agencies at that time, the depositor selected two of them to rate the offered certificates and not the other rating agencies due in part to those agencies’ initial subordination levels for the various classes of certificates. Had the depositor selected such other rating agencies to rate the offered certificates, we cannot assure you as to the ratings that such other rating agencies would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.
     Furthermore, the Securities and Exchange Commission may determine that one or both of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a No Downgrade Confirmation, the pooling and servicing agreement will require delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor.
     Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates
     IRS Revenue Procedure 2009-45 eases the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.
     In addition, final regulations under the REMIC provisions have eased the tax restrictions imposed on modifying the terms of a mortgage loan held in a REMIC where the modifications relate to the collateral or credit enhancement for the mortgage loan or recourse to the debtor. Similarly, Revenue Procedure 2010-30 describes circumstances in which the IRS agrees not to challenge the treatment of a mortgage loan as a “qualified mortgage” on the grounds that the mortgage loan is not “principally secured by real property” (that is, on the grounds that the mortgage loan has a real property loan-to-value ratio greater than 125%) following a release of liens on some or all of the real property securing the mortgage loan. Ordinarily, a mortgage loan must continue to be “principally secured by real property” following a lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction,” even if the mortgage loan after the transaction is not otherwise principally secured by a lien on real property. If the value of the real property securing a mortgage loan declines, the need to comply with the rules of Revenue Procedure 2010-30 can restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.
     You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.
     REMIC Status
     If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the trust REMICs, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates could be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.
     State and Local Tax Considerations
     In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.
     It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.
     If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the underwriter, the sponsor, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.
     You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.
Risks Related to Conflicts of Interest
     Relationships Involving the Master Servicer and the Special Servicer Present Potential Conflicts of Interest and Associated Risks
     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See "The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.
     Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in or other financial dealings with a borrower or a sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2011-C2 non-offered certificates or any related companion loans.
     Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.
     Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.
     Interests and Incentives of the Underwriter Entities May Be Contrary to Interests of Certificateholders
     The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of Certificateholders. The Underwriter Entities and their respective affiliates may retain, or own in the future, classes of offered certificates, and any voting rights of that class held by the Underwriter Entities could be exercised by them in a manner that could adversely impact the other offered certificates. Certain of the Underwriter Entities may invest or take long or short positions in securities or instruments, including the offered certificates, that are different from your position as investor in the offered certificates. If that were to occur, that Underwriter Entities’ interests will not be aligned with your interests in the offered certificates you acquire.

     The Underwriter Entities include broker-dealers, market makers, principal investors, investment advisors and asset managers whose business include a broad range of financial market activities, including executing securities and derivative transactions on their own behalf as principals and on behalf of clients and providing recommendations, market color or trading ideas. Accordingly, the Underwriter Entities and clients acting through them or upon their advice from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates. Such transactions may result in Underwriter Entities and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Investment recommendations and views communicated by the Underwriter Entities may be negative with respect to one or more classes of offered certificates, or result in trading strategies that have a negative impact on the market for any such securities or instruments. Further, Underwriter Entities may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the offered certificates. The positions of the Underwriter Entities or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value. In conducting such activities, no Underwriter Entity (including the related underwriter) has any obligation to take into account the interests of the offered certificateholders or holders of companion loans or any possible effect that such activities could have on them. The Underwriter Entities and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders or holders of companion loans.
     In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the operating advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the operating advisor, the certificate administrator or the trustee or to direct their actions.
     Relationships Involving the Underwriter Entities Present Potential Conflicts of Interest and Associated Risks
     Furthermore, the underwriters and their respective affiliates expect to have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsor and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity or investors in the offered certificates, on the other hand. See “Summary of Prospectus Supplement—Significant Affiliations and Relationships” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. In addition, completing this offering could enhance each of the Underwriter Entities’ relationships with these or other parties, facilitate additional business development and enable them to obtain additional business and generate additional revenue. Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of CCRE Commercial Mortgage Securities, L.P., the depositor, and Cantor Commercial Real Estate Lending, L.P., the sponsor, loan seller and originator.
     See “Summary of Prospectus Supplement—Significant Affiliations and Relationships” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.
     Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.
     The Controlling Class Representative May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders
     It is expected that LNR Securities Holdings, LLC, will be the initial controlling class representative. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class representative may have interests in conflict with those of the other certificateholders. As a result, during a Subordinate Control Period the controlling class representative may direct the special servicer to take actions that conflict with and adversely affect the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus supplement.
     The controlling class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.
     The Operating Advisor May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders
     TriMont Real Estate Advisors, Inc. has been appointed as the initial operating advisor. See "Transaction Parties—The Operating Advisor” in this prospectus supplement. During a Collective Consultation Period or a Senior Consultation Period, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during a Collective Consultation Period or a Senior Consultation Period, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a “major decision” (described under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement). In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Controlling Class Representative” in this prospectus supplement.
     Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower or any of their respective affiliates. Each of these relationships may create a conflict of interest.
     Selection of the Underlying Mortgage Loans By the B-Piece Buyer May Adversely Affect the Performance of Your Certificates
     The anticipated initial investor (the “B-Piece Buyer”) in the Class F, Class G, Class NR and Class S certificates was given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsor was adjusted based on some of these requests.
     We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class F, Class G, Class NR and Class S certificates or in making requests or recommendations to the sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.
     The B-Piece Buyer or its designee will constitute the initial controlling class representative. The controlling class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.
     Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.
     Other Potential Conflicts of Interest
     The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder or holders of the Class F, Class G, Class NR or Class S certificates or the holders of any companion loan to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners, LLC’s appointment as special servicer under the pooling and servicing agreement and any applicable intercreditor agreement and limitations on the rights of such controlling class representative or controlling class certificateholder to replace the special servicer.
     Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.
     Conflicting Interests of Managers and Borrowers May Adversely Affect Your Certificates
     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:
•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.
     None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. The borrowers may have other relationships and affiliations, such as relationships or affiliations with the related residual value insurer or one or more parties to the pooling and servicing agreement.
     Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.
     Special Servicer May Be Directed To Take Actions That Could Adversely Affect Your Investment
     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative during a subordinate control period, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—The Controlling Class Representative” in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions that conflict with the interests of some or all classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.
     Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment
     In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, the special servicer generally will be required to obtain the consent or to consult with the controlling class representative or to consult with the operating advisor. During a subordinate control period, the special servicer generally will be required to obtain the consent of the controlling class representative, during a collective consultation period, the special servicer generally will be required to consult with both the controlling class representative and the operating advisor, and during a senior consultation period, the special servicer generally will be required to consult with the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement for a list of actions and decisions requiring consent of, or consultation with, the controlling class representative or consultation with the operating advisor. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.
     You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) — (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.
DESCRIPTION OF THE MORTGAGE POOL
General
     The issuing entity with respect to the Certificates will be the CFCRE Commercial Mortgage Trust 2011-C2 (the “Issuing Entity”). The assets of the Issuing Entity to be created pursuant to the Pooling and Servicing Agreement, to be dated as of December 11, 2011 (the “Pooling and Servicing Agreement”), between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, will consist of a pool of 51 fixed rate mortgage loans (collectively, the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in December 2011 for the Mortgage Loans (the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $774,086,417 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). As used herein, the term “Mortgage Loan” with respect to any Split-Loan includes the note or notes included in the Mortgage Pool, but does not include any related Companion Loans. See “—The Split-Loans” below. Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and in each case secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, office, multifamily, manufactured housing community, self-storage, hospitality or other commercial property (each, a “Mortgaged Property”). The Mortgage Loans are generally non-recourse loans. If a borrower defaults on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

     Forty-eight of the Mortgage Loans, representing approximately 85.1% of the Initial Pool Balance, were originated by the Sponsor and 3 of the Mortgage Loans, representing approximately 14.9% of the Initial Pool Balance, were originated by Column Financial, Inc. and subsequently purchased by the Sponsor. Each of CCRE Lending and Column Financial, Inc. is referred to in this prospectus supplement as an “Originator.” CCRE Commercial Mortgage Securities, L.P. (the “Depositor”) will acquire the Mortgage Loans from CCRE Lending (the “Sponsor”) on or about December 15, 2011 (the “Closing Date”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.
     The Mortgage Loan identified on Annex A to this prospectus supplement as Horizon Village, representing approximately 0.5% of the Initial Pool Balance, is secured in whole or in part by a Mortgaged Property that was recently acquired by the related borrower within 14 calendar months of the Cut-off Date that either has no prior operating history or does not have historical financial information.
Certain Calculations and Definitions
     This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex B and Annex C may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Split-Loans) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its Anticipated Repayment Date. When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex B to this prospectus supplement.
     Information presented in this prospectus supplement with respect to the Maturity Date LTV Ratio, Cut-off Date LTV Ratio, DSCR, UW NOI Debt Yield and Loan Per Unit of a Mortgage Loan with a Pari Passu Companion Loan is calculated with regard to both such Companion Loan and the related Mortgage Loan, unless otherwise indicated. See “—The Split-Loans” below.
     See Annex B for certain definitions used in the calculations in this prospectus supplement.
Certain Characteristics of the Mortgage Loans
General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

	All Mortgage
	Loans
Initial Pool Balance(1)	$774,086,417
Number of Mortgage Loans	51
Number of Mortgaged Properties	72
Average Cut-off Date Mortgage Loan Balance	$15,178,165
Weighted Average Mortgage Loan Rate	5.6675%
Range of Mortgage Loan Rates	4.7610% - 6.9220%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)	63.9%
Weighted Average Cut-off Date Remaining Term to Maturity (months)(3)	89
Weighted Average Cut-off Date DSCR(2)	1.56	x
Full Term Amortizing Balloon Mortgage Loans	92.4%
Partial Interest-Only Balloon Mortgage Loans(4)	7.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Companion Loans are included for purposes of calculating the Cut-off Date LTV Ratio and the Cut-off Date DSCR of the related Mortgage Loan, unless otherwise indicated.
(footnotes continued on next page)

(3)	Mortgage Loans with Anticipated Repayment Dates are considered as if they mature on the related Anticipated Repayment Date.

(4)	Includes the Mortgage Loan with an Anticipated Repayment Date identified on Annex A to this prospectus supplement as GSA — FBI Portfolio and assumes that Mortgage Loan pays in full on its Anticipated Repayment Date.
Additional Indebtedness
     Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.
     Additionally, although many of the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of those mortgages generally permit, subject to certain limitations, the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners or the issuance of preferred equity by direct or indirect owners of the related borrower. Certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower at all, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or of a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-off Date, the Sponsor has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

	Aggregate		Initial Principal
Mortgaged	Cut-Off Date	% of Initial	Amount of	Interest Rate on	Maturity Date of
Property Name	Balance	Pool Balance	Mezzanine Debt	Mezzanine Loan	Mezzanine Loan
RiverTown Crossings Mall	$99,307,035	12.8%	$13,000,000	9.5%	June 6, 2021
Plaza Mexico	$81,601,522	10.5%	$26,250,000	10.0%	October 11, 2016
Cortland Apartments	$28,836,292	3.7%	$3,000,000	12.0%	July 11, 2016
Canyon Hills Marketplace II	$9,344,280	1.2%	$2,100,000	13.0%	July 11, 2016
     In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the related mezzanine loan is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the Mortgage Loan that sets forth the relative priorities between the Mortgage Loan and the mezzanine loan. The intercreditor agreements provide for one or more of the following, among other things, that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required under the related Mortgage Loan documents (excluding any proceeds of collateral securing solely the related mezzanine loan and any payments received by the related mezzanine loan lender during the exercise of its cure rights with respect to an event of default under the related mezzanine loan), (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan, no payments will be retained by the related mezzanine loan lender on the related mezzanine loan until all payments that are due or that will become due under the related Mortgage Loan are paid in full to the related Mortgage Loan lender (excluding any proceeds of collateral securing solely the related mezzanine loan and any payments received by the related mezzanine loan lender during the exercise of its cure rights with respect to an event of default under the related mezzanine loan), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the ownership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or becomes specially serviced or if the related Mortgage Loan borrower has become subject to a bankruptcy, insolvency or similar proceeding or if the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any unreimbursed advances made by the related Mortgage Loan lender or its servicer and any interest thereon, but generally excluding any prepayment premiums, yield maintenance charges or a workout or liquidation fee (unless the purchase option is exercised more than 90 days after notice of the triggering event is received), and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.
     The Sponsor has informed us that with respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio and the combined minimum DSCR, as listed in the following chart.

	Mortgage Loan	Combined	Combined
	Cut-off Date	Maximum	Minimum
Mortgaged Property Name	Balance	LTV Ratio	DSCR
RiverTown Crossings Mall	$99,307,035	69.55%	1.48x
Great America Place	$31,864,416	68.5%	1.30x
     Furthermore, the respective Mortgaged Properties that secure a Mortgage Loan that is part of a Split-Loan also secure the related Companion Loan on a pari passu basis as described in “—The Split-Loans” below.
     Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Other Financings (or Ability to Incur Other Financings) Place Additional Stress on Mortgaged Properties” in this prospectus supplement.
     Due Dates; Mortgage Loan Rates; Calculations of Interest. Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

	Default Grace	Number of	% of Initial Pool
Due Date	Period Days	Mortgage Loans	Balance
11	0	49	86.3%
6	0	2	13.7%
     As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan. See Annex A for information on the number of days before late payment charges are due under the Mortgage Loan.
     All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.
     All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).
     All of the Mortgage Loans provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the Mortgage Loan (each, a “Balloon Mortgage Loan”). One of the Mortgage Loans, representing approximately 7.6% of the Initial Pool Balance, provides for monthly payments of interest only over a period of 36 months beginning on the first Due Date after origination. All of the Mortgage Loans will have substantial principal payments due on their maturity dates or Anticipated Repayment Dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each Mortgage Loan.
     Two of the Mortgage Loans identified as RiverTown Crossings Mall and Plaza Mexico on Annex A to this prospectus supplement, representing approximately 12.8% and 10.5%, respectively, of the Initial Pool Balance, amortize based on non-standard amortization schedules as set forth on Annex G-1 and Annex G-2, respectively, to this prospectus supplement.
     ARD Loans. One Mortgage Loan, identified on Annex A to this prospectus supplement as GSA - FBI Portfolio, representing approximately 7.6% of the Initial Pool Balance (the “ARD Loan”), provides that, on or after a certain date (the “Anticipated Repayment Date”), if the related borrower has not repaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”)

rather than the stated Mortgage Loan Rate. See Annex A to this prospectus supplement for the Anticipated Repayment Date for the ARD Loan. See “Top Ten Loan Summaries—GSA — FBI Portfolio” in Annex C to this prospectus supplement for the Revised Rate for the ARD Loan. After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Mortgage Loan Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S Certificates.
     The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be repaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be repaid on its Anticipated Repayment Date.
     See “Risk Factors—Risks Related to the Mortgage Loans—Risks of Anticipated Repayment Date Loans” in this prospectus supplement.
     “Due-On-Sale” and “Due-On-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:
     (i) no event of default has occurred,
     (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,
     (iii) a No Downgrade Confirmation has been obtained from each Rating Agency,
     (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and
     (v) the assumption fee has been received (which assumption fee will be applied as described under “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.
     Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer under certain Mortgage Loans. See “Description of the Mortgage Pool—Additional Indebtedness” above.
     In addition, certain of the Mortgage Loans permit certain transfers specified in the related loan documents, including transfers to an entity or type of entity specifically described in the related loan documents, transfers to affiliates, transfers for estate planning purposes and transfers that result from changes in ownership interests in the borrower. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results.
     In addition, there may be in some cases pending transfers of interests in a related mortgage borrower that have been approved or are anticipated to be approved but have not been, or may not be, completed, or may be completed at a later date.

     The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the accompanying prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.
     Defeasance; Collateral Substitution. The terms of 46 of the Mortgage Loans, representing approximately 94.7% of the Initial Pool Balance (the “Defeasance Loans”), permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date. With respect to the Mortgage Loan identified as RiverTown Crossings Mall on Annex A to this prospectus supplement, representing approximately 12.8% of the Initial Pool Balance, the borrower is not permitted to defease until the expiration of the period to but excluding the first payment date following the earlier of (i) the third anniversary of the closing date of the Mortgage Loan and and (ii) the second anniversary of the date on which the aggregate indebtedness secured by the related Mortgage has been securitized pursuant to one or more securitizations.
     Exercise of a Defeasance Option is also generally conditioned on, among other things, the borrower (a) providing the mortgagee with at least 30 days prior written notice of the Due Date on which such defeasance will occur (such Due Date, the “Release Date”), (b) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan up to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments due following the Release Date, due under the Mortgage Loan (or Split-Loan) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral) (“Defeasance Collateral”) that provide payments (1) on or prior to, but as close as possible to, all successive scheduled Due Dates occurring during the period from the Release Date to the related maturity date or, if applicable, the Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) and (2) in amounts equal to the scheduled payments due on such Due Dates under the Mortgage Loan, or under the defeased portion of the Mortgage Loan in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment or, in the case of the ARD Loan, the Anticipated Repayment Date payment that would be due assuming that the ARD Loan matured on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for the ARD Loan), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (c) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Collateral and, in certain cases, an opinion of counsel to such effect.
     Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing government securities in connection with a defeasance on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.
     Certain of the Mortgage Loans permit partial defeasance as described under “—Partial Releases” below.
     In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

     Voluntary Prepayments. The terms of each mortgage loan restrict the ability of the borrower to prepay the Mortgage Loan as follows:
•	46 of the Mortgage Loans, representing approximately 94.7% of the Initial Pool Balance, permit the related borrower after at least a 2-year lockout period and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan; and
•	5 of the Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, permit the related borrower after a lockout period (ranging from 18 to 46 months following the Cut-off Date) and prior to an open prepayment period to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount.
     The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:
Prepayment Open Periods

Open Periods	Number of	% of Initial
(Payments)	Mortgage Loans	Pool Balance
3	25	37.7%
4	23	59.3%
5	1	0.9%
7	1	1.6%
13	1	0.5%

Total	51	100.0%

     See “Risk Factors—Risks Related to the Mortgage Loans—Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” in this prospectus supplement.
     Partial Releases. The Mortgage Loans identified on Annex A to this prospectus supplement as GSA — FBI Portfolio, DC Mixed Use Portfolio A, DC Mixed Use Portfolio B and Stonetown MH Portfolio, representing approximately 7.6%, 3.2%, 1.0% and 1.0%, respectively, of the Initial Pool Balance, are secured by more than one Mortgaged Property and permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or in certain cases partial prepayment.
     With respect to the Mortgage Loan identified on Annex A to this prospectus supplement as GSA - FBI Portfolio, representing approximately 7.6% of the Initial Pool Balance, the related loan documents permit the release of the mortgaged property identified as FBI — Las Vegas, NV on Annex A to this prospectus supplement in connection with a partial defeasance after an initial lock-out period of at least 2 years following the Closing Date, subject to the satisfaction of certain conditions, including, but not limited to: (i) defeasance in an amount equal to 125% of the allocated loan amount with respect to the released property; (ii) the absence of an event of default under the Mortgage Loan; (iii) the debt service coverage ratio of the remaining Mortgaged Property being not less than 1.60x; and (iv) the loan to value ratio of the remaining Mortgaged Property being less than or equal to 70%.
     With respect to the Mortgage Loan identified on Annex A to this prospectus supplement as DC Mixed Use Portfolio A, representing approximately 3.2% of the Initial Pool Balance, the related loan documents permit the release of a Mortgaged Property in connection with a partial defeasance after an initial lock-out period of at least 2 years following the Closing Date, subject to the satisfaction of certain conditions, including, but not limited to: (i) a pledge of defeasance collateral in an amount equal to the greatest of (a) 110% of the allocated loan amount with respect to the released property, (b) the lesser of (x) 100% of the net sale proceeds with respect to the released property and (y) 120% (or 130% if more than $10 million of mortgaged properties by allocated loan amount have been defeased) of the allocated loan amount of the released property, and (c) an amount such that after giving effect to the partial defeasance, (x) the debt service coverage ratio of the remaining Mortgaged Properties will not be less than the greatest of (1) 1.35x, (2) the debt service coverage ratio as of the date of the related loan documents and (3) the debt service coverage ratio of all the Mortgaged Properties prior to the partial defeasance, and (y) the loan to value ratio of the remaining Mortgaged Properties will not exceed the least of (1) 67%, (2) the loan to value ratio as of the date of the related loan documents and (3) the loan to value ratio of all the Mortgaged Properties prior to the partial defeasance; and (ii) the absence of an event of default under the Mortgage Loan.
     With respect to the Mortgage Loan identified on Annex A to this prospectus supplement as DC Mixed Use Portfolio B, representing approximately 1.0% of the Initial Pool Balance, the related loan documents permit the release of a Mortgaged Property in connection with a partial defeasance after an initial lock-out period of at least 2 years following the Closing Date, subject to the satisfaction of certain conditions, including, but not limited to: (i) a pledge of defeasance collateral in an amount equal to the greatest of (a) 115% of the allocated loan amount with respect to the released property, (b) 100% of the net sale proceeds with respect to the released property, and (c) an amount such that after giving effect to the partial defeasance, (x) the debt service coverage ratio of the remaining Mortgaged Properties will not be less than the greatest of (1) 1.35x, (2) the debt service coverage ratio as of the date of the related loan documents and (3) the debt service coverage ratio of all the Mortgaged Properties prior to the partial defeasance, and (y) the loan to value ratio of the remaining Mortgaged Properties will not exceed the least of (1) 67%, (2) the loan to value ratio as of the date of the related loan documents and (3) the loan to value ratio of all the Mortgaged Properties prior to the partial defeasance; and (ii) the absence of an event of default under the Mortgage Loan.
     With respect to the Mortgage Loan identified on Annex A to this prospectus supplement as Stonetown MH Portfolio, representing approximately 1.0% of the Initial Pool Balance, the related loan documents permit the release of certain enumerated Mortgaged Properties from the lien of the related Mortgage, subject to the satisfaction of certain conditions, including but not limited to: (i) payment of a release amount equal to the greater of (a) 90% of the net sale proceeds with respect to the released property and (b) 125% of the allocated loan amount of the released property; (ii) the debt service coverage ratio of the remaining Mortgaged Property being greater than the greater of (a) 1.68x and (b) 5% above the debt service coverage ratio preceding the release; (iii) the loan to value ratio of the remaining Mortgaged Property being less than the lesser of (a) 61.75% and (b) 5% below the loan to value ratio preceding the release; (iv) the debt yield following such release being greater than the greater of (a) 12.6% and (b) 5% above the debt yield preceding the release; and (v) payment of a yield maintenance premium. The Mortgage Loan documents also permit the related borrower to obtain the release of a portion or all of the vacant parcels at one of the Mortgaged Properties upon satisfaction of specified conditions including the satisfaction of the lender that any such released parcel is designated a distinct tax lot separate from the remaining Mortgaged Property.
     In addition, certain Mortgage Loans provide for the release or substitution of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process, but that may be improved in the future, provided, however, that the borrower satisfies additional loan-to-value and debt service coverage ratio tests.
     For example, with respect to the Mortgage Loan identified as RiverTown Crossings Mall on Annex A to this prospectus supplement, representing approximately 12.8% of the Initial Pool Balance, the related borrower may obtain the release of one or more vacant, non-income producing parcels or outparcels and/or one or more additional acquired expansion parcels upon satisfaction of specified conditions including the satisfaction of the lender that any such released parcel (i) is not necessary for the operation or use of the related Mortgaged Property and (ii) may be readily separated without a material dimunition in the value of the remaining Mortgaged Property. In addition, portions of the Mortgaged Property related to such Mortgage Loan may be released from the lien of the related Mortgage and substituted for parcels at or adjacent to such Mortgaged Property upon satisfaction of certain conditions, including (i) that the substitution will not diminish the value of the related Mortgaged Property and (ii) that the exchanged parcel is not necessary for the operation or use of the related Mortgaged Property. The Mortgage Loan documents also permit the related borrower to acquire new property to be included in the collateral for the Mortgage Loan, subject to the satisfaction of certain conditions.
     See “Risk Factors—Risks Related to the Mortgage Loans—Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” in this prospectus supplement.
     Escrows. Fifty of the Mortgage Loans, representing approximately 98.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

     Fifty of the Mortgage Loans, representing approximately 87.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.
     Fifty of the Mortgage Loans, representing approximately 87.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.
     Twenty-five of the Mortgage Loans, representing approximately 69.5% of the Initial Pool Balance, that are secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically required for office, retail, mixed use and industrial properties only.
     Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.
     Many of the Mortgage Loans provide for other escrows and releases, including, in certain cases, reserves for debt service, operating expenses and other shortfalls or reserves to be released under circumstances described in the related loan documents.
     Modified Mortgage Loans.
     The Mortgage Loan identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, representing approximately 12.8% of the Initial Pool Balance, was modified on September 1, 2011, pursuant to which modification (i) a mezzanine loan was made to an affiliate of the borrower in the amount of $13,000,000 and (ii) the aggregate indebtedness secured by the related Mortgage was prepaid in the amount of $13,000,000, reducing the principal balance thereof to $156,000,000.
     The Mortgage Loan identified on Annex A to this prospectus supplement as Plaza Mexico, representing approximately 10.5% of the Initial Pool Balance, was modified on November 14, 2011, pursuant to which modification (i) an existing mezzanine loan of $10,000,000 made to an affiliate of the borrower was increased to $26,250,000 and (ii) the aggregate indebtedness secured by the related Mortgage was prepaid in the amount of $16,250,000, reducing the principal balance thereof to $81,750,000
     The Mortgage Loan identified on Annex A to this prospectus supplement as GSA — FBI Portfolio, representing approximately 7.6% of the Initial Pool Balance, was modified on November 16, 2011 to provide for an increase of 3.0% in the Mortgage Loan Rate, commencing on an Anticipated Repayment Date of December 11, 2016 through the final maturity date of October 16, 2021.
     Additional Mortgage Loan Information. Each of the tables presented in Annex B sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see Annex C to this prospectus supplement.
The Split-Loans
     The Mortgage Loan, identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, representing approximately 12.8% of the Initial Pool Balance, is part of a split-loan structure where one or more notes are included in the Issuing Entity and hence constitute a Mortgage Loan as the term is used in this prospectus supplement and one or more companion notes that are pari passu in right of payment to the related Mortgage Loan that will be held outside the Issuing Entity. The RiverTown Crossings Mortgage Loan and the related Companion Loan are collectively referred to in this prospectus supplement as a “Split-Loan.” If a Mortgage Loan is part of a Split-Loan with respect to which the related Companion Loan is pari passu in right of payment to such Mortgage Loan, such pari passu note is also referred to in this prospectus supplement as a “Pari Passu Companion Loan.” Each Pari Passu Companion Loan may also be referred to in this prospectus supplement as a “Companion Loan.” Each Companion Loan is secured by the same mortgage instrument on the related Mortgaged Property as its related

Mortgage Loan. In each such case, the entire Split-Loan (i.e., the Mortgage Loan and the related Companion Loan) will be serviced pursuant to the Pooling and Servicing Agreement.
     The table below identifies each of the Mortgage Loans included in the Issuing Entity that have corresponding Companion Loans.

Issuing Entity
	Issuing Entity	Mortgage
	Mortgage	Loans as a %	Companion	Cut-off Date	Cut-off Date
	Cut-off Date	of Initial Pool	Loan Cut-off	Split-Loan	Split-Loan
Mortgage Loan	Loan Balance	Balance	Date Balance	LTV	DSCR
RiverTown Crossings Mall	$99,307,035	12.8%	$55,611,940	61.2%	1.69x
     The RiverTown Crossings Mall Split-Loan
     With respect to the Mortgage Loan identified on Annex A to this prospectus supplement as RiverTown Crossings Mall (the “RiverTown Crossings Mall Mortgage Loan”), the related Mortgaged Property also secures one other mortgage loan that is pari passu in right of payment with the RiverTown Crossings Mall Mortgage Loan (the “RiverTown Crossings Mall Companion Loan” and, together with the RiverTown Crossings Mall Mortgage Loan, the “RiverTown Crossings Mall Split-Loan”). The RiverTown Crossings Mall Companion Loan has a Cut-off Date Balance of $55,611,940 and is currently held by CCRE Lending. Only the RiverTown Crossings Mall Mortgage Loan is included in the Issuing Entity. The RiverTown Crossings Mall Companion Loan is not an asset of the Issuing Entity and is a “Pari Passu Companion Loan.”
     General. The RiverTown Crossings Mall Split-Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and, subject to the terms of the related intercreditor agreement, all decisions, consents, waivers, approvals and other actions on the part of any holder of the RiverTown Crossings Mall Split-Loan will be effected in accordance with the Pooling and Servicing Agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the RiverTown Crossings Mall Mortgage Loan (but not on the RiverTown Crossings Mall Companion Loan) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the RiverTown Crossings Mall Mortgage Loan and (ii) Property Advances with respect to the RiverTown Crossings Mall Split-Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the RiverTown Crossings Mall Split-Loan.
     Distributions. The holders of the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the RiverTown Crossings Mall Split-Loan and provides, in general, that:
•	the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and
•	all payments, proceeds and other recoveries on or in respect of the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan will be applied to the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.
     Consultation and Control. The directing holder of the RiverTown Crossings Mall Split-Loan under the related intercreditor agreement will be the Controlling Class Representative. As such, pursuant to the terms of the related intercreditor agreement, certain decisions to be made with respect to the RiverTown Crossings Mall Split-Loan, including Major Decisions and the implementation of any recommended actions outlined in an asset status report will require the approval of the Controlling Class Representative as and to the extent provided in the Pooling and Servicing Agreement. If the Controlling Class Representative fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days of notice thereof such decisions or actions will be deemed approved. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class

Representative will have certain consent and/or consultation rights with respect to the RiverTown Crossings Mall Split-Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan in the Issuing Entity.
     Pursuant to the terms of related intercreditor agreement, the holder of the RiverTown Crossings Mall Companion Loan (or, at any time the RiverTown Crossings Mall Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or any other party assigned the rights to exercise the rights of the holder of the RiverTown Crossings Mall Companion Loan, as and to the extent provided in the related pooling and servicing agreement) (the “RiverTown Crossings Mall Non-Controlling Note Holder”) will have the right to the extent provided for in the related intercreditor agreement (i) to receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative under the Pooling and Servicing Agreement and (ii) to be consulted on a strictly non-binding basis with respect to certain major decisions as set forth in the related intercreditor agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the RiverTown Crossings Mall Non-Controlling Note Holder will expire after 10 business days following the delivery by the Special Servicer of notice and information relating to the matter subject to consultation whether or not the RiverTown Crossings Mall Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the RiverTown Crossings Mall Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business-day period if with respect to the RiverTown Crossing Mall Split-Loan it determines that immediate action, with respect to such decision is necessary to protect the interests of the Certificateholders and the holder of the RiverTown Crossings Mall Companion Loan.
     In addition to the consultation rights of the RiverTown Crossings Mall Non-Controlling Note Holder described above, pursuant to the terms of related intercreditor agreement, the RiverTown Crossings Mall Non-Controlling Note Holder will have the right to annual meetings with the Master Servicer or the Special Servicer at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the RiverTown Crossings Mall Split-Loan are discussed.
     Sale of Defaulted Mortgage Loan. Pursuant to the terms of the related intercreditor agreement, if the RiverTown Crossings Mall Mortgage Loan becomes a Defaulted Mortgage Loan, any sale by the Special Servicer of the RiverTown Crossings Mall Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement (including pursuant to a Par Purchase Option) will require the sale of the RiverTown Crossings Mall Companion Loan together with the RiverTown Crossings Mall Mortgage Loan as one whole loan. To the extent set forth in the related intercreditor agreement, the RiverTown Crossings Mall Non-Controlling Note Holder will have consultation rights in connection with the sale of such Split-Loan as one whole loan after such Split-Loan has become a Defaulted Mortgage Loan.
     Termination of Special Servicer. The Controlling Class Representative (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of Voting Rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the RiverTown Crossings Mall Split-Loan and appoint a replacement Special Servicer in lieu thereof without the consent of the RiverTown Crossings Mall Non-Controlling Note Holder; provided, that, subject to certain limited exceptions set forth in the related intercreditor agreement, the identity of the replacement Special Servicer is reasonably acceptable to the RiverTown Crossings Mall Non-Controlling Note Holder. If the RiverTown Crossings Mall Non-Controlling Note Holder fails to respond within 5 business days of delivery of written notice to the RiverTown Crossings Mall Non-Controlling Note Holder, such replacement Special Servicer shall be deemed to have been approved by the RiverTown Crossings Mall Non-Controlling Note Holder. The Controlling Class Representative (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of Voting Rights (during a Collective Consultation Period or Senior Consultation Period) are required to designate a party to serve as Special Servicer by delivering to the holder of the RiverTown Crossings Mall Companion Loan, the Master Servicer, the then current Special Servicer and other parties to the Pooling and Servicing Agreement a written notice stating such designation and by satisfying the other conditions required under the Pooling and Servicing Agreement (including, without limitation, a No Downgrade Confirmation).
Significant Obligors
     The Mortgaged Properties related to the Mortgage Loans identified on Annex A to this prospectus supplement as RiverTown Crossings Mall and Plaza Mexico represent 12.8% and 10.5%, respectively, of the Initial Pool Balance and are significant obligors.
Representations and Warranties
     As of the Closing Date, the Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex D to this prospectus supplement. These representations and warranties are subject to the exceptions described in the mortgage loan purchase agreement, to be dated on or about December 11, 2011 (the “Mortgage Loan Purchase Agreement”), between the Depositor and the Sponsor. Any material exceptions to the representations and warranties are also disclosed on Annex E to this prospectus supplement.
     If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property), then that breach will be a Material Breach as to which the Issuing Entity will have the rights against the Sponsor described under “—Cures, Repurchases and Substitutions” below.
Sale of Mortgage Loans; Mortgage File Delivery
     On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require the Sponsor to deliver to the Custodian (on behalf of the Certificate Administrator), among other things, the following documents with respect to each Mortgage Loan sold by the Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”): (i) the original executed Mortgage Note, endorsed (without recourse, representation or warranty, express or implied), to the order of the Trustee or in blank, and further showing a complete and unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, a lost note affidavit and indemnity together with a copy of the Mortgage Note) and in the case of the Split-Loan, a copy of the related executed Companion Loan note; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and copies or originals of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage and any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office); (v) the original or copy of the executed assignment of all unrecorded documents relating to the Mortgage Loan in favor of the Trustee, if not already assigned pursuant to item (iv) above, together with the original of the underlying instrument to which such assignment relates; (vi) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage, the Mortgage Note (or, if applicable, any related Companion Loan note) or any other loan document have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (vii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued, a “marked-up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy, or, in case such Mortgage Loan is not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of such Mortgage Loan; (viii) an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(ix) an original or copy of the related loan agreement, if any; (x) an original of the related guaranty of payment and other guaranties, indemnities and other security given in connection with the Mortgage Loan, if any, and any related assignment thereof; (xi) an original or copy of the lockbox agreement, deposit account agreement, cash management agreement and like instruments relating to the Mortgage Loan, if any; (xii) an original or copy of the environmental indemnity from the related borrower and/or any other indemnitor, if any; (xiii) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage), and if applicable, the originals or copies of any intervening assignments; (xiv) an original assignment of the related security agreement in favor of the Trustee; (xv) in the case of a Split-Loan, a copy of the related intercreditor agreement; (xvi) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee; (xvii) an original or copy of any mezzanine intercreditor agreement, if any; (xviii) the original or copy of any related environmental insurance policy; (xix) originals (or copy, if the original is held by the Master Servicer) of any letters of credit relating to a Mortgage Loan and any related assignment thereof; and (xx) copies of any franchise agreement, license agreement and related comfort letters relating to such Mortgage Loan and any related assignment thereof and any assignment and subordination of management agreements, together with copies of such management agreements and any related subordination and non-disturbance agreements.
     As provided in the Pooling and Servicing Agreement, the Certificate Administrator or other appropriate party under the Pooling and Servicing Agreement will be required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.
Cures, Repurchases and Substitutions
     If there exists a Material Breach of any of the representations and warranties made by the Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex D to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the Mortgage Loan Purchase Agreement, then the Sponsor will be required to either:
•	substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution to the extent actually received (provided that in no event will such substitution be permitted on or after the second anniversary of the Closing Date), or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—
     (i) the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan) at the time of purchase, plus
     (ii) all accrued and unpaid interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), other than Excess Interest, at the related Mortgage Loan Rate in effect from time to time through the due date in the collection period of purchase, plus
     (iii) all related unreimbursed Property Advances (including Property Advances and advance interest that were reimbursed out of general collections on the Mortgage Loans), plus
     (iv) all accrued and unpaid advance interest on Advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

     (v) to the extent not otherwise covered by clause (iii) of this bullet, any unpaid Special Servicing Fees, Operating Advisor Fees, Workout Fees and other unpaid additional expenses of the Issuing Entity, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee outstanding or previously incurred related to that Mortgage Loan, plus
     (vi) if the affected Mortgage Loan is not repurchased by the Sponsor within 90 days (or 180 days, if the Sponsor is entitled to an additional 90-day period to complete a cure, repurchase or substitution as described in the second to last paragraph of this section entitled “—Cures, Repurchases and Substitutions”) after earlier of the discovery by the Sponsor or the Sponsor’s receipt of notice of such Material Breach or Material Document Defect, a Liquidation Fee.
     A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).
     A “Material Document Defect” is a document defect that materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property). Subject to the Sponsor’s right to cure, and not in any manner intending to limit or affect a determination that the failure to deliver any of the other documents described in the definition of “Mortgage File” might constitute a Material Document Defect, failure of the Sponsor to deliver the documents referred to in clauses (i), (ii), (iii), (iv), (vii), (viii), (xix) and (xx) in the definition of “Mortgage File” in accordance with the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement for any Mortgage Loan will be deemed a Material Document Defect.
     A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same Due Date and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) have an original loan-to-value ratio equal to or less than the Cut-off Date LTV Ratio for the deleted Mortgage Loan; (h) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (i) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (j) have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (k) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the Sponsor’s expense); (l) not have a maturity date or an amortization schedule that extends to a date that is after 5 years prior to the Rated Final Distribution Date; (m) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (n) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior No Downgrade Confirmations from each Rating Agency (the cost, if any, of obtaining the No Downgrade Confirmations to be paid by the Sponsor); (o) have been approved, so long as a Subordinate Control Period is in effect, by the Controlling Class Representative or so long as a Collective Consultation Period or a Senior Consultation Period is in effect, by the Special Servicer (with consultation from the Operating Advisor and Controlling Class Representative); (p) prohibit defeasance within two years of the Closing Date; (q) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (r) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file disclosing no materially adverse structural engineering or mechanical defects; and (s) be current in the payment of all scheduled payments of principal and interest then due. If more than one Mortgage

Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (s) of the preceding sentence, except (z) the rates described in clause (b) and the remaining term to stated maturity referred to in clause (e) are required to be determined on a weighted average basis, provided that no individual Mortgage Loan Rate (net of the Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Sequential Pay Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Sponsor will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative and during a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor.
     The time period within which the Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of the related Material Breach or Material Document Defect, as the case may be. However, if the Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents subject to compliance with the provisions of the Mortgage Loan Purchase Agreement) to complete that remedy, repurchase or substitution.
     The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the Underwriters, the initial purchasers with respect to the Non-Offered Certificates, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach or a Material Document Defect if the Sponsor defaults on its obligations to do so. We cannot assure you that the Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.
Additional Information
     A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed, together with a substantially complete execution copy of the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “Commission”) on or prior to the date of the filing of this prospectus supplement.
TRANSACTION PARTIES
The Issuing Entity
     The Issuing Entity, CFCRE Commercial Mortgage Trust 2011-C2, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, wholly owning special purpose entities to which Defaulted Mortgage Loans or REO Properties are transferred, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Distribution Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and/or servicing advances (and the Special Servicer may, at its option, make servicing advances) to the Issuing Entity, but only to the extent the Master Servicer, Special Servicer or the Trustee, as applicable, deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee and Certificate Administrator,” “—The Master Servicer,” “—The Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.
     The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.
     The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsor, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.
     Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”
The Depositor
     CCRE Commercial Mortgage Securities, L.P. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor was formed in the State of Delaware on February 9, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 110 East 59th Street, New York, New York 10022. Its telephone number is (212) 938-5000. The Depositor will not have any material assets.
     After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: the duty (i) to appoint a successor trustee or successor certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) to pay any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) to promptly deliver to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) upon receipt of a repurchase request with respect to a Mortgage Loan, to give notice to the Sponsor and certain other parties to the Pooling and Servicing Agreement, (vi) to provide information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vii) to indemnify the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement, (viii) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity, and (ix) to mail the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders..
     The Depositor is an affiliate of CCRE Lending, the Sponsor, loan seller, and an Originator, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters.

     On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “The Depositor” in the accompanying prospectus.
The Sponsor and Loan Seller
     Cantor Commercial Real Estate Lending, L.P. is the sponsor of this commercial mortgage securitization and, accordingly, is referred to in such capacity as the “Sponsor” in this prospectus supplement. The Sponsor will sell the Mortgage Loans to the Depositor.
     General. CCRE Lending is a Delaware limited partnership. CCRE Lending is an affiliate of the Depositor and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.
     According to its consolidated balance sheet (unaudited), as of September 30, 2011, CCRE and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $663,000,000, total liabilities of approximately $170,000,000 and total partners’ equity of approximately $493,000,000. As of September 30, 2011, Cantor Commercial Real Estate Company L.P. had $125,000,000 of qualified capital commitments that are expected to be called during the fourth quarter 2011. In August 2011, CCRE increased the amount of its master repurchase agreement from $400 million to $450 million.
     Certain third party lenders provide warehouse financing to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities. Some or all of the Mortgage Loans transferred to the Depositor by CCRE Lending may be subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the Mortgage Loans to the Depositor to, among other things, acquire the warehoused Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.
     CCRE Lending’s Securitization Program. This is the second commercial mortgage loan securitization to which CCRE Lending is contributing loans.
     As the sponsor, CCRE Lending originated and/or acquired the Mortgage Loans and organized and initiated this securitization by transferring the Mortgage Loans to CCRE Commercial Mortgage Securities, L.P. In coordination with its affiliates, and other underwriters, CCRE Lending works with investors and servicers in structuring its securitizations, including this transaction.
     Since its founding in July 2010, CCRE Lending originated or acquired approximately 98 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $1,552,199,230 and has acted as a sponsor and mortgage loan seller on one fixed-rate commercial mortgage-backed securitization transaction.
     In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.
     Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

     CCRE Lending’s Repurchase History. During the period from January 1, 2011 to the date of this prospectus supplement (“Relevant Period”), CCRE Lending was the mortgage loan seller in one securitization, the issuing entity of which was CFCRE Commercial Mortgage Trust 2011-C1. In that securitization, CCRE Lending sold 38 mortgage loans, with an outstanding principal balance as of the related cut-off date of $634,509,745 (representing 100% of the cut-off date principal balance of the mortgage pool) to CCRE Commercial Mortgage Securities, L.P. During the Relevant Period, none of such mortgage loans were the subject of a demand for repurchase or replacement, repurchased or replaced, and none of such mortgage loans are pending repurchase or replacement.
     Compensation of the Sponsor and Loan Seller
     In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsor (including affiliates of the Sponsor) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:
     (a) the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights with respect to the Mortgage Loans, over
     (b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.
     The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.
The Originators
     CCRE Lending, the Sponsor and loan seller, originated 48 of the Mortgage Loans, representing approximately 85.1% of the Initial Pool Balance, and accordingly is also referred to in such capacity as an “Originator” in this prospectus supplement. The other 3 Mortgage Loans, representing approximately 14.9% of the Initial Pool Balance, were originated by Column Financial, Inc. (also referred to in such capacity as an “Originator” in this prospectus supplement) and subsequently purchased by CCRE Lending.
     General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every Mortgage Loan complies entirely with all criteria set forth below.
     Process. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.
     A member of the CCRE Lending team or a wholly-owned affiliate thereof is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.
     The CCRE Lending team or a wholly-owned affiliate thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

     After the compilation and review of all documentation and other relevant considerations, the team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.
     Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, loan structure, modify the terms, or reject the loan entirely.
     Debt Service Coverage and LTV Requirements. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.
     The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each Mortgage Loan as reported in this prospectus supplement. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.
     Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.
     Escrow Requirements. CCRE Lending may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, CCRE Lending may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, occupancy performance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CCRE Lending commercial mortgage loans.
     Servicing. Interim servicing for all CCRE Lending loans prior to securitization will be typically performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified sub-servicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.
     Third Party Reports
     General. In addition to or as part of the application of the origination guidelines or reviews described above, in the course of originating the Mortgage Loans, CCRE Lending generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

     Property Analysis. Prior to closing of a loan, CCRE Lending typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.
     Appraisal and Loan-to-Value Ratio. CCRE Lending typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio presented for the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.
     Environmental Report. CCRE Lending generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the CCRE Lending. CCRE Lending, or its designated agent or outside environmental counsel typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, CCRE Lending generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.
     Physical Condition Report. CCRE Lending generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by a structural engineering firm approved by CCRE Lending. CCRE Lending, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CCRE Lending often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
     Title Insurance Policy. The borrower is required to provide, and CCRE Lending or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
     Property Insurance. CCRE Lending typically requires the borrower to provide one or more of the following insurance policies: (a) commercial general liability insurance for bodily injury or death and property damage; (b) an “All Risk of Physical Loss” policy; (c) if applicable, boiler and machinery coverage; and (d) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a tenant is responsible for maintaining insurance and may, subject to the satisfaction of underwriting, rating conditions or net worth criteria, be allowed to self-insure against the risks.
The Trustee and Certificate Administrator
     Citibank, N.A. (“Citibank”) will act as trustee (in such capacity, the “Trustee”) and (certificate administrator (in such capacity, the “Certificate Administrator”) pursuant to the Pooling and Servicing Agreement. Citibank’s principal corporate trust office for this transaction is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services—CFCRE Commercial Mortgage Trust 2011-C2, Series 2011-C2 and the office for certificate transfer services is located at 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window.

     Citibank is a national banking association and a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as trustee and certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the third quarter of 2011, Citibank’s Agency and Trust group managed in excess of $4.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Citibank Agency and Trust has provided trustee services since 1987 for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2011, Citibank acted as trustee, certificate administrator and/or paying agent for approximately fourteen transactions backed by commercial mortgages with an aggregate principal balance of approximately $13.0 billion. The Depositor, the Underwriters, the Sponsor, the Master Servicer, the Special Servicer and the Operating Advisor may maintain banking and other commercial relationships with Citibank and its affiliates.
     Citibank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. The custodian is responsible for holding and safeguarding the Mortgage Note and other contents of the Mortgage File with respect to each Mortgage Loan on behalf of the Certificateholders. The custodian maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than nine years. Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota.
     Under the terms of the Pooling and Servicing Agreement, as Certificate Administrator, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Certificate Administrator, Citibank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and tax returns on behalf of the Grantor Trust and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and the filing of annual reports on Form 10-K and other reports on Form 8-K (in accordance with the Pooling and Servicing Agreement) that are required to be filed with the SEC on behalf of the Issuing Entity. Citibank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 10 years and in connection with commercial mortgage-backed securities since 2006. Citibank has been responsible for securities administration with respect to eleven series of commercial mortgage-backed securities and, as of the end of the third quarter of 2011, was responsible for securities administration with respect to more than approximately $9.5 billion of outstanding commercial mortgage-backed securities.
     There have been no material changes to Citibank’s policies and procedures with respect to its commercial mortgage-backed trustee function or certificate administrator function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or certificate administrator with respect to commercial mortgage-backed securities. There are no material pending legal or other proceedings involving the Trustee or the Certificate Administrator that would have a material adverse impact on investors in the Offered Certificates. In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.
     The foregoing information set forth under the heading “—The Trustee and Certificate Administrator” has been provided by Citibank.
     The Trustee or Certificate Administrator may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Rating Agencies. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or successor Certificate Administrator, as applicable. If no successor Trustee or successor Certificate Administrator, as applicable, is appointed within one month after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition the court for appointment of a successor Trustee or successor Certificate Administrator, as applicable.
     The Depositor may remove the Trustee or Certificate Administrator if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its property is appointed or any public officer takes charge or control of the Trustee or the Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificates may remove the Trustee or Certificate Administrator, as applicable, upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.
     Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor Trustee or successor Certificate Administrator, as applicable, will not become effective until acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment. Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000 and a No Downgrade Confirmation must be obtained.
     The Issuing Entity will indemnify the Trustee and the Certificate Administrator and certain related persons against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the willful misconduct, bad faith, fraud or negligence by the Trustee or the Certificate Administrator, as applicable, in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee and the Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s or the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.
     Citibank (except with respect to the information under the first five paragraphs of “—The Trustee and Certificate Administrator” above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.
     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee and Certificate Administrator, as applicable, are required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.
     The Trustee and Certificate Administrator, as applicable, will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee or the Certificate

Administrator in its commercial capacity), nor will the Trustee (in its capacity as Trustee) or the Certificate Administrator (in its capacity as Certificate Administrator), as applicable, be required to perform, or be, with respect to the Trustee, responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.
     As compensation for the performance of its routine duties under the Pooling and Servicing Agreement, the Certificate Administrator will be entitled to receive the Certificate Administrator Fee (a portion of which will be allocated to the Trustee) and investment income and additional compensation as described under “—Servicing and Other Compensation and Payment of Expenses.”
Servicers
     Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Certificate Administrator, Trustee and Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.
The Master Servicer
     Bank of America, National Association (“Bank of America”) will be the master servicer (the “Master Servicer”) under the Pooling and Servicing Agreement.
     Bank of America has been servicing commercial mortgage loans through its capital markets servicing group in excess of sixteen years.
     Bank of America’s principal servicing offices are located at NC1-026-06-01, Capital Markets Servicing Group, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255.
     The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of	As of	As of	As of	As of
Commercial Mortgage Loans	December 31, 2006	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010
By Number	9,473	9,476	10,528	9,958	10,280
By Aggregate Unpaid Principal Balance	$83,588,000,000	$125,378,446,000	$135,534,500,000	$132,764,400,000	$127,494,000,000
     As of September 30, 2011, Bank of America’s portfolio consisted of 10,050 commercial mortgage loans with an unpaid principal balance of approximately $120,059,368,273, of which 4,437 commercial mortgage loans with an unpaid principal balance of approximately $71,515,715,104 were related to commercial mortgage-backed securities.
     With respect to the collections on the related pool of mortgage loans or the related assets, in accordance with the related pooling and servicing agreement, Bank of America will establish a segregated custodial account.

     As required by most pooling and servicing agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability. A servicer will advance funds as an advance if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make servicing advances or property protection advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer’s determination as to whether the advance would be ultimately recoverable. Upon a determination of nonrecoverability, the servicer’s advances are repaid first from certain funds available in the collection account.
     In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.
     Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.
     Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.
     Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or investor requirements, such as updates issued by Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering subservicing on certain loans.
     Loans are serviced in accordance with the related loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.
     Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related mortgage file.
     Property Damage. When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as would be done for a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed to the Bank of America’s loan servicing system to provide updated information.

     Certain of the duties of the Master Servicer under the Pooling and Servicing Agreement are set forth herein under “The Pooling and Servicing Agreement.” Certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement are described herein under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor.” Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal, replacement, resignation or transfer are described herein under “The Pooling and Servicing Agreement—Events of Default,” “—Rights Upon Event of Default” and “—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor.” As compensation for its performance under the Pooling and Servicing Agreement, the Master Servicer will be entitled to certain compensation as described under “—Servicing and Other Compensation and Payment of Expenses.”
     The information set forth in this prospectus supplement concerning Bank of America has been provided by it.
The Special Servicer
     LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as special servicer for the Mortgage Pool (in such capacity, the “Special Servicer”). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.
     LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:
•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.
     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 19 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 200 as of September 30, 2011. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; and (k) 140 domestic CMBS pools as of September 30, 2011 with a then current face value in excess of $184 billion. Additionally, LNR Partners has resolved approximately $37.2 billion of U.S. commercial and multifamily loans over the past 19 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S.

commercial and multifamily mortgage loans during 2010, and $8.3 billion of U.S. commercial and multifamily mortgage loans for the nine months ended September 30, 2011.
     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, California, New York, North Carolina and Colorado and in England and Germany. As of September 30, 2011, LNR Partners had 309 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2011, LNR Partners and its affiliates specially service a portfolio, which included over 17,000 assets in the 50 states, the District of Columbia, and various international properties with a then current face value of approximately $231 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2011-C2 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.
     LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.
     LNR Partners has the highest ratings afforded to special servicers by Standard & Poors Rating Services and is rated “Css1” by Fitch.
     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.
     LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.
     No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.
     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.
     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.
     LNR Partners is not an affiliate of the Sponsor, the Issuing Entity, the Master Servicer, the Trustee or Originator of any of the Mortgage Loans.
     LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the Certificates and is expected to be the initial Controlling Class Representative. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee and Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee and Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.
     The foregoing information set forth in this section entitled “The Special Servicer” regarding LNR Partners has been provided by it.
     The Special Servicer will be responsible for servicing the Specially Serviced Mortgage Loans and any REO Properties. The servicing of any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be transferred to the Master Servicer.
     Certain of the duties of the Special Servicer under the Pooling and Servicing Agreement are set forth herein under “The Pooling and Servicing Agreement.” Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described herein under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor.” Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described herein under “The Pooling and Servicing Agreement—Events of Default,” “—Rights Upon Event of Default” and “—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor.” As compensation for its performance under the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain compensation as described under “—Servicing and Other Compensation and Payment of Expenses.”
The Operating Advisor
     TriMont Real Estate Advisors, Inc. (“TriMont”), a Georgia corporation (the “Operating Advisor” ), will act as operating advisor under the Pooling and Servicing Agreement. The principal offices of TriMont are located at 3424 Peachtree Road, NE, Suite 2200, Atlanta, Georgia 30326, and its telephone number is (404) 420-5600. TriMont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

     TriMont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. TriMont is rated by S&P as Commercial Mortgage Special Servicer (Above Average), Construction Loan Servicer (Strong) and Construction Loan Special Servicer (Above Average) and by Fitch, Inc. as a Primary Servicer (CPS2) and Special Servicer (CSS2).
     TriMont has been named trust advisor or operating advisor on 6 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $6 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.
     TriMont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under TriMont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to TriMont’s policies or procedures, in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, TriMont’s disaster recovery plan is reviewed annually.
     As of September 30, 2011, TriMont was special servicing approximately 608 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.4 billion. TriMont has been named special servicer on 30 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $32 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. TriMont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.
     No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which TriMont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of TriMont as primary servicer or special servicer, including as a result of TriMont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.
     There are no legal proceedings pending against TriMont, or to which any property of TriMont is subject, that are material to the Certificateholders, nor does TriMont have actual knowledge of any proceedings of this type contemplated by governmental authorities.
     The foregoing information has been provided by TriMont. TriMont is not an affiliate of the Depositor, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsor.
     Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described in under “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.
     For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.
Servicing and Other Compensation and Payment of Expenses
     The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Below is a summary of the fees payable to the Master Servicer, the Special Servicer, Certificate Administrator and the Operating Advisor from amounts that the Issuing Entity is entitled to receive. Such fees are payable in accordance with the order of priority set forth under “Description of the Offered Certificates—Distributions” in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor, but such amounts are not payable from amounts that the Issuing Entity is entitled to receive.

Fee	Fee Rate or Range
Certificate Administrator Fee	0.0045%
Servicing Fee	0.07% - 0.12%
Special Servicing Fee	0.25%(1)
Operating Advisor Fee	0.004%
Liquidation Fee	1.0%
Workout Fee	1.0%

(1)	Subject to a minimum fee of $4,000 per month for each Specially Serviced Mortgage Loan or REO Property.
     Trustee Compensation. The fee of the Trustee will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor REO Mortgage Loans) from the Certificate Administrator Fee.
     Certificate Administrator Compensation. The fee of the Certificate Administrator (the “Certificate Administrator Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor REO Mortgage Loans). With respect to each Mortgage Loan (or any successor REO Mortgage Loan), the Certificate Administrator Fee will (a) accrue on the related Stated Principal Balance of such Mortgage Loan at a per annum rate (the “Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate” for such Mortgage Loan; and (b) be calculated on the same basis as interest is calculated on the related Mortgage Loans. The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.
     Master Servicer Compensation. The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (or Split-Loans, if applicable) (or any successor REO Mortgage Loan or successor REO Companion Loan). With respect to each Mortgage Loan (or Split-Loan) (or any successor REO Mortgage Loan or successor REO Companion Loan), the Servicing Fee will: (a) accrue on the related Stated Principal Balance of such Mortgage Loan at a rate (the “Servicing Fee Rate”), which together with the Certificate Administrator Fee Rate and the Operating Advisor Fee Rate is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan; and (b) be calculated on the same basis as interest is calculated on the related Mortgage Loans (or Split-Loans). The Servicing Fee includes all amounts required to be paid to any primary servicer or sub-servicer.
     In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage of Modification Fees, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (which may be zero); (b) 50% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and 100% of any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan; and (c) Penalty Charges with respect to each Mortgage Loan (other than those accrued on Specially Serviced Mortgage Loans), but only to the extent such Penalty Charges are not needed to pay interest on Advances or certain additional Issuing Entity expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) that are outstanding with respect to the related Mortgage Loan at the time of the collection of the Penalty Charge with respect to the related Mortgage Loan. With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.
     “Consent Fees” means, with respect to any Mortgage Loan (or Split-Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan documents that does not involve a modification, assumption, extension, waiver or amendment of the terms of the Mortgage Loan or Split-Loan documents.
     “Modification Fees” means, with respect to any Mortgage Loan (or Split-Loan), any and all fees actually paid by a borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan (or Split-Loan) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).
     “Penalty Charges” means, with respect to any Mortgage Loan (or Split-Loan) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, and excluding any amounts allocable to a Companion Loan pursuant to the related intercreditor agreement and excluding any Excess Interest.
     “Ancillary Fees” means, with respect to any Mortgage Loan (or Split-Loan), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.
     “Assumption Fees” means, with respect to any Mortgage Loan (or Split-Loan), any and all assumption fees actually paid by a borrower with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).
     Special Servicer Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.
     The “Special Servicing Fee” with respect to each Specially Serviced Mortgage Loan or REO Property and any Distribution Date will be an amount accrued during the related Interest Accrual Period at the Special Servicing Fee Rate on the Stated Principal Balance of the Specially Serviced Mortgage Loan as of the close of business on the Distribution Date in the related Interest Accrual Period; provided, that such amounts will be calculated on the same basis as interest is calculated on the related Mortgage Loans and will be prorated for partial periods. The Special Servicing Fee will be payable monthly, first, from liquidation proceeds, insurance proceeds and condemnation awards and collections on the related Mortgage Loan (or related REO Property) and then, from general collections on all the Mortgage Loans and any REO Properties.
     The “Special Servicing Fee Rate” will be a rate equal to 0.25% per annum, subject to a minimum fee of $4,000 per month for each Specially Serviced Mortgage Loan or REO Property.
     The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a per annum rate of 1% to each collection of interest and principal (other than any amount for which a Liquidation Fee is paid) received on that Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (g) of the definition of “Specially Serviced Mortgage Loan” and no mortgage loan event of default actually occurs (and no other Servicing Transfer Event occurs), unless the Mortgage Loan (or Split-Loan) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.
     The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan (or Split-Loan) again becomes a Corrected Mortgage Loan.

     If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Split-Loans that were Corrected Mortgage Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had resolved the circumstances and/or conditions causing such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.
     A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full, partial or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation awards (exclusive of any portion of such payoff or proceeds that represents Penalty Charges). The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a rate of 1% to the related payment or proceeds.
     Notwithstanding anything to the contrary described above, the Liquidation Fee will be zero with respect to any Mortgage Loan, REO Mortgage Loan, Split-Loan, REO Companion Loan or any Mortgaged Property or REO Property if (i) there is a repurchase of, or substitution for, any Mortgage Loan by the Sponsor for a Material Document Defect or Material Breach, as applicable, within 90 days (or 180 days, if the Sponsor is entitled to an additional 90-day period to complete a cure, repurchase or substitution under the Mortgage Loan Purchase Agreement) of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) there is a purchase by a mezzanine loan holder within 90 days (or such shorter period of time as may be set forth in the related mezzanine intercreditor agreement requiring the related mezzanine loan holder to pay a liquidation fee) of mezzanine loan holder’s receipt of notice that the related purchase option event has occurred pursuant to the terms of the related mezzanine intercreditor agreement, (iii) there is a purchase by a party exercising the Par Purchase Option within 60 days of the later of (1) the date such Mortgage Loan or Split-Loan becomes a Defaulted Mortgage Loan and (2) the date such Mortgage Loan or Split-Loan becomes a Specially Serviced Mortgage Loan, (iv) there is a purchase in connection with an optional termination of the Issuing Entity or (v) there is a payment in full of any Specially Serviced Mortgage Loan within 120 days of its maturity date (or such shorter period specified in the applicable refinancing commitment) from proceeds of refinancing obtained by the borrower; provided that the borrower had delivered a refinancing commitment acceptable to the Special Servicer prior to the maturity date. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.
     The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage of Modification Fees, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan and Split-Loan (which may be zero), (b) 100% of any assumption application fees with respect to Specially Serviced Mortgage Loans and 50% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans, (c) Penalty Charges with respect to Specially Serviced Mortgage Loans, but only to the extent such Penalty Charges are not needed to pay interest on Advances or certain additional Issuing Entity expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) that are outstanding with respect to the related Mortgage Loan at the time of the collection of the Penalty Charge with respect to the related Mortgage Loan and (d) any interest or other income earned on deposits in the REO Accounts.
     Operating Advisor Compensation. The fee of the Operating Advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor REO Mortgage Loan). With respect to each Mortgage Loan (or any successor REO Mortgage Loan), the Operating Advisor Fee will (a) accrue on the Stated Principal Balance at a per annum rate (the “Operating Advisor Fee Rate”), which together with the Certificate Administrator Fee Rate and the Servicing Fee Rate is equal to the Administrative Fee Rate with respect to such Mortgage Loan; and (b) be calculated on the same basis as interest is calculated on the related Mortgage Loans.

     An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000.
     Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. During a Collective Consultation Period or a Senior Consultation Period, (i) to the extent the related loan documents expressly require the borrower to pay the Operating Advisor Consulting Fee, the Special Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision and (ii) to the extent the related loan documents generally require the borrower to pay such fee, the Special Servicer will only be required to make one payment request to the borrower for the payment of such fee. The Special Servicer will be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that the failure to do so would be in violation of the Servicing Standard; provided that the Special Servicer will be required to consult on a non-binding basis with the Operating Advisor prior to any such waiver or reduction. In no event will the Special Servicer be required to take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than the above-described requests for collection.
Affiliations and Certain Relationships
     The Depositor is an affiliate of CCRE Lending, the Sponsor and CCRE Lending, an Originator, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters. LNR Partners, LLC, the Special Servicer, is an affiliate of LNR Securities Holdings, LLC, which is expected to be the initial holder of the Class F, Class G, Class NR and Class S certificates and the initial Controlling Class Representative. Citibank, N.A. is the Trustee and Certificate Administrator.
DESCRIPTION OF THE OFFERED CERTIFICATES
General
     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 16 classes (each, a “Class”), to be designated as the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Class A Senior Certificates”), the Class X-A and Class X-B Certificates Certificates (collectively, the “Class X Certificates”), the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class S and Class R Certificates (together with the Class X Certificates, the “Non-Offered Certificates”; the Non-Offered Certificates and the Class A Senior Certificates, collectively, the “Certificates”). Only the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Non-Offered Certificates are not offered by this prospectus supplement and will be offered pursuant to a private placement memorandum (the “Private Placement Memorandum”).
     The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, any holder of the related Companion Loan through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of a Split-Loan, only to the extent of the Issuing Entity’s interest therein, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest in the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and any account established and maintained in connection with REO Properties on behalf of the Trustee in trust for the Certificateholders and, if applicable, any holder of the related Companion Loan (an “REO Account”), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, any Originator, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator, the Underwriters, the borrowers, the property managers or any of their respective affiliates.
     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates (collectively, the “Sequential Pay Certificates”) will have the following Certificate Principal Amounts and the Class X-A and Class X-B Certificates will have the Notional Amounts shown below (in each case, subject to a variance of plus or minus 5%):

Initial Certificate Principal
Class	Amount or Notional Amount
Offered Certificates
Class A-1	$52,288,000
Class A-2	$341,412,000
Class A-3	$34,139,000
Class A-4	$114,021,000

Non-Offered Certificates
Class X-A	$620,236,000
Class X-B	$153,850,416
Class A-J	$78,376,000
Class B	$28,061,000
Class C	$31,931,000
Class D	$18,384,000
Class E	$28,061,000
Class F	$10,644,000
Class G	$9,676,000
Class NR	$27,093,416
Class S	N/A
Class R	N/A
     The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement. The Certificate Principal Amount of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below. If Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, holders of such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.
     The Class X Certificates will not have a Certificate Principal Amount. The Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J Certificates immediately prior to such Distribution Date. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J Certificates. The Notional Amount of the Class X-B Certificates will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates immediately prior to such Distribution Date. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates.

     The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loan.
     “Excess Interest” with respect to the ARD Loan is the interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the Mortgage Loan Rate, plus any compound interest thereon, to the extent permitted by applicable law.
Distributions
     Method, Timing and Amount
     Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”) commencing January 2012. All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.
     The “Percentage Interest” evidenced by (a) any Offered Certificate will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class; and (b) any Class S or Class R Certificate will be set forth on the face of the Certificate.
     The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):
     (w) the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):
     (1) all Monthly Payments and balloon payments paid by the borrowers that are due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);
     (2) all unscheduled payments of principal (including prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), net liquidation proceeds, net insurance proceeds and condemnation awards and other unscheduled recoveries received subsequent to the related Determination Date;
     (3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
     (4) with respect to each Mortgage Loan for which the related Withheld Amounts are required to be deposited in the Interest Reserve Account, and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), an amount equal to one day of interest on the stated principal balance of the related Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which the subject Distribution Date occurs at the related Mortgage Loan Rate, less the Administrative Fee Rate, to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to the Pooling and Servicing Agreement;
     (5) all yield maintenance charges and prepayment premiums;
     (6) Excess Interest; and
     (7) all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error;
     (x) if and to the extent not already included in clause (w) above, the aggregate amount transferred from any REO Account to the Collection Account for the related Distribution Date;
     (y) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of the certificate administrator fee with respect to the Mortgage Loans for which the P&I Advances are made); and
     (z) for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.
     “Monthly Payment” with respect to any Mortgage Loan or Split-Loan, as applicable (other than any REO Mortgage Loan or REO Companion Loan) , and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate (and with respect to a Companion Loan, the related companion loan interest rate without giving effect to the related default rate), which is payable by the related borrower on such Due Date under the related Mortgage Note or Mortgage Notes or Companion Loan note, as applicable. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Companion Loan, (ii) any Mortgage Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) any Mortgage Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.
     “Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 2012, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.
     “Determination Date” with respect to any Distribution Date is the 11th day of the calendar month of the related Distribution Date or, if the 11th day is not a business day, the next business day commencing in January 2012.

     Fees and Expenses
     The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the fees and amounts listed in the following table.

Rate or
Recipient	Description	Amount	Frequency	Source of Payment
Certificate Administrator	Certificate Administrator Fee(1)	0.0045%	monthly	Interest payments on the related Mortgage Loan

Certificate Administrator	Investment income(1)	varies	monthly	Investment income actually earned

Master Servicer	Servicing Fee(1)	0.07%0-0.12%	monthly	Interest payments on the related Mortgage Loan or Split-Loan

Master Servicer	Prepayment Interest Excesses(1)	varies	from time to time	Any Prepayment Interest Excesses

Master Servicer	Fees collected from borrowers(1)	varies	from time to time	Fees actually collected from borrowers

Master Servicer	Investment income(1)	varies	monthly	Investment income actually earned

Special Servicer	Special Servicing Fee(1)	0.25%(2)	monthly	Collections on Specially Serviced Mortgage Loans and REO Properties

Special Servicer	Workout Fee(1)	1%	monthly	Collections on Corrected Mortgage Loans

Special Servicer	Liquidation Fee(1)	1%	upon receipt of Liquidation Proceeds	Liquidation Proceeds from the liquidation or prepayment in connection with a modification of the related Specially Serviced Mortgage Loan (or REO Property)

Special Servicer	Fees collected from borrowers(1)	varies	from time to time	Fees actually collected from borrowers

Operating Advisor	Operating Advisor Fee(1)	0.004%	monthly	Interest payments on the related Mortgage Loan

Operating Advisor	Operating Advisor Consulting Fee(1)	$12,000	from time to time	Fees actually collected from borrowers

Master Servicer, Special Servicer and Trustee	Property Advances(3)	varies	from time to time	Recoveries on the related Mortgage Loan or Split-Loan, or to the extent that the party making the Advance determines it is nonrecoverable, from all general collections

Master Servicer, Special Servicer and Trustee	Interest on Property Advances(3)	Prime Rate	when Advance is reimbursed	First from Penalty Charges on the related Mortgage Loan or Split-Loan and then from all general collections

Master Servicer and Trustee	P&I Advances(3)	varies	from time to time	Recoveries on the related Mortgage Loan or, to the extent that the party making the Advance determines it is nonrecoverable, from all general collections

Master Servicer and Trustee	Interest on P&I Advances(3)	Prime Rate	when Advance is reimbursed	First from Penalty Charges on the related Mortgage Loan, and then from all general collections

Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Operating Advisor	Indemnification expenses(4)	varies	from time to time	All general collections

Third Parties	Issuing Entity expenses not Advanced(5)	varies	from time to time	All general collections

(1)	For additional information regarding the compensation of the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor, see “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

(2)	Subject to a minimum fee of $4,000 per month for each Specially Serviced Mortgage Loan or REO Property.

(3)	For additional information regarding Advances, see “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

(4)	See “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” and “Transaction Parties—The Trustee and Certificate Administrator” in this prospectus supplement.

(5)	The Issuing Entity may incur additional expenses, including without limitation environmental remediation costs and costs incurred to operate REO Properties.

     Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled except to the extent previously earned by the Master Servicer or Special Servicer.
     Payment Priorities
     As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:
     The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.
     The “Interest Accrual Period” with respect to any Distribution Date and any Class of Regular Certificates is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Regular Certificates is assumed to consist of 30 days.
     The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.
     An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.
     The “Pass-Through Rate” for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:
(a)	The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 1.5577%;

(b)	The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 3.0614%;

(c)	The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 3.8172%;

(d)	The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 3.8343%;

(e)	The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate;

(f)	The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate;

(g)	The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate;

(h)	The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate;

(i)	The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate;

(j)	The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the lesser of 5.2500% and the WAC Rate;

     (k) The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the lesser of 5.2500% and the WAC Rate;
     (l) The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to the lesser of 5.2500% and the WAC Rate;
     (m) The Pass-Through Rate on the Class X-A Certificates for any Interest Accrual Period is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes outstanding immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-B Certificates for any Interest Accrual Period is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes outstanding immediately prior to such Distribution Date). The approximate initial Pass-Through Rates on the Class X-A and Class X-B Certificates are 2.2879% and 0.1526%, respectively.
     The “Class X Strip Rate” for each Class of Sequential Pay Certificates for any Distribution Date will be a per annum rate equal to (i) the WAC Rate for such Distribution Date minus (ii) the Pass-Through Rate of such Class of Certificates for such Distribution Date.
     The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.
     The “Regular Certificates” are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates.
     The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) and any Distribution Date is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (excluding default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. However, with respect to all Mortgage Loans that accrue interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year (commencing in 2013) or in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the Withheld Amounts, and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March commencing in 2012 will be determined taking into account the addition of any such Withheld Amounts. For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.
     The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note or intercreditor agreement, in each case without giving effect to (i) the default rate or Revised Rate with respect to any Mortgage Loan or (ii) the default rate with respect to any related Companion Loan.
     The “Stated Principal Balance” of each Mortgage Loan (or Split-Loan), will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received by the Issuing Entity or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan (or Split-Loan), may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan (or Split-Loan), or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the accompanying prospectus. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Issuing Entity will be equal to the principal balance thereof outstanding on the date on which such title is acquired less any Unscheduled Payments with respect to such Mortgage Loan for a Distribution Date on or before such date of determination. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Special Servicer has made a Final Recovery Determination will be zero.
     The “Principal Distribution Amount” for any Distribution Date will be equal to:
     (a) the sum, without duplication, of:
     (i) the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received by the Master Servicer by the business day prior to the Master Servicer Remittance Date, or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);
     (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;
     (iii) Unscheduled Payments of the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and
     (iv) the Principal Shortfall, if any, for such Distribution Date; less
     (b) the sum, without duplication, of the amount of any reimbursements of:
     (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and
     (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;
provided that, if any of the amounts of the type described in clauses (b)(i) and (b)(ii) above that were reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.
     The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on the Sequential Pay Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.
     The “Unscheduled Payments” for any Distribution Date and the Mortgage Loans (including the REO Mortgage Loans) will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans (including any REO Mortgage Loans) during the applicable one-month period ending on the related Determination Date; and

(b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date, whether in the form of liquidation proceeds, insurance proceeds and condemnation awards, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan and the related REO Property, and, in the case of liquidation proceeds, insurance proceeds and condemnation awards, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.
     An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.
     An “REO Companion Loan” is any Companion Loan as to which the related Mortgaged Property has become an REO Property.
     On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:
     First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;
     Second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:
     (i) to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the outstanding Certificate Principal Amount of the Class A-1 Certificates is reduced to zero,
     (ii) to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount remaining after payments specified in clause (i) above for such Distribution Date, until the outstanding Certificate Principal Amount of the Class A-2 Certificates is reduced to zero,
     (iii) to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount remaining after payments specified in clauses (i) and (ii) above for such Distribution Date, until the outstanding Certificate Principal Amount of the Class A-3 Certificates is reduced to zero, and
     (iv) to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount remaining after payments specified in clauses (i) through (iii) above for such Distribution Date, until the outstanding Certificate Principal Amount of the Class A-4 Certificates is reduced to zero;
     Third, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     Fourth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;
     Fifth, to the Class A-J Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their outstanding Certificate Principal Amount is reduced to zero;
     Sixth, to the Class A-J Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;
     Eighth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their outstanding Certificate Principal Amount is reduced to zero;
     Ninth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;
     Eleventh, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their outstanding Certificate Principal Amount is reduced to zero;
     Twelfth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;
     Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their outstanding Certificate Principal Amount is reduced to zero;
     Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;
     Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their outstanding Certificate Principal Amount is reduced to zero;
     Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;
     Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their outstanding Certificate Principal Amount is reduced to zero;
     Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;
     Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their outstanding Certificate Principal Amount is reduced to zero;
     Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;
     Twenty-fifth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;
     Twenty-sixth, to the Class NR Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their outstanding Certificate Principal Amount is reduced to zero;
     Twenty-seventh, to the Class NR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and
     Twenty-eighth, to the Class R Certificates, any remaining amounts.
     Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A Senior Certificates) is (or is expected to be) reduced to zero due to the application of Realized Losses (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts), among the Class A Senior Certificates until their outstanding Certificate Principal Amount is reduced to zero. Any remaining Available Funds will then be allocated as provided in priorities Third through Twenty-eighth.
     All references to “pro rata” in the preceding clauses with respect to interest and Interest Shortfalls, mean pro rata based upon the amounts distributable pursuant to such clause, with respect to distributions of principal other than in reimbursement of Realized Losses, mean pro rata based on Certificate Principal Amount, and with respect to distributions in reimbursement of Realized Losses, mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.
     Excess Interest. On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the ARD Loan during the one month period ending on the related Determination Date to the Class S Certificates.
     Prepayment Premiums
     On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.
     On each Distribution Date, yield maintenance charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date are required to be distributed to Certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-J and Class X-A Certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D, Class E and Class X-B Certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the Classes of Certificates in each YM Group, in the following manner: (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date on a pro rata basis according to entitlements, that portion of yield maintenance charges equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the yield maintenance charges allocated to such YM Group, and (B) any yield maintenance charges allocated to such YM Group collected during the one-month period ending on the related Determination Date and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.
     The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment (or, if the yield maintenance charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge otherwise described in the related loan documents) and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than the Mortgage Loan Rate, but is less than the Pass-Through Rate on the subject Class, then the Base Interest Fraction will be one.
     If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related loan documents.
     No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F, Class G, Class NR, Class S or Class R Certificates. Instead, after the Certificate Principal Amounts or Notional Amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates. We cannot assure you that any such yield maintenance charge or prepayment premium is required or, even if required, would be paid. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the accompanying prospectus and “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus.
     Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.
     Allocation Priority of Mortgage Loan Collections
     Absent express provisions in the loan documents or the related intercreditor agreement, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, liquidation proceeds, condemnation awards or insurance proceeds (exclusive, if applicable, in the case of a Split-Loan, of any amounts payable to the related Companion Loan holder pursuant to the related intercreditor agreement) in the absence of such express provisions and in any event after an event of default under the related Mortgage Loan

(to the extent not cured or waived) will be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:
     First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents, and excluding Liquidation Fees, Workout Fees and Special Servicing Fees unless such fees are expressly payable by the borrower under the related loan documents) with respect to the related Mortgage Loan;
     Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;
     Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to, but not including, the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment from the related borrower, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);
     Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated or, in the case of the ARD Loan, after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);
     Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);
     Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;
     Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;
     Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;
     Ninth, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan;
     Tenth, as a recovery of any Assumption Fees, assumption application fees, defeasance fees and Modification Fees then due and owing under such Mortgage Loan;
     Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees);
     Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and
     Thirteenth, as a recovery of any Excess Interest;
     provided that, (i) to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan (or any Split-Loan) exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan (or Split-Loan) in the manner permitted by such REMIC provisions and (ii) in the case of any payment by the borrower that brings the related Mortgage Loan fully current on all amounts due and payable as of the date of such payment, the allocation described under clause Fifth above will be made from such payment prior to the allocation described under clause Fourth above is made.
     Collections by or on behalf of the Issuing Entity in respect of any REO Property for any Mortgage Loan (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, exclusive of any amounts payable to the holder of any related REO Companion Loan pursuant to the related intercreditor agreement) will be deemed allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan in the following order of priority:
     First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related REO Mortgage Loan documents, and excluding Liquidation Fees, Workout Fees and Special Servicing Fees unless such fees are expressly payable by the borrower under the related REO Mortgage Loan documents) with respect to the related Mortgage Loan;
     Second, as a recovery of Nonrecoverable Advances or interest on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;
     Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);
     Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;
     Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);
     Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;
     Seventh, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan;
     Eighth, as a recovery of any Assumption Fees, assumption application fees, defeasance fees and Modification Fees then due and owing under such Mortgage Loan;
     Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and
     Tenth, as a recovery of any Excess Interest.
     Realized Losses
     The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO

Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances). Any such write-offs will be applied to the following Classes of Sequential Pay Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero: first, to the Class NR Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-J Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A Senior Certificates and Class A-J Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Nonrecoverable Advances to the Master Servicer, Special Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.
     Shortfalls in Available Funds resulting from additional servicing compensation (other than the Servicing Fee), interest on Advances to the extent not covered by Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any other unanticipated or default-related expenses (not constituting Realized Losses) for which there is no corresponding collection from a borrower will reduce the amounts distributable on the Classes of Sequential Pay Certificates in the same order as Realized Losses are applied to such Classes.
     Prepayment Interest Excesses and Prepayment Interest Shortfalls
     If a borrower prepays a Mortgage Loan or Companion Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any related Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (exclusive of any related yield maintenance charge or related Excess Interest that may have been collected), constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Companion Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be included in any Compensating Interest Payment) in the related month collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. With respect to any Distribution Date, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans or Companion Loan to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates, in accordance with their respective Interest Accrual Amounts for that Distribution Date.
     The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date (subject, in the case of any Split-Loan, to the distribution described in the last sentence of this paragraph), without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans and any Companion Loans (other than a Specially Serviced Mortgage Loan, a Mortgage Loan or a Companion Loan for which the Special Servicer has waived a prepayment restriction), other than prepayments received in connection with the receipt of insurance proceeds or condemnation awards or a court order, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each Mortgage Loan and each Companion Loan for which such Servicing Fees are being paid in respect of the related Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than with respect to a Specially Serviced Mortgage Loan, a Mortgage Loan or a Companion Loan for which the Special Servicer has waived a prepayment restriction or in connection with the receipt of insurance proceeds or condemnation awards or a court order) then the amount in clause (2) of this sentence will be replaced with the sum of (x) all Servicing Fees and Prepayment Interest Excesses payable to the Master Servicer with respect to the Mortgage Loans and each Companion Loan and any REO Mortgage Loans and any REO Companion Loans as to which the Master Servicer is the applicable Master Servicer for the subject Collection Period, inclusive of any portion thereof payable to a third-party primary servicer and (y) any investment income earned on the related principal prepayment during such Collection Period while on deposit in the Master Servicer’s Collection Account. With respect to any Split-Loan, the Master Servicer will be required to deliver to the holder of the related Companion Loan a pro rata portion (based on the outstanding principal balance of the related Mortgage Loan and Companion Loan) of the Compensating Interest Payment made with respect to such Split-Loan.
Subordination
     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates. The Class A-J Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class NR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class NR Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G and Class NR Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F, Class G and Class NR Certificates. The Class F Certificates will likewise be protected by the subordination of the Class G and Class NR Certificates. The Class G Certificates will likewise be protected by the subordination of the Class NR Certificates.
     This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses first, to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates, in that order, and then, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Certificates.
     On and after the Cross Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata until their respective Certificate Principal Amounts have been reduced to zero. Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing

Entity evidenced by the Sequential Pay Certificates other than the Class A Senior Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A Senior Certificates by the Sequential Pay Certificates other than the Class A Senior Certificates.
     Additionally, on and after the Cross Over Date, Realized Losses will be applied to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata.
Appraisal Reduction Amounts
     After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Split-Loan) on the earliest of:
•	the date on which such Mortgage Loan (or Split-Loan) becomes a “Modified Asset”, as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to the Pooling and Servicing Agreement in a manner that (1) affects the amount or timing of any payment of principal or interest due under the related Loan Documents (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan or Split-Loan); (2) except as expressly contemplated by the related Loan Documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related borrower and upon which the Special Servicer may conclusively rely); or (3) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Split-Loan or materially reduces the likelihood of timely payment of amounts due under the related Loan Documents,

•	the date on which the Mortgage Loan (or Split-Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

•	solely in the case of a delinquent balloon payment, the later of (A) 60 days after that balloon payment was due or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer within such 60 day period, the date occurring 120 days after the date on which that balloon payment was due (or such shorter period beyond the date on which the balloon payment was due during which the refinancing is scheduled to occur),

•	the date on which the related Mortgaged Property has become an REO Property,

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property,

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (in the case of an involuntary bankruptcy, insolvency or similar proceeding if not dismissed within those 60 days), or

•	the date on which the Mortgage Loan or Split-Loan remains outstanding 5 years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.
     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A Senior Certificates) has been reduced to zero.
     As promptly as reasonably practicable upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with MAI standards. Subject to the discussion under “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement with respect to a Split-Loan, no appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a

Property Advance or as an expense of the Issuing Entity and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance.
     On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal. If the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, until such appraisal is obtained and solely for purposes of determining the amounts of the P&I Advances, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan; provided that upon receipt of the appraisal, the Appraisal Reduction Amount for such Mortgage Loan (or Split-Loan) will be recalculated in accordance with the definition of “Appraisal Reduction Amount” without regard to this sentence.
     The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (or Split-Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Split-Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Split-Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Split-Loan, interest on the related Companion Loan at the related interest rate without giving effect to the related default rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Split-Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have no been escrowed). The Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Upon payment in full or final disposition or liquidation (including through a discounted pay-off or a loan sale or assignment to a borrower or an affiliate of the borrower in lieu of a discharge of mortgage or discounted pay-off) of any Mortgage Loan (or Split-Loan) for which an Appraisal Reduction Amount had been determined, such Appraisal Reduction Amount will be reduced to zero. In addition, with respect to any Mortgage Loan (or Split-Loan), as to which an Appraisal Reduction Event had occurred, the Mortgage Loan (or Split-Loan) will no longer be subject to the Appraisal Reduction Amount if (a) the Mortgage Loan (or Split-Loan) has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the Mortgage Loan or Split-Loan) and the Mortgage Loan (or Split-loan) becomes and remains current for three consecutive Monthly Payments and (b) no other Appraisal Reduction Event has occurred and is continuing. Any Appraisal Reduction Amounts with respect to any Split-Loan will be allocated pro rata as between such Pari Passu Companion Loan and the related Mortgage Loan to notionally reduce the outstanding principal balance of such Split-Loan pursuant to and in accordance with the terms of the related intercreditor agreement.
     An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the related property type and market.
     As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates and then, pro rata based on interest entitlements, to Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

     With respect to each Mortgage Loan (or Split-Loan) as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan or Split-Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Split-Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to such Mortgage Loan or Split-Loan during the preceding three months), the Special Servicer is generally required, within 30 days after each anniversary of the related Appraisal Reduction Event to order an update of a prior appraisal, the cost of which will be a Property Advance or an expense of the Issuing Entity to be paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance. Based upon the appraisal, the Special Servicer will be required to redetermine the calculation of the amount of the Appraisal Reduction Amount with respect to such Mortgage Loan or Split-Loan.
     For purposes of determining the Controlling Class and Non-Reduced Certificates, Appraisal Reduction Amounts will be allocated to each Class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such Class is notionally reduced to zero (i.e., first to the Class NR Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates and then, pro rata based on principal balance, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class or the Non-Reduced Certificates, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis and the Special Servicer will be required to promptly notify the Certificate Administrator of the determination of any such Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly notify the holders of the Control Eligible Certificates of any such Appraisal Reduction Amount. To the extent there is a change in any Appraisal Reduction Amount, the allocations described above will be recalculated.
     The holders of the majority of any Class of Certificates that is or would be determined to no longer be the Controlling Class (such Class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount determination within 10 business days of receipt of notice of the Appraisal Reduction Amount.
     An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 business days following receipt of notice of the determination of the Appraisal Reduction Amount, unless the Requesting Holders provide notice of their intent to challenge the Appraisal Reduction Amount within such 10-business day period as described above. If the Requesting Holders do so provide notice of their intent to challenge the Appraisal Reduction Amount, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earlier of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period and (ii) the determination by the Special Servicer described below that a recalculation of the Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.
     The holders of the majority of any Appraised-Out Class will also have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred, and the Special Servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 120 days from receipt of such holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the Special Servicer; provided that the Special Servicer will not be required to obtain an appraisal if the Special Servicer determines in accordance with the Servicing Standard that no events at the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the Mortgaged Property or Mortgaged Properties.
     Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, shall recalculate such Appraisal Reduction Amount based upon such second appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.
     If a Mortgage Loan is or becomes a Specially Serviced Mortgage Loan at the time of, or subsequent to, the determination of an Appraisal Reduction Amount that results in the Controlling Class becoming an Appraised-Out Class, and then becomes a Corrected Mortgage Loan and subsequently, such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, then the Appraised-Out Class will have the right to obtain an appraisal of such Specially Serviced Mortgage Loan as though it had not previously exercised such right.
Voting Rights
     The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class S and Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date, and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates). The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates will be equal to the sum of the products of each such Holder’s Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. Any Certificateholder may transfer its Voting Rights without transferring its ownership in the related Certificates; provided that such Certificateholder provides notice of such transfer to the Trustee, the Master Servicer and the Special Servicer prior to the effectiveness of such transfer, provided, further, that the transferee of such Voting Rights will be subject to the same limitations with respect to the exercise of Voting Rights to which the transferring Certificateholder is subject under the Pooling and Servicing Agreement. In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by Non-Reduced Certificates.
     “Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a) (i) the initial Certificate Principal Amount of such Class of Certificates minus (ii) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.
     A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including (other than with respect to the Special Servicer), solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement that relate to the rights, duties, and/or obligations the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating

Advisor, a manager of a Mortgaged Property or a borrower, any Certificate beneficially owned by any such party or any of their respective affiliates known to a responsible officer of the Certificate Registrar will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. The Trustee and Certificate Administrator shall be entitled to conclusively rely upon (and each holder exercising Voting Rights will deliver) an Investor Certification. Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any of their affiliates will be deemed to be outstanding, provided that such amendment does not relate to the increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any of their affiliates, in which case such Certificate will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply to the exercise of the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or their respective affiliates, if any, as a member of the Controlling Class.
     In connection with providing access to or copies of information pursuant to the Pooling and Servicing Agreement, the Trustee, Certificate Administrator, Master Servicer or Special Servicer may require that the requesting person provide, among other things, an Investor Certification.
     Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.
     “Investor Certification” means a certificate (which may be in electronic form) representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner or a prospective purchaser that, in the case of an Offered Certificate, has received a copy of this prospectus supplement and the accompanying prospectus, (2) is not a borrower, a guarantor or indemnitor in respect of a Mortgage Loan (or Split-Loan), a manager of a Mortgaged Property, an affiliate of any of the foregoing, or an agent, principal, partner, member, manager, joint venture, limited partner, employee, representative, director, trustee, advisor or investor of or in any borrower, and such person will not contact any of the foregoing concerning the related Mortgage Loan (or Split-Loan), (3) will keep the applicable information confidential and (4) will indemnify the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Underwriters, the initial purchasers of the Non-Offered Certificates, the Issuing Entity and the Depositor from any loss, liability or expense incurred by such party with respect to any such breach by the certifying person of its covenants and representations in such certification. The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.
Delivery, Form, Transfer and Denomination
     The Offered Certificates will be issued, maintained and transferred in book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess thereof.
     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of a Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the beneficial owner of such a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).
     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.
Book-Entry Registration
     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).
     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures of Clearstream and Euroclear.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.
     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates (“Certificate Owners”). Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Certificate Administrator, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.
     Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interests.
     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.
     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.
     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Certificate Administrator, the Operating Advisor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
     Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
     Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty

Trust Company of New York, Brussels, Belgium office (the “Euroclear Operator”), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
     Definitive Certificates
     Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination or (iii) after the occurrence of an event of default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the accompanying prospectus and the Pooling and Servicing Agreement.
Certificateholder Communication
     Access to Certificateholders’ Names and Addresses
     Upon the written request of any Certifying Certificateholder, any holder of a Companion Loan or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.
     Special Notices
     Upon the written request of any Certifying Certificateholder, the Certificate Administrator will transmit a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties
     Affiliates of the Sponsor, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
Yield
     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amount of the related Classes of Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amount of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.
     The rate of distributions in reduction of the Certificate Principal Amount of any Class of Sequential Pay Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Sequential Pay Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsor as a result of a Material Breach or a Material Document Defect with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement or the exercise of purchase options by the holder of a related mezzanine loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased as a result of a Material Breach or a Material Document Defect or otherwise, and may not be enforceable or collectible upon a default.
     The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Sequential Pay Certificates as well as the amount of interest that would have accrued on the Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a Nonrecoverable Advance on a Distribution Date. Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.
     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

     The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex B to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.
     Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.
     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.
     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.
     In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.
     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balances of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.
     In addition, although the related borrower under the ARD Loan may have certain incentives to repay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to repay the ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to repay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan. The Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents.
     The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in December 2047.
Weighted Average Life of the Offered Certificates
     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).
     Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no Mortgage Loan is required to be purchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this prospectus supplement with respect to each Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates, (ix) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in January 2012, (x) the Certificates will be issued on December 15, 2011, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement (including any applicable footnotes), (xii) the ARD Loan prepays in full on its Anticipated Repayment Date and (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation awards, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity and any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification.
     The weighted average life of any Offered Certificates refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investors. The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

     The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of Offered Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.
Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2012	82	82	82	82	82
December 2013	63	63	63	63	63
December 2014	33	33	33	33	33
December 2015	10	9	8	7	3
December 2016	0	0	0	0	0
December 2017	0	0	0	0	0
December 2018	0	0	0	0	0
December 2019	0	0	0	0	0
December 2020	0	0	0	0	0
December 2021 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	2.42	2.41	2.40	2.39	2.35
First Principal Payment Date	Jan 2012	Jan 2012	Jan 2012	Jan 2012	Jan 2012
Last Principal Payment Date	May 2016	Apr 2016	Apr 2016	Mar 2016	Feb 2016

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2012	100	100	100	100	100
December 2013	100	100	100	100	100
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	0	0	0	0	0
December 2017	0	0	0	0	0
December 2018	0	0	0	0	0
December 2019	0	0	0	0	0
December 2020	0	0	0	0	0
December 2021 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	4.81	4.80	4.78	4.76	4.59
First Principal Payment Date	May 2016	Apr 2016	Apr 2016	Mar 2016	Feb 2016
Last Principal Payment Date	Dec 2016	Dec 2016	Dec 2016	Dec 2016	Dec 2016
Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2012	100	100	100	100	100
December 2013	100	100	100	100	100
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	79	79	79	79	79
December 2018	57	57	57	57	57
December 2019	34	34	34	34	34
December 2020	9	9	9	9	9
December 2021 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	7.30	7.30	7.30	7.30	7.30
First Principal Payment Date	Dec 2016	Dec 2016	Dec 2016	Dec 2016	Dec 2016
Last Principal Payment Date	Apr 2021	Mar 2021	Mar 2021	Mar 2021	Feb 2021

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 2012	100	100	100	100	100
December 2013	100	100	100	100	100
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.49	9.48	9.46	9.43	9.25
First Principal Payment Date	Apr 2021	Mar 2021	Mar 2021	Mar 2021	Feb 2021
Last Principal Payment Date	Jun 2021	Jun 2021	Jun 2021	Jun 2021	Apr 2021
Price/Yield Tables
     The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.
     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including December 1, 2011 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.
Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance, Yield Maintenance
	— otherwise as indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99-22	1.670%	1.671%	1.671%	1.672%	1.674%
99-24	1.644	1.644	1.644	1.644	1.646
99-26	1.617	1.617	1.617	1.617	1.619
99-28	1.590	1.590	1.590	1.591	1.591
99-30	1.564	1.564	1.564	1.564	1.564
100-00	1.537	1.537	1.537	1.537	1.536
100-02	1.510	1.510	1.510	1.510	1.509
100-04	1.484	1.484	1.483	1.483	1.481
100-06	1.457	1.457	1.457	1.456	1.454
100-08	1.431	1.430	1.430	1.429	1.427
100-10	1.404	1.404	1.403	1.402	1.399

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance, Yield Maintenance
	— otherwise as indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101-06	2.787%	2.786%	2.785%	2.784%	2.774%
101-08	2.773	2.772	2.771	2.770	2.759
101-10	2.759	2.758	2.757	2.756	2.745
101-12	2.745	2.744	2.743	2.742	2.730
101-14	2.731	2.730	2.729	2.728	2.716
101-16	2.717	2.716	2.715	2.714	2.701
101-18	2.703	2.702	2.701	2.700	2.687
101-20	2.689	2.688	2.687	2.686	2.672
101-22	2.675	2.675	2.674	2.672	2.658
101-24	2.661	2.661	2.660	2.658	2.643
101-26	2.648	2.647	2.646	2.644	2.629
Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance, Yield Maintenance
	— otherwise as indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101-06	3.635%	3.635%	3.635%	3.635%	3.635%
101-08	3.625	3.625	3.625	3.625	3.625
101-10	3.616	3.616	3.616	3.615	3.615
101-12	3.606	3.606	3.606	3.606	3.606
101-14	3.596	3.596	3.596	3.596	3.596
101-16	3.586	3.586	3.586	3.586	3.586
101-18	3.576	3.576	3.576	3.576	3.576
101-20	3.566	3.566	3.566	3.566	3.566
101-22	3.557	3.557	3.557	3.557	3.556
101-24	3.547	3.547	3.547	3.547	3.547
101-26	3.537	3.537	3.537	3.537	3.537
Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance, Yield Maintenance
	— otherwise as indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101-06	3.695%	3.695%	3.695%	3.695%	3.692%
101-08	3.688	3.687	3.687	3.687	3.684
101-10	3.680	3.680	3.679	3.679	3.676
101-12	3.672	3.672	3.671	3.671	3.668
101-14	3.664	3.664	3.663	3.663	3.660
101-16	3.656	3.656	3.656	3.655	3.652
101-18	3.648	3.648	3.648	3.647	3.644
101-20	3.641	3.640	3.640	3.639	3.636
101-22	3.633	3.632	3.632	3.631	3.628
101-24	3.625	3.625	3.624	3.624	3.620
101-26	3.617	3.617	3.616	3.616	3.612
     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this “Yield, Prepayment and Maturity Considerations” section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

     We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.
     For additional considerations relating to the yield on the Certificates, see “Yield Considerations” in the accompanying prospectus.
THE POOLING AND SERVICING AGREEMENT
General
     The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The servicing of the Mortgage Loans (including any Split-Loans) and any REO Properties will be governed by the Pooling and Servicing Agreement.
     Reference is made to the accompanying prospectus for additional information regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Certificates.
Assignment of the Mortgage Loans
     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.
     The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information regarding the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date and the maturity date of each Mortgage Loan.
     In addition, the Depositor will require the Sponsor to deliver to the Certificate Administrator the Mortgage File for each of the Mortgage Loans. Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents. In certain instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in leases to the Trustee, as described in the Pooling and Servicing Agreement has not yet been returned from recordation, the Sponsor will be required to deliver a photocopy certified by the Sponsor to be the true and complete copy of the original submitted for recording, and the Sponsor will cause the original of each such unavailable document, to be delivered to the Certificate Administrator within 90 days of the Closing Date (or such longer period as the Certificate Administrator may consent to). See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.
     The Certificate Administrator, or any custodian on behalf of the Certificate Administrator, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator is obligated to review or cause to be reviewed the Mortgage File for each Mortgage Loan within a specified number of days after the Closing Date. If the Trustee receives written notice that a Material Document Defect exists, the Trustee will promptly notify the Depositor, the Sponsor, the Certificate Administrator, the Special Servicer and the Master Servicer. If the Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the Sponsor will be obligated either to replace the affected Mortgage Loan with a Qualified Substitute Mortgage Loan, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Mortgage Loan Purchase Agreement at the Repurchase Price. This substitution or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.
Servicing of the Mortgage Loans
     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (and any Split-Loans) for which it is responsible (as described below). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party sub-servicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the holders of any Companion Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.
     The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans, the Split-Loans and each REO Property for which it is responsible on behalf of the Issuing Entity and the Trustee (as trustee for the Certificateholders or, with respect to a Split-Loan, on behalf of the Certificateholders and any holders of the related Companion Loan, as a collective whole as if such Certificateholders or, with respect to a Split-Loan, such Certificateholders and any holders of the related Companion Loan, constituted a single lender) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and any Split-Loans) and, if applicable, any related intercreditor agreements and in accordance with:
•	the higher of the following standards of care:
1.	with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

2.	with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, and in case of either such clause (1) or (2), exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, any related intercreditor agreement and the terms of the respective Mortgage Loans (or Split-Loans);
•	with a view to—
1.	the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or Split-Loans), or

2.	in the case of (a) a Specially Serviced Mortgage Loan or (b) a Mortgage Loan (or Split-Loan) as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as a collective whole and as if the Certificateholders were a single lender) or the Split-Loan to the Certificateholders and the related holders of the related Companion Loan (as a collective whole and as if the Certificateholders and the related holders of the Companion Loan constituted a single lender) of principal and interest, including balloon payments, on a present value basis;

•	without regard to—
1.	any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate (or with respect to a Split-Loan, a Companion Loan or other indebtedness secured by the related Mortgaged Property or any Certificates backed by any related Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer,

3.	the obligation, if any, of the Master Servicer to make Advances,

4.	the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

5.	the ownership of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).
     The Pooling and Servicing Agreement provides, however, that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any of their respective directors, officers, employees or agents shall have any liability to the Issuing Entity, the Certificateholders or any holder of any related Companion Loan for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.
     Although the Master Servicer and the Special Servicer are required to service and administer the pool of Mortgage Loans and any Split-Loans in accordance with the Servicing Standard and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of Assumption Fees and Modification Fees may under certain circumstances provide them with an economic disincentive to comply with this standard.
     In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and any Companion Loan which is not a Specially Serviced Mortgage Loan. The Master Servicer will transfer certain servicing actions of a Mortgage Loan to the Special Servicer when that Mortgage Loan becomes a Specially Serviced Mortgage Loan.
     A “Specially Serviced Mortgage Loan” means any Mortgage Loan, Split-Loan, REO Mortgage Loan or REO Companion Loan being serviced under the Pooling and Servicing Agreement, as to which any of the following events (each, a “Servicing Transfer Event”) has occurred:
     (a) the related borrower has failed to make when due any Monthly Payment (and/or any escrow and reserve payments) or a balloon payment, which failure continues unremedied (without regard to any grace period) or which failure the Master Servicer or the Special Servicer (with the consent of the Controlling Class Representative during a Subordinate Control Period) determines, in its reasonable good faith judgment, is likely to continue unremedied:

•	except in the case of a balloon Mortgage Loan (or any Companion Loan) delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or
•	in the case of a delinquent balloon payment, (A) 1 day beyond the date on which that balloon payment was due (except as described in clause (B) of this bullet point) or (B) in the case of a Mortgage Loan (or Split-Loan) delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date the balloon payment was due, 60 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or
     (b) there has occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that (i) in the judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (during any Subordinate Control Period), in consultation with the Controlling Class Representative and the Operating Advisor (during any Collective Consultation Period) and in consultation with the Operating Advisor (during any Senior Consultation Period) or, with respect to any Split-Loan in consultation with the holder of the related Companion Loan to the extent provided for in the related intercreditor agreement) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan (or Split-Loan) or otherwise materially adversely affects the interests of Certificateholders (or, in the case of a Split-Loan, the Certificateholders or the holder of the related Companion Loan), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Split-Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Split-Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of a Split-Loan, the Certificateholders or the holder of the related Companion Loan); or
     (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or
     (d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or
     (e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or
     (f) the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or
     (g) the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (during any Subordinate Control Period), in consultation with the Controlling Class Representative and the Operating Advisor (during any Collective Consultation Period) and in consultation with the Operating Advisor (during any Senior Consultation Period) or, with respect to any Split-Loan in consultation with the holder of the related Companion Loan to the extent provided for in the related intercreditor agreement) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan (or Split-Loan) is reasonably foreseeable or there is a significant risk of such default, (ii) in the case of a non-monetary default, such default would materially impair the value of the related Mortgaged Property as security for the Mortgage Loan (or Split-Loan) or otherwise materially adversely affect the interests of Certificateholders (or, in the case of a Split-Loan, the Certificateholders or the holder of the related Companion Loan), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of the Mortgage Loan (or Split-Loan) or, if no grace period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan (or Split-Loan)).
     It will be considered an “Acceptable Insurance Default” with respect to any Mortgage Loan or the Split-Loan, if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the Controlling Class Representative (during any Subordinate Control Period) or, with respect to a Split-Loan in consultation with the holder of the related Companion Loan to the extent required pursuant to the terms of the related intercreditor agreement that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or the holder of any related Companion Loan, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.
     If a Servicing Transfer Event exists with respect to one loan in a Split-Loan, it will be considered to exist for the entire Split-Loan.
     A Mortgage Loan (or Split-Loan) will become a “Corrected Mortgage Loan” when:
•	with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely Monthly Payments (and/or, if applicable, the related escrow and reserve payments) under the terms of the Mortgage Loan (or Split-Loan) (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•	with respect to the circumstances described in clause (b) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.
     The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (or any Split-Loan) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Mortgage Loan. The servicing of any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be transferred by the Special Servicer to the Master Servicer. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.
     Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced Mortgage Loans maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.
     Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.
     All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or from the sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).
Servicing of the Split-Loans
     In general, any Split-Loans (including any related Companion Loans) will be serviced and administered under the Pooling and Servicing Agreement and the intercreditor or co-lender agreement, as applicable, as though the Companion Loans are a part of the Mortgage Pool. If a Companion Loan becomes a Specially Serviced Mortgage Loan, the related Mortgage Loan that is part of such Split-Loan will also become a Specially Serviced Mortgage Loan. For more detailed information, including any termination rights with respect to the Special Servicer, please see “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.
Advances
     The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan (excluding any Companion Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date) or, following a default in the payment of amounts due on the maturity date of a Mortgage Loan or in respect of an REO Mortgage Loan, the amount equal to the Assumed Monthly Payment. If the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. Neither the Master Servicer nor the Trustee will be required or permitted to make an advance for balloon payments, default interest, excess interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amount less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.
     The “Assumed Monthly Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Mortgage Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Loan Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Loan Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

     The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (or any Split-Loan) to make advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan (or Split-Loan), if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in the Pooling and Servicing Agreement, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any insurance proceeds, condemnation awards or liquidation proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any appraisal or update thereof expressly permitted or required to be obtained under the Pooling and Servicing Agreement and (f) the operation, management, maintenance and liquidation of any REO Property; provided that, notwithstanding anything to the contrary, “Property Advances” will not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of the Pooling and Servicing Agreement, or any intercreditor agreement.
     The Master Servicer will be required to advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer or the Special Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs will be an expense of the Issuing Entity and will be paid by the Master Servicer out of the Collection Account (or in the case of a Split-Loan, the related Split-Loan Custodial Account)). The cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.
     The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make, unless the Trustee or the Special Servicer determines such Advance would be a Nonrecoverable Advance.
     The Special Servicer will be required to request that the Master Servicer make Property Advances with respect to a Specially Serviced Mortgage Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer will be required to make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, will be required to make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, but may elect to make certain Property Advances out of its own funds on an emergency basis.
     If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required if a responsible officer of the Trustee has actual knowledge of the failure:
•	to give the Master Servicer notice of the Master Servicer’s failure to make the Property Advance; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Advance would be a Nonrecoverable Advance.
     The Master Servicer, the Special Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Penalty Charges on the related Mortgage Loan, a shortfall will result which may have the same effect as a Realized Loss, in particular if such Advance is determined to be a Nonrecoverable Advance. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, New York edition.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances (and the right of the Special Servicer to elect to make Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement will continue through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended solely to provide a limited amount of liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.
     Neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its commercially reasonable business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation awards, net liquidation proceeds or any other recovery on or with respect to the Mortgage Loan, Split-Loan or REO Property as to which such Advance was made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its commercially reasonable business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates (subject to the discussion in this section relating to a Split-Loan), which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of the principal portion of general collections on the Mortgage Loans and REO Properties and to the extent the principal portion of general collections is insufficient and with respect to any excess, subject to any election (in the party to be reimbursed’s sole discretion) to defer reimbursement of the Nonrecoverable Advance, out of other collections on the Mortgage Loans, Split-Loans and REO Properties. Subject to the next sentence with respect to the Special Servicer, any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers’ certificate delivered to the Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Administrator setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee written notice of such determination. Any such determination by the Special Servicer will be conclusive and binding on the Master Servicer, the Trustee, the other parties to the Pooling and Servicing Agreement and the Certificateholders. Although the Special Servicer may determine whether an Advance is a Nonrecoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable. In the absence of a determination by the Special Servicer that an advance is a Nonrecoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable; provided, however, that the Trustee may conclusively rely upon any determination made by the Master Servicer or the Special Servicer that an Advance is or would be nonrecoverable, and the Master Servicer may conclusively rely on the Special Servicer’s determination that an Advance is or would be nonrecoverable.
     Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account (subject to the discussion in this section relating to a Split-Loan) that would otherwise be a Property Advance with respect to a Mortgage Loan, Split-Loan or Specially Serviced Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if advanced, be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Master Servicer or the Special Servicer, as applicable, determines that making the payment is in accordance with the Servicing Standard.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it (including all Advances made with respect to a Split-Loan), equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the Mortgage Loan (including Penalty Charges), (ii) insurance proceeds, condemnation awards or liquidation proceeds from the sale of the Defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or in its commercially reasonable business judgment (in the case of the Trustee) that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.
     Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest thereon). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of late collections or any other recovery on or in respect of the related Mortgage Loan or the Split-Loan or REO Mortgage Loan or REO Companion Loan, or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and unreimbursed Nonrecoverable Advances, out of the principal portion of future general collections on the Mortgage Loans and the REO Properties.
     In the case of the Split-Loan, the Master Servicer, the Trustee and the Special Servicer, as applicable, will be entitled to reimbursement for a Property Advance that has been determined to be a Nonrecoverable Advance, first from the Split-Loan Custodial Account, and then, if such funds are insufficient, from general collections in the Collection Account in the manner described above. To the extent the Master Servicer or the Trustee, as applicable, is reimbursed from general collections in the Collection Account, the related intercreditor agreement will require the holder of the related Companion Loan to promptly, following notice, reimburse the Issuing Entity for its pro rata share of such Property Advance. In the case of a Split-Loan, the Master Servicer and the Trustee, as applicable, will only be entitled to reimbursement for a P&I Advance that has been determined to be a Nonrecoverable Advance, first from the Split-Loan Custodial Account from amounts allocable to the related Mortgage Loan, and then, if funds are insufficient, from general collections in the Collection Account in the manner described above. The Master Servicer, the Special Servicer and the Trustee, as applicable, will make its own recoverability determination with respect to a P&I Advance to be made on the related Mortgage Loan included in any Split-Loan based on the information that they have on hand and in accordance with the Pooling and Servicing Agreement. If a Companion Loan included in any Split-Loan is subsequently included in a securitization trust, it is expected that the related master servicer and trustee, as applicable, will be required to make its own recoverability determination with respect to a principal and interest advance to be made by such master servicer or trustee on such Companion Loan based on the information that they have on hand and in accordance with the related pooling and servicing agreement. The Master Servicer and the Trustee, as applicable, and such other master servicer or trustee will be required to notify the other of the amount of its P&I Advance or principal and interest advance, as applicable, within the time frame set forth in the Pooling and Servicing Agreement or the pooling and servicing agreement for the related Companion Loan, as applicable. With respect to any Split-Loan, if the Master Servicer, Special Servicer or Trustee, as applicable, determines that a proposed P&I Advance, if made, would be nonrecoverable or an outstanding P&I Advance is or would be nonrecoverable or if the Special Servicer, Master Servicer or Trustee, as applicable, subsequently determines that a proposed Property Advance would be nonrecoverable or an outstanding Property Advance is or would be nonrecoverable, the Master Servicer or the Trustee will notify the master servicer and trustee of the securitization trust, if any, holding the related Companion Loan of such determination.

     Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide a limited amount of liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.
     Any election described above by the Master Servicer or the Trustee to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Collection Period will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the Master Servicer or the Trustee making the election to otherwise be reimbursed for a Nonrecoverable Advance (together with interest on that Nonrecoverable Advance). An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). None of the Master Servicer, the Trustee or the other parties to the Pooling and Servicing Agreement will have any liability to one another or to any of the Certificateholders for any election that such party makes to refrain or not to refrain from reimbursing itself for a Nonrecoverable Advance as described in this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standard or any duty under the Pooling and Servicing Agreement. The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.
Accounts
     The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account or accounts (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain one or more separate accounts on behalf of the Certificateholders and any holders of the related Companion Loan (each a “Split-Loan Custodial Account”) with respect to any Split-Loan, which may be a sub-account of the Collection Account or another Split-Loan Custodial Account and deposit amounts collected in respect of each Split-Loan therein. The Issuing Entity will only be entitled to amounts on deposit in any Split-Loan Custodial Account to the extent these funds are not otherwise payable to a Companion Loan holder.
     The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account, in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges (but not the Companion Loan), and (ii) the Certificate Administrator Fee (including the portion that is payable to the Trustee). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account, as applicable, on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.
     The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of a Distribution Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit into the Interest Reserve Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts and deposit such amount into the Lower-Tier Distribution Account.
     The Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by that Master Servicer on or prior to the related Determination Date.
     The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of the Distribution Account. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Sequential Pay Certificates, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied first, to all amounts remaining due and payable on the Sequential Pay Certificates and any Realized Losses allocated to such Certificates after application of the Available Funds for such Distribution Date, and second, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y) the aggregate Certificate Principal Amount of the Sequential Pay Certificates as of such Distribution Date.
     Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.
     The Collection Account, each Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer on behalf of the Certificate Administrator) on behalf of the holders of Certificates. Each of the Collection Account, any Split-Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company satisfying the criteria set forth in the Pooling and Servicing Agreement.
     Amounts on deposit in the Collection Account, any Split-Loan Custodial Account, each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments satisfying the criteria set forth in the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Split-Loan Custodial Account and (to the extent not payable to the related borrower under the related loan documents or applicable law) any escrow account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in each of the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account will be payable to the Certificate Administrator.
Withdrawals from the Collection Account
     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges and (II) the Certificate Administrator Fee (including the portion that is payable to the Trustee) for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received in the applicable one-month period ending on the related

Determination Date, if any, (C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Interest Accrual Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts requested by it to pay any taxes imposed on any REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.
Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses
     Due-on-Sale. Subject to the discussion under “—Controlling Class Representative” and “—The Operating Advisor” below, the Special Servicer (and not the Master Servicer) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. However, the Special Servicer may not waive its rights of the lender or grant its consent under any due-on-sale clause, unless—
•	the Special Servicer has received a No Downgrade Confirmation; or

•	such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance;
provided that no such No Downgrade Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000. If a No Downgrade Confirmation is not required for such waiver of a “due-on-sale” clause, prior written notice to each Rating Agency is required to be given.
     With respect to any Split-Loan, no waiver of a due-on-sale provision will be effective unless the Special Servicer first consults with the Companion Loan holder if and to the extent required under the related intercreditor agreement.
     With respect to any transfer or assumption permitted under the related Mortgage Loan documents upon satisfaction of certain conditions, the Special Servicer will determine whether such conditions have been satisfied.
     A “No Downgrade Confirmation” is a written confirmation from each Rating Agency then in business that was engaged by or on behalf of the Depositor to initially rate the Certificates that each credit rating of each Class of Certificates, as applicable, to which it has assigned a rating immediately prior to the occurrence of the event with respect to which the No Downgrade Confirmation is sought, will not be qualified, downgraded or withdrawn as a result of the occurrence of the event, which confirmation may be waived, granted or withheld in that Rating Agency’s sole and absolute discretion.
     If the party required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for a No Downgrade Confirmation and, within 10 business days of such request being sent to the applicable Rating Agency, such Rating Agency provides a written waiver or other written acknowledgment indicating its decision not to review the matter for which such confirmation is sought, a No Downgrade Confirmation will not be required, and the requested No Downgrade Confirmation will be deemed to have been satisfied for such action at such time. If such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such requesting party will be required to confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has, promptly request the related No Downgrade Confirmation again. If such Rating Agency does not reply to such second request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a No Downgrade Confirmation within five 5 Business Days of such second request, then (x) with respect to any such action in any Mortgage Loan document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Master Servicer or the Special Servicer, as applicable, will be required to determine whether or not approving such request is in accordance with the Pooling and Servicing Agreement and the Servicing Standard, and if such party determines that approving such request would be in accordance with the Pooling and Servicing Agreement and Servicing Standard, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, the condition precedent will be deemed to be satisfied without any such determination by the Master Servicer or the Special Servicer (it being understood that the Master Servicer or the Special Servicer, as applicable, will in any event review the conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)) and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (ii) if Moody’s is the non-responding Rating Agency, such replacement master servicer or special servicer acts as the master servicer or special servicer, as applicable, in at least one commercial mortgage loan securitization transaction rated by Moody’s and the applicable rating agency has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination. In the case of a No Downgrade Confirmation required under the Pooling and Servicing Agreement with respect to any matter that affects the servicing and administration of the RiverTown Crossings Mall Split-Loan, the term “Rating Agency” also includes any rating agency that is engaged from time to time to rate the securities issued in connection with the securitization of the RiverTown Crossings Mall Companion Loan.
     Due-on-Encumbrance. Subject to the discussion under “—Controlling Class Representative” and “—The Operating Advisor” below, the Special Servicer (and not the Master Servicer) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. However, the Special Servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless—
•	the Special Servicer has received a No Downgrade Confirmation, or

•	such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance;

provided that no such No Downgrade Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000. If a No Downgrade Confirmation is not required for such waiver of a “due-on-encumbrance” clause, prior written notice to each Rating Agency is required to be given.
     With respect to any Split-Loan, no waiver of a due-on-encumbrance provision will be effective unless the Special Servicer first consults with the Companion Loan holder if and to the extent required under the related intercreditor agreement.
     With respect to any further encumbrance of a Mortgaged Property or the borrower permitted under the related Mortgage Loan documents upon satisfaction of certain conditions, the Special Servicer will determine whether such conditions have been satisfied.
     See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the accompanying prospectus.
Inspections
     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Properties, the Special Servicer) will be required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2012; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer will be required to inspect the Mortgaged Property securing any Mortgage Loan or Split-Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every 12 months for so long as such condition exists. The cost of any annual inspection, or bi-annual inspection, as the case may be, will be required to be borne by the Master Servicer unless the related Mortgage Loan or Split-Loan is a Specially Serviced Mortgage Loan, in which case such cost will be treated as a Property Advance (or as an expense of the Issuing Entity and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.
Evidence as to Compliance
     Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will be required under the Pooling and Servicing Agreement (and each additional servicer will be required under its subservicing agreement) to deliver annually to the Certificate Administrator and the Depositor, with a copy to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), solely in the case of the Special Servicer to the Operating Advisor (during any Collective Consultation Period and any Senior Consultation Period) and, with respect to any Split-Loan, to the holder of the related Companion Loan, on or before the date specified in the Pooling and Servicing Agreement (and with respect to any Companion Loan included in any other commercial-mortgage loan securitization, the date set forth in the servicing agreement for such securitization), an officer’s certificate stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or applicable sub-servicing agreement or primary servicing agreement in the case of an additional servicer has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in the case of an additional servicer in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.
     In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Operating Advisor, the Trustee and the Certificate Administrator, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, each servicing function participant (other than another such party to the

Pooling and Servicing Agreement) with which it has entered into a servicing relationship on or prior to the closing date with respect to the Mortgage Loans and (b) cause, each servicing function participant (other than another such party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship after the closing date with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Trustee, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only), and the Depositor, with a copy to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), a report on an assessment of compliance assessing compliance by that party with the relevant servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:
•	a statement of the party’s responsibility for assessing compliance with the relevant servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the relevant servicing criteria;

•	the party’s assessment of compliance with the relevant servicing criteria during and as of the end of the prior fiscal year covered by the relevant Form 10-K, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the relevant servicing criteria during and as of the end of the prior fiscal year.
     Each party that is required to deliver an assessment of compliance report will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the relevant servicing criteria set forth in Item 1122(d) of Regulation AB.
Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor
     Each of the Master Servicer, the Special Servicer and the Operating Advisor will be permitted to assign its respective rights and delegate its respective duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a No Downgrade Confirmation. The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement will provide that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law; provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator. No such resignation will become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the responsibilities, duties, liabilities and obligations of the Master Servicer, the Special Servicer or the Operating Advisor, respectively, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.
     The Pooling and Servicing Agreement will also provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the Certificateholders or any holder of the Companion Loan or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation with respect to such respective party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement with respect to such respective party. The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (including, with respect to certain such parties, in connection with the dissemination of information and reports as contemplated by the Pooling and Servicing Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Property Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.
     With respect to the RiverTown Crossings Mall Split-Loan, the losses, liabilities or expenses described in the preceding sentence above that relate to such Split-Loan will be paid out of amounts on deposit in the separate Split-Loan Custodial Account maintained with respect to such Split-Loan (with such amounts allocated between the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan on a pro rata basis (based on each such loan’s outstanding principal balance)). If funds in the Split-Loan Custodial Account are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account, subject to reimbursement of a pro rata share of such amounts from the holder of the RiverTown Crossings Mall Companion Loan.
     In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action related to its respective obligations under the Pooling and Servicing Agreement which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.
     The Depositor will not be obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but will not be obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but will not be obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. If the Depositor or its designee undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Events of Default
     “Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:
     (a) (i) any failure by the Master Servicer to make a required deposit or payment to the Collection Account or any failure by the Master Servicer to deposit amounts to the applicable Split-Loan Custodial Account or remit to the holder of any Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;
     (b) any failure by the Special Servicer to deposit into any REO Account within 2 business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account, or any related Split-Loan Custodial Account, as applicable, any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;
     (c) any failure by the Master Servicer or the Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights; provided, however, if any failure with a 30 day cure period is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;
     (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;
     (e) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; provided that, in the case of an involuntary proceeding, order or decree relating to such events, such proceeding, order or decree has remained undischarged, undismissed or unstayed for a period of 60 days;
     (f) a Rating Agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a Companion Loan, or (ii) placed one or more Classes of Certificates or securities backed by a Companion Loan on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency, as applicable, within 60 days of such event); and
     (g) so long as the Issuing Entity or any securitization that holds a Companion Loan is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the times required under the Pooling and Servicing Agreement after any applicable grace, notice or cure period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, a “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by the sponsor or the loan seller prior to the Closing Date) is required, but fails, to deliver (after any applicable grace, notice or cure period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).
Rights Upon Event of Default
     If an Event of Default with respect to the Master Servicer or the Special Servicer occurs, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).
     On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (other than amounts earned by the Master Servicer or the Special Servicer, as the case may be prior to termination) if the Master Servicer or Special Servicer, as applicable, had continued to act under the Pooling and Servicing Agreement. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a No Downgrade Confirmation with respect to the Trustee so acting, the Trustee will be required to appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee will be required to obtain a No Downgrade Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.
     Notwithstanding the foregoing discussion in this “—Rights Upon Event of Default” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clause (f) under “—Events of Default” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer whose appointment Fitch and Moody’s have provided a No Downgrade Confirmation.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously delivered to the Certificate Administrator and the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class of Certificates affected by the default made written request to the Trustee (with a copy to the Certificate Administrator) to institute such suit, action or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such suit, action or proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, neglected or refused to institute such suit, action or proceeding. No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.
     The Trustee and Certificate Administrator will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee and or the Certificate Administrator, as applicable reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.
Waivers of Events of Default
     An Event of Default may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except (i) a default in making any required deposits to or payments from the Collection Account, the related Split-Loan Custodial Account or the Lower Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement and (ii) an Event of Default described in clause (g) of the definition of “Event of Default” unless the Depositor has consented to such waiver). If an Event of Default by the Master Servicer is waived in connection with a Split-Loan, the holder of the related Companion Loan, as applicable, will, to the extent set forth in the related intercreditor agreement, be entitled to require that the Master Servicer appoint a sub-servicer to service such Split-Loan, as the case may be, if such sub-servicer meets the requirements that a successor master servicer would be required to satisfy to be a successor master servicer set forth in the Pooling and Servicing Agreement; provided, that such Companion Loan holder obtains a No Downgrade Confirmation with respect to such sub-servicer.
Termination of the Special Servicer Without Cause
     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:
     (a) during a Subordinate Control Period, the Special Servicer may be removed at the direction of the Controlling Class Representative; and
     (b) during a Collective Consultation Period or Senior Consultation Period, the Special Servicer may be removed, in accordance with the procedures set forth in the next succeeding paragraph.
     The procedures for removing a Special Servicer during a Collective Consultation Period or Senior Consultation Period will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Principal Amounts of the Certificates) of the Regular Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a No Downgrade Confirmation (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their address appearing in the certificate register. Upon the written direction of holders of Regular Certificates evidencing at least 75% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Principal Amounts of the Certificates) of the Regular Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.
     The termination and replacement of the Special Servicer without cause will also be subject to the Special Servicer entering into a fee splitting agreement with the replacement Special Servicer negotiated in good faith by the Special Servicer and mutually acceptable to both parties, which sets forth the apportionment of Workout Fees and Liquidation Fees that are expected to be payable on Specially Serviced Mortgage Loans. In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.
Amendment
     The Pooling and Servicing Agreement may be amended by mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the holders of Certificates (or any holder of a Companion Loan):
     (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;
     (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement, with the description of the provisions in the accompanying prospectus, this prospectus supplement or the Private Placement Memorandum or to correct any error;
     (c) to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or a No Downgrade Confirmation;
     (d) to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity, provided that the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the accompanying prospectus);
     (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, in which case, at the expense of the Issuing Entity) addressed to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer or a No Downgrade Confirmation from each Rating Agency;

     (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, in which case, at the expense of the Issuing Entity) addressed to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer or a No Downgrade Confirmation from each Rating Agency;
     (g) to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Securities Exchange Act of 1934, as amended; provided that such modification does not materially increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer and such regulation does not provide a “grandfather” clause for prior securitizations; and
     (h) to modify, alter, amend, add to or rescind any of the provisions contained in the Pooling and Servicing Agreement if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided, with respect to Rule 15Ga-1 under the Exchange Act.
     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66⅔% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a No Downgrade Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, or (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders.
     Notwithstanding the foregoing, the Pooling and Servicing Agreement will not be permitted to be amended in any manner that would (a) be materially adverse to any Underwriter or any initial purchaser of the Non-Offered Certificates or any holder of a Companion Loan without the prior written consent of such Underwriter, initial purchaser or Companion Loan holder, respectively, or (b) increase, in any material respect, the obligations or impair in any material respect the rights of the Sponsor under the Mortgage Loan Purchase Agreement without the prior written consent of the Sponsor.
     Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause any REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.
Realization Upon Mortgage Loans
     Specially Serviced Mortgage Loans; Appraisals
     As promptly as reasonably practicable upon the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified by the Special Servicer in writing to the Certificate Administrator) diligently and in good faith proceeding to obtain such appraisal), the Special Servicer will be required to use reasonable efforts to obtain an updated appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards. However, the Special Servicer will not be required to obtain an updated appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal. The cost of any updated appraisal will be a Property Advance.
     Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans
     In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will, subject to a determination of nonrecoverability, be a Property Advance.
     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, any Companion Loan Holder (with respect to any Split-Loan) and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.
     Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity (or any holder of a related Companion Loan), obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not obtain title to any direct or indirect partnership or membership interest in any Mortgaged Property, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Custodian, the Trustee or the Issuing Entity or the holders of Certificates (or, if applicable, any holder of a related Companion Loan), would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Issuing Entity and, if applicable, any holder of a related Companion Loan in accordance with the Servicing Standard to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, any holder of a related Companion Loan in accordance with the Servicing Standard to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company or limited partnership with the Issuing Entity as the sole owner to hold title to the Mortgaged Property or to hold a Defaulted Mortgage Loan.
     If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates (and, if applicable, any holder of a related Companion Loan). Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or the Split-Loan, the related Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity and any related Companion Loan will be considered to be an REO Companion Loan held for the benefit of the related Companion Loan Holder, in each case, until such time as the related REO Property is sold by the Issuing Entity and, in each case, will be reduced only by collections net of expenses.

     If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company or a limited partnership, 100% of the equity interests in which are owned, directly or indirectly, through one or more such single member limited liability companies or limited partnerships established for that purpose), the Special Servicer will be required to sell the REO Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or does not deny an extension of time to sell the REO Property or (2) the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee receive an opinion of independent counsel, addressed to the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, to the effect that the holding of the property longer than the above-referenced three year period will not result in the imposition of a tax on any REMIC or cause the Issuing Entity (or any REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard and the terms of the Pooling and Servicing Agreement and any applicable intercreditor agreement. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Issuing Entity acquires title to any REO Property, the Special Servicer, on behalf of the Issuing Entity, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the REO Property as required under the Pooling and Servicing Agreement.
     Generally, neither the upper-tier REMIC nor any lower-tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the REMIC holding the mortgaged property at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the REMIC holding the mortgaged property to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the accompanying prospectus.
     To the extent that liquidation proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.
     Sale of Defaulted Mortgage Loans
     For a period of 90 days following a Mortgage Loan or Split-Loan becoming a Defaulted Mortgage Loan (an “Exclusive Purchase Option Period”), the majority Certificateholder of the Controlling Class and the Special Servicer (and their assigns) will have the exclusive option to purchase the Defaulted Mortgage Loan (in the case of a Defaulted Mortgage Loan that is a Split-Loan, only together with the related Pari Passu Companion Loan) at a price equal to the Par Option Purchase Price (a “Par Purchase Option”) (which option shall be exercisable by whichever party first provides written notice of its intent to exercise the option to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer or, if both parties provided notice to the Trustee on the same day, the Special Servicer). Upon the expiration of such 90-day Exclusive Purchase Option Period, (i) the Par Purchase Option will continue to be outstanding until the earlier to occur of (a) the Mortgage Loan or Split-Loan no longer being a Defaulted Mortgage Loan, or (b) sale of the Defaulted Mortgage Loan, and (ii) if the Special Servicer determines that attempting to sell the Defaulted Mortgage Loan is an appropriate action to take in accordance with the Servicing Standard, the Special Servicer will be required to use reasonable efforts to solicit or receive offers for the Defaulted Mortgage Loan (in the case of a Defaulted Mortgage Loan that is a Split-Loan, only together with the related Pari Passu Companion Loan) on behalf of the Certificateholders and the holder of a related Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price (which may include, but not be limited to, single or group loan sales through loan sale brokers and auction companies, including online auction services and receipt of unsolicited offers) and, subject to (x) the terms and conditions of the Pooling and Servicing Agreement and (y) the prior right of any holder of the Par Purchase Option, accept from any person the highest cash bid that constitutes a fair price for the Defaulted Mortgage Loan that is received in the solicitation process within the time frame set for such process by the Special Servicer. If the Special Servicer receives an unsolicited offer that it deems to be a fair price for the Defaulted Mortgage Loan, the Special Servicer will not be obligated to solicit other offers. During any Subordinate Control Period, any sale of a Defaulted Mortgage Loan for an amount less than the applicable Par Option Purchase Price will be subject to the consent of the Controlling Class Representative. The Par Purchase Option will terminate upon the Trustee (or the Special Servicer on its behalf) entering into a binding purchase and sale agreement with the prospective purchaser of the related Defaulted Mortgage Loan.
     The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person as evidenced by a certification from such bidder. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, (i) the bid amounts received and (ii) the conditions, costs, risks and expenses relating to selling a mortgage note rather than real property and (iii) the period and amount of any delinquency on the affected Mortgage Loan (or Split-Loan), the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.
     If the highest bidder is an Interested Person, then the Trustee will be required to determine whether the cash bid constitutes a fair price (except in the case of the exercise of a Par Purchase Option by an Interested Person). However, no bid from an Interested Person will constitute a fair price unless (i) it is equal to or greater than the Par Option Purchase Price or (ii)(a) it is the highest bid received and (b) at least two other bids are received from independent third parties (unless having solicited such bids, less than two other bids have been received). In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on, among other factors, (i) the bid amounts received, (ii) the most recent appraisal or updated appraisal conducted in accordance with the Pooling and

Servicing Agreement within the preceding 9 month period or, in the absence of any such appraisal, on a new appraisal, (iii) the conditions, costs, risks and expenses relating to selling a mortgage note rather than real property and (iv) the period and amount of any delinquency on the affected Mortgage Loan (or Split-Loan), the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.
     The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and any holder of a related Companion Loan in accordance with the Servicing Standard and in such manner as will be reasonably likely to realize a fair price within the time period specified in the Pooling and Servicing Agreement and generally as with respect to a Defaulted Mortgage Loan.
     Notwithstanding any of the foregoing paragraphs, (i) the Special Servicer will not be required to accept the highest cash offer with respect to a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative during a Subordinate Control Period or Collective Consultation Period and the Operating Advisor during a Collective Consultation Period or Senior Consultation Period) that rejection of such offer would be in accordance with the Servicing Standard, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines that acceptance of such offer would be in accordance with the Servicing Standard and (ii) the Trustee will not be required to confirm the highest cash offer as a fair price if the Trustee determines in its commercially reasonable judgment that rejection by the Special Servicer of such offer would be in the best interest of the Certificateholders and in the case of a Split-Loan, the related Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan holder constituted a single lender), and the Trustee may confirm a lower cash offer as the fair price if it determines in its commercially reasonable judgment that acceptance of such offer would be in the best interest of the Certificateholders and, in the case of a Split-Loan, the related Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan holder constituted a single lender). To the extent set forth in the related intercreditor agreement, the RiverTown Crossings Mall Non-Controlling Note Holder will have consultation rights in connection with the sale of such Split-Loan as one whole loan after such Split-Loan has become a Defaulted Mortgage Loan.
     An “Interested Person” is the Special Servicer or any independent contractor engaged by the Special Servicer pursuant to the Pooling and Servicing Agreement (other than any manager of a Mortgaged Property or any person known by a responsible officer of the Trustee to be an affiliate of any such manager of a Mortgaged Property).
     The “Par Option Purchase Price” is a price equal to the sum of (i) the outstanding principal balance of that Mortgage Loan (or REO Mortgage Loan) (and the related Pari Passu Companion Loan, if applicable) at the time of purchase, plus (ii) all accrued and unpaid interest, other than default interest and Excess Interest, due with respect to that Mortgage Loan (or REO Mortgage Loan) (and the related Pari Passu Companion Loan, if applicable) pursuant to the related loan documents through the Due Date in the collection period of purchase, plus (iii) all unreimbursed Property Advances (including any Property Advances and advance interest that were reimbursed out of general collections on the Mortgage Loans), plus (iv) all accrued and unpaid Interest on Advances in respect of the related Mortgage Loan (and the related Pari Passu Companion Loan, if applicable), plus (v) all outstanding (i.e., unpaid) Special Servicing Fees, Operating Advisor Fees, Workout Fees and other additional expenses (other than Liquidation Fees) of the Issuing Entity outstanding (i.e., unpaid) related to that Mortgage Loan (and the related Pari Passu Companion Loan, if applicable), plus (vi) a Liquidation Fee, if the Mortgage Loan (and the related Pari Passu Companion Loan, if applicable) is being purchased more than 60 days after the date such Mortgage Loan becomes a Defaulted Mortgage Loan.
     A “Defaulted Mortgage Loan” is a Mortgage Loan or Split-Loan (i) that is delinquent at least sixty (60) days in respect of its Monthly Payments or delinquent in respect of its balloon payment (or if the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date the balloon payment was due, delinquent for (60) days beyond the date on which the balloon payment was due (or such shorter period beyond the date on which the balloon payment was due during which the refinancing was scheduled to occur)), if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note or (ii) as to which the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Note.

     Modifications, Waivers and Amendments
     The Pooling and Servicing Agreement will permit (a) the Master Servicer, with respect to any non-Specially Serviced Mortgage Loan and only with respect to Minor Decisions, or (b) the Special Servicer, with respect to any Specially Serviced Mortgage Loan and, other than Minor Decisions, with respect to non-Specially Serviced Loans, in each case subject to the consulting rights of the Operating Advisor, if any, and any holder of any related Pari Passu Companion Loan (to the extent provided for in the related intercreditor agreement) and the consent or consulting rights of the Controlling Class Representative, to modify, waive or amend any term of any Mortgage Loan or any Split-Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan (or Split-Loan) pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).
     In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan (or Split-Loan) beyond a date that is 5 years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan (or Split-Loan) is secured by a ground lease, extend the maturity date of such Mortgage Loan (or Split-Loan) beyond a date which is 10 years prior to the expiration of the term of such ground lease.
     In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan (or Split-Loan) or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.
     With respect to non-Specially Serviced Mortgage Loans, the Master Servicer, without the consent of the Special Servicer or the Controlling Class Representative, will be responsible for any request by a borrower for the consent or approval of the lender with respect to any of the following matters (each, a “Minor Decision”):
     (i) approving routine leasing activity (including any subordination, non-disturbance and attornment agreement) with respect to any lease for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property;
     (ii) approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;
     (iii) approving annual budgets for the related Mortgaged Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);
     (iv) subject to other restrictions in the Pooling and Servicing Agreement regarding principal prepayments, waiving any provision of a Mortgage Loan or a Split-Loan requiring a specified number of days notice prior to a principal prepayment;
     (v) approving non-material modifications, consents or waivers in connection with a defeasance permitted by the terms of the related Mortgage Loan or the Split-Loan if the Master Servicer receives an opinion of counsel (at the expense of the borrower) to the effect that such non-material modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or the Grantor Trust to fail to qualify as a grantor trust under the Code or result in a “prohibited transaction” under the REMIC provisions; provided that approvals of material modifications, consents or waivers in connection with a defeasance permitted by the terms of the related Mortgage Loan or Split-Loan (including, without limitation, changes in defeasance collateral and consents, modifications or waivers relating to unpermitted transfers and assumptions and waivers of payments of any amounts due under the Mortgage Loan or Split-Loan) require Special Servicer approval as well as the preceding opinion of counsel;
     (vi) approving any consents with respect to (A) any easement or right-of-way for utilities, access, parking, public improvements or another purpose, and the subordination of the related Mortgage Loan or Split-Loan to such easement or right-of-way, provided that the Master Servicer shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related borrower’s ability to repay the Mortgage Loan or Split-Loan, and will not materially or adversely affect the value of such Mortgaged Property and that the granting of such consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or the Grantor Trust to fail to qualify as a grantor trust under the Code or result in a “prohibited transaction” under the REMIC provisions or (B) any non-easements or non-material right-of-ways and the subordination of the related Mortgage Loan or Split-Loan to such non-material easement or right-of-way;
     (vii) approving a change of the property manager at the request of the related borrower, provided that (A)the successor property manager is not affiliated with the related borrower, and is a nationally or regionally recognized manager of similar properties, and (B) the related Mortgage Loan or Split-Loan does not have an outstanding principal balance in excess of $15,000,000 (or in the case of a Mortgaged Property owned by tenant-in-common borrowers, $5,000,000); and
     (viii) routine disbursements of escrow account and/or reserve sums, including, without limitation, those held for the payment of taxes, insurance, tenant improvement work, letter of credit extensions, leasing commissions and replacement reserves, other than Disbursements of Earnouts or Holdback Amounts.
     “Disbursement of Earnouts or Holdback Amounts” means the disbursement or funding to a mortgagor of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any Mortgage Loan or Split-Loan when certain conditions precedent thereto relating to the satisfaction of performance related criteria (e.g., project reserve thresholds, lease-up requirements, sale requirements, etc.) as set forth in the applicable Mortgage Loan Documents, have been satisfied, including, without limitation, any request for the Disbursement of Earnouts or Holdback Amounts with respect to any Mortgage Loan or Split-Loan specified in the Pooling and Servicing Agreement.
     The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, to the extent provided in the applicable intercreditor agreement, any holder of the related Companion Loan (in case of a Split-Loan), the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period), and, subject to the provisions of the Pooling and Servicing Agreement, each Rating Agency, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Split-Loan and the date of the modification and deliver a copy to the Trustee, any holder of the related Pari Passu Companion Loan (in case of a Split-Loan) to the extent provided in the applicable intercreditor agreement, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period) and the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period), and the original to the Custodian of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the agreement.
     Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Split-Loan) will be paid as described under “Transaction Parties— Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

     The Special Servicer will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period) and the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period) during regular business hours at such time and for such duration as the Special Servicer, the Operating Advisor and, during the Subordinate Control Period or Collective Consultation Period, the Controlling Class Representative reasonably agree regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Special Servicer is responsible.
Controlling Class Representative
     General
     During a Subordinate Control Period, the Controlling Class Representative will have the right to consent to all Major Decisions with respect to Specially Serviced Mortgage Loans and non-Specially Serviced Mortgage Loans and approve all asset status reports prepared by the Special Servicer with respect to Specially Serviced Mortgage Loans.
     Except as otherwise described in the succeeding paragraphs below, during any Subordinate Control Period, or as described under “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement, the Special Servicer will not be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days after receipt of the written recommendation and analysis from the Special Servicer provided that if such written objection has not been received by the Special Servicer within the ten-day period, the Controlling Class Representative will be deemed to have approved such action (each of the following, a “Major Decision”):
     (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (or Split-Loan) as come into and continue in default;
     (ii) any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan (or Split-Loan) or any extension of the maturity date of such Mortgage Loan (or Split-Loan);
     (iii) any sale of a defaulted Mortgage Loan (or Split-Loan) or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Par Option Purchase Price;
     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;
     (v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (or Split-Loan) or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan (or Split-Loan) and for which there is no material lender discretion;
     (vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (or Split-Loan) or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;
     (vii) releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (or Split-Loan) and for which there is no material lender discretion;

     (viii) the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Specially Serviced Mortgage Loan”;
     (ix) following a default or an event of default with respect to a Mortgage Loan (or Split-Loan), any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property;
     (x) any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (or Split-Loan), or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates; and
     (xi) any determination of an Acceptable Insurance Default;
provided, further that, if the Special Servicer determines that immediate action with respect to a Major Decision, or any other matter requiring consent of the Controlling Class Representative during a Subordinate Control Period is necessary to protect the interests of the Certificateholders and with respect to a Split-Loan, the Certificateholders and any holder of a related Companion Loan consistent with the Servicing Standard, the Special Servicer may take any such action without waiting for the Controlling Class Representative’s response.
     Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan Documents, any applicable intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.
     During a Collective Consultation Period, the Special Servicer will be required to consult with the Controlling Class Representative and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required during a Subordinate Control Period; provided that such consultation is not binding on the Special Servicer. The Controlling Class Representative will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement during a Collective Consultation Period.
     During a Senior Consultation Period, the Controlling Class Representative will have no consent or consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative, but the Operating Advisor will have the same consultation rights as during the Collective Consultation Period. However, the Controlling Class Representative will maintain the right to exercise its Voting Rights as described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement.
     Upon the request of the Master Servicer, Special Servicer or Operating Advisor, as applicable, the Certificate Administrator must reasonably promptly provide the name of the then-current Controlling Class and, if requested, a list of the Certificateholders (or a securities position listing from DTC, if applicable) of the Controlling Class to such requesting party (at the expense of the Issuing Entity). Each holder of the Class NR Certificates will be required to notify the Certificate Administrator as to its identity and, upon receipt of such notice, the Certificate Administrator will be required (other than in the case of the Initial Controlling Class Representative) to notify the Master Servicer and the Special Servicer of the identity of such Certificateholder.
     The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus supplement.

     The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, as determined by the Certificate Registrar from time to time; provided that, (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of notice from the Holders of more than 50% of the Certificate Principal Amount of the Controlling Class that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative. The initial Controlling Class Representative is expected to be LNR Securities Holdings, LLC.
     A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.
     The “Controlling Class” will be (i) during the Subordinate Control Period, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) during the Collective Consultation Period, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, without regard to any Appraisal Reduction Amounts allocable to such Class, that is at least equal to 25% of the initial Certificate Principal Amount of that Class. The Controlling Class as of the Closing Date will be the Class NR Certificates.
     The “Control Eligible Certificates” will be any of the Class F, Class G and Class NR Certificates.
     A “Subordinate Control Period” is any period when the Certificate Principal Amount of the Class F Certificates, net of any Appraisal Reduction Amounts notionally allocated to the reduction of the principal amount of that Class, is not less than 25% of the initial Certificate Principal Amount of Class F Certificates.
     A “Collective Consultation Period” is any period when both (i) the Principal Amount of Class F Certificates, net of any Appraisal Reduction Amounts notionally allocated to the reduction of the principal amount of that Class, is less than 25% of its initial Certificate Principal Amount of the Class F Certificates and (ii) the Certificate Principal Amount of the Class F Certificates, without regard to any Appraisal Reduction Amounts allocated to the reduction of the principal amount of that Class, is at least 25% of the initial Certificate Principal Amount of the Class F Certificates.
     A “Senior Consultation Period” is any period when the Certificate Principal Amount of the Class F Certificates, without regard to any Appraisal Reduction Amounts notionally allocable to such Class, is less than 25% of the initial Certificate Principal Amount of the Class F Certificates.
     With respect to each Mortgage Loan that is part of a Split-Loan, the related Companion Loan holder will have certain consultation rights with respect to certain major decisions and other matters relating to such Split-Loan, in each case to the extent provided for in the related intercreditor agreement. “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.
     Limitation on Liability of the Controlling Class Representative
     The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.
     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:
     (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

     (b) may act solely in the interests of the holders of the Controlling Class;
     (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;
     (d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and
     (e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) — (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.
     Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.
Operating Advisor
     General Obligations
     During any Collective Consultation Period and any Senior Consultation Period, subject to the limitations described in this prospectus supplement or the Pooling and Servicing Agreement, the Operating Advisor will be required to review the Special Servicer’s operational practices in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, with respect to the resolution and/or liquidation of Specially Serviced Mortgage Loans, each in accordance with the Operating Advisor Standard. In addition, during a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor will be required to consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement. The Operating Advisor will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. There could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Risks Related to Conflicts of Interest— The Operating Advisor May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders” in this prospectus supplement.
     During a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor will have certain consultation rights (on a non-binding basis) with respect to Major Decisions as described under “—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement.
     During a Subordinate Control Period, the Operating Advisor’s obligations will be limited to promptly reviewing all information available to Privileged Persons on the Certificate Administrator’s website and each Final Asset Status Report and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or the Pooling and Servicing Agreement.

     Notwithstanding any other provision of the Pooling and Servicing Agreement to the contrary, the Operating Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.
     During a Subordinate Control Period, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Except with respect to the Confidentiality Exceptions, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the Controlling Class Representative or a holder of a Companion Loan in connection with the Controlling Class Representative’s or such Companion Loan holder’s exercise of any rights under the Pooling and Servicing Agreement or any related intercreditor agreement, as applicable (including, without limitation, in connection with the review and/or approval of any asset status report, as applicable) unless any such Privileged Information has the benefit of a Confidentiality Exception.
     The Operating Advisor may not disclose such Privileged Information to any other person (including any Certificateholders other than the Controlling Class Representative), other than to the other parties to the Pooling and Servicing Agreement and with respect to any Split-Loan, the related Pari Passu Companion Loan Holder, to the extent expressly required by the Pooling and Servicing Agreement, which parties, in turn, if they have been advised that such information is Privileged Information, may not without the prior written consent of the Special Servicer, the Controlling Class Representative or, with respect to any Split-Loan, the holder of the related Pari Passu Companion Loan, as applicable, disclose such information to any other person, except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law (collectively, the “Confidentiality Exceptions”) or the Operating Advisor is, as evidenced by an opinion of counsel to the Operating Advisor addressed to each of the Special Servicer, the Controlling Class Representative (with respect to any Mortgage Loan), the holder of the related Pari Passu Companion Loan (with respect to a Split-Loan), the Certificate Administrator and the Trustee, otherwise required by law to disclose such information.
     In addition, during a Subordinate Control Period, the Special Servicer will be required to forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Operating Advisor after they have been finalized and the Operating Advisor will review such calculations but may not opine on, or otherwise call into question such Appraisal Reduction Amount calculations and/or net present value calculations.
     During a Collective Consultation Period or a Senior Consultation Period, the Special Servicer will be required to forward any Appraisal Reduction Amount or net present value calculations to the Operating Advisor promptly, but in any event no later than 2 business days after preparing the calculations, and the Operating Advisor is required to promptly, but no later than 3 business days after receipt of the calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations. If the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to determine which calculation is to apply. In making such determination, the Certificate Administrator may hire an independent third party to assist with any such calculation at the expense of the Issuing Entity.
     The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement.
     The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not to any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).
     “Privileged Information” means (i) any correspondence or other communication between the Controlling Class Representative or a holder of a Companion Loan and the Special Servicer (or the Master Servicer) related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or the consultation rights of a holder of a Companion Loan under any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and informed the Operating Advisor of such determination during any Collective Consultation Period or any Senior Consultation Period) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower, any holder of a Companion Loan, any mezzanine lender, potential Mortgage Loan or REO Property purchaser or other interested party or enforcement of the lender’s rights and remedies under the Mortgage Loan documents or senior lender’s rights under any intercreditor agreement, mezzanine intercreditor agreement or any Mortgage Loan sale or REO Property sale documents and (iii) information subject to attorney-client privilege.
     A “Final Asset Status Report” with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Controlling Class Representative and, to the extent required by the related intercreditor agreement with respect to any Split-Loan, any holder of a related Companion Loan, and the Operating Advisor, in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative (and, if applicable, any holder of a related Companion Loan) with respect to such Specially Serviced Mortgage Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless the Controlling Class Representative (during a Subordinate Control Period) has either (i) finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of any workout or liquidation or (ii) been deemed to approve or consent to such action (which shall be deemed to be the case if the Controlling Class Representative is an affiliate of the Special Servicer), or the asset status report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.
     Annual Report
     During a Collective Consultation Period or a Senior Consultation Period, based on the Operating Advisor’s review of any annual compliance statement, assessment of compliance, attestation report, asset status report and other information (other than any communications between the Controlling Class Representative or any holder of a related Companion Loan, as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will prepare an annual report to be provided to the Trustee, the Certificate Administrator, the holder of any Pari Passu Companion Loan included in a securitization trust and the Rating Agencies for the benefit of the Certificateholders (and with respect to any Split-Loan included in a securitization trust, for the benefit of the Certificateholders and the certificateholders of such securitization trust) (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans and with respect to each asset status report during the prior calendar year.
     The Special Servicer and the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period) must be given an opportunity to review any annual report produced by the Operating Advisor at least 10 Business Days prior to its delivery to the Trustee and the Certificate Administrator and afforded reasonable opportunity to consult with the Operating Advisor concerning its contents.
     During a Collective Consultation Period or a Senior Consultation Period, in each annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement. No annual report will be produced during any Subordinate Control Period.
     Operating Advisor Termination Events
     The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
     (a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or the Certificate Administrator or to the Operating Advisor and the Certificate Administrator by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
     (b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;
     (c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;
     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;
     (e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or
     (f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

     Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.
     “Eligible Operating Advisor” means an institution (i) that is a special servicer on at least one commercial mortgage securitization transaction rated by Fitch and at least one commercial mortgage securitization transaction rated by Moody’s, (ii) that has never been a special servicer on a commercial mortgage securitization transaction for which either Fitch or Moody’s has qualified, downgraded or withdrawn its rating on any class of certificates citing concerns with such institution’s servicing as the sole or material factor in such rating action, (iii) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement and (iv) that is not the Controlling Class Representative or the current or former Special Servicer or one of their affiliates.
     Rights Upon Operating Advisor Termination Event and Operating Advisor Resignation
     If an Operating Advisor Termination Event occurs then, so long as such Operating Advisor Termination Event has not been remedied, either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement and to indemnification), by written notice to the Operating Advisor.
     As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and each Operating Advisor within one business day of such appointment. The appointment of the Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period) and the Certificateholders.
     The Operating Advisor may resign under the Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.
     Termination of the Operating Advisor Without Cause
     Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator and the Operating Advisor, as applicable, of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Operating Advisor, as applicable, in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote and provided that the Operating Advisor is paid all amounts accrued and payable to it (or with respect to any Operating Advisor Consulting Fees, any such amounts paid by the related borrower or agreed to be paid by the related borrower (as of the date of termination) to the extent eventually collected)), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination, including the right to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement and to indemnification), and the proposed successor Operating Advisor will be appointed; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Operating Advisor, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.
Asset Status Reports
     The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan.
     Each asset status report will be delivered to the Master Servicer, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period), the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period), each Rating Agency, the Certificate Administrator and, in the case of a Split-Loan, the holder of the related Companion Loan. During a Subordinate Control Period, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days, the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, during a Subordinate Control Period, the Controlling Class Representative may disapprove any asset status report within 10 business days of receipt; provided, further, however, that, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and/or the holder of any related Companion Loan, if applicable, and (during a Subordinate Control Period) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative. The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.
     If, during a Subordinate Control Period, the Controlling Class Representative disapproves such asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. For so long as a Subordinate Control Period is in effect, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, to disregard such disapproval. In any event, for so long as a Subordinate Control Period is in effect, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.
     During the Collective Consultation Period, each of the Operating Advisor and the Controlling Class Representative will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any asset status report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable. During the Collective Consultation Period, the Special Servicer may revise the asset status reports as it deems reasonably necessary to the extent it decides in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Controlling Class Representative.

     During the Senior Consultation Period, the Operating Advisor will be entitled to consult with the Special Servicer and propose alternative courses of action within 10 days of receipt of each asset status report in respect of any asset status report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor. During the Senior Consultation Period, the Special Servicer may revise the asset status reports as it deems reasonably necessary to the extent it decides in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor.
     The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have during a Subordinate Control Period. Notwithstanding the foregoing, with respect to a Split-Loan, the holder of the related Companion Loan may be entitled to a comparable asset status report.
     Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan (or Split-Loan), expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon any REMIC or the loss of REMIC status, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.
     Notwithstanding the foregoing or any other provision of the Pooling and Servicing Agreement to the contrary, with respect to any Split-Loan, the consent and consultation rights of the Controlling Class Representative and the consultation rights of the Operating Advisor with respect to any Asset Status Report as described above will be subject to any consultation rights of any related holder of a related Pari Passu Companion Loan as and to the extent set forth in the related intercreditor agreement as described under “Description of the Mortgage Pool—The Split-Loan” in this prospectus supplement. In addition, pursuant to the terms of the related intercreditor agreement, if the Mortgage Loan identified on Annex A to this prospectus supplement as RiverTown Crossings Mall, representing approximately 12.8% of the Initial Pool Balance, becomes a Defaulted Mortgage Loan, the Special Servicer will not be permitted to sell such Mortgage Loan unless it simultaneously sells the related Companion Loan together with such Mortgage Loan as notes evidencing one whole loan in accordance with the provisions of the Pooling and Servicing Agreement.
Termination; Retirement of Certificates
     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described below under “—Optional Termination; Optional Mortgage Loan Purchase.” Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, the Master Servicer, the Special Servicer and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Paying Agent or other location specified in the notice of termination.
Optional Termination; Optional Mortgage Loan Purchase
     The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans) the Trustee and the Certificate Administrator with respect to such termination (including reasonable out-of-pocket expenses incurred in connection with the transfer of the Mortgage Loans and the REO Properties to the purchaser), minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.
     The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates, including the Class X-B Certificates (but excluding the Class S and Class R Certificates), for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates and correspondingly the notional amount of the Class X-A Certificates have been reduced to zero and the payment to the Master Servicer of a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.
Reports to Certificateholders; Available Information
     Certificate Administrator Reports. On each Distribution Date, the Certificate Administrator will be required to provide or make available to the general public and to each Certificateholder of record a Distribution Date statement in the form of Annex F to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.
     In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change):
(1)	a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex B to this prospectus supplement in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex B to this prospectus supplement;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected mortgage loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC net operating income adjustment worksheet;

(9)	a CREFC real estate owned status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC bond level file;

(15)	a CREFC collateral summary file;

(16)	a CREFC special servicer loan file;

(17)	a CREFC loan setup file; and

(18)	a CREFC loan periodic update file.
     The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, the Sponsor or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.
     Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:
•	a CREFC REO status report;

•	a CREFC historical loan modification and corrected mortgage loan report;

•	a CREFC total loan report;

•	a CREFC servicer watch list and portfolio review guidelines;

•	a CREFC financial file;

•	a CREFC property file;

•	a CREFC comparative financial status report (except for the first two Distribution Dates);

•	a CREFC loan level reserve/LOC report;

•	a CREFC advance recovery report; and

•	a CREFC delinquent loan status report.

     In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:
•	Within 45 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended March 31, 2012, a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, related financial reporting information, for the Mortgaged Property or REO Property as of the end of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver or make available to the Certificate Administrator, the Operating Advisor and each holder of a related Companion Loan by electronic means the operating statement analysis.

•	Within 45 days after receipt by the Special Servicer or the Master Servicer, as applicable, of an annual operating statement beginning with the calendar year ended December 31, 2012, a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, related financial reporting information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver or make available to the Certificate Administrator, the Operating Advisor and each holder of a related Companion Loan by electronic means the CREFC net operating income adjustment worksheet.
     Beneficial owners and any holder of a Companion Loan who have provided the Certificate Administrator with an Investor Certification may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related beneficial owners only if DTC and its participants provide the information to beneficial owners. See “Risk Factors—Risks Related to the Certificates—Book-Entry Registration” in this prospectus supplement.
     Information Available Electronically. The Certificate Administrator will make available each month to any Privileged Person (except as set forth in (G) below and provided that the prospectus (as supplemented by the prospectus supplement), the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Distribution Date statements and the SEC filings referred to in clause (B) below will be made available to the general public) via the Certificate Administrator’s internet website, among other things, the following items:
     (A) the following “deal documents”:
•	the prospectus (as supplemented by this prospectus supplement) and the Private Placement Memorandum; and

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreement and any amendments and exhibits to those agreements;
     (B) the following SEC “filings”:
•	any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the Issuing Entity through the EDGAR system;
     (C) the following “periodic reports”:
•	the Distribution Date statements; and

•	the supplemental reports and the CREFC data files identified in the definition of “CREFC Reports,” to the extent the Certificate Administrator has received or prepared such report or file.

     (D) the following “additional documents”:
•	the summary of any final asset status report delivered to the Certificate Administrator in electronic format;

•	any third party reports (or updates of third party reports) delivered to the Certificate Administrator in electronic format; and

•	the annual reports prepared by the Operating Advisor;
     (E) the following “special notices”:
•	all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

•	notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (taking into account any Appraisal Reduction Amount allocated to the Certificates) to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Events of Default received by the Certificate Administrator;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	officer’s certificates or other evidence supporting any determination by the Master Servicer, the Trustee or the Special Servicer that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any annual assessment as to compliance and the officer’s certificates delivered by the related party to the Certificate Administrator since the Closing Date; and

•	the annual independent public accountants’ servicing report, to be delivered to the Certificate Administrator since the Closing Date;
     (F) the Investor Q&A Forum; and
     (G) solely to Certificateholders and beneficial owners, the “Investor Registry.”
     The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and beneficial owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer, as applicable, relating to servicing reports prepared by that party, the Mortgage Loans (or Split-Loans) or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. Upon receipt of any inquiry, the Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that the inquiry is not of a type described above, that answering the inquiry would not be in the best interests of the

Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.
     The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information. The Certificate Administrator will not be permitted to disclose any Privileged Information in the Investor Q&A Forum.
     The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and beneficial owner (other than a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower) via the Certificate Administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or beneficial owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.
     The Certificate Administrator’s internet website will initially be located at www.sf.citidirect.com.
     Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.
     In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 1-800-422-2066.
     “Privileged Person” means the Depositor, the Underwriters, the initial purchasers with respect to the Non-Offered Certificates, the Master Servicer, the Special Servicer, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period), the RiverTown Crossings Mall Companion Loan holder, the Trustee, the Certificate Administrator, the Operating Advisor, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.
     Other Information. The Certificate Administrator will make available at its offices, upon reasonable prior written request during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:
•	the prospectus (as supplemented by this prospectus supplement) and the Private Placement Memorandum;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Certificate Administrator reports made available to holders of each relevant Class of Certificates since the Closing Date;
•	all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

•	all annual assessments as to compliance and officer’s certificates delivered to the Certificate Administrator since the Closing Date;

•	the annual independent public accountants’ servicing report delivered to the Certificate Administrator since the Closing Date;

•	the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•	the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans (or Split-Loans) entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

•	the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

•	any and all officer’s certificates and other evidence delivered to the Certificate Administrator by the Master Servicer, the Special Servicer or the Trustee to support any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	notice of any request by at least 25% of the Voting Rights of the Certificates (taking into account any Appraisal Reduction Amounts allocated to the Certificates) to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Certificate Administrator or the Trustee to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A; and

•	any third party reports (or updates of third party reports) delivered to the Certificate Administrator in electronic format.
     The Certificate Administrator will provide copies of the items described above upon reasonable written request. The Certificate Administrator will be permitted to require payment for the reasonable costs and expenses of providing the copies and will be required to require an Investor Certification if the request for any such information is from a beneficial owner or prospective purchaser of any Certificates. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

     The Certificate Administrator will make available all Distribution Date statements, CREFC Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (e.g., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).
     The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and tax returns on behalf of the Grantor Trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.
USE OF PROCEEDS
     CCRE Commercial Mortgage Securities, L.P. expects to receive from this offering approximately $549,202,590, plus accrued interest from December 1, 2011, before deducting expenses of the offering, which, excluding underwriting discounts and commissions, will be approximately $3,286,838. The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans and to pay certain expenses in connection with the issuance of the Offered Certificates.
FEDERAL INCOME TAX CONSEQUENCES
     The following discussion and the discussion in the accompanying prospectus under the caption “Federal Income Tax Consequences” is the opinion of Sidley Austin llp (“Tax Counsel”), on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), including Sections 860A through 860G of the Code (the “REMIC Provisions”) and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.
     For federal income tax purposes, the Issuing Entity will consist of one or more real estate mortgage investment conduits, each a “REMIC”, arranged in a tiered structure. The highest REMIC will be referred to as the “Upper-Tier REMIC” and each REMIC below the Upper-Tier REMIC (if any) will be referred to as a “Lower-Tier REMIC.” Each Lower-Tier REMIC (if any) will issue multiple classes of uncertificated, regular interests (the “Lower-Tier REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest Lower-Tier REMIC in this tiered structure (or the Upper-Tier REMIC if there is no Lower-Tier REMIC) will consist of the Mortgage Loans (exclusive of any Excess Interest) and any other assets designated in the Pooling and Servicing Agreement. The Upper-Tier REMIC will issue the Offered Certificates and the Non-Offered Certificates (together, excluding the Class S and Class R Certificates, the “Regular Certificates”). The Regular Certificates will be designated as the regular interests in the Upper-Tier REMIC. The Class R Certificates will represent the beneficial ownership of the residual interest in each Lower-Tier REMIC (if any) and the residual interest in the Upper-Tier REMIC.
     In addition, in the opinion of Tax Counsel, the portion of the assets of the Issuing Entity consisting of the Excess Interest and the Excess Interest Distribution Account (the “Grantor Trust”) will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code. The Class S Certificates will represent undivided beneficial interests in the Grantor Trust.
     On the Closing Date, Tax Counsel will deliver its opinion, based on certain assumptions, that for federal income tax purposes: (1) the Upper-Tier REMIC and each Lower-Tier REMIC (if any) will qualify as a REMIC under Section 860D of the Code, (2) the Regular Certificates will qualify as “regular interests” in the Upper-Tier REMIC under Section 860G(a)(1) of the Code and (3) the Class R Certificates will represent the ownership of the sole class of “residual interests” in the Upper-Tier REMIC and in each Lower-Tier REMIC (if any) under Section 860G(a)(2) of the Code.

     The Regular Certificates will be treated as debt instruments issued by the Upper-Tier REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.
     Although the tax treatment is not entirely certain, the Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class X-A and Class X-B Certificates will be treated as having been issued with original issue discount (“OID”) for federal income tax purposes equal, in each case, to the excess of all expected payments on such Class of Certificates over its issue price. Although unclear, a holder of a Class X-A or Class X-B Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. Certain other Classes of Offered Certificates may be treated as having been issued with OID. For purposes of determining the amount and rate of accrual of OID and market discount, the Issuing Entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to a CPR of 0% and that the Mortgage Loan with an Anticipated Repayment Date prepays on such date (collectively, the “Prepayment Assumption”). No representation is made that the Mortgage Loans will prepay at the foregoing rate or any other rate.
     If the holders of any Regular Certificates are treated as acquiring their Certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the accompanying prospectus.
     Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders are encouraged to consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.
     As described more fully under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the accompanying prospectus, the Regular Certificates will represent “real estate assets” under Section 856(C)(5)(B) of Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the Issuing Entity will be so treated, and income on the Regular Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the Issuing Entity will be so treated. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.
     For taxable years beginning after December 31, 2012, U.S. Certificateholders that are individuals, estates or trusts will generally be required to pay a new 3.8% Medicare tax on their net investment income (including interest on and gains from the sale or other disposition of the Certificates), in each case to the extent that their total adjusted income exceeds applicable thresholds.
STATE TAX AND LOCAL CONSIDERATIONS
     In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS
     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
     The U.S. Department of Labor issued substantially identical individual exemptions to each of Cantor Fitzgerald & Co., Barclays Capital Inc. and Deutsche Bank Securities Inc. (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Cantor Fitzgerald & Co., Barclays Capital Inc. or Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.
     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”), DBRS Limited or DBRS, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The “Restricted Group” consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.
     The Depositor expects that the Offered Certificates will receive credit ratings from two nationally recognized statistical rating organizations in one of the four highest generic rating categories. As of the Closing Date, the third general condition set forth above is expected to be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the Issuing Entity meet the following requirements: (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.
     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.
     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.
     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See “ERISA Considerations” in the accompanying prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.
     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.
LEGAL INVESTMENT
     The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, regulatory or other restrictions. See “Legal Investment” in the accompanying prospectus.
PLAN OF DISTRIBUTION
     Cantor Fitzgerald & Co., Barclays Capital Inc., Deutsche Bank Securities Inc., CastleOak Securities, L.P. and Nomura Securities International, Inc. (collectively, the “Underwriters”) and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each Class of Offered Certificates set forth below subject in each case to a variance of 5%. Cantor Fitzgerald & Co., Barclays Capital Inc., Deutsche Bank Securities Inc., CastleOak Securities, L.P. and Nomura Securities International, Inc. are acting as co-managers.

	Cantor	Barclays	Deutsche Bank	CastleOak	Nomura Securities
Class	Fitzgerald & Co.	Capital Inc.	Securities Inc.	Securities, L.P.	International, Inc.
Class A-1	$96,497	$9,256,981	$42,934,522	$0	$0
Class A-2	$630,074	$60,443,017	$280,338,909	$0	$0
Class A-3	$63,003	$6,043,912	$28,032,084	$0	$0
Class A-4	$210,425	$20,186,090	$93,624,485	$0	$0

The sum of the numerical data in any row in the table above may not equal the related Certificate Principal Amount due to rounding.
     CCRE Commercial Mortgage Securities, L.P. expects to receive from this offering approximately $549,202,590, plus accrued interest from December 1, 2011, before deducting expenses of the offering, which, excluding underwriting discounts and commissions, will be approximately $3,286,838.
     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.
     The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.
     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.
     One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Cantor Commercial Real Estate Lending, L.P., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.
     In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the Underwriter of a greater number of Offered Certificates than it is required to purchase from the Depositor in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the Offered Certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Offered Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
     Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters, are affiliates of the Depositor, and CCRE Lending, a Sponsor and an Originator. As such, Cantor Fitzgerald & Co. and CastleOak Securities, L.P. have a conflict of interest in underwriting this offering. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Be Contrary to Interests of Certificateholders” in this prospectus supplement.
     The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor and delivered to and accepted by the Underwriters and are subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about December 15, 2011, which is the seventh business day following the first date of pricing of the Offered Certificates.
     Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.
     The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.
LEGAL MATTERS
     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS
     The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in California (representing approximately 26.3% of the Initial Pool Balance) and Michigan (representing approximately 14.1% of the Initial Pool Balance), which are general in nature. This summary is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.
     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court-appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule.” Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.
     A mortgage (with an assignment of rents), recorded in the office of the county Register of Deeds, is the standard real property security instrument in Michigan. Sometimes a separate assignment of leases and rents is also used. Under the Michigan Uniform Commercial Code a mortgage containing the appropriate language can be used for a fixture filing, but often a separate fixture filing financing statement is recorded as well. Mortgages often contain express future advance clauses to insure the priority of later advances, as well as a clause that provides for the use of a receiver in the event of “waste” as a result of failure to pay property taxes or insurance premiums. A Michigan mortgagee cannot expect to be able to exercise self-help and enter the property in the event of a default. Typically, the mortgagee will obtain the mortgagor’s consent to a receiver in certain circumstances, but actually obtaining a receiver still requires court approval. Mortgages may be enforced by either judicial foreclosure or foreclosure by advertisement (the mortgage should contain a good power of sale clause), carried out as a sheriff’s sale after the requisite publication. The latter is much quicker—perhaps 90 to 120 days to sale—but a judicial foreclosure, requiring at least six months before the foreclosure sale, may be desirable in some circumstances. In both cases, there is a statutory redemption period, in most cases six months, following the foreclosure sale, in which the mortgagor and other persons with interests under the mortgagor may redeem the mortgaged property, and this can only be waived by the mortgagor for adequate contemporaneous consideration. An agreement for a deed-in-lieu of foreclosure is generally also enforceable provided there is adequate independent consideration at the time of the deed. A prior waiver of the redemption period set forth in the mortgage is difficult to enforce no matter how elaborately the lender’s counsel constructs the waiver language. Both before foreclosure and during the redemption period the assignment of rents can to be exercised in accordance with the procedural requirements of Michigan’s assignment of rents statute. Both foreclosure remedies allow for deficiencies to be established; however, a separate action on the debt that is in process prior to foreclosure cannot be separately maintained but must be consolidated with the foreclosure once instituted.
     Other Aspects. Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.
RATINGS
     The Depositor expects that the Offered Certificates will receive credit ratings from two NRSROs engaged by the Depositor to rate the Offered Certificates (the “Rating Agencies”).
     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The rating does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated.
     In addition, ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of prepayment charges, prepayment premiums, assumption fees, yield maintenance charges, prepayment fees or penalties or default interest, (d) the likelihood of experiencing Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of rated certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the rated certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity. See “Risk Factors” in this prospectus supplement.
     Other nationally recognized statistical rating organizations that the depositor has not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings on one or more Classes of the Offered Certificates that are different from the ratings assigned by the Rating Agencies may impact the liquidity and market value of that Class of Offered Certificates. See “Risk Factors—Risks Related to the Certificates—Ratings of the Certificates May Not Accurately Reflect Risks and May Be Withdrawn or Downgraded” in this prospectus supplement.
     As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those rating agencies at that time, the Depositor selected two of them to rate the Offered Certificates and not the other rating agencies due, in part, to those agencies’ initial subordination levels for the various Classes of Certificates. Had the Depositor selected such other rating agencies to rate the Offered Certificates, we cannot assure you as to the ratings that such other rating agencies would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

     Furthermore, the Securities and Exchange Commission may determine that one or both of the Rating Agencies no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the liquidity and market price of the Offered Certificates.
     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.
     Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate the Offered Certificates and to provide ongoing surveillance with respect to the ratings of the Offered Certificates.

INDEX OF SIGNIFICANT DEFINITIONS

2010 PD Amending Directive	S-6
30/360	S-25
Acceptable Insurance Default	S-159
Actual/360 Basis	S-96
Administrative Fee Rate	S-121
Advance Rate	S-161
Advances	S-161
Affected Investor	S-39
All Risk of Physical Loss	S-112
Ancillary Fees	S-122
Anticipated Repayment Date	S-96
Appraisal Reduction Amount	S-141
Appraisal Reduction Event	S-140
Appraised-Out Class	S-142
Appraiser	S-141
ARD Loan	S-96
Assumed Monthly Payment	S-160
Assumption Fees	S-122
Available Funds	S-126
Balloon Mortgage Loan	S-96
Bank of America	S-115
Bankruptcy Code	S-65
Base Interest Fraction	S-135
B-Piece Buyer	S-91
CBE	S-153
CCRE Financing Affiliate	S-109
CCRE Lending	S-85
Certificate Administrator	S-112
Certificate Administrator Fee	S-121
Certificate Administrator Fee Rate	S-121
Certificate Owners	S-146
Certificate Principal Amount	S-125
Certificate Registrar	S-145
Certificateholder	S-143
Certificates	S-124
Citibank	S-112
Class	S-124
Class A Senior Certificates	S-124
Class X Certificates	S-124
Class X Strip Rate	S-130
Clearstream	S-144
Clearstream Participants	S-146
Closing Date	S-94
CMBS	S-35
Code	S-31, S-198
Collection Account	S-164
Collection Period	S-127
Collective Consultation Period	S-184
Commission	S-107
Companion Loan	S-101
Compensating Interest Payment	S-138
Confidentiality Exceptions	S-186
Consent Fees	S-122
Control Eligible Certificates	S-184
Controlling Class	S-184
Controlling Class Certificateholder	S-184
Controlling Class Representative	S-184
Cooperative	S-147
Corrected Mortgage Loan	S-159
CPR	S-150
CRD	S-39
CREFC	S-192
CREFC Reports	S-192
Cross Over Date	S-134
Cut-off Date	S-93
Cut-off Date Balance	S-93
Defaulted Mortgage Loan	S-179
Defeasance Collateral	S-98
Defeasance Loans	S-98
Defeasance Lock-Out Period	S-98
Defeasance Option	S-98
Definitive Certificate	S-144
Depositor	S-5, S-94, S-108
Depositories	S-145
Determination Date	S-127
Disbursement of Earnouts or Holdback Amounts	S-181
Distribution Accounts	S-164
Distribution Date	S-126
DTC	S-144
DTC Participants	S-145
Due Date	S-96
EEA	S-6, S-39
Eligible Operating Advisor	S-189
ERISA	S-200
ERISA Plan	S-200
Euroclear	S-144
Euroclear Operator	S-147
Euroclear Participants	S-146
Events of Default	S-171
Excess Interest	S-126
Excess Interest Distribution Account	S-165
Excess Liquidation Proceeds Reserve Account	S-165
Excess Prepayment Interest Shortfall	S-138
Exchange Act	S-87
Exclusive Purchase Option Period	S-178
Exemption	S-200
Final Asset Status Report	S-187
Fitch	S-200
Form 8-K	S-107
FSMA	S-7

Grantor Trust	S-31, S-198
Indirect Participants	S-145
Initial Pool Balance	S-93
Interest Accrual Amount	S-129
Interest Accrual Period	S-129
Interest Distribution Amount	S-129
Interest Reserve Account	S-164
Interest Shortfall	S-129
Interested Person	S-179
Investor Certification	S-144
Investor Q&A Forum	S-195
Investor Registry	S-196
Issuing Entity	S-93
Liquidation Fee	S-123
LNR	S-117
LNR Partners	S-117
Lower-Tier Distribution Account	S-164
Lower-Tier REMIC	S-198
Lower-Tier REMIC Regular Interests	S-198
Major Decision	S-182
Master Servicer	S-115
Master Servicer Remittance Date	S-160
Material Breach	S-106
Material Document Defect	S-106
Minor Decision	S-180
Modeling Assumptions	S-150
Modification Fees	S-122
Monthly Payment	S-127
Moody’s	S-200
Mortgage	S-93
Mortgage File	S-104
Mortgage Loan Purchase Agreement	S-104
Mortgage Loan Rate	S-130
Mortgage Loan Schedule	S-155
Mortgage Loans	S-93
Mortgage Note	S-93
Mortgage Pool	S-93
Mortgaged Property	S-93
Net Mortgage Loan Rate	S-130
No Downgrade Confirmation	S-166
Non-Offered Certificates	S-124
Nonrecoverable Advance	S-162
Non-Reduced Certificates	S-143
Notional Amount	S-125
NRSROs	S-87
Offered Certificates	S-124
OID	S-199
Operating Advisor	S-119
Operating Advisor Consulting Fee	S-124
Operating Advisor Fee	S-123
Operating Advisor Fee Rate	S-123
Operating Advisor Standard	S-187
Operating Advisor Termination Event	S-188
Originator	S-110
our	S-5
P&I Advance	S-160
Par Option Purchase Price	S-179
Par Purchase Option	S-178
Pari Passu Companion Loan	S-101
Participants	S-144
Pass-Through Rate	S-129
PCR	S-112
Penalty Charges	S-122
Percentage Interest	S-126
Plan	S-200
Pooling and Servicing Agreement	S-93
Prepayment Assumption	S-199
Prepayment Interest Excess	S-138
Prepayment Interest Shortfall	S-138
Prime Rate	S-161
Principal Distribution Amount	S-131
Principal Shortfall	S-131
Private Placement Memorandum	S-124
Privileged Information	S-187
Privileged Person	S-196
Property Advances	S-161
Prospectus Directive	S-6
Qualified Substitute Mortgage Loan	S-106
Rated Final Distribution Date	S-150
Rating Agencies	S-205
REA	S-71
Realized Loss	S-137
Record Date	S-126
Regular Certificates	S-130, S-198
Release Date	S-98
Relevant Member State	S-6
Relevant Period	S-110
Relevant Persons	S-7
REMIC	S-198
REMIC Provisions	S-198
REO Account	S-124
REO Companion Loan	S-132
REO Mortgage Loan	S-132
REO Property	S-124
Repurchase Price	S-105
Requesting Holders	S-142
Restricted Group	S-200
Revised Rate	S-96
RiverTown Crossings Mall Companion Loan	S-102
RiverTown Crossings Mall Mortgage Loan	S-102
RiverTown Crossings Mall Non-Controlling Note Holder	S-103
RiverTown Crossings Mall Split-Loan	S-102
Rules	S-146
S&P	S-200
Senior Consultation Period	S-184
Sequential Pay Certificates	S-125
Servicing Fee	S-121
Servicing Fee Rate	S-121
Servicing Standard	S-157
Servicing Transfer Event	S-157

Similar Law	S-200
Special Servicer	S-117
Special Servicing Fee	S-122
Special Servicing Fee Rate	S-122
Specially Serviced Mortgage Loan	S-157
Split-Loan	S-101
Split-Loan Custodial Account	S-164
Sponsor	S-94, S-109
Stated Principal Balance	S-130
static pool data	S-41
Subordinate Control Period	S-184
Sub-Servicing Entity	S-172
Tax Counsel	S-198
Terms and Conditions	S-147
TriMont	S-119
TRIPRA	S-60
Underwriter Entities	S-89
Underwriters	S-202
Unscheduled Payments	S-131
Upper-Tier Distribution Account	S-164
Upper-Tier REMIC	S-198
us	S-5
Voting Rights	S-143
WAC Rate	S-130
we	S-5
Withheld Amounts	S-165
Workout Fee	S-122
Workout-Delayed Reimbursement Amount	S-163
YM Group A	S-134
YM Group B	S-134
YM Groups	S-134

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ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

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CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			Mortgage
Control	Loan /		Loan									Number of					Property
Number	Property	Footnotes	Seller[1]	Property Name	Related Group	Crossed Group	Street Address	City	State	Zip Code	County	Properties	Property Type	Property Sub Type	Year Built	Year Renovated	Size	Unit of Measure
1	Loan	11, 12, 13, 14	CCRE	RiverTown Crossings Mall			3700 Rivertown Parkway	Grandville	MI	49418	Kent	1	Retail	Super Regional Mall	2000	NAP	635,769	Square Feet
2	Loan	15	CCRE	Plaza Mexico			3100 East Imperial Highway	Lynwood	CA	90262	Los Angeles	1	Retail	Anchored	1974, 1988	2005	394,772	Square Feet
3	Loan	16	CCRE	GSA - FBI Portfolio			Various	Various	Various	Various	Various	2	Office	Suburban	Various	NAP	227,152	Square Feet
3.01	Property			FBI - Louisville, KY			12401 Sycamore Station Place	Louisville	KY	40299	Jefferson		Office	Suburban	2009	NAP	120,197	Square Feet
3.02	Property			FBI - Las Vegas, NV			1787 West Lake Mead Boulevard	Las Vegas	NV	89106	Clark		Office	Suburban	2006	NAP	106,955	Square Feet
4	Loan	17, 18	CCRE	Shops at Solaris			141 East Meadow Drive	Vail	CO	81657	Eagle	1	Retail	Anchored	2010	NAP	70,023	Square Feet
5	Loan	19	CCRE	DC Mixed Use Portfolio A	Group 1 - 5, 6, 32	Group A	Various	Various	Various	Various	Various	8	Various	Various	Various	Various	67,738	Square Feet
5.01	Property			1219 Connecticut Avenue NW			1219 Connecticut Avenue NW	Washington	DC	20036	District of Columbia		Retail	Urban	1906	2009	12,591	Square Feet
5.02	Property			623 H Street NW			623 H Street NW	Washington	DC	20001	District of Columbia		Mixed Use	Retail/Office	1850	2006	14,550	Square Feet
5.03	Property			1210 18th Street NW			1210 18th Street NW	Washington	DC	20036	District of Columbia		Mixed Use	Retail/Office	1920	2008	10,353	Square Feet
5.04	Property			4445 Wisconsin Avenue NW			4445 Wisconsin Avenue NW	Washington	DC	20016	District of Columbia		Retail	Urban	1938	1990	8,100	Square Feet
5.05	Property			919 F Street NW			919 F Street NW	Washington	DC	20004	District of Columbia		Mixed Use	Multifamily/Retail	1900	2005	5,594	Square Feet
5.06	Property			8301 Sudley Road			8301 Sudley Road	Manassas	VA	20109	Prince William		Retail	Shadow Anchored	2001	NAP	8,000	Square Feet
5.07	Property			707 6th Street NW			707 6th Street NW	Washington	DC	20001	District of Columbia		Retail	Single Tenant	1940	2011	4,950	Square Feet
5.08	Property			1136 19th Street NW			1136 19th Street NW	Washington	DC	20036	District of Columbia		Retail	Single Tenant	1928	2008	3,600	Square Feet
6	Loan	19, 20	CCRE	918 F Street NW	Group 1 - 5, 6, 32	Group A	918 F Street NW	Washington	DC	20004	District of Columbia	1	Office	CBD	1890	2011	28,106	Square Feet
7	Loan		CCRE	Great America Place			5200 Great America Parkway; 2903 & 2933 Bunker Hill Lane	Santa Clara	CA	95054	Santa Clara	1	Office	Suburban	1982, 1984	2008, 2010	223,753	Square Feet
8	Loan	21	CCRE	Cortland Apartments	Group 2 - 8, 28		12801 Little Elliot Drive	Hagerstown MD		21742	Washington	1	Multifamily	Garden	2007, 2009	NAP	432	Units
9	Loan	22, 23	CCRE	Hanford Mall			1675 West Lacey Boulevard	Hanford	CA	93230	Kings	1	Retail	Regional Mall	1993	NAP	331,080	Square Feet
10	Loan	24, 25	CCRE	Marketplace at Santee	Group 3 - 10, 26		9325-9367 Mission Gorge Road	Santee	CA	92071	San Diego	1	Retail	Anchored	2008	NAP	68,662	Square Feet
11	Loan	26	CCRE	Courtyard Marriott Virginia Beach North	Group 4 - 11, 12, 14, 16		3737 Atlantic Avenue	Virginia Beach	VA	23451	Virginia Beach City	1	Hospitality	Limited Service	2002	2010	160	Rooms
12	Loan	26	CCRE	Courtyard Marriott Charlottesville
				University Medical Center	Group 4 - 11, 12, 14, 16		1201 West Main Street	Charlottesville	VA	22903	Charlottesville City	1	Hospitality	Limited Service	2000	2006	137	Rooms
13	Loan		CCRE	American Hospitality Portfolio			Various	Various	Various	Various	Various	2	Hospitality	Limited Service	Various	NAP	215	Rooms
13.01	Property			Cambria Suites Columbus Polaris			9100 Lyra Drive	Columbus	OH	43240	Delaware		Hospitality	Limited Service	2009	NAP	125	Rooms
13.02	Property			Hampton Inn & Suites Grove City			4 Holiday Boulevard	Mercer	PA	16137	Mercer		Hospitality	Limited Service	2006	NAP	90	Rooms
14	Loan	26	CCRE	Courtyard Marriott Virginia Beach South	Group 4 - 11, 12, 14, 16		2501 Atlantic Avenue	Virginia Beach	VA	23451	Virginia Beach City	1	Hospitality	Limited Service	1999	2006	141	Rooms
15	Loan		CCRE	Hampton Inn Santa Barbara/Goleta			5665 Hollister Avenue	Goleta	CA	93117	Santa Barbara	1	Hospitality	Limited Service	2007	NAP	98	Rooms
16	Loan	26	CCRE	Courtyard Marriott Carolina Beach	Group 4 - 11, 12, 14, 16		100 Charlotte Avenue	Carolina Beach	NC	28428	New Hanover	1	Hospitality	Limited Service	2003	2010	144	Rooms
17	Loan		CCRE	Stonebridge Apartments			170 Heatherbridge Lane	Blacklick	OH	43004	Franklin	1	Multifamily	Garden	1997	2007	384	Units
18	Loan		CCRE	StorMor Portfolio			Various	Various	NC	Various	Various	6	Self Storage	Self Storage	Various	NAP	262,202	Square Feet
18.01	Property			STORMOR - 3909 Sweeten Creek Road			3909 Sweeten Creek Road	Arden	NC	28704	Buncombe		Self Storage	Self Storage	1984-2003	NAP	59,283	Square Feet
18.02	Property			STORMOR - 600 Patton Avenue			600 Patton Avenue	Asheville	NC	28806	Buncombe		Self Storage	Self Storage	1989-2002	NAP	50,735	Square Feet
18.03	Property			STORMOR - 40 Wilmington Street			40 Wilmington Street	Asheville	NC	28806	Buncombe		Self Storage	Self Storage	1985-1995	NAP	54,700	Square Feet
18.04	Property			STORMOR - 127 Sweeten Creek Road			127 Sweeten Creek Road	Asheville	NC	28803	Buncombe		Self Storage	Self Storage	1984	NAP	39,500	Square Feet
18.05	Property			STORMOR - 1130 Sweeten Creek Road			1130 Sweeten Creek Road	Asheville	NC	28803	Buncombe		Self Storage	Self Storage	1978-2002	NAP	25,429	Square Feet
18.06	Property			STORMOR - 1931 Spartanburg Highway			1931 Spartanburg Highway	Hendersonville	NC	28792	Henderson		Self Storage	Self Storage	1982	NAP	32,555	Square Feet
19	Loan	27	CCRE	LAD SpringHill Suites			8010 East Texas Street	Bossier City LA		71111	Bossier	1	Hospitality	Limited Service	2008	NAP	150	Rooms
20	Loan	28	CCRE	River Street Inn			124 East Bay Street	Savannah	GA	31401	Chatham	1	Hospitality	Limited Service	1817, 1857	1999, 2008	86	Rooms
21	Loan	29	CCRE	Fairfax Ridge			11242 Waples Mill Road	Fairfax	VA	22030	Fairfax City	1	Office	Suburban	1986	NAP	66,812	Square Feet
22	Loan	30	CCRE	Lakehills Plaza			4211 South Lamar Boulevard	Austin	TX	78704	Travis	1	Retail	Shadow Anchored	1981	NAP	76,022	Square Feet
23	Loan		CCRE	Barrington Hills Apartments			3352 Chelsea Park Lane	Norcross	GA	30092	Gwinnett	1	Multifamily	Garden	1986	NAP	376	Units
24	Loan		CCRE	Mountain View at Southgate Apartments			1500 Magruder Street	El Paso	TX	79925	El Paso	1	Multifamily	Garden	1974	NAP	296	Units
25	Loan	31	CCRE	Crossroads Center			5008 Airport Road Northwest	Roanoke	VA	24012	Roanoke City	1	Office	Suburban	1961	NAP	321,824	Square Feet
26	Loan		CCRE	Canyon Hills Marketplace II	Group 3 - 10, 26		29995, 29997 & 30003 Canyon Hills Road	Lake Elsinore	CA	92532	Riverside	1	Retail	Anchored	2009	NAP	51,645	Square Feet
27	Loan	32	CCRE	2421-27 Webster	Group 5 - 27, 40, 45		2421-2427 Webster Avenue	Bronx	NY	10458	Bronx	1	Multifamily	Mid-Rise	1928	NAP	112	Units
28	Loan		CCRE	Brookmeade Apartments	Group 2 - 8, 28		10701 Brookmeade Circle	Williamsport	MD	21795	Washington	1	Multifamily	Garden	2008	NAP	120	Units
29	Loan		CCRE	Heritage Hills Shopping Center			9227 & 9231 East Lincoln Avenue	Lone Tree	CO	80124	Douglas	1	Retail	Shadow Anchored	1999	NAP	34,749	Square Feet
30	Loan	33	CCRE	B'nai B'rith House			8000 Society Drive	Claymont	DE	19703	New Castle	1	Multifamily	Mid-Rise	1979	NAP	208	Units
31	Loan		CCRE	Gillespie Field Distribution			2025 Gillespie Way	El Cajon	CA	92020	San Diego	1	Industrial	Warehouse/Distribution	1999	2010	150,159	Square Feet
32	Loan	21	CCRE	DC Mixed Use Portfolio B	Group 1 - 5, 6, 32		Various	Washington	DC	Various	District of Columbia	3	Various	Various	Various	Various	22,728	Square Feet
32.01	Property			1801-1807 Belmont Road NW			1801-1807 Belmont Road NW	Washington	DC	20009	District of Columbia		Mixed Use	Multifamily/Retail	1900	NAP	14,270	Square Feet
32.02	Property			1365 Wisconsin Avenue NW			1365 Wisconsin Avenue NW	Washington	DC	20007	District of Columbia		Retail	Anchored	1900	NAP	6,058	Square Feet
32.03	Property			713 H Street NW			713 H Street NW	Washington	DC	20001	District of Columbia		Retail	Single Tenant	1890	2002	2,400	Square Feet
33	Loan		CCRE	Phoenix Centers I & II			Various	Washington	MO	63090	Franklin	2	Retail	Shadow Anchored	Various	NAP	91,171	Square Feet
33.01	Property			Phoenix Center II			State Highway 100 @ South Point Road	Washington	MO	63090	Franklin		Retail	Shadow Anchored	2007	NAP	55,623	Square Feet
33.02	Property			Phoenix Center I			2000-2030 Phoenix Center Drive	Washington	MO	63090	Franklin		Retail	Shadow Anchored	1988, 1989	NAP	35,548	Square Feet
34	Loan		CCRE	Stonetown MH Portfolio			Various	Various	Various	Various	Various	5	Manufactured Housing	Manufactured Housing Community Various		NAP	481	Pads
34.01	Property			Stonetown MH Portfolio - Forest Acres			4800 Kelly Elliott Road	Arlington	TX	76017	Tarrant		Manufactured Housing	Manufactured Housing Community	1975	NAP	133	Pads
34.02	Property			Stonetown MH Portfolio - Woodshire			4820 Lawnview Avenue	Dallas	TX	75227	Dallas		Manufactured Housing	Manufactured Housing Community	1958	NAP	104	Pads
34.03	Property			Stonetown MH Portfolio - Cobblestone			2800 Proctor Street	Irving	TX	75061	Dallas		Manufactured Housing	Manufactured Housing Community	1967	NAP	43	Pads
34.04	Property			Stonetown MH Portfolio - Parkway			10301 SE 29th Street	Midwest City	OK	73130	Oklahoma		Manufactured Housing	Manufactured Housing Community	1962	NAP	96	Pads
34.05	Property			Stonetown MH Portfolio - Apollo			1617 NE 44th Street	Oklahoma City	OK	73111	Oklahoma		Manufactured Housing	Manufactured Housing Community	1964	NAP	105	Pads
35	Loan		CCRE	Staybridge Suites Houston			1225 Eldridge Parkway	Houston	TX	77077	Harris	1	Hospitality	Limited Service	2005	NAP	122	Rooms
36	Loan		CCRE	Highland Road Village			2704 South Cockrell Hill Road	Dallas	TX	75211	Dallas	1	Multifamily	Garden	1965, 1968	NAP	332	Units
37	Loan		CCRE	Gerhardt Building			300-318 North Euclid Avenue	St. Louis	MO	63108	St. Louis City	1	Mixed Use	Multifamily/Retail	1898	2010	32,859	Square Feet
38	Loan		CCRE	Hampstead Apartments			101 Leeward Lane	Hampstead	NC	28443	Pender	1	Multifamily	Garden	2003	NAP	120	Units
39	Loan	34, 35	CCRE	Suntree Square			7777 North Wickham Road	Melbourne	FL	32940	Brevard	1	Retail	Anchored	1994	NAP	90,194	Square Feet
40	Loan		CCRE	215 Mount Hope	Group 5 - 27, 40, 45		215 Mount Hope Place	Bronx	NY	10457	Bronx	1	Multifamily	Mid-Rise	1937	NAP	72	Units
41	Loan		CCRE	La Jolla Eastgate			9404 Genesee Avenue	La Jolla	CA	92037	San Diego	1	Office	Suburban	1980	NAP	45,694	Square Feet
42	Loan	36	CCRE	Napa Valley Professional Plaza			1700-1710 Soscol Avenue and 625 Imperial Way	Napa	CA	94559	Napa	1	Office	Suburban	1976, 1979	2008	51,519	Square Feet
43	Loan		CCRE	Meadowlands MHC			19522 Wildwood Lane	Gibraltar	MI	48173	Wayne	1	Manufactured Housing	Manufactured Housing Community	2002	NAP	320	Pads
44	Loan		CCRE	Wheatland Apartments			3531, 3521, 3511, 3501 30th Avenue South and
							3078, 3040 34th Street South	Fargo	ND	58103	Cass	1	Multifamily	Garden	1998	NAP	114	Units
45	Loan		CCRE	1791 Grand Concourse	Group 5 - 27, 40, 45		1791 Grand Concourse	Bronx	NY	10453	Bronx	1	Multifamily	Mid-Rise	1935	NAP	65	Units
46	Loan		CCRE	Fairway Oaks Shopping Center			13700 Little Road	Hudson	FL	34667	Pasco	1	Retail	Anchored	1994	2009	79,283	Square Feet
47	Loan		CCRE	Shops by the Bay			300 & 304 Bay Area Boulevard	Webster	TX	77598	Harris	1	Retail	Unanchored	2007	NAP	20,250	Square Feet
48	Loan		CCRE	Horizon Village			22200-22224 Michigan Avenue	Dearborn	MI	48124	Wayne	1	Mixed Use	Multifamily/Retail	2006	NAP	27	Units
49	Loan		CCRE	Parkway Executive Center			501 Butler Farm Road	Hampton	VA	23666	Hampton City	1	Office	Medical	2002	NAP	35,200	Square Feet
50	Loan		CCRE	Neighborhood Shoppes at Polaris			8457-8497 Sancus Boulevard	Columbus	OH	43240	Delaware	1	Retail	Unanchored	2005, 2007	NAP	34,316	Square Feet
51	Loan	37	CCRE	Paramount Plaza			14502 North Dale Mabry Highway	Tampa	FL	33618	Hillsborough	1	Office	Suburban	1985	2007	62,000	Square Feet

CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

																			Original
			Mortgage					Cut-off				Administrative					Interest		Interest	Remaining
Control	Loan /		Loan		Cut-off	Ownership	Original Balance	Date Balance	% of Initial Pool	Maturity Balance	Gross	Fee	Net	Monthly Debt	Annual Debt		Accrual	Seasoning	Only Period	Interest Only
Number	Property	Footnotes	Seller[1]	Property Name	Balance/Unit ($)	Interest	($)	($)	Balance	($)[2]	Interest Rate	Rate[3]	Interest Rate	Service ($)[4]	Service ($)[4]	Amortization Type	Method	(Mos.)	(Mos.)	Period (Mos.)
1	Loan	11, 12, 13, 14	CCRE	RiverTown Crossings Mall	243.67	Fee	100,000,000	99,307,035	12.8%	83,642,507	5.1883333333%	0.10850%	5.0798333333%	541,303.46	6,495,641.52	Amortizing	Actual/360	6	0	0
2	Loan	15	CCRE	Plaza Mexico	206.71	Fee	81,750,000	81,601,522	10.5%	76,625,011	5.2408562%	0.10850%	5.1323562%	437,432.30	5,249,187.60	Amortizing	Actual/360	2	0	0
3	Loan	16	CCRE	GSA — FBI Portfolio	257.54		58,500,000	58,500,000	7.6%	56,961,352	5.20000%	0.10850%	5.09150%	321,230.00	3,854,760.00	IO then Amortizing ARD	Actual/360	0	36	36
3.01	Property			FBI — Louisville, KY	249.17	Fee	29,950,000	29,950,000	3.9%	29,162,265
3.02	Property			FBI — Las Vegas, NV	266.93	Fee	28,550,000	28,550,000	3.7%	27,799,087
4	Loan	17, 18	CCRE	Shops at Solaris	627.74	Fee	44,000,000	43,956,198	5.7%	37,388,342	6.00000%	0.10850%	5.89150%	263,802.23	3,165,626.76	Amortizing	Actual/360	1	0	0
5	Loan	19	CCRE	DC Mixed Use Portfolio A	360.21		24,400,000	24,400,000	3.2%	18,944,659	5.97500%	0.10850%	5.86650%	156,836.87	1,882,042.44	Amortizing	Actual/360	0	0	0
5.01	Property			1219 Connecticut Avenue NW	421.73	Fee	5,310,000	5,310,000	0.7%	4,122,793
5.02	Property			623 H Street NW	364.26	Fee	5,300,000	5,300,000	0.7%	4,115,028
5.03	Property			1210 18th Street NW	367.04	Fee	3,800,000	3,800,000	0.5%	2,950,398
5.04	Property			4445 Wisconsin Avenue NW	355.56	Fee	2,880,000	2,880,000	0.4%	2,236,091
5.05	Property			919 F Street NW	357.53	Fee	2,000,000	2,000,000	0.3%	1,552,841
5.06	Property			8301 Sudley Road	234.38	Fee	1,875,000	1,875,000	0.2%	1,455,788
5.07	Property			707 6th Street NW	366.67	Fee	1,815,000	1,815,000	0.2%	1,409,203
5.08	Property			1136 19th Street NW	394.44	Fee	1,420,000	1,420,000	0.2%	1,102,517
6	Loan	19, 20	CCRE	918 F Street NW	334.45	Fee	9,400,000	9,400,000	1.2%	7,298,352	5.97500%	0.10850%	5.86650%	60,420.76	725,049.12	Amortizing	Actual/360	0	0	0
7	Loan		CCRE	Great America Place	142.41	Fee	32,000,000	31,864,416	4.1%	29,710,648	5.34650%	0.12850%	5.21800%	178,622.66	2,143,471.92	Amortizing	Actual/360	4	0	0
8	Loan	21	CCRE	Cortland Apartments	66,750.68	Fee	29,000,000	28,836,292	3.7%	26,791,717	4.99350%	0.10850%	4.88500%	155,563.09	1,866,757.08	Amortizing	Actual/360	5	0	0
9	Loan	22, 23	CCRE	Hanford Mall	77.02	Fee	25,500,000	25,500,000	3.3%	21,984,135	6.50000%	0.10850%	6.39150%	161,177.35	1,934,128.20	Amortizing	Actual/360	0	0	0
10	Loan	24, 25	CCRE	Marketplace at Santee	330.76	Fee	22,825,000	22,710,310	2.9%	19,132,458	5.53150%	0.10850%	5.42300%	130,049.30	1,560,591.60	Amortizing	Actual/360	5	0	0
11	Loan	26	CCRE	Courtyard Marriott Virginia Beach North	109,217.53	Fee	17,500,000	17,474,805	2.3%	15,859,546	6.01500%	0.07850%	5.93650%	112,913.26	1,354,959.12	Amortizing	Actual/360	1	0	0
12	Loan	26	CCRE	Courtyard Marriott Charlottesville University Medical Center	112,975.80	Fee	15,500,000	15,477,685	2.0%	14,047,027	6.01500%	0.07850%	5.93650%	100,008.89	1,200,106.68	Amortizing	Actual/360	1	0	0
13	Loan		CCRE	American Hospitality Portfolio	71,793.79		15,500,000	15,435,666	2.0%	14,054,007	6.04750%	0.10850%	5.93900%	100,317.26	1,203,807.12	Amortizing	Actual/360	3	0	0
13.01	Property			Cambria Suites Columbus Polaris	72,638.43	Fee	9,117,647	9,079,803	1.2%	8,267,063
13.02	Property			Hampton Inn & Suites Grove City	70,620.69	Fee	6,382,353	6,355,862	0.8%	5,786,944
14	Loan	26	CCRE	Courtyard Marriott Virginia Beach South	102,688.83	Both	14,500,000	14,479,125	1.9%	13,140,767	6.01500%	0.08850%	5.92650%	93,556.70	1,122,680.40	Amortizing	Actual/360	1	0	0
15	Loan		CCRE	Hampton Inn Santa Barbara/Goleta	127,370.70	Fee	12,500,000	12,482,328	1.6%	9,753,797	6.13300%	0.10850%	6.02450%	81,556.98	978,683.76	Amortizing	Actual/360	1	0	0
16	Loan	26	CCRE	Courtyard Marriott Carolina Beach	86,680.58	Fee	12,500,000	12,482,004	1.6%	11,328,247	6.01500%	0.08850%	5.92650%	80,652.33	967,827.96	Amortizing	Actual/360	1	0	0
17	Loan		CCRE	Stonebridge Apartments	31,118.35	Fee	12,000,000	11,949,447	1.5%	11,145,772	5.37350%	0.10850%	5.26500%	67,185.33	806,223.96	Amortizing	Actual/360	4	0	0
18	Loan		CCRE	StorMor Portfolio	41.92		11,000,000	10,990,844	1.4%	9,589,513	6.92200%	0.10850%	6.81350%	72,607.95	871,295.40	Amortizing	Actual/360	1	0	0
18.01	Property			STORMOR — 3909 Sweeten Creek Road	43.01	Fee	2,551,724	2,549,600	0.3%	2,224,527
18.02	Property			STORMOR — 600 Patton Avenue	45.50	Fee	2,310,345	2,308,422	0.3%	2,014,098
18.03	Property			STORMOR — 40 Wilmington Street	37.79	Fee	2,068,966	2,067,243	0.3%	1,803,670
18.04	Property			STORMOR — 127 Sweeten Creek Road	38.38	Fee	1,517,241	1,515,978	0.2%	1,322,691
18.05	Property			STORMOR — 1130 Sweeten Creek Road	50.13	Fee	1,275,862	1,274,800	0.2%	1,112,263
18.06	Property			STORMOR — 1931 Spartanburg Highway	39.16	Fee	1,275,862	1,274,800	0.2%	1,112,263
19	Loan	27	CCRE	LAD SpringHill Suites	72,986.30	Fee	11,000,000	10,947,946	1.4%	9,295,741	5.80000%	0.10850%	5.69150%	64,542.83	774,513.96	Amortizing	Actual/360	5	0	0
20	Loan	28	CCRE	River Street Inn	123,778.59	Both	10,700,000	10,644,959	1.4%	8,413,646	6.36250%	0.10850%	6.25400%	71,330.54	855,966.48	Amortizing	Actual/360	4	0	0
21	Loan	29	CCRE	Fairfax Ridge	157.16	Fee	10,500,000	10,500,000	1.4%	8,997,668	6.28400%	0.10850%	6.17550%	64,882.67	778,592.04	Amortizing	Actual/360	0	0	0
22	Loan	30	CCRE	Lakehills Plaza	130.89	Fee	10,000,000	9,950,509	1.3%	8,399,826	5.60000%	0.10850%	5.49150%	57,407.90	688,894.80	Amortizing	Actual/360	5	0	0
23	Loan		CCRE	Barrington Hills Apartments	25,564.86	Fee	9,650,000	9,612,387	1.2%	9,008,022	5.73400%	0.10850%	5.62550%	56,216.73	674,600.76	Amortizing	Actual/360	4	0	0
24	Loan		CCRE	Mountain View at Southgate Apartments	32,470.85	Fee	9,620,000	9,611,371	1.2%	8,300,476	6.54000%	0.10850%	6.43150%	61,058.23	732,698.76	Amortizing	Actual/360	1	0	0
25	Loan	31	CCRE	Crossroads Center	29.52	Fee	9,500,000	9,500,000	1.2%	8,918,772	6.15450%	0.10850%	6.04600%	57,904.36	694,852.32	Amortizing	Actual/360	0	0	0
26	Loan		CCRE	Canyon Hills Marketplace II	180.93	Fee	9,400,000	9,344,280	1.2%	8,653,708	4.76100%	0.10850%	4.65250%	49,097.19	589,166.28	Amortizing	Actual/360	5	0	0
27	Loan	32	CCRE	2421-27 Webster	81,071.22	Fee	9,100,000	9,079,976	1.2%	8,425,715	5.14600%	0.10850%	5.03750%	49,665.96	595,991.52	Amortizing	Actual/360	2	0	0
28	Loan		CCRE	Brookmeade Apartments	72,469.20	Fee	8,750,000	8,696,304	1.1%	8,145,418	5.53300%	0.10850%	5.42450%	49,862.85	598,354.20	Amortizing	Actual/360	6	0	0
29	Loan		CCRE	Heritage Hills Shopping Center	244.43	Fee	8,550,000	8,493,615	1.1%	7,239,464	5.86500%	0.10850%	5.75650%	50,521.85	606,262.20	Amortizing	Actual/360	7	0	0
30	Loan	33	CCRE	B’nai B’rith House	39,084.80	Leasehold	8,150,000	8,129,639	1.1%	6,437,197	6.49600%	0.10850%	6.38750%	55,009.01	660,108.12	Amortizing	Actual/360	2	0	0
31	Loan		CCRE	Gillespie Field Distribution	53.79	Leasehold	8,100,000	8,076,849	1.0%	6,874,971	5.96000%	0.10850%	5.85150%	48,355.48	580,265.76	Amortizing	Actual/360	3	0	0
32	Loan	21	CCRE	DC Mixed Use Portfolio B	339.84		7,770,000	7,723,954	1.0%	6,543,963	5.69500%	0.10850%	5.58650%	45,072.50	540,870.00	Amortizing	Actual/360	6	0	0
32.01	Property			1801-1807 Belmont Road NW	261.93	Fee	3,760,000	3,737,718	0.5%	3,166,705
32.02	Property			1365 Wisconsin Avenue NW	379.05	Fee	2,310,000	2,296,311	0.3%	1,945,503
32.03	Property			713 H Street NW	704.14	Fee	1,700,000	1,689,926	0.2%	1,431,755
33	Loan		CCRE	Phoenix Centers I & II	82.70		7,560,000	7,539,401	1.0%	7,098,843	6.18500%	0.10850%	6.07650%	46,229.09	554,749.08	Amortizing	Actual/360	3	0	0
33.01	Property			Phoenix Center II	98.40	Fee	5,488,039	5,473,086	0.7%	5,153,271
33.02	Property			Phoenix Center I	58.13	Fee	2,071,961	2,066,315	0.3%	1,945,572
34	Loan		CCRE	Stonetown MH Portfolio	15,654.29		7,550,000	7,529,713	1.0%	6,461,961	6.25000%	0.10850%	6.14150%	46,486.65	557,839.80	Amortizing	Actual/360	3	0	0
34.01	Property			Stonetown MH Portfolio — Forest Acres	22,795.73	Fee	3,040,000	3,031,831	0.4%	2,601,902
34.02	Property			Stonetown MH Portfolio — Woodshire	23,014.91	Fee	2,400,000	2,393,551	0.3%	2,054,133
34.03	Property			Stonetown MH Portfolio — Cobblestone	23,889.12	Fee	1,030,000	1,027,232	0.1%	881,566
34.04	Property			Stonetown MH Portfolio — Parkway	7,064.30	Fee	680,000	678,173	0.1%	582,004
34.05	Property			Stonetown MH Portfolio — Apollo	3,799.29	Fee	400,000	398,925	0.1%	342,356
35	Loan		CCRE	Staybridge Suites Houston	57,751.27	Fee	7,100,000	7,045,655	0.9%	6,475,307	6.44000%	0.10850%	6.33150%	47,673.86	572,086.32	Amortizing	Actual/360	6	0	0
36	Loan		CCRE	Highland Road Village	20,783.13	Fee	6,900,000	6,900,000	0.9%	5,864,640	6.00000%	0.10850%	5.89150%	41,368.99	496,427.88	Amortizing	Actual/360	0	0	0
37	Loan		CCRE	Gerhardt Building	205.23	Fee	6,750,000	6,743,517	0.9%	5,766,670	6.18650%	0.10850%	6.07800%	41,282.54	495,390.48	Amortizing	Actual/360	1	0	0
38	Loan		CCRE	Hampstead Apartments	55,292.49	Fee	6,675,000	6,635,099	0.9%	5,614,958	5.65500%	0.10850%	5.54650%	38,551.59	462,619.08	Amortizing	Actual/360	6	0	0
39	Loan	34, 35	CCRE	Suntree Square	71.52	Fee	6,500,000	6,450,931	0.8%	4,945,505	5.38000%	0.10850%	5.27150%	39,451.22	473,414.64	Amortizing	Actual/360	5	0	0
40	Loan		CCRE	215 Mount Hope	86,007.50	Fee	6,200,000	6,192,540	0.8%	5,726,633	4.99250%	0.10850%	4.88400%	33,254.53	399,054.36	Amortizing	Actual/360	1	0	0
41	Loan		CCRE	La Jolla Eastgate	134.85	Fee	6,200,000	6,161,683	0.8%	5,190,785	5.50000%	0.10850%	5.39150%	35,202.92	422,435.04	Amortizing	Actual/360	6	0	0
42	Loan	36	CCRE	Napa Valley Professional Plaza	113.75	Fee	5,900,000	5,860,305	0.8%	4,982,345	5.77550%	0.10850%	5.66700%	34,526.43	414,317.16	Amortizing	Actual/360	7	0	0
43	Loan		CCRE	Meadowlands MHC	17,783.16	Fee	5,700,000	5,690,612	0.7%	4,908,638	6.45900%	0.10850%	6.35050%	35,874.32	430,491.84	Amortizing	Actual/360	2	0	0
44	Loan		CCRE	Wheatland Apartments	49,697.55	Fee	5,700,000	5,665,521	0.7%	4,786,798	5.60000%	0.10850%	5.49150%	32,722.50	392,670.00	Amortizing	Actual/360	6	0	0
45	Loan		CCRE	1791 Grand Concourse	75,212.02	Fee	4,900,000	4,888,782	0.6%	4,688,353	4.95600%	0.10850%	4.84750%	26,172.65	314,071.80	Amortizing	Actual/360	2	0	0
46	Loan		CCRE	Fairway Oaks Shopping Center	60.49	Fee	4,800,000	4,795,897	0.6%	4,169,444	6.78650%	0.10850%	6.67800%	31,249.26	374,991.12	Amortizing	Actual/360	1	0	0
47	Loan		CCRE	Shops by the Bay	202.47	Fee	4,100,000	4,100,000	0.5%	3,511,482	6.26500%	0.10850%	6.15650%	25,284.42	303,413.04	Amortizing	Actual/360	0	0	0
48	Loan		CCRE	Horizon Village	149,259.26	Fee	4,030,000	4,030,000	0.5%	3,458,031	6.33150%	0.10850%	6.22300%	25,027.41	300,328.92	Amortizing	Actual/360	0	0	0
49	Loan		CCRE	Parkway Executive Center	112.81	Fee	4,000,000	3,970,917	0.5%	3,602,878	5.60000%	0.10850%	5.49150%	24,802.95	297,635.40	Amortizing	Actual/360	5	0	0
50	Loan		CCRE	Neighborhood Shoppes at Polaris	111.58	Fee	3,850,000	3,828,819	0.5%	2,989,032	5.97650%	0.10850%	5.86800%	24,750.33	297,003.96	Amortizing	Actual/360	4	0	0
51	Loan	37	CCRE	Paramount Plaza	46.73	Fee	2,900,000	2,897,561	0.4%	2,524,661	6.87000%	0.10850%	6.76150%	19,041.25	228,495.00	Amortizing	Actual/360	1	0	0

CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			Mortgage		Original	Remaining	Original	Remaining		First	Last Interest	First P&I				Grace	Grace		Third Most
Control	Loan /		Loan		Term to	Term to	Amortization	Amortization	Origination	Payment	Only	Payment	Maturity	Payment	ARD	Period — Late	Period -	Prepayment	Recent NOI
Number	Property	Footnotes	Seller[1]	Property Name	Maturity (Mos.)	Maturity (Mos.)	Term (Mos.)[5]	Term (Mos.)	Date	Date	Payment Date	Date	Date	Date	(Yes/No)	Fee	Default	Provision[6]	($)[7]

1	Loan	11, 12, 13, 14	CCRE	RiverTown Crossings Mall	120	114	360	354	06/01/2011	07/06/2011		07/06/2011	06/06/2021	6	No	0	0	L(30),Def(86),O(4)	16,854,682
2	Loan	15	CCRE	Plaza Mexico	60	58	360	358	09/22/2011	11/11/2011		11/11/2011	10/11/2016	11	No	0	0	L(49),Def(7),O(4)	9,586,041
3	Loan	16	CCRE	GSA — FBI Portfolio	60	60	360	360	11/16/2011	01/11/2012	12/11/2014	01/11/2015	12/11/2016	11	Yes	0	0	L(24),Def(32),O(4)	N/A
3.01	Property			FBI — Louisville, KY															N/A
3.02	Property			FBI — Las Vegas, NV															N/A
4	Loan	17, 18	CCRE	Shops at Solaris	120	119	360	359	11/10/2011	12/11/2011		12/11/2011	11/11/2021	11	No	0	0	L(25),Def(92),O(3)	N/A
5	Loan	19	CCRE	DC Mixed Use Portfolio A	120	120	300	300	11/16/2011	01/11/2012		01/11/2012	12/11/2021	11	No	0	0	L(24),Def(92),O(4)	1,267,466
5.01	Property			1219 Connecticut Avenue NW															413,399
5.02	Property			623 H Street NW															146,299
5.03	Property			1210 18th Street NW															(27,954)
5.04	Property			4445 Wisconsin Avenue NW															317,231
5.05	Property			919 F Street NW															141,907
5.06	Property			8301 Sudley Road															178,732
5.07	Property			707 6th Street NW															(49,073)
5.08	Property			1136 19th Street NW															146,925
6	Loan	19, 20	CCRE	918 F Street NW	120	120	300	300	11/16/2011	01/11/2012		01/11/2012	12/11/2021	11	No	0	0	L(24),Def(92),O(4)	(268,817)
7	Loan		CCRE	Great America Place	60	56	360	356	07/22/2011	09/11/2011		09/11/2011	08/11/2016	11	No	0	0	L(28),Def(28),O(4)	732,017
8	Loan	21	CCRE	Cortland Apartments	60	55	360	355	07/08/2011	08/11/2011		08/11/2011	07/11/2016	11	No	0	0	L(49),Def(8),O(3)	N/A
9	Loan	22, 23	CCRE	Hanford Mall	120	120	360	360	11/18/2011	01/11/2012		01/11/2012	12/11/2021	11	No	0	0	L(24),Def(93),O(3)	3,094,217
10	Loan	24, 25	CCRE	Marketplace at Santee	120	115	360	355	06/30/2011	08/11/2011		08/11/2011	07/11/2021	11	No	0	0	L(29),Def(87),O(4)	1,522,695
11	Loan	26	CCRE	Courtyard Marriott Virginia Beach North	60	59	300	299	10/19/2011	12/11/2011		12/11/2011	11/11/2016	11	No	0	0	L(25),Def(32),O(3)	3,175,853
12	Loan	26	CCRE	Courtyard Marriott Charlottesville University Medical Center	60	59	300	299	10/19/2011	12/11/2011		12/11/2011	11/11/2016	11	No	0	0	L(25),Def(32),O(3)	2,359,033
13	Loan		CCRE	American Hospitality Portfolio	60	57	300	297	08/24/2011	10/11/2011		10/11/2011	09/11/2016	11	No	0	0	L(49),Def(8),O(3)	N/A
13.01	Property			Cambria Suites Columbus Polaris															N/A
13.02	Property			Hampton Inn & Suites Grove City															764,139
14	Loan	26	CCRE	Courtyard Marriott Virginia Beach South	60	59	300	299	10/19/2011	12/11/2011		12/11/2011	11/11/2016	11	No	0	0	L(25),Def(32),O(3)	1,907,729
15	Loan		CCRE	Hampton Inn Santa Barbara/Goleta	120	119	300	299	11/09/2011	12/11/2011		12/11/2011	11/11/2021	11	No	0	0	L(19),GRTR1%orYM(94),O(7)	1,987,582
16	Loan	26	CCRE	Courtyard Marriott Carolina Beach	60	59	300	299	10/19/2011	12/11/2011		12/11/2011	11/11/2016	11	No	0	0	L(25),Def(32),O(3)	1,882,553
17	Loan		CCRE	Stonebridge Apartments	60	56	360	356	07/28/2011	09/11/2011		09/11/2011	08/11/2016	11	No	0	0	L(28),Def(29),O(3)	996,774
18	Loan		CCRE	StorMor Portfolio	120	119	360	359	10/31/2011	12/11/2011		12/11/2011	11/11/2021	11	No	0	0	L(25),Def(91),O(4)	1,249,698
18.01	Property			STORMOR — 3909 Sweeten Creek Road															250,679
18.02	Property			STORMOR — 600 Patton Avenue															300,188
18.03	Property			STORMOR — 40 Wilmington Street															262,578
18.04	Property			STORMOR — 127 Sweeten Creek Road															211,394
18.05	Property			STORMOR — 1130 Sweeten Creek Road															115,028
18.06	Property			STORMOR — 1931 Spartanburg Highway															109,831
19	Loan	27	CCRE	LAD SpringHill Suites	120	115	360	355	06/30/2011	08/11/2011		08/11/2011	07/11/2021	11	No	0	0	L(29),Def(87),O(4)	1,671,099
20	Loan	28	CCRE	River Street Inn	120	116	300	296	08/05/2011	09/11/2011		09/11/2011	08/11/2021	11	No	0	0	L(47),Def(69),O(4)	1,378,965
21	Loan	29	CCRE	Fairfax Ridge	120	120	360	360	11/30/2011	01/11/2012		01/11/2012	12/11/2021	11	No	7	0	L(49),Def(67),O(4)	1,098,347
22	Loan	30	CCRE	Lakehills Plaza	120	115	360	355	06/27/2011	08/11/2011		08/11/2011	07/11/2021	11	No	0	0	L(47),Def(70),O(3)	1,173,995
23	Loan		CCRE	Barrington Hills Apartments	60	56	360	356	07/28/2011	09/11/2011		09/11/2011	08/11/2016	11	No	0	0	L(49),Def(8),O(3)	N/A
24	Loan		CCRE	Mountain View at Southgate Apartments	120	119	360	359	10/12/2011	12/11/2011		12/11/2011	11/11/2021	11	No	0	0	L(25),Def(92),O(3)	536,139
25	Loan	31	CCRE	Crossroads Center	60	60	360	360	11/16/2011	01/11/2012		01/11/2012	12/11/2016	11	No	0	0	L(24),Def(32),O(4)	N/A
26	Loan		CCRE	Canyon Hills Marketplace II	60	55	360	355	06/21/2011	08/11/2011		08/11/2011	07/11/2016	11	No	0	0	L(29),Def(27),O(4)	336,730
27	Loan	32	CCRE	2421-27 Webster	60	58	360	358	09/23/2011	11/11/2011		11/11/2011	10/11/2016	11	No	0	0	L(26),GRTR1%orYM(30),O(4)	N/A
28	Loan		CCRE	Brookmeade Apartments	60	54	360	354	06/03/2011	07/11/2011		07/11/2011	06/11/2016	11	No	0	0	L(49),Def(8),O(3)	698,215
29	Loan		CCRE	Heritage Hills Shopping Center	120	113	360	353	04/26/2011	06/11/2011		06/11/2011	05/11/2021	11	No	0	0	L(49),Def(68),O(3)	819,640
30	Loan	33	CCRE	B’nai B’rith House	120	118	300	298	10/04/2011	11/11/2011		11/11/2011	10/11/2021	11	No	0	0	L(26),Def(91),O(3)	437,609
31	Loan		CCRE	Gillespie Field Distribution	120	117	360	357	09/09/2011	10/11/2011		10/11/2011	09/11/2021	11	No	0	0	L(49),GRTR1%orYM(67),O(4)	896,321
32	Loan	21	CCRE	DC Mixed Use Portfolio B	120	114	360	354	05/25/2011	07/11/2011		07/11/2011	06/11/2021	11	No	0	0	L(30),Def(86),O(4)	495,810
32.01	Property			1801-1807 Belmont Road NW															243,964
32.02	Property			1365 Wisconsin Avenue NW															164,450
32.03	Property			713 H Street NW															87,396
33	Loan		CCRE	Phoenix Centers I & II	60	57	360	357	09/07/2011	10/11/2011		10/11/2011	09/11/2016	11	No	0	0	L(49),Def(7),O(4)	718,065
33.01	Property			Phoenix Center II															314,858
33.02	Property			Phoenix Center I															403,207
34	Loan		CCRE	Stonetown MH Portfolio	120	117	360	357	08/12/2011	10/11/2011		10/11/2011	09/11/2021	11	No	0	0	L(27),Def(89),O(4)	892,722
34.01	Property			Stonetown MH Portfolio — Forest Acres															365,616
34.02	Property			Stonetown MH Portfolio — Woodshire															314,920
34.03	Property			Stonetown MH Portfolio — Cobblestone															108,081
34.04	Property			Stonetown MH Portfolio — Parkway															57,139
34.05	Property			Stonetown MH Portfolio — Apollo															46,966
35	Loan		CCRE	Staybridge Suites Houston	60	54	300	294	05/12/2011	07/11/2011		07/11/2011	06/11/2016	11	No	0	0	L(41),Def(15),O(4)	1,126,350
36	Loan		CCRE	Highland Road Village	120	120	360	360	11/18/2011	01/11/2012		01/11/2012	12/11/2021	11	No	0	0	L(24),Def(93),O(3)	925,779
37	Loan		CCRE	Gerhardt Building	120	119	360	359	10/21/2011	12/11/2011		12/11/2011	11/11/2021	11	No	0	0	L(49),Def(68),O(3)	611,411
38	Loan		CCRE	Hampstead Apartments	120	114	360	354	06/03/2011	07/11/2011		07/11/2011	06/11/2021	11	No	15	0	L(49),Def(66),O(5)	628,470
39	Loan	34, 35	CCRE	Suntree Square	120	115	300	295	07/06/2011	08/06/2011		08/06/2011	07/06/2021	6	No	0	0	L(48),Def(69),O(3)	859,774
40	Loan		CCRE	215 Mount Hope	60	59	360	359	11/01/2011	12/11/2011		12/11/2011	11/11/2016	11	No	0	0	L(25),GRTR1%orYM(31),O(4)	519,968
41	Loan		CCRE	La Jolla Eastgate	120	114	360	354	06/01/2011	07/11/2011		07/11/2011	06/11/2021	11	No	0	0	L(49),Def(68),O(3)	839,592
42	Loan	36	CCRE	Napa Valley Professional Plaza	120	113	360	353	05/11/2011	06/11/2011		06/11/2011	05/11/2021	11	No	0	0	L(31),Def(85),O(4)	638,494
43	Loan		CCRE	Meadowlands MHC	120	118	360	358	09/29/2011	11/11/2011		11/11/2011	10/11/2021	11	No	0	0	L(26),Def(90),O(4)	518,157
44	Loan		CCRE	Wheatland Apartments	120	114	360	354	06/03/2011	07/11/2011		07/11/2011	06/11/2021	11	No	0	0	L(49),Def(68),O(3)	537,638
45	Loan		CCRE	1791 Grand Concourse	36	34	360	358	10/03/2011	11/11/2011		11/11/2011	10/11/2014	11	No	0	0	L(26),GRTR1%orYM(6),O(4)	311,593
46	Loan		CCRE	Fairway Oaks Shopping Center	120	119	360	359	10/28/2011	12/11/2011		12/11/2011	11/11/2021	11	No	0	0	L(49),Def(68),O(3)	561,990
47	Loan		CCRE	Shops by the Bay	120	120	360	360	11/15/2011	01/11/2012		01/11/2012	12/11/2021	11	No	0	0	L(24),Def(93),O(3)	315,180
48	Loan		CCRE	Horizon Village	120	120	360	360	11/21/2011	01/11/2012		01/11/2012	12/11/2021	11	No	0	0	L(49),Def(68),O(3)	N/A
49	Loan		CCRE	Parkway Executive Center	60	55	300	295	06/22/2011	08/11/2011		08/11/2011	07/11/2016	11	No	0	0	L(37),Def(10),O(13)	398,010
50	Loan		CCRE	Neighborhood Shoppes at Polaris	120	116	300	296	08/05/2011	09/11/2011		09/11/2011	08/11/2021	11	No	0	0	L(49),Def(68),O(3)	321,435
51	Loan	37	CCRE	Paramount Plaza	120	119	360	359	10/19/2011	12/11/2011		12/11/2011	11/11/2021	11	No	0	0	L(49),Def(68),O(3)	384,063

CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			Mortgage		Third Most	Second Most	Second Most	UW NOI
Control	Loan /		Loan		Recent NOI	Recent NOI	Recent NOI	Most Recent	Most Recent	UW	UW	UW	Debt	UW Replacement /	UW TI/LC	UW	UW NCF	UW NCF	Appraised	Appraisal
Number	Property	Footnotes	Seller[1]	Property Name	Date[7]	($)	Date[7]	NOI ($)[7]	NOI Date[7]	Revenues ($)	Expenses ($)	NOI ($)	Yield	FF&E Reserve ($)	Reserve ($)	NCF ($)	DSCR (x)[8]	Debt Yield	Value ($)	Date

1	Loan	11, 12, 13, 14	CCRE	RiverTown Crossings Mall	12/31/2009	16,896,609	12/31/2010	17,765,633	09/30/2011	25,969,801	8,070,753	17,899,047	11.6%	158,942	635,769	17,104,336	1.69	11.0%	253,000,000	11/05/2011
2	Loan	15	CCRE	Plaza Mexico	12/31/2009	9,247,577	12/31/2010	9,288,201	05/31/2011	13,730,061	4,250,286	9,479,775	11.6%	82,902	299,607	9,097,266	1.73	11.1%	137,500,000	04/01/2011
3	Loan	16	CCRE	GSA — FBI Portfolio	N/A	N/A	N/A	6,135,162	12/31/2010	7,920,820	1,961,137	5,959,683	10.2%	34,073	0	5,925,610	1.54	10.1%	81,100,000
3.01	Property			FBI — Louisville, KY	N/A	N/A	N/A	3,490,097	12/31/2010	4,320,248	865,696	3,454,552		18,030	0	3,436,522			48,400,000	02/22/2011
3.02	Property			FBI — Las Vegas, NV	N/A	N/A	N/A	2,645,065	12/31/2010	3,600,572	1,095,441	2,505,131		16,043	0	2,489,088			32,700,000	02/28/2011
4	Loan	17, 18	CCRE	Shops at Solaris	N/A	N/A	N/A	3,143,243	09/30/2011	6,244,398	1,356,868	4,887,531	11.1%	14,005	105,323	4,768,203	1.51	10.8%	69,000,000	10/12/2011
5	Loan	19	CCRE	DC Mixed Use Portfolio A	12/31/2009	1,603,134	12/31/2010	1,918,219	08/31/2011	3,232,818	809,686	2,423,132	9.9%	18,359	74,477	2,330,295	1.22	9.4%	35,200,000
5.01	Property			1219 Connecticut Avenue NW	12/31/2009	531,189	12/31/2010	531,031	08/31/2011	615,483	117,531	497,953		3,525	12,591	481,836			7,700,000	10/13/2011
5.02	Property			623 H Street NW	12/31/2009	224,027	12/31/2010	237,137	08/31/2011	757,552	221,613	535,940		2,910	14,550	518,480			8,400,000	10/13/2011
5.03	Property			1210 18th Street NW	12/31/2009	(3,294)	12/31/2010	228,708	08/31/2011	527,940	154,009	373,931		2,071	20,706	351,154			5,300,000	10/13/2011
5.04	Property			4445 Wisconsin Avenue NW	12/31/2009	284,974	12/31/2010	273,050	08/31/2011	335,645	48,007	287,638		2,754	8,100	276,784			3,900,000	10/14/2011
5.05	Property			919 F Street NW	12/31/2009	176,485	12/31/2010	190,159	08/31/2011	307,568	117,900	189,668		2,349	1,980	185,339			2,900,000	10/13/2011
5.06	Property			8301 Sudley Road	12/31/2009	262,745	12/31/2010	288,942	08/31/2011	256,821	44,311	212,511		3,040	8,000	201,471			2,500,000	10/14/2011
5.07	Property			707 6th Street NW	12/31/2009	(23,533)	12/31/2010	9,025	08/31/2011	242,209	66,956	175,252		990	4,950	169,312			2,600,000	10/13/2011
5.08	Property			1136 19th Street NW	12/31/2009	150,541	12/31/2010	160,167	08/31/2011	189,599	39,359	150,240		720	3,600	145,920			1,900,000	10/13/2011
6	Loan	19, 20	CCRE	918 F Street NW	12/31/2009	(250,760)	12/31/2010	(36,356)	08/31/2011	1,142,678	236,256	906,421	9.9%	5,621	56,212	844,588	1.22	9.4%	14,000,000	10/13/2011
7	Loan		CCRE	Great America Place	12/31/2009	838,502	12/31/2010	1,757,687	04/30/2011	4,707,803	1,513,240	3,194,564	10.0%	33,563	127,628	3,033,373	1.42	9.5%	49,500,000	05/27/2011
8	Loan	21	CCRE	Cortland Apartments	N/A	2,306,923	12/31/2010	2,748,827	09/30/2011	4,436,096	1,495,369	2,940,726	10.2%	108,000	0	2,832,726	1.52	9.8%	44,700,000	05/18/2011
9	Loan	22, 23	CCRE	Hanford Mall	12/31/2009	2,642,492	12/31/2010	3,172,477	08/31/2011	6,661,434	3,853,421	2,808,013	11.0%	99,324	210,738	2,497,951	1.29	9.8%	37,500,000	05/29/2011
10	Loan	24, 25	CCRE	Marketplace at Santee	12/31/2009	1,650,568	12/31/2010	1,905,232	09/30/2011	2,642,501	626,704	2,015,798	8.9%	10,299	28,389	1,977,110	1.27	8.7%	33,100,000	05/30/2011
11	Loan	26	CCRE	Courtyard Marriott Virginia Beach North	12/31/2009	3,158,379	12/31/2010	3,347,618	07/31/2011	7,477,252	4,121,870	3,355,382	19.2%	373,863	0	2,981,519	2.20	17.1%	36,200,000	09/08/2011
12	Loan	26	CCRE	Courtyard Marriott Charlottesville University Medical Center	12/31/2009	2,655,178	12/31/2010	2,864,648	07/31/2011	5,999,147	3,135,607	2,863,539	18.5%	299,957	0	2,563,582	2.14	16.6%	30,800,000	09/08/2011
13	Loan		CCRE	American Hospitality Portfolio	N/A	1,745,647	12/31/2010	2,409,249	09/30/2011	6,810,351	4,438,293	2,372,058	15.4%	272,414	0	2,099,644	1.74	13.6%	27,200,000
13.01	Property			Cambria Suites Columbus Polaris	N/A	845,215	12/31/2010	1,219,124	09/30/2011	3,656,636	2,478,036	1,178,600		146,265	0	1,032,334			16,000,000	07/08/2011
13.02	Property			Hampton Inn & Suites Grove City	12/31/2009	900,432	12/31/2010	1,190,125	09/30/2011	3,153,715	1,960,257	1,193,458		126,149	0	1,067,310			11,200,000	07/06/2011
14	Loan	26	CCRE	Courtyard Marriott Virginia Beach South	12/31/2009	2,390,002	12/31/2010	2,334,857	07/31/2011	5,883,812	3,613,423	2,270,389	15.7%	294,191	0	1,976,198	1.76	13.6%	27,200,000	09/08/2011
15	Loan		CCRE	Hampton Inn Santa Barbara/Goleta	12/31/2009	2,088,092	12/31/2010	2,272,729	08/31/2011	4,860,605	2,670,053	2,190,552	17.5%	194,424	0	1,996,128	2.04	16.0%	24,600,000	06/01/2011
16	Loan	26	CCRE	Courtyard Marriott Carolina Beach	12/31/2009	1,937,113	12/31/2010	1,996,918	07/31/2011	5,569,548	3,570,750	1,998,798	16.0%	278,477	0	1,720,321	1.78	13.8%	25,000,000	09/08/2011
17	Loan		CCRE	Stonebridge Apartments	12/31/2009	1,117,879	12/31/2010	1,218,256	09/30/2011	2,301,897	1,144,801	1,157,097	9.7%	96,000	0	1,061,097	1.32	8.9%	16,000,000	07/06/2011
18	Loan		CCRE	StorMor Portfolio	12/31/2009	1,350,878	12/31/2010	1,391,480	09/30/2011	2,057,176	641,146	1,416,030	12.9%	45,542	0	1,370,487	1.57	12.5%	15,950,000
18.01	Property			STORMOR — 3909 Sweeten Creek Road	12/31/2009	290,767	12/31/2010	292,976	09/30/2011	427,439	124,289	303,150		8,894	0	294,256			3,700,000	09/07/2011
18.02	Property			STORMOR — 600 Patton Avenue	12/31/2009	279,419	12/31/2010	304,173	09/30/2011	422,859	118,691	304,167		7,613	0	296,554			3,350,000	09/07/2011
18.03	Property			STORMOR — 40 Wilmington Street	12/31/2009	286,967	12/31/2010	272,297	09/30/2011	375,855	103,524	272,331		8,208	0	264,123			3,000,000	09/07/2011
18.04	Property			STORMOR — 127 Sweeten Creek Road	12/31/2009	220,069	12/31/2010	206,654	09/30/2011	300,315	92,721	207,594		5,927	0	201,667			2,200,000	09/07/2011
18.05	Property			STORMOR — 1130 Sweeten Creek Road	12/31/2009	153,720	12/31/2010	197,595	09/30/2011	308,233	108,103	200,129		5,453	0	194,677			1,850,000	09/07/2011
18.06	Property			STORMOR — 1931 Spartanburg Highway	12/31/2009	119,936	12/31/2010	117,785	09/30/2011	222,476	93,818	128,658		9,447	0	119,211			1,850,000	09/07/2011
19	Loan	27	CCRE	LAD SpringHill Suites	12/31/2009	1,688,146	12/31/2010	1,527,035	09/30/2011	4,103,736	2,582,904	1,520,832	13.9%	164,149	0	1,356,682	1.75	12.4%	17,100,000	04/27/2011
20	Loan	28	CCRE	River Street Inn	12/31/2009	1,339,963	12/31/2010	1,273,286	04/30/2011	4,111,936	2,755,936	1,356,000	12.7%	134,878	16,277	1,204,845	1.41	11.3%	20,200,000	06/01/2011
21	Loan	29	CCRE	Fairfax Ridge	12/31/2009	1,401,916	12/31/2010	1,211,806	08/31/2011	1,637,469	590,443	1,047,026	10.0%	13,362	67,858	965,806	1.24	9.2%	15,400,000	11/03/2011
22	Loan	30	CCRE	Lakehills Plaza	12/31/2009	1,103,973	12/31/2010	1,058,146	03/31/2011	1,502,450	497,640	1,004,810	10.1%	15,204	57,726	931,879	1.35	9.4%	14,100,000	06/09/2011
23	Loan		CCRE	Barrington Hills Apartments	N/A	N/A	N/A	914,088	09/30/2011	2,609,533	1,528,867	1,080,666	11.2%	94,000	0	986,666	1.46	10.3%	13,975,000	06/27/2011
24	Loan		CCRE	Mountain View at Southgate Apartments	12/31/2009	967,124	12/31/2010	1,198,819	08/31/2011	2,252,585	1,091,931	1,160,654	12.1%	100,640	0	1,060,014	1.45	11.0%	14,175,000	07/21/2011
25	Loan	31	CCRE	Crossroads Center	N/A	407,222	12/31/2009	691,418	12/31/2010	1,686,512	460,246	1,226,266	12.9%	64,365	160,912	1,000,990	1.44	10.5%	13,600,000	10/19/2011
26	Loan		CCRE	Canyon Hills Marketplace II	12/31/2009	861,980	12/31/2010	866,868	02/28/2011	1,217,999	261,182	956,816	10.2%	7,747	7,316	941,754	1.60	10.1%	15,600,000	06/09/2011
27	Loan	32	CCRE	2421-27 Webster	N/A	N/A	N/A	556,778	07/31/2011	1,423,363	624,045	799,318	8.8%	28,000	0	771,318	1.29	8.5%	12,600,000	07/24/2011
28	Loan		CCRE	Brookmeade Apartments	12/31/2009	847,565	12/31/2010	842,393	03/31/2011	1,254,028	378,418	875,610	10.1%	27,000	0	848,610	1.42	9.8%	12,300,000	04/25/2011
29	Loan		CCRE	Heritage Hills Shopping Center	12/31/2008	838,538	12/31/2009	818,862	12/31/2010	1,312,845	387,948	924,898	10.9%	10,078	43,263	871,557	1.44	10.3%	11,400,000	03/24/2011
30	Loan	33	CCRE	B'nai B'rith House	06/30/2009	457,351	06/30/2010	474,390	07/31/2011	2,154,388	1,090,199	1,064,190	13.1%	55,536	0	1,008,654	1.53	12.4%	12,500,000	10/08/2011
31	Loan		CCRE	Gillespie Field Distribution	12/31/2009	826,198	12/31/2010	781,621	05/31/2011	1,276,245	494,017	782,228	9.7%	34,537	44,823	702,868	1.21	8.7%	11,675,000	06/22/2011
32	Loan	21	CCRE	DC Mixed Use Portfolio B	12/31/2008	394,460	12/31/2009	581,469	12/31/2010	1,035,542	258,744	776,799	10.1%	7,842	15,812	753,145	1.39	9.8%	11,650,000
32.01	Property			1801-1807 Belmont Road NW	12/31/2008	114,306	12/31/2009	281,288	12/31/2010	539,274	169,265	370,009		5,485	8,745	355,779			5,300,000	04/20/2011
32.02	Property			1365 Wisconsin Avenue NW	12/31/2008	182,882	12/31/2009	200,731	12/31/2010	306,381	65,398	240,982		1,757	2,679	236,546			3,900,000	04/20/2011
32.03	Property			713 H Street NW	12/31/2008	97,272	12/31/2009	99,450	12/31/2010	189,888	24,081	165,808		600	4,388	160,820			2,450,000	04/15/2011
33	Loan		CCRE	Phoenix Centers I & II	12/31/2008	953,782	12/31/2009	1,293,719	12/31/2010	1,721,038	590,858	1,130,180	15.0%	16,009	99,705	1,014,466	1.83	13.5%	14,230,000
33.01	Property			Phoenix Center II	12/31/2008	530,712	12/31/2009	864,861	12/31/2010	1,223,335	436,439	786,896		8,900	61,604	716,393			10,330,000	08/12/2011
33.02	Property			Phoenix Center I	12/31/2008	423,069	12/31/2009	428,858	12/31/2010	497,703	154,420	343,283		7,110	38,100	298,073			3,900,000	08/12/2011
34	Loan		CCRE	Stonetown MH Portfolio	12/31/2009	1,043,236	12/31/2010	1,116,657	Various	1,876,403	925,780	950,623	12.6%	24,050	0	926,573	1.66	12.3%	11,230,000
34.01	Property			Stonetown MH Portfolio — Forest Acres	12/31/2009	401,370	12/31/2010	412,514	05/31/2011	595,833	212,389	383,444		6,650	0	376,794			4,160,000	06/09/2011
34.02	Property			Stonetown MH Portfolio — Woodshire	12/31/2009	345,878	12/31/2010	377,076	04/30/2011	589,960	293,473	296,487		5,200	0	291,287			3,240,000	06/06/2011
34.03	Property			Stonetown MH Portfolio — Cobblestone	12/31/2009	133,423	12/31/2010	138,399	06/30/2011	214,076	87,997	126,079		2,150	0	123,929			1,450,000	06/09/2011
34.04	Property			Stonetown MH Portfolio — Parkway	12/31/2009	92,152	12/31/2010	112,193	03/31/2011	237,545	150,472	87,073		4,800	0	82,273			1,400,000	06/08/2011
34.05	Property			Stonetown MH Portfolio — Apollo	12/31/2009	70,413	12/31/2010	76,475	03/31/2011	238,989	181,449	57,540		5,250	0	52,290			980,000	06/08/2011
35	Loan		CCRE	Staybridge Suites Houston	12/31/2009	1,029,551	12/31/2010	1,162,779	09/30/2011	3,471,228	2,322,524	1,148,704	16.3%	138,849	0	1,009,855	1.77	14.3%	12,700,000	03/11/2011
36	Loan		CCRE	Highland Road Village	12/31/2009	798,816	12/31/2010	752,400	10/31/2011	2,420,245	1,633,988	786,257	11.4%	116,200	0	670,057	1.35	9.7%	9,210,000	11/08/2011
37	Loan		CCRE	Gerhardt Building	12/31/2009	689,589	12/31/2010	712,786	09/30/2011	893,649	212,634	681,015	10.1%	7,422	29,383	644,211	1.30	9.6%	9,530,000	07/14/2011
38	Loan		CCRE	Hampstead Apartments	12/31/2009	642,306	12/31/2010	637,358	09/30/2011	998,142	368,157	629,985	9.5%	30,000	0	599,985	1.30	9.0%	9,125,000	05/27/2011
39	Loan	34, 35	CCRE	Suntree Square	12/31/2008	977,949	12/31/2009	843,729	12/31/2010	1,220,522	390,672	829,850	12.9%	22,549	99,213	708,088	1.50	11.0%	10,700,000	05/02/2011
40	Loan		CCRE	215 Mount Hope	12/31/2009	532,993	12/31/2010	585,499	09/30/2011	1,038,572	402,373	636,199	10.3%	18,000	0	618,199	1.55	10.0%	9,000,000	07/24/2011
41	Loan		CCRE	La Jolla Eastgate	12/31/2009	666,413	12/31/2010	655,192	03/31/2011	979,817	342,897	636,920	10.3%	9,139	48,263	579,518	1.37	9.4%	9,650,000	05/03/2011
42	Loan	36	CCRE	Napa Valley Professional Plaza	12/31/2009	654,745	12/31/2010	669,184	02/28/2011	1,240,446	522,775	717,671	12.2%	17,016	61,710	638,945	1.54	10.9%	9,500,000	03/21/2011
43	Loan		CCRE	Meadowlands MHC	12/31/2009	517,775	12/31/2010	572,077	08/31/2011	1,140,753	587,121	553,632	9.7%	16,000	0	537,632	1.25	9.4%	7,600,000	07/07/2011
44	Loan		CCRE	Wheatland Apartments	12/31/2009	544,630	12/31/2010	568,321	09/30/2011	1,038,271	454,156	584,115	10.3%	29,549	0	554,566	1.41	9.8%	7,700,000	05/05/2011
45	Loan		CCRE	1791 Grand Concourse	12/31/2009	298,065	12/31/2010	360,112	08/31/2011	762,487	307,944	454,543	9.3%	19,500	0	435,043	1.39	8.9%	6,600,000	07/24/2011
46	Loan		CCRE	Fairway Oaks Shopping Center	12/31/2009	599,540	12/31/2010	531,172	06/30/2011	875,377	349,996	525,381	11.0%	15,857	40,034	469,490	1.25	9.8%	7,975,000	07/29/2011
47	Loan		CCRE	Shops by the Bay	12/31/2009	471,172	12/31/2010	483,179	10/30/2011	631,315	164,553	466,762	11.4%	4,050	23,197	439,515	1.45	10.7%	5,860,000	05/29/2011
48	Loan		CCRE	Horizon Village	N/A	N/A	N/A	N/A	N/A	686,966	246,650	440,317	10.9%	10,502	14,883	414,931	1.38	10.3%	6,000,000	07/01/2011
49	Loan		CCRE	Parkway Executive Center	12/31/2008	447,792	12/31/2009	476,125	12/31/2010	667,057	168,101	498,956	12.6%	8,800	0	490,156	1.65	12.3%	6,050,000	05/11/2011
50	Loan		CCRE	Neighborhood Shoppes at Polaris	12/31/2009	318,477	12/31/2010	413,027	06/30/2011	731,177	259,374	471,802	12.3%	6,863	34,358	430,582	1.45	11.2%	5,550,000	06/20/2011
51	Loan	37	CCRE	Paramount Plaza	12/31/2009	449,171	12/31/2010	431,454	08/31/2011	889,011	487,566	401,445	13.9%	12,400	38,691	350,353	1.53	12.1%	4,300,000	08/19/2011

CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

									LARGEST TENANT			2nd LARGEST TENANT			3rd LARGEST TENANT
			Mortgage
Control	Loan /		Loan		Cut-off Date	Maturity Date											Lease
Number	Property	Footnotes	Seller[1]	Property Name	LTV Ratio[9]	LTV Ratio[9]	Occupancy	Occupancy Date	Tenant Name	Unit Size (sf)	Lease Expiration[10]	Tenant Name	Unit Size (sf)	Lease Expiration[10]	Tenant Name	Unit Size (sf)	Expiration[10]

1	Loan	11, 12, 13, 14	CCRE	RiverTown Crossings Mall	61.2%	51.6%	90.6%	10/31/2011	Dick’s Sporting Goods	91,346	01/31/2016	Celebration Cinemas	86,410	12/31/2024	Barnes & Noble	25,848	01/31/2015
2	Loan	15	CCRE	Plaza Mexico	59.3%	55.7%	93.2%	08/31/2011	Food 4 Less	54,000	08/23/2013	La Curacao	27,381	01/31/2015	Rite Aid	19,120	05/31/2013
3	Loan	16	CCRE	GSA — FBI Portfolio	72.1%	70.2%	100.0%
3.01	Property			FBI — Louisville, KY			100.0%	12/01/2011	Louisville — FBI	120,197	04/12/2024
3.02	Property			FBI — Las Vegas, NV			100.0%	12/01/2011	Las Vegas — FBI	106,955	10/16/2021
4	Loan	17, 18	CCRE	Shops at Solaris	63.7%	54.2%	92.7%	11/01/2011	Bol	13,368	09/30/2026	Cobb Theatres IV, LLC	12,569	10/31/2030	Matsuhisa Vail	6,604	12/31/2021
5	Loan	19	CCRE	DC Mixed Use Portfolio A	68.7%	53.3%	99.5%
5.01	Property			1219 Connecticut Avenue NW			97.2%	11/15/2011	HAK, LLC	7,737	07/31/2018	Pasara Thai Restaurant	4,500	01/31/2017
5.02	Property			623 H Street NW			100.0%	11/15/2011	VAP H Street, LLC	5,000	03/31/2019	Knowland Group Holdings, Inc.	4,801	04/30/2021	The Eisen Group, LLC	4,749	09/30/2018
5.03	Property			1210 18th Street NW			100.0%	11/15/2011	Nando’s Restaurant Group, Inc.	5,581	04/30/2019	YFE, Inc.	2,289	06/30/2015	Institute for Transportation & Development	1,258	11/30/2013
5.04	Property			4445 Wisconsin Avenue NW			100.0%	11/15/2011	LPBS Group Inc.	5,400	11/30/2018	D Kim, Inc.	2,700	02/28/2015
5.05	Property			919 F Street NW			100.0%	11/14/2011	Cowgirl Creamery East, LLC	1,980	03/31/2016
5.06	Property			8301 Sudley Road			100.0%	11/15/2011	The Men’s Warehouse, Inc.	5,000	02/29/2016	Anderson Financial Services, LLC	3,000	11/30/2016
5.07	Property			707 6th Street NW			100.0%	11/15/2011	Isabella Bella LLC	4,950	06/30/2021
5.08	Property			1136 19th Street NW			100.0%	11/15/2011	Tea Room, LLC / Science Club	3,600	02/28/2015
6	Loan	19, 20	CCRE	918 F Street NW	68.7%	53.3%	100.0%	11/11/2011	Hungry Machine, Inc. d/b/a Living Social	28,106	01/31/2017
7	Loan		CCRE	Great America Place	64.4%	60.0%	94.5%	10/31/2011	Aviat	128,541	04/30/2020	Trianz	19,245	08/31/2012	TiE Silicon Valley	11,812	12/31/2014
8	Loan	21	CCRE	Cortland Apartments	64.5%	59.9%	92.4%	10/28/2011
9	Loan	22, 23	CCRE	Hanford Mall	68.0%	58.6%	89.8%	10/04/2011	Sears	75,852	07/31/2019	J.C. Penney	61,291	03/31/2013	Ross Dress For Less	28,033	01/31/2016
10	Loan	24, 25	CCRE	Marketplace at Santee	68.6%	57.8%	90.1%	09/30/2011	Sprouts	28,025	01/31/2024	U.S. Bank	6,495	09/30/2018	Sleep Train	4,928	11/30/2018
11	Loan	26	CCRE	Courtyard Marriott Virginia Beach North	48.3%	43.8%	66.7%	07/31/2011
12	Loan	26	CCRE	Courtyard Marriott Charlottesville University Medical Center	50.3%	45.6%	80.4%	07/31/2011
13	Loan		CCRE	American Hospitality Portfolio	56.7%	51.7%	78.9%
13.01	Property			Cambria Suites Columbus Polaris			71.9%	09/30/2011
13.02	Property			Hampton Inn & Suites Grove City			88.6%	09/30/2011
14	Loan	26	CCRE	Courtyard Marriott Virginia Beach South	53.2%	48.3%	67.9%	07/31/2011
15	Loan		CCRE	Hampton Inn Santa Barbara/Goleta	50.7%	39.6%	87.5%	08/31/2011
16	Loan	26	CCRE	Courtyard Marriott Carolina Beach	49.9%	45.3%	63.3%	07/31/2011
17	Loan		CCRE	Stonebridge Apartments	74.7%	69.7%	97.4%	06/30/2011
18	Loan		CCRE	StorMor Portfolio	68.9%	60.1%	80.0%
18.01	Property			STORMOR — 3909 Sweeten Creek Road			73.5%	09/30/2011
18.02	Property			STORMOR — 600 Patton Avenue			81.4%	09/30/2011
18.03	Property			STORMOR — 40 Wilmington Street			81.5%	09/30/2011
18.04	Property			STORMOR — 127 Sweeten Creek Road			85.6%	09/30/2011
18.05	Property			STORMOR — 1130 Sweeten Creek Road			80.8%	09/30/2011
18.06	Property			STORMOR — 1931 Spartanburg Highway			79.2%	09/30/2011
19	Loan	27	CCRE	LAD SpringHill Suites	64.0%	54.4%	78.1%	09/30/2011
20	Loan	28	CCRE	River Street Inn	52.7%	41.7%	70.2%	04/30/2011
21	Loan	29	CCRE	Fairfax Ridge	68.2%	58.4%	100.0%	10/01/2011	Boeing Service Company	37,819	01/31/2016	International Communications	28,993	07/31/2021
22	Loan	30	CCRE	Lakehills Plaza	70.6%	59.6%	90.2%	09/30/2011	Teacher Heaven	9,650	04/30/2016	Dollar Tree	9,340	07/31/2012	Outback Steakhouse	6,295	10/31/2014
23	Loan		CCRE	Barrington Hills Apartments	68.8%	64.5%	93.1%	09/30/2011
24	Loan		CCRE	Mountain View at Southgate Apartments	67.8%	58.6%	91.6%	09/27/2011
25	Loan	31	CCRE	Crossroads Center	69.9%	65.6%	93.8%	10/31/2011	Advance Auto Parts	270,091	12/31/2019	Commonwealth of Virginia	24,636	07/31/2019	Small Smiles of Roanoke	7,062	07/31/2016
26	Loan		CCRE	Canyon Hills Marketplace II	59.9%	55.5%	94.4%	09/30/2011	Stater Bros.	44,275	07/31/2029	Grapes & Tomatoes	2,040	11/30/2020	Salon Silque	1,330	03/31/2015
27	Loan	32	CCRE	2421-27 Webster	72.1%	66.9%	94.6%	07/29/2011	Deli/Rene Tejada	1,500	04/01/2014	3 Way Restaurant	1,500	04/01/2012	Leone Sapara Grant	800	05/01/2015
28	Loan		CCRE	Brookmeade Apartments	70.7%	66.2%	95.0%	04/30/2011
29	Loan		CCRE	Heritage Hills Shopping Center	74.5%	63.5%	96.3%	04/05/2011	Heritage Hills Wine	5,336	05/31/2014	Lure Spas — former Blockbuster space	4,060	09/30/2016	Executive Tans	2,186	05/31/2014
30	Loan	33	CCRE	B’nai B’rith House	65.0%	51.5%	90.4%	09/27/2011
31	Loan		CCRE	Gillespie Field Distribution	69.2%	58.9%	100.0%	09/30/2011	BMS Holdings	71,865	07/31/2016	GTM Wholesale Liquidators	40,694	12/31/2016	Professionals Choice	37,600	03/31/2014
32	Loan	21	CCRE	DC Mixed Use Portfolio B	66.3%	56.2%	98.4%
32.01	Property			1801-1807 Belmont Road NW			97.4%	05/20/2011	Wok N Roll Enterprises, Inc.	2,966	06/30/2019	Acquisition Title, LLC	1,222	06/30/2012	BLDG LTD	898	02/28/2012
32.02	Property			1365 Wisconsin Avenue NW			100.0%	04/30/2011	BB&T	3,539	02/28/2022	Patricia Anderson & Erinlynne Desel	880	04/30/2012	Khaled Monawar	839	MTM
32.03	Property			713 H Street NW			100.0%	05/20/2011	Matchbox, LLC	2,400	06/30/2020
33	Loan		CCRE	Phoenix Centers I & II	53.0%	49.9%	98.9%
33.01	Property			Phoenix Center II			98.2%	10/01/2011	Dollar Tree	8,000	03/31/2015	Shoe Carnival	7,000	02/28/2018	Maurices Incorporated	5,000	06/30/2013
33.02	Property			Phoenix Center I			100.0%	09/30/2011	Goodwill Industries	9,864	04/30/2014	ProRehab, P.C.	5,520	09/30/2012	Whiskey Creek Grill & Sports Bar	5,513	09/29/2014
34	Loan		CCRE	Stonetown MH Portfolio	67.0%	57.5%	94.8%
34.01	Property			Stonetown MH Portfolio — Forest Acres			97.0%	07/01/2011
34.02	Property			Stonetown MH Portfolio — Woodshire			99.0%	06/01/2011
34.03	Property			Stonetown MH Portfolio — Cobblestone			100.0%	07/01/2011
34.04	Property			Stonetown MH Portfolio — Parkway			90.6%	08/12/2011
34.05	Property			Stonetown MH Portfolio — Apollo			89.5%	08/10/2011
35	Loan		CCRE	Staybridge Suites Houston	55.5%	51.0%	80.0%	09/30/2011
36	Loan		CCRE	Highland Road Village	74.9%	63.7%	92.2%	11/04/2011
37	Loan		CCRE	Gerhardt Building	70.8%	60.5%	97.0%	10/18/2011	Larry Legrand Chess Club	4,920	11/07/2012	Sub Zero	3,840	07/31/2014	Lester’s Tavern	3,193	10/31/2015
38	Loan		CCRE	Hampstead Apartments	72.7%	61.5%	96.7%	09/30/2011
39	Loan	34, 35	CCRE	Suntree Square	60.3%	46.2%	95.6%	09/20/2011	Publix	42,323	03/23/2014	Beall’s Outlet	14,571	06/30/2013	Mattress One	5,000	11/30/2015
40	Loan		CCRE	215 Mount Hope	68.8%	63.6%	100.0%	11/02/2011
41	Loan		CCRE	La Jolla Eastgate	63.9%	53.8%	80.0%	11/04/2011	San Diego Private Bank	7,709	02/28/2015	Robert R. Redwitz & Co	5,558	05/31/2015	American Heart Association	5,374	12/31/2014
42	Loan	36	CCRE	Napa Valley Professional Plaza	61.7%	52.4%	96.1%	10/26/2011	Napa County Public Works	12,526	06/30/2013;06/30/2012	Napa County Land Trust	3,624	12/31/2012	Legacy Clubs, Inc.	3,462	06/30/2015
43	Loan		CCRE	Meadowlands MHC	74.9%	64.6%	75.9%	08/11/2011
44	Loan		CCRE	Wheatland Apartments	73.6%	62.2%	96.5%	11/01/2011
45	Loan		CCRE	1791 Grand Concourse	74.1%	71.0%	100.0%	10/28/2011
46	Loan		CCRE	Fairway Oaks Shopping Center	60.1%	52.3%	86.2%	09/30/2011	Publix	42,323	06/08/2014	Dollar General	7,680	05/31/2014	Briedy’s	2,400	10/31/2016
47	Loan		CCRE	Shops by the Bay	70.0%	59.9%	100.0%	10/26/2011	Niko’s	3,375	09/14/2015	Lovett Dental	2,330	09/08/2014	Chipotle Mexican Grill	2,249	06/30/2013
48	Loan		CCRE	Horizon Village	67.2%	57.6%	96.3%	11/03/2011	Buffalo Wild Wings	6,636	01/31/2016	Panera Cares	4,868	01/31/2017
49	Loan		CCRE	Parkway Executive Center	65.6%	59.6%	66.4%	11/10/2011	Total Renal Care, Inc.	11,600	04/30/2019	Peninsula Kidney Association	7,790	05/31/2018	RMS Lifeline, Inc.	3,988	04/22/2017
50	Loan		CCRE	Neighborhood Shoppes at Polaris	69.0%	53.9%	88.7%	08/05/2011	Henri’s Cloud Nine	7,148	06/30/2016	Knockout Sancus, LLC	7,034	04/30/2016	City Barbeque	4,500	05/31/2017
51	Loan	37	CCRE	Paramount Plaza	67.4%	58.7%	100.0%	08/01/2011	Suites at the Plaza	19,633	07/31/2026	Coldwell Banker Real Estate	8,275	04/30/2016	Mobile Tec Int’l	3,013	02/28/2016

CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

												Deferred
					Environmental		Environmental	Engineering	Seismic		Earthquake	Maintenance	Environmental	Replacement	Replacement					Insurance	Insurance
Control	Loan /		Loan		Report Date	Environmental	Report	Report	Report		Insurance	Reserve - Upfront	Reserve - Upfront	Reserve - Upfront	Reserve -	TI/LC Reserve -	TI/LC Reserve -	RE Tax Reserve -	RE Tax Reserve -	Reserve -	Reserve -
Number	Property	Footnotes	Seller[1]	Property Name	(Phase I)	Phase II (Y/N)	Date (Phase II)	Date	Date	PML (%)	Required	($)	($)	($)	Monthly ($)	Upfront ($)	Monthly ($)	Upfront ($)	Monthly ($)	Upfront ($)	Monthly ($)

1	Loan	11, 12, 13, 14	CCRE	RiverTown Crossings Mall	05/23/2011	No		05/20/2011				0	0	0	0	0	0	1,643,154	203,887	0	0
2	Loan	15	CCRE	Plaza Mexico	07/25/2011	No		07/25/2011	07/25/2011	17	No	268,125	0	0	6,911	0	25,000	436,500	48,500	146,584	16,287
3	Loan	16	CCRE	GSA — FBI Portfolio								0	0	0	2,839	0	0	140,488	34,895	37,392	5,342
3.01	Property			FBI — Louisville, KY	03/09/2011	No		03/09/2011
3.02	Property			FBI — Las Vegas, NV	03/09/2011	No		03/09/2011
4	Loan	17, 18	CCRE	Shops at Solaris	11/11/2011	No		10/18/2011				0	0	0	1,170	0	8,777	180,000	30,000	30,417	6,083
5	Loan	19	CCRE	DC Mixed Use Portfolio A								12,288	0	0	1,530	0	6,207	204,869	44,998	8,522	947
5.01	Property			1219 Connecticut Avenue NW	10/17/2011	No		10/14/2011
5.02	Property			623 H Street NW	10/18/2011	No		10/14/2011
5.03	Property			1210 18th Street NW	10/18/2011	No		10/17/2011
5.04	Property			4445 Wisconsin Avenue NW	10/18/2011	No		10/17/2011
5.05	Property			919 F Street NW	10/18/2011	No		10/18/2011
5.06	Property			8301 Sudley Road	10/18/2011	No		10/18/2011
5.07	Property			707 6th Street NW	10/18/2011	No		10/14/2011
5.08	Property			1136 19th Street NW	10/17/2011	No		10/13/2011
6	Loan	19, 20	CCRE	918 F Street NW	10/18/2011	No		10/17/2011				3,875	0	0	468	79,789	4,684	64,283	12,717	3,634	404
7	Loan		CCRE	Great America Place	04/15/2011	No		06/10/2011	04/18/2011	18	No	0	0	56,000	2,797	1,118,120	15,849	217,500	43,500	25,720	8,573
8	Loan	21	CCRE	Cortland Apartments	05/25/2011	No		05/24/2011				11,750	7,500	0	9,000	0	0	91,667	45,833	10,887	5,443
9	Loan	22, 23	CCRE	Hanford Mall	06/21/2011	No		06/17/2011	06/20/2011	8	No	66,993	0	0	8,277	0	20,693	275,000	91,667	90,212	11,277
10	Loan	24, 25	CCRE	Marketplace at Santee	06/16/2011	No		06/15/2011	06/13/2011	5	No	0	0	0	858	0	3,596	125,000	20,833	5,703	1,426
11	Loan	26	CCRE	Courtyard Marriott Virginia Beach North	10/19/2011	No		09/15/2011				0	0	0	31,155	0	0	24,867	20,045	58,619	4,813
12	Loan	26	CCRE	Courtyard Marriott Charlottesville University Medical Center	10/19/2011	No		09/15/2011				0	0	0	24,996	0	0	16,176	16,176	16,082	1,278
13	Loan		CCRE	American Hospitality Portfolio								0	0	0	22,701	0	0	48,167	18,417	20,022	2,866
13.01	Property			Cambria Suites Columbus Polaris	07/20/2011	No		07/17/2011
13.02	Property			Hampton Inn & Suites Grove City	07/20/2011	No		07/17/2011
14	Loan	26	CCRE	Courtyard Marriott Virginia Beach South	10/19/2011	No		09/15/2011				0	0	0	24,515	0	0	18,123	15,357	56,594	5,249
15	Loan		CCRE	Hampton Inn Santa Barbara/Goleta	11/10/2011	No		04/27/2011	04/21/2011	5	No	62,500	0	0	16,202	0	0	70,667	17,667	1,323	2,437
16	Loan	26	CCRE	Courtyard Marriott Carolina Beach	10/19/2011	No		09/15/2011				0	0	0	23,206	0	0	0	8,624	52,252	4,348
17	Loan		CCRE	Stonebridge Apartments	07/25/2011	No		07/13/2011				0	10,000	0	8,000	0	0	78,500	26,167	10,300	5,150
18	Loan		CCRE	StorMor Portfolio								28,750	3,790	0	3,795	0	0	6,908	6,908	5,333	667
18.01	Property			STORMOR — 3909 Sweeten Creek Road	11/03/2011	No		09/21/2011
18.02	Property			STORMOR — 600 Patton Avenue	11/03/2011	No		09/21/2011
18.03	Property			STORMOR — 40 Wilmington Street	11/03/2011	No		09/21/2011
18.04	Property			STORMOR — 127 Sweeten Creek Road	11/03/2011	No		09/21/2011
18.05	Property			STORMOR — 1130 Sweeten Creek Road	11/03/2011	No		09/21/2011
18.06	Property			STORMOR — 1931 Spartanburg Highway	11/03/2011	No		09/21/2011
19	Loan	27	CCRE	LAD SpringHill Suites	05/10/2011	No		05/10/2011				0	0	13,923	13,923	0	0	97,333	12,167	31,683	6,622
20	Loan	28	CCRE	River Street Inn	08/09/2011	No		06/09/2011				78,463	0	0	4,723	0	1,356	34,000	8,500	35,551	5,197
21	Loan	29	CCRE	Fairfax Ridge	11/08/2011	No		11/07/2011				0	0	0	1,114	0	5,568	11,667	11,667	3,213	535
22	Loan	30	CCRE	Lakehills Plaza	04/29/2011	No		05/02/2011				10,000	0	0	1,204	250,000	0	132,437	22,073	12,463	1,039
23	Loan		CCRE	Barrington Hills Apartments	07/08/2011	No		07/08/2011				4,219	9,250	0	7,833	0	0	158,333	15,833	21,274	5,318
24	Loan		CCRE	Mountain View at Southgate Apartments	08/01/2011	No		08/01/2011				12,313	0	0	8,387	0	0	137,500	12,500	14,703	4,901
25	Loan	31	CCRE	Crossroads Center	03/23/2011	No		03/30/2011				8,938	0	0	5,364	0	13,409	41,125	13,708	8,482	2,827
26	Loan		CCRE	Canyon Hills Marketplace II	04/13/2011	No		04/13/2011	11/24/2010	15.2/11.6/14.0	No	0	0	0	646	0	1,291	30,000	7,500	2,035	509
27	Loan	32	CCRE	2421-27 Webster	07/28/2011	No		07/28/2011				16,063	0	0	2,333	0	0	70,000	17,500	12,964	3,209
28	Loan		CCRE	Brookmeade Apartments	05/03/2011	No		05/02/2011				0	0	0	2,500	0	0	70,000	7,000	12,290	1,536
29	Loan		CCRE	Heritage Hills Shopping Center	04/20/2011	No		03/31/2011				0	0	0	840	0	3,475	39,333	19,667	1,201	600
30	Loan	33	CCRE	B’nai B’rith House	09/08/2011	No		09/07/2011				0	0	0	4,650	0	0	0	0	4,044	4,044
31	Loan		CCRE	Gillespie Field Distribution	08/30/2011	No		06/22/2011	06/22/2011	8	No	11,719	0	0	2,878	0	5,005	106,667	13,333	2,315	1,157
32	Loan	21	CCRE	DC Mixed Use Portfolio B								26,100	0	0	684	120,000	0	34,333	8,583	1,239	413
32.01	Property			1801-1807 Belmont Road NW	04/18/2011	No		04/19/2011
32.02	Property			1365 Wisconsin Avenue NW	04/18/2011	No		04/19/2011
32.03	Property			713 H Street NW	04/15/2011	No		04/19/2011
33	Loan		CCRE	Phoenix Centers I & II								7,282	0	0	1,630	0	8,309	188,333	18,833	26,265	3,724
33.01	Property			Phoenix Center II	08/19/2011	No		08/18/2011
33.02	Property			Phoenix Center I	08/19/2011	No		08/19/2011
34	Loan		CCRE	Stonetown MH Portfolio								58,850	0	0	2,004	0	0	94,667	10,358	4,313	2,156
34.01	Property			Stonetown MH Portfolio — Forest Acres	08/08/2011	No		07/07/2011
34.02	Property			Stonetown MH Portfolio — Woodshire	08/08/2011	No		05/26/2011
34.03	Property			Stonetown MH Portfolio — Cobblestone	08/08/2011	No		07/07/2011
34.04	Property			Stonetown MH Portfolio — Parkway	08/08/2011	No		05/26/2011
34.05	Property			Stonetown MH Portfolio — Apollo	08/08/2011	No		05/26/2011
35	Loan		CCRE	Staybridge Suites Houston	04/13/2011	No		04/12/2011				0	0	121,400	10,919	0	0	105,000	17,500	15,870	7,935
36	Loan		CCRE	Highland Road Village	11/11/2011	No		11/11/2011				200,000	0	0	8,853	0	0	13,750	13,750	42,174	4,217
37	Loan		CCRE	Gerhardt Building	11/02/2011	No		10/20/2011				16,188	0	0	618	50,000	2,738	87,200	7,267	6,038	1,510
38	Loan		CCRE	Hampstead Apartments	05/10/2011	No		05/10/2011				0	0	0	2,500	0	0	21,500	3,583	36,667	4,583
39	Loan	34, 35	CCRE	Suntree Square	05/09/2011	No		05/04/2011				0	0	0	1,879	0	8,268	116,441	13,175	7,063	7,063
40	Loan		CCRE	215 Mount Hope	07/28/2011	No		07/28/2011				30,625	0	0	1,500	0	0	0	7,250	21,093	2,353
41	Loan		CCRE	La Jolla Eastgate	05/11/2011	No		05/09/2011	05/09/2011	11	No	1,875	0	0	762	0	4,167	50,750	7,250	6,439	715
42	Loan	36	CCRE	Napa Valley Professional Plaza	05/09/2011	No		03/30/2011	03/30/2011	11	No	5,000	0	0	1,418	50,000	5,367	15,500	10,333	13,870	1,492
43	Loan		CCRE	Meadowlands MHC	10/04/2011	No		07/13/2011				0	0	0	1,333	0	0	34,750	9,083	1,206	241
44	Loan		CCRE	Wheatland Apartments	06/10/2011	No		05/02/2011				6,125	0	0	2,455	0	0	49,167	9,833	13,883	1,983
45	Loan		CCRE	1791 Grand Concourse	07/28/2011	No		07/28/2011				57,595	0	0	1,625	0	0	35,333	8,833	7,595	1,870
46	Loan		CCRE	Fairway Oaks Shopping Center	08/29/2011	No		08/15/2011				0	0	0	1,321	0	3,300	8,500	8,500	13,501	0
47	Loan		CCRE	Shops by the Bay	07/14/2011	No		06/08/2011				0	0	0	338	0	1,688	5,250	5,250	3,613	1,807
48	Loan		CCRE	Horizon Village	07/08/2011	No		07/08/2011				0	0	0	875	250,000	0	41,775	9,525	2,782	1,391
49	Loan		CCRE	Parkway Executive Center	05/23/2011	No		05/20/2011				6,250	0	0	735	0	1,325	12,667	6,333	1,657	829
50	Loan		CCRE	Neighborhood Shoppes at Polaris	07/05/2011	No		07/01/2011				6,000	15,000	0	575	0	2,860	13,333	6,667	1,363	1,363
51	Loan	37	CCRE	Paramount Plaza	08/30/2011	No		08/30/2011				91,160	0	0	1,030	0	3,330	52,000	6,500	23,407	1,801

CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			Mortgage		Other
Control	Loan /		Loan		Reserve -	Other Reserve -Monthly
Number	Property	Footnotes	Seller[1]	Property Name	Upfront ($)	($)	Other Reserve Description	Borrower Name

1	Loan	11, 12, 13, 14	CCRE	RiverTown Crossings Mall	568,868	0	Unfunded Obligations	GGP-Grandville L.L.C.
2	Loan	15	CCRE	Plaza Mexico	535,295	0	Food 4 Less Reserve (250,000); Anna’s Linens Reserve (220,000); Skechers Free Rent Reserve (65,295)	Plamex Investment, LLC
3	Loan	16	CCRE	GSA — FBI Portfolio	0	0		NGP V Las Vegas NV LLC; NGP V Louisville KY LLC
3.01	Property			FBI — Louisville, KY
3.02	Property			FBI — Las Vegas, NV
4	Loan	17, 18	CCRE	Shops at Solaris	5,800,000	0	Occupancy Reserve (5,000,000), Matsuhisa Reserve (800,000)	Solaris Commercial Owner, LLC
								Jemal’s Britches L.L.C.; Jemal’s 623-625 H Street L.L.C; Jemal’s Epes Dorsey L.L.C.; Jemal’s Candeys, Inc.; Jemal Michael Limited
5	Loan	19	CCRE	DC Mixed Use Portfolio A	36,210	0	Men’s Warehouse Free Rent Reserve (20,216.57); Knowland Free Rent Reserve (15,993.34)	Partnership; Jemal’s Manassas L.L.C.; Jemal’s Livingston L.L.C.; Jemal’s DLJ L.L.C.
5.01	Property			1219 Connecticut Avenue NW
5.02	Property			623 H Street NW
5.03	Property			1210 18th Street NW
5.04	Property			4445 Wisconsin Avenue NW
5.05	Property			919 F Street NW
5.06	Property			8301 Sudley Road
5.07	Property			707 6th Street NW
5.08	Property			1136 19th Street NW
6	Loan	19, 20	CCRE	918 F Street NW	103,055	0	LivingSocial Free Rent Reserve	Jemal’s National Union Building L.L.C.
7	Loan		CCRE	Great America Place	538,515	0	Renovation Reserve (500,000); Prepaid Rent Reserve (38,515)	Aslan Newcastle Great America Owner, L.L.C.
8	Loan	21	CCRE	Cortland Apartments	470,400	0	Recordation Tax Reserve (220,400); Pool Construction Reserve (250,000)	Cortpark Development, LLC
9	Loan	22, 23	CCRE	Hanford Mall	83,200	See Footnote 22	Azkara Tenant Reserve (83,200); Additional Cash Reserve (Monthly)	Passco Hanford Mall, LLC
10	Loan	24, 25	CCRE	Marketplace at Santee	208,030	0	Vacant Space Reserve (175,000); Free Rent Reserve (33,030)	Santee Retail, L.P.
11	Loan	26	CCRE	Courtyard Marriott Virginia Beach North	860,000	0	Seasonality Reserve (Letter of Credit)	Apple Eight SPE Virginia Beach North, Inc.
12	Loan	26	CCRE	Courtyard Marriott Charlottesville University Medical Center	120,000	0	Seasonality Reserve (Letter of Credit)	Apple Eight SPE Charlottesville, Inc.
13	Loan		CCRE	American Hospitality Portfolio	0	0	PIP Reserve (125% of the PIP Cost)	Wilcare Delaware, LLC; Sunnyland Delaware, LLC; Wilcare Polaris, LLC; Sunnyland Management Co., LLC
13.01	Property			Cambria Suites Columbus Polaris
13.02	Property			Hampton Inn & Suites Grove City
14	Loan	26	CCRE	Courtyard Marriott Virginia Beach South	620,000	0	Seasonality Reserve (Letter of Credit)	Apple Eight SPE Virginia Beach South, Inc.
15	Loan		CCRE	Hampton Inn Santa Barbara/Goleta	0	0		Ocean Park Hotels-SBA, LLC
16	Loan	26	CCRE	Courtyard Marriott Carolina Beach	640,000	0	Seasonality Reserve (Letter of Credit)	Apple Eight SPE Carolina Beach, L.P.
17	Loan		CCRE	Stonebridge Apartments	0	0		Rock Bridge Apartments, LLC
18	Loan		CCRE	StorMor Portfolio	0	0		George’s Stor-Mor Realty, LLC
18.01	Property			STORMOR — 3909 Sweeten Creek Road
18.02	Property			STORMOR — 600 Patton Avenue
18.03	Property			STORMOR — 40 Wilmington Street
18.04	Property			STORMOR — 127 Sweeten Creek Road
18.05	Property			STORMOR — 1130 Sweeten Creek Road
18.06	Property			STORMOR — 1931 Spartanburg Highway
19	Loan	27	CCRE	LAD SpringHill Suites	0	0		LAD Hotel Partners, LLC
20	Loan	28	CCRE	River Street Inn	185,014	16,554	Hotel Lease Reserve (Initial: 35,014; Monthly: 16,554.02); Seasonality Reserve (Initial: 150,000; Monthly: 25,000; Cap: 150,000)	Resource RSI Phase I, LLC; Resource RSI Phase II, LLC
21	Loan	29	CCRE	Fairfax Ridge	721,691	0	Boeing TI Reserve (567,285); Information Communication Reserve (74,865); Rent Abatement Reserve (79,541)	Fairfax Ridge Offices LLC
22	Loan	30	CCRE	Lakehills Plaza	0	0		Lakehills South, L.P.
23	Loan		CCRE	Barrington Hills Apartments	0	0		Barrington Hills Georgia Limited Partnership
24	Loan		CCRE	Mountain View at Southgate Apartments	0	0		Brookhollow Holdings, L.P.
25	Loan	31	CCRE	Crossroads Center	0	0		Crossroads Office, LLC
26	Loan		CCRE	Canyon Hills Marketplace II	27,000	0	Grapes and Tomatoes Holdback Deposit	CHMP II Owner, LLC
27	Loan	32	CCRE	2421-27 Webster	0	0		2427 Webster LLC
28	Loan		CCRE	Brookmeade Apartments	66,500	0	Recordation Tax Reserve	Brookmeade Finance, LLC
29	Loan		CCRE	Heritage Hills Shopping Center	219,601	0	Goodwill Reserve (21,704); Lure Salon Reserve (197,897)	Kim’s Yosemite Springs, LLC; Elshout’s Yosemite Springs, LLC; Carlisle’s Yosemite Springs, LLC; Woodbury’s Yosemite Springs, LLC
30	Loan	33	CCRE	B’nai B’rith House	3,556,890	0	Capital Improvement Plan	B’nai B’rith Claymont, LP
31	Loan		CCRE	Gillespie Field Distribution	0	0		Gillespie GH, LLC
32	Loan	21	CCRE	DC Mixed Use Portfolio B	137,000	0	Acquisition Title Reserve (107,000); BB&T Reserve (30,000)	Jemal Belmont Limited Partnership; Jemal’s Peter’s Flowers L.L.C.; Jemal’s Jackson L.L.C.
32.01	Property			1801-1807 Belmont Road NW
32.02	Property			1365 Wisconsin Avenue NW
32.03	Property			713 H Street NW
33	Loan		CCRE	Phoenix Centers I & II	0	0		PC II Vertical, LLC; Phoenix Center I, LLC
33.01	Property			Phoenix Center II
33.02	Property			Phoenix Center I
								Stonetown Woodshire, LLC; Stonetown Cobblestone, LLC; Stonetown Parkway, LLC; Stonetown Apollo, LLC; Stonetown Forest Acres,
34	Loan		CCRE	Stonetown MH Portfolio	465,454	0	Capital Improvements Reserve (249,454); Home Fund Reserve (216,000)	LLC
34.01	Property			Stonetown MH Portfolio — Forest Acres
34.02	Property			Stonetown MH Portfolio — Woodshire
34.03	Property			Stonetown MH Portfolio — Cobblestone
34.04	Property			Stonetown MH Portfolio — Parkway
34.05	Property			Stonetown MH Portfolio — Apollo
35	Loan		CCRE	Staybridge Suites Houston	436,087	0	PIP Reserve	Diamond Houston I, L.P.
36	Loan		CCRE	Highland Road Village	0	0		Cockrell Road Apartments, LP
37	Loan		CCRE	Gerhardt Building	0	0		Queen Bea LLC
38	Loan		CCRE	Hampstead Apartments	0	0		Hampstead Investors LLC
39	Loan	34, 35	CCRE	Suntree Square	0	0		AEJ Development LLC
40	Loan		CCRE	215 Mount Hope	0	0		Drew Development Limited
41	Loan		CCRE	La Jolla Eastgate	45,382	0	Free Rent Reserve (15,910); San Diego Private Bank Reserve (20,000); Prepaid Reserve (9,472.20)	La Jolla Eastgate Building L.P.
42	Loan	36	CCRE	Napa Valley Professional Plaza	23,836	0	Free Rent Reserve	MKD Soscol Partners, L.P.
43	Loan		CCRE	Meadowlands MHC	0	0		Meadowlands Gibraltar, L.L.C.
44	Loan		CCRE	Wheatland Apartments	51,598	0	Windstorm Reserve (44,505); Prepaid Reserve (7,093.36)	WPA 2, LLC
45	Loan		CCRE	1791 Grand Concourse	500,000	0	MCI/J-51 Holdback Reserve	Denpat Associates LLC
46	Loan		CCRE	Fairway Oaks Shopping Center	0	0		CRP II-Fairway Oaks, LLC
47	Loan		CCRE	Shops by the Bay	0	0		Bay Area Shops, Ltd.
48	Loan		CCRE	Horizon Village	0	0		Dearborn Venture Capital LLC
49	Loan		CCRE	Parkway Executive Center	300,000	0	Vacant Space Leasing Reserve	Parkway Investors LLC
50	Loan		CCRE	Neighborhood Shoppes at Polaris	25,000	0	Henri TI/LC Holdback	MFC Polaris I Venture, LLC
51	Loan	37	CCRE	Paramount Plaza	0	0		Gulf Atlantic Real Estate Group, Limited Company

CFCRE COMMERCIAL MORTGAGE TRUST 2011-C2
ANNEX A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			Mortgage								Mezzanine
Control	Loan /		Loan						Ground Lease	Secured Subordinate	Debt Balance	Terrorism Insurance
Number	Property	Footnotes	Seller[1]	Property Name	Loan Purpose	Lockbox	Cash Management	Ground Lease (Y/N)	Expiration Date	Debt Balance ($)	($)	Required	Control Number
1	Loan	11,12,13,14	CCRE	RiverTown Crossings Mall	Refinance	Hard	In Place	No			12,909,915	Yes	1
2	Loan	15	CCRE	Plaza Mexico	Refinance	Hard	In Place	No			26,220,486	Yes	2

3	Loan	16	CCRE	GSA — FBI Portfolio	Acquisition / Refinance	Hard	In Place						3
3.01	Property			FBI — Louisville, KY				No				Yes	3.01
3.02	Property			FBI — Las Vegas, NV				No				Yes	3.02
4	Loan	17,18	CCRE	Shops at Solaris	Refinance	Hard	In Place	No				Yes	4

5	Loan	19	CCRE	DC Mixed Use Portfolio A	Refinance	Hard	In Place						5
5.01	Property			1219 Connecticut Avenue NW				No				Yes	5.01
5.02	Property			623 H Street NW				No				Yes	5.02
5.03	Property			1210 18th Street NW				No				Yes	5.03
5.04	Property			4445 Wisconsin Avenue NW				No				Yes	5.04
5.05	Property			919 F Street NW				No				Yes	5.05
5.06	Property			8301 Sudley Road				No				Yes	5.06
5.07	Property			707 6th Street NW				No				Yes	5.07
5.08	Property			1136 19th Street NW				No				Yes	5.08

6	Loan	19,20	CCRE	918 F Street NW	Refinance	Hard	In Place	No				Yes	6
7	Loan		CCRE	Great America Place	Acquisition	Hard	Springing	No				Yes	7
8	Loan	21	CCRE	Cortland Apartments	Refinance	Soft	In Place	No			3,000,000	Yes	8
9	Loan	22,23	CCRE	Hanford Mall	Refinance	Hard	In Place	No				Yes	9
10	Loan	24,25	CCRE	Marketplace at Santee	Refinance	Hard	Springing	No				Yes	10
11	Loan	26	CCRE	Courtyard Marriott Virginia Beach North	Recapitalization	Hard	Springing	No				Yes	11
12	Loan	26	CCRE	Courtyard Marriott Charlottesville University Medical Center	Recapitalization	Hard	Springing	No				Yes	12

13	Loan		CCRE	American Hospitality Portfolio	Refinance	Hard	In Place						13
13.01	Property			Cambria Suites Columbus Polaris				No				Yes	13.01
13.02	Property			Hampton Inn & Suites Grove City				No				Yes	13.02
14	Loan	26	CCRE	Courtyard Marriott Virginia Beach South	Recapitalization	Hard	Springing	Yes	12/31/2048			Yes	14
15	Loan		CCRE	Hampton Inn Santa Barbara/Goleta	Refinance	Hard	Springing	No				Yes	15
16	Loan	26	CCRE	Courtyard Marriott Carolina Beach	Recapitalization	Hard	Springing	No				Yes	16
17	Loan		CCRE	Stonebridge Apartments	Refinance	Soft	Springing	No				Yes	17

18	Loan		CCRE	StorMor Portfolio	Refinance	Soft	Springing						18
18.01	Property			STORMOR — 3909 Sweeten Creek Road				No				Yes	18.01
18.02	Property			STORMOR — 600 Patton Avenue				No				Yes	18.02
18.03	Property			STORMOR — 40 Wilmington Street				No				Yes	18.03
18.04	Property			STORMOR — 127 Sweeten Creek Road				No				Yes	18.04
18.05	Property			STORMOR — 1130 Sweeten Creek Road				No				Yes	18.05
18.06	Property			STORMOR — 1931 Spartanburg Highway				No				Yes	18.06
19	Loan	27	CCRE	LAD SpringHill Suites	Refinance	Hard	Springing	No				Yes	19
20	Loan	28	CCRE	River Street Inn	Refinance	Hard	Springing	Yes	10/31/2054			Yes	20
21	Loan	29	CCRE	Fairfax Ridge	Refinance	Soft	Springing	No				Yes	21
22	Loan	30	CCRE	Lakehills Plaza	Refinance	Hard	Springing	No				Yes	22
23	Loan		CCRE	Barrington Hills Apartments	Refinance	Soft	Springing	No				Yes	23
24	Loan		CCRE	Mountain View at Southgate Apartments	Refinance	Soft	Springing	No				Yes	24
25	Loan	31	CCRE	Crossroads Center	Refinance	Hard	In Place	No				Yes	25
26	Loan		CCRE	Canyon Hills Marketplace II	Refinance	Hard	In Place	No			2,100,000	Yes	26
27	Loan	32	CCRE	2421-27 Webster	Refinance	Springing	Springing	No				Yes	27
28	Loan		CCRE	Brookmeade Apartments	Refinance	Soft	In Place	No				Yes	28
29	Loan		CCRE	Heritage Hills Shopping Center	Acquisition	Hard	Springing	No				Yes	29
30	Loan	33	CCRE	B’nai B’rith House	Refinance	Hard	Springing	Yes	10/03/2110			Yes	30
31	Loan		CCRE	Gillespie Field Distribution	Refinance	Springing	Springing	Yes	07/22/2053			Yes	31

32	Loan	21	CCRE	DC Mixed Use Portfolio B	Refinance	Hard	In Place						32
32.01	Property			1801-1807 Belmont Road NW				No				Yes	32.01
32.02	Property			1365 Wisconsin Avenue NW				No				Yes	32.02
32.03	Property			713 H Street NW				No				Yes	32.03

33	Loan		CCRE	Phoenix Centers I & II	Refinance	Hard	Springing						33
33.01	Property			Phoenix Center II				No				Yes	33.01
33.02	Property			Phoenix Center I				No				Yes	33.02

34	Loan		CCRE	Stonetown MH Portfolio	Acquisition	Springing	Springing						34
34.01	Property			Stonetown MH Portfolio — Forest Acres				No				Yes	34.01
34.02	Property			Stonetown MH Portfolio — Woodshire				No				Yes	34.02
34.03	Property			Stonetown MH Portfolio — Cobblestone				No				Yes	34.03
34.04	Property			Stonetown MH Portfolio — Parkway				No				Yes	34.04
34.05	Property			Stonetown MH Portfolio — Apollo				No				Yes	34.05
35	Loan		CCRE	Staybridge Suites Houston	Refinance	Soft	Springing	No				Yes	35
36	Loan		CCRE	Highland Road Village	Refinance	Soft	Springing	No				Yes	36
37	Loan		CCRE	Gerhardt Building	Refinance	Springing	Springing	No				Yes	37
38	Loan		CCRE	Hampstead Apartments	Refinance	Soft	Springing	No				Yes	38
39	Loan	34,35	CCRE	Suntree Square	Refinance	Springing	Springing	No				Yes	39
40	Loan		CCRE	215 Mount Hope	Refinance	Springing	Springing	No				Yes	40
41	Loan		CCRE	La Jolla Eastgate	Refinance	Hard	Springing	No				Yes	41
42	Loan	36	CCRE	Napa Valley Professional Plaza	Refinance	Springing	Springing	No				Yes	42
43	Loan		CCRE	Meadowlands MHC	Refinance	Springing	Springing	No				Yes	43
44	Loan		CCRE	Wheatland Apartments	Refinance	Hard	Springing	No				Yes	44
45	Loan		CCRE	1791 Grand Concourse	Refinance	Springing	Springing	No				Yes	45
46	Loan		CCRE	Fairway Oaks Shopping Center	Refinance	Springing	Springing	No				Yes	46
47	Loan		CCRE	Shops by the Bay	Acquisition	Springing	Springing	No				Yes	47
48	Loan		CCRE	Horizon Village	Recapitalization	Hard	Springing	No				Yes	48
49	Loan		CCRE	Parkway Executive Center	Acquisition	Hard	Springing	No				Yes	49
50	Loan		CCRE	Neighborhood Shoppes at Polaris	Acquisition	Hard	Springing	No				Yes	50
51	Loan	37	CCRE	Paramount Plaza	Refinance	Hard	Springing	No				Yes	51

Footnotes to Annex A

(1)	CCRE — Cantor Commercial Real Estate Lending, L.P.

(2)	The Maturity Balance is calculated as the total principal amount that is scheduled to be paid on the Maturity Date of each Mortgage Loan.

(3)	The Administrative Fee Rate includes the Servicing Fee rate (including any primary servicing fee rate and sub-servicing fee rate), Certificate Administrator Fee rate and the Operating Advisor Fee rate applicable to each Mortgage Loan.

(4)	The Monthly Debt Service and Annual Debt Service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the Original Interest Only Period.

(5)	The Original Amortization Term for both the RiverTown Crossings Mall Loan and Plaza Mexico Mortgage Loan is based on the planned amortization schedule in the related loan documents as detailed in Annex G-1 and G-2, respectively.

(6)	The open period is inclusive of the Maturity Date.

(7)	Complete historical financials are not available for properties that were either recently built, renovated or purchased.

(8)	UW NCF DSCR is calculated based on the amortizing Monthly Debt Service payment for all Mortgage Loans.

(9)	Cut-off Date LTV Ratio and Maturity Date LTV Ratio are both based on as-is Appraised Value even if an as-stabilized Appraised Value is provided.

(10)	Certain tenants have lease termination options related to sales thresholds and co-tenancy provisions, among other things, that may become exercisable prior to the originally stated expiration date of the lease.

(11)	The RiverTown Crossings Mall Mortgage Loan was originated by Column Financial, Inc. on June 1, 2011 and purchased by Cantor Commercial Real Estate Lending, L.P. on October 28, 2011. The RiverTown Crossings Mall Loan will be evidenced by two pari-passu notes, one with an Original Principal Balance of $100,000,000 (“A-1 Note”) and one with an Original Principal Balance of $56,000,000 (“A-2 Note”). Only the A-1 Note with a Cut-off Date Balance of $99,307,035 will be contributed to the CFCRE Commercial Mortgage Trust 2011-C2. The A-1 Note will be the controlling interest in the RiverTown Crossings Mall Split-Loan.

(12)	The RiverTown Crossings Mall Mortgage Loan UW NOI Debt Yield, UW NCF DSCR, UW NCF Debt Yield, Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Cut-off Balance/Unit are calculated using the aggregate balance of the pari-passu A-1 and A-2 Notes.

(13)	The RiverTown Crossings Mall Mortgage Loan UW NCF DSCR and Monthly Debt Service are calculated using the average debt service payments over the first 12 months following the Cut-off Date. The Annual Debt Service for the RiverTown Crossings Mall Mortgage Loan is calculated using the Monthly Debt Service multiplied by 12.

(14)	The RiverTown Crossings Mall Mortgage Loan is locked out until the earlier of the third anniversary of the closing date of the mortgage loan or the second anniversary of the securitization of the whole loan. The Prepayment Provision shows a lockout period of two years from the closing of this securitization although the A-2 Note will not be included in this securitization.

(15)	The Plaza Mexico Mortgage Loan UW NCF DSCR and Monthly Debt Service are calculated using the average debt service payments over the first 12 months following the Cut-off Date. The Annual Debt Service for the Plaza Mexico Mortgage Loan is calculated using the Monthly Debt Service multiplied by 12.

(16)	The GSA — FBI Portfolio Mortgage Loan is structured with an anticipated repayment date (“ARD”) of December 11, 2016. In the event that the loan is not repaid on or before the ARD, the GSA — FBI Portfolio Mortgage Loan documents require payments of principal and interest at the current rate and shall accrue additional interest at a rate equal to 3% on the outstanding principal balance through final maturity of the loan on October 16, 2021. In addition, after the ARD, all excess cash generated from the properties after the payment of principal and interest (as described above), reserves and budgeted operating expenses, is required to be applied first to repay the outstanding principal balance of the loan and then to outstanding accrued interest until paid in full.

(17)	With respect to the Shops at Solaris Mortgage Loan, $5,000,000 was deposited into the “Occupancy Reserve” at closing related to five tenants with signed leases that were not yet in occupancy as of the closing of the loan. The Occupancy Reserve will be released pro-rata upon the satisfaction of the following criteria for each of the five related tenants: (i) tenant shall be in occupancy, (ii) tenant is open for business, (iii) tenant has paid one month of rent, (iv) tenant has delivered a clean estoppel to the lender, and (v) no other tenants (excluding those tenants related to the Occupancy Reserve) are dark or in default under their lease. As of November 16, 2011, four of the five tenants physically occupied their respective spaces, were paying rent, had delivered estoppels and are open for business. One additional tenant is completing the build-out of its space but not yet in occupancy. This tenant has been included in the occupancy figure of 92.7%.

(18)	With respect to the Shops at Solaris Mortgage Loan, if on the payment date occuring in August during each year of the Loan with respect to the 12 month period ending with the most recently completed calendar month, (i) the annualized gross sales for Bol are less than $2,810,000 or (ii) the Property’s Net Operating Income excluding the Bol Lease is less than or equal to $4,800,000, available cash shall be swept into the Bol reserve up to a cap amount of $1,000,000 and held as additional security for the Loan. If on the payment date occuring in August during each year of the Loan with respect to the 12 month period ending with the most recently completed calendar month, (i) the annualized gross sales for CineBistro are less than or equal to $1,670,000 or (ii) the Property’s Net Operating Income excluding the CineBistro Lease is less than or equal to $4,800,000, available cash shall be swept into a CineBistro reserve up to a cap amount of $1,000,000 and held as additional security for the Loan.

(19)	The DC Mixed Use Portfolio A Mortgage Loan is crossed with the 918 F Street NW Mortgage Loan. The UW NOI Debt Yield, UW NCF DSCR, UW NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated using the aggregate balance of both Mortgage Loans.

(20)	With respect to the 918 F Street NW Mortgage Loan, the tenant, LivingSocial, has taken possession of its space and is completing its build-out. LivingSocial has a lease and rent commencement date of November 9, 2011. The Borrower contributed a TI allowance of $1,580,494 of which $69,382 remains unfunded (115% of which was escrowed at closing).

(21)	The properties secured by Cortland Apartments and DC Mixed Use Portfolio B Mortgage Loans include condominium provisions.

(22)	With respect to the Hanford Mall Mortgage Loan, monthly reserves are deposited in an amount equal to the greater of (i) 50% of all excess cash flow after the payment of debt service, reserves and operating expenses, or (ii) $10,000, into an additional cash reserve account (“Additional Cash Reserve”). In the event excess cash flow is insufficient to deposit a minimum of $10,000 in any given month, such deficiency shall accrue and will be an obligation of the Borrower. The Additional Cash Reserve is capped at $1,200,000. Funds held in the Additional Cash Reserve shall be held by lender as additional collateral for the Hanford Mall Mortgage Loan and shall not be available to the Hanford Mall Borrower.

(23)	The Hanford Mall Mortgage Loan TI/LC Reserve — Monthly increases to $27,590 on the 10th payment date of the loan and is capped at $1,000,000.

(24)	The Marketplace at Santee Mortgage Loan Free Rent Reserve has been released.

(25)	The Marketplace at Santee Mortgage Loan is structured with a $175,000 earn-out subject to achieving a $2,100,000 NCF in order to generate both a minimum 9.2% NCF Debt Yield and a 1.35x NCF DSCR within the first 12 months of the loan term. If the property does not achieve these hurdles within the first 12 months of the loan term, the Lender will have the option to pay down the outstanding loan balance or place the funds into the TI/LC Reserve to be used by Borrower only as reimbursement for approved leasing expenses.

(26)	With respect to the Courtyard Marriott Virginia Beach North, Courtyard Marriott University Charlottesville Medical Center, Courtyard Marriott Virginia Beach South and Courtyard Marriott Carolina Beach Mortgage Loans, the FF&E Reserve -Monthly on each respective loan is deposited semi-annually.

(27)	The LAD SpringHill Suites Mortgage Loan FF&E Reserve — Monthly in place will be paid through and including 1/11/2012. Beginning 2/11/2012, the monthly amount required is equal to 1/12 of 4% of the Gross Income.

(28)	The River Street Inn Mortgage Loan has 16,277 sf of retail space, which is 100% occupied by 10 tenants.

(29)	With respect to the Fairfax Ridge Mortgage Loan, the second Largest Tenant, International Communications, is currently subleasing a portion of its space from Hazen & Sawyer P.C. through June 30, 2012. As of June 30, 2012, Information Communications will extend its lease directly with the landlord for a term coterminous with its existing space through the lease expiration date shown of July 31, 2021.

(30)	The Lakehills Plaza Mortgage Loan was originated by Column Financial, Inc. on June 27, 2011 and purchased by Cantor Commercial Real Estate Lending, L.P. on October 28, 2011.

(31)	With respect to the Crossroads Center Mortgage Loan, the Commonwealth of Virginia has a termination option as follows: Should the Commonwealth of Virginia fail to appropriate government funds for any one of the departments that operate out of the space, the tenant has the right to relinquish that portion of the space allocated to the department and reduce the rent pro rata for that portion of the space. However, tenant may elect to continue to pay rent on that portion of the space or use the space for another department. If the Virginia General Assembly fails to appropriate funds for the continuance for all departments operating at the property, the lease and all obligations shall automatically terminate. In total, there are four separate departments operating out of the existing space.

(32)	The property secured by the 2421-27 Webster Mortgage Loan includes 112 units, nine of which are retail units.

(33)	With respect to the B’nai B’rith House Mortgage Loan, tenants are qualified based on age (senior housing) and acceptance into the Section 8 program.

(34)	The Suntree Square Mortgage Loan was originated by Column Financial, Inc. on July 6, 2011 and purchased by Cantor Commercial Real Estate Lending, L.P. on October 28, 2011.

(35)	With respect to the Suntree Square Mortgage Loan, the second largest tenant Beall’s Outlet is currently subleasing its space from Walgreens. Walgreens has a lease termination option effective June 30, 2013 and is expected to exercise this option.

(36)	With respect to the Napa Valley Professional Plaza Mortgage Loan, Napa County Public Works has the right to cancel its lease at the time that its final budget is adopted, which is normally on or before the last Tuesday in August. Such cancellation shall be permitted if the tenant is unable in that budget to continue leasing office space at the property. A cash flow sweep (as described in the Napa Valley Professional Plaza Mortgage Loan documents) is triggered in the event that this tenant exercises its termination option.

(37)	With respect to the Paramount Plaza Mortgage Loan, Coldwell Banker Real Estate has a termination option effective as of April 30, 2014 with six months prior notice.

ANNEX B
MORTGAGE POOL INFORMATION
     Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex B may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus supplement.
          (1) “Actual/360” means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.
          (2) “ADR” means, for any hospitality property, average daily rate.
          (3) “Annual Debt Service” means, for any Mortgage Loan, the current annualized debt service payable as of December 2011 on the related Mortgage Loan; provided that, with respect to each Mortgage Loan with a partial interest-only period, the annual debt service is calculated based on the debt service due under the Mortgage Loan during the amortization period, except as described in the following two sentences. With respect to the Mortgage Loans identified as GSA — FBI Portfolio on Annex A to this prospectus supplement, which has an initial 36-month interest-only period, the annual debt service is calculated based on the payments due under the Mortgage Loan for the first 12 months following the expiration of the 36 month interest-only period. With respect to the Mortgage Loans identified as RiverTown Crossings Mall and Plaza Mexico on Annex A to this prospectus supplement, which have non-standard amortization schedules, the applicable annual debt service is calculated based on the payments due under the Mortgage Loan for the first 12 months following the Cut-off Date.
          (4) “Appraised Value” means, for each of the Mortgaged Properties, the most current “as-is” appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with Member of the Appraisal Institute (“MAI”) standards made not more than 12 months prior to the origination date (or loan acquisition date, as applicable) of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement.
          (5) “Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means:
•	with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement, divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement; or

•	with respect to any Mortgage Loan with a Companion Loan, the calculation of the Cut-off Date LTV Ratio does include the principal balance of the Companion Loan;

•	with respect to any cross-collateralized and cross-defaulted Mortgage Loan, the ratio, expressed as a percentage, of the combined Cut-off Date Balances of the applicable Mortgage Loans divided by the combined Appraised Values of the related Mortgage Loans; or

•	with respect to any Mortgage Loan secured by multiple Mortgaged Properties, the ratio, expressed as a percentage, of (1) the Cut-off Date Balance of that Mortgage Loan divided by (2) the combined Appraised Values of the related Mortgaged Properties.

          (6) “Cut-off Date Principal Balance/Unit” means the principal balance per unit of measure as of the Cut-off Date. With respect to any Split-Loan, the Cut-off Date Principal Balance/Unit does include any related Pari Passu Companion Loan.
          (7) “DSCR,” “Debt Service Coverage Ratio” or “Underwritten DSCR” means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property to the aggregate amount of the Annual Debt Service. In the case of any Mortgage Loan secured by multiple Mortgaged Properties, the Underwritten DSCR is calculated using the combined Underwritten Net Cash Flow produced by the related Mortgaged Properties. In the case of the cross-collateralized mortgage loans identified on Annex A as DC Mixed Use Portfolio A and 918 F Street NW, the Underwritten DSCR is shown on an aggregate basis for the crossed group of Mortgage Loans. Companion Loans are included for purposes of calculating the DSCR of the Mortgage Loans unless otherwise indicated.
          (8) “Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.
          (9) “In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.
          (10) “Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.
          (11) “Largest Tenant Lease Expiration Date” means the date on which the applicable Largest Tenant’s lease is scheduled to expire.
          (12) “Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.
          (13) “LTV Ratio at Maturity” or “Maturity Date LTV Ratio” for any Mortgage Loan is calculated in the same manner as the Cut-off Date LTV Ratio, except that the Mortgage Loan Cut-off Date Balance used to calculate the Cut-off Date LTV Ratio has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the “as-is” Appraised Value. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the “as-is” Appraised Value.
     We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value. No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.
          (14) “Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.
          (15) “Occupancy” means (i) in the case of multifamily rental and manufactured housing community properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and self-storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within six to twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; and certain additional lease-up assumptions as are described in the footnotes to Annex A to this prospectus supplement.
          (16) “Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.
          (17) “Original Balance” means the principal balance of the Mortgage Loan as of the date of origination or, with respect to any Split-Loan, as of the date of the note split.
          (18) “Prepayment Penalty Description” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, respectively, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charges, (iii) permits defeasance or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.
          (19) “Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus supplement.
          (20) “RevPAR” means, with respect to any hospitality property, revenues per available room.
          (21) “Soft Lockbox” means the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are required to be deposited directly into the lockbox account by the related borrower or property manager, and after the occurrence of a “trigger event,” credit card receivables are required to be deposited directly into the lockbox account.
          (22) “Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.
          (23) “Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents (a) require the imposition of a Hard Lockbox upon the occurrence of (i) an event of default under the loan documents or (ii) one or more specified trigger events or (b) require the related borrower to deposit or cause the property manager to deposit all rents collected into a lockbox account upon the occurrence of (i) an event of default or (ii) one or more specified trigger events under the loan documents.
          (24) “Underwritten Expenses” or “UW Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

          (25) “Underwritten Net Cash Flow”, “Net Cash Flow”, “Underwritten NCF” or “UW NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, resulting from the Underwritten NOI decreased by an amount that the sponsor has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one to 12-month periods.
               The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows. See “Risk Factors—Risks Related to the Mortgage Loans—Underwritten Net Cash Flow May Not Be an Accurate Indication of Future Performance” in this prospectus supplement.
          (26) “Underwritten Revenues” or “UW Revenues” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the Sponsor and generally derived from the rental revenue based on leases in place (including leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally six months past the Cut-off Date), and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the Sponsor; plus any additional recurring revenue fees. In some cases the Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.
          (27) “Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.
          (28) “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.
          (29) “Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date (weighted based upon the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date).

Earnout Loans
     “Earnout Loans” are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. The Earnout Loan included in the Issuing Entity provides that in the event the conditions are not met, the Master Servicer may apply amounts held in the reserves to either prepay the related mortgage loan or fund a rollover reserve account. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption “Earliest Prepay Date.” For all of the Earnout Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex A are calculated based on the principal balance of those Mortgage Loans without regard to the existence of any related earnout amount. Those underwritten DSCRs and LTVs are also shown beneath the caption “Net of Earnout NCF DSCR” and “Net of Earnout LTV” in the table below. The amounts beneath the captions “Full Loan Amount LTV” and “Full Loan Amount DSCR” are calculated based on a principal balance of those Mortgage Loans utilizing the “as is” appraised value and Underwritten Net Cash Flow figures. The following table sets forth certain information regarding the Earnout Loans:

Property Name	Earnout Reserve	Current Balance	Full Loan Amount LTV	Net of Earnout LTV	Full Loan Amount NCF DSCR		Net of Earnout NCF DSCR		Earliest Prepay Date

Marketplace at Santee	$175,000	$22,710,310	68.6%	68.1%	1.27	x	1.28	x	January 11, 2014

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

ANNEX B — MORTGAGE POOL INFORMATION

DISTRIBUTION OF LOAN PURPOSE
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Loan Purpose	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

Refinance	39	$591,855,318	76.5%	$15,175,777	1.53	x	5.6753%	95	64.1%	55.9%
Recapitalization	5	$63,943,619	8.3%	$12,788,724	1.95	x	6.0349%	63	51.4%	46.4%
Acquisition	6	$59,787,481	7.7%	$9,964,580	1.47	x	5.6541%	80	66.9%	59.8%
Acquisition / Refinance	1	$58,500,000	7.6%	$58,500,000	1.54	x	5.2000%	60	72.1%	70.2%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Amortization Types [1]	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

Amortizing (30.0 Years)	36	$553,883,884	71.6%	$15,385,663	1.52	x	5.6057%	93	65.0%	57.4%
Amortizing (25.0 years)	14	$161,702,533	20.9%	$11,550,181	1.70	x	6.0480%	86	57.1%	48.2%
IO then Amortizing ARD	1	$58,500,000	7.6%	$58,500,000	1.54	x	5.2000%	60	72.1%	70.2%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

(1) All Mortgage Loans will have a balloon payment at maturity.

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Cut-off Date Principal Balances ($)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

2,897,561 - 4,999,999	7	$28,511,976	3.7%	$4,073,139	1.43	x	6.0678%	95	67.6%	59.2%
5,000,000 - 9,999,999	24	$186,033,860	24.0%	$7,751,411	1.44	x	5.8267%	95	67.6%	58.8%
10,000,000 - 14,999,999	8	$94,476,652	12.2%	$11,809,581	1.62	x	6.0991%	93	59.8%	51.9%
15,000,000 - 19,999,999	3	$48,388,156	6.3%	$16,129,385	2.03	x	6.0254%	58	51.6%	46.9%
20,000,000 - 34,999,999	5	$133,311,018	17.2%	$26,662,204	1.35	x	5.6373%	90	66.6%	58.1%
35,000,000 - 49,999,999	1	$43,956,198	5.7%	$43,956,198	1.51	x	6.0000%	119	63.7%	54.2%
50,000,000 - 64,999,999	1	$58,500,000	7.6%	$58,500,000	1.54	x	5.2000%	60	72.1%	70.2%
65,000,000 - 99,307,035	2	$180,908,557	23.4%	$90,454,279	1.71	x	5.2120%	89	60.3%	53.4%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	$2,897,561
Maximum:	$99,307,035
Average:	$15,178,165

ANNEX B — MORTGAGE POOL INFORMATION

DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS
			Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of	Number of		Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Debt Service Coverage Ratios (x)	Mortgage Loans		Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

1.21 - 1.29	9		$120,153,644	15.5%	$13,350,405	1.25	x	6.0213%	114	68.7%	57.6%
1.30 - 1.39	9		$64,982,991	8.4%	$7,220,332	1.35	x	5.6660%	99	71.0%	62.0%
1.40 - 1.49	10		$102,017,391	13.2%	$10,201,739	1.43	x	5.8104%	81	66.7%	59.6%
1.50 - 1.59	9		$171,814,311	22.2%	$19,090,479	1.53	x	5.5886%	86	67.1%	60.9%
1.60 - 1.79	10		$262,143,862	33.9%	$26,214,386	1.71	x	5.4210%	83	59.5%	52.9%
1.80 - 2.20	4		$52,974,220	6.8%	$13,243,555	2.09	x	6.0670%	73	50.1%	44.2%

Total/Weighted Average:	51		$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	1.21	x
Maximum:	2.20	x
Weighted Average:	1.56	x

DISTRIBUTION OF MORTGAGE INTEREST RATES (%)
			Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of	Number of		Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Mortgage Interest Rates (%)	Mortgage Loans		Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

4.7610 - 4.9999	4		$49,261,894	6.4%	$12,315,473	1.53	x	4.9456%	53	65.1%	60.6%
5.0000 - 5.3999	7		$298,753,328	38.6%	$42,679,047	1.61	x	5.2321%	78	64.0%	58.3%
5.4000 - 5.7999	10		$86,986,989	11.2%	$8,698,699	1.38	x	5.6076%	99	68.6%	59.4%
5.8000 - 6.1999	17		$227,617,957	29.4%	$13,389,292	1.63	x	6.0124%	94	60.9%	52.2%
6.2000 - 6.5999	10		$92,781,948	12.0%	$9,278,195	1.41	x	6.4185%	114	65.4%	55.7%
6.6000 - 6.9220	3		$18,684,302	2.4%	$6,228,101	1.48	x	6.8792%	119	66.4%	57.9%

Total/Weighted Average:	51		$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	4.7610%
Maximum:	6.9220%
Weighted Average:	5.6675%

DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIO
			Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of Cut-off Date	Number of		Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Mortgage Loans		Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

48.3 - 59.9	11		$204,007,429	26.4%	$18,546,130	1.81	x	5.6967%	65	55.3%	50.3%
60.0 - 64.9	9		$238,180,703	30.8%	$26,464,523	1.58	x	5.4237%	100	62.7%	54.3%
65.0 - 69.9	18		$184,604,904	23.8%	$10,255,828	1.37	x	6.0956%	109	68.2%	57.9%
70.0 - 74.9	13		$147,293,382	19.0%	$11,330,260	1.43	x	5.4845%	79	72.5%	66.7%

Total/Weighted Average:	51		$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	48.3%
Maximum:	74.9%
Weighted Average:	63.9%

ANNEX B — MORTGAGE POOL INFORMATION

DISTRIBUTION OF MATURITY DATE LOAN-TO-VALUE RATIO
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of Maturity Date	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

39.6 - 54.9	20	$336,300,080	43.4%	$16,815,004	1.66	x	5.7839%	101	59.5%	50.3%
55.0 - 59.9	15	$236,383,278	30.5%	$15,758,885	1.51	x	5.6037%	86	64.3%	57.5%
60.0 - 64.9	10	$98,788,550	12.8%	$9,878,855	1.42	x	5.7842%	88	69.3%	61.8%
65.0 - 71.0	6	$102,614,509	13.3%	$17,102,418	1.47	x	5.3204%	58	72.2%	69.1%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	39.6%
Maximum:	71.0%
Weighted Average:	56.5%

DISTRIBUTION OF ORIGINAL TERM TO MATURITY
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Original Term to	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Maturity (mos.)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

36	1	$4,888,782	0.6%	$4,888,782	1.39	x	4.9560%	34	74.1%	71.0%
60	19	$359,082,421	46.4%	$18,899,075	1.65	x	5.4646%	58	62.3%	58.4%
120	31	$410,115,214	53.0%	$13,229,523	1.48	x	5.8536%	117	65.2%	54.6%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	36 mos.
Maximum:	120 mos.
Weighted Average:	92 mos.

DISTRIBUTION OF REMAINING TERM TO MATURITY
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of Remaining	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Term to Maturity (mos.)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

34 - 36	1	$4,888,782	0.6%	$4,888,782	1.39	x	4.9560%	34	74.1%	71.0%
37 - 60	19	$359,082,421	46.4%	$18,899,075	1.65	x	5.4646%	58	62.3%	58.4%
61 - 120	31	$410,115,214	53.0%	$13,229,523	1.48	x	5.8536%	117	65.2%	54.6%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	34 mos.
Maximum:	120 mos.
Weighted Average:	89 mos.

ANNEX B — MORTGAGE POOL INFORMATION

DISTRIBUTION OF ORIGINAL AMORTIZATION TERMS
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of Original	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Amortization Terms (mos.)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

Interest Only	0	$0	0.0%	$0	0.00	x	0.0000%	0	0.0%	0.0%
300 - 359	14	$161,702,533	20.9%	$11,550,181	1.70	x	6.0480%	86	57.1%	48.2%
360	37	$612,383,884	79.1%	$16,550,916	1.52	x	5.5670%	90	65.7%	58.7%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	300 mos.
Maximum:	360 mos.
Weighted Average:	347 mos.

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of Remaining	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Amortization Terms (mos.)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

Interest Only	0	$0	0.0%	$0	0.00	x	0.0000%	0	0.0%	0.0%
294 - 299	12	$127,902,533	16.5%	$10,658,544	1.82	x	6.0673%	77	54.1%	46.8%
300 - 359	32	$527,153,884	68.1%	$16,473,559	1.52	x	5.5469%	92	64.8%	56.8%
360	7	$119,030,000	15.4%	$17,004,286	1.43	x	5.7717%	86	70.6%	65.1%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	294 mos.
Maximum:	360 mos.
Weighted Average:	345 mos.

DISTRIBUTION OF SEASONING
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Seasoning (mos.)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

0 - 1	21	$310,413,874	40.1%	$14,781,613	1.56	x	5.9716%	94	64.3%	56.7%
2 - 3	9	$147,972,159	19.1%	$16,441,351	1.64	x	5.5643%	69	61.8%	56.6%
4 - 5	12	$160,111,213	20.7%	$13,342,601	1.45	x	5.4373%	80	65.3%	58.1%
6 - 7	9	$155,589,171	20.1%	$17,287,686	1.60	x	5.3957%	108	63.5%	54.2%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	0 mos.
Maximum:	7 mos.
Weighted Average:	3 mos.

ANNEX B — MORTGAGE POOL INFORMATION

DISTRIBUTION OF ORIGINAL PARTIAL INTEREST-ONLY PERIODS
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Original Interest-Only	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Periods (mos.)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

36	1	$58,500,000	7.6%	$58,500,000	1.54	x	5.2000%	60	72.1%	70.2%

DISTRIBUTION OF PREPAYMENT PROVISIONS
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Prepayment Provision	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

Defeasance	46	$733,365,942	94.7%	$15,942,738	1.56	x	5.6732%	89	63.9%	56.4%
GRTR1%orYM	5	$40,720,475	5.3%	$8,144,095	1.56	x	5.5639%	86	64.7%	56.9%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

DISTRIBUTION OF NET OPERATING INCOME DEBT YIELD
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of Mortgage	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Net Operating Income Debt Yield (%)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

8.8 — 9.9	9	$102,831,075	13.3%	$11,425,675	1.26	x	5.6905%	101	70.6%	59.8%
10.0 — 10.9	14	$202,702,630	26.2%	$14,478,759	1.46	x	5.3795%	75	68.3%	62.8%
11.0 — 11.9	8	$275,773,038	35.6%	$34,471,630	1.61	x	5.5377%	97	62.4%	54.8%
12.0 — 12.9	9	$68,387,859	8.8%	$7,598,651	1.51	x	6.2272%	105	64.5%	55.2%
13.0 — 13.9	3	$21,975,146	2.8%	$7,325,049	1.64	x	6.1986%	117	64.8%	53.9%
14.0 — 19.2	8	$102,416,669	13.2%	$12,802,084	1.93	x	6.0760%	66	51.9%	46.5%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	8.8%
Maximum:	19.2%
Weighted Average:	11.7%

DISTRIBUTION OF NET CASH FLOW DEBT YIELD
		Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
Range of Mortgage	Number of	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Net Cash Flow Debt Yield (%)	Mortgage Loans	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

8.5 — 10.4	27	$352,341,988	45.5%	$13,049,703	1.39	x	5.5923%	87	69.0%	61.6%
10.5 — 11.4	10	$274,861,140	35.5%	$27,486,114	1.63	x	5.5039%	97	61.5%	53.6%
11.5 — 12.4	5	$33,475,776	4.3%	$6,695,155	1.65	x	6.1391%	109	65.4%	55.4%
12.5 — 17.1	9	$113,407,512	14.7%	$12,600,835	1.90	x	6.1580%	71	53.5%	47.8%

Total/Weighted Average:	51	$774,086,417	100.0%	$15,178,165	1.56	x	5.6675%	89	63.9%	56.5%

Minimum:	8.5%
Maximum:	17.1%
Weighted Average:	11.0%

ANNEX B — MORTGAGE POOL INFORMATION
DISTRIBUTION OF LOCKBOX TYPES

		Aggregate Cut-off	% of Initial
	Number of	Date Principal	Mortgage Pool
Lockbox Types	Mortgage Loans	Balance	Balance

Hard	30	$593,899,897	76.7%
Soft	10	$110,777,398	14.3%
Springing	11	$69,409,122	9.0%
None	0	$0	0.0%

Total:	51	$774,086,417	100.0%

DISTRIBUTION OF CASH MANAGEMENT

		Aggregate Cut-off	% of Initial
	Number of	Date Principal	Mortgage Pool
Cash Management	Mortgage Loans	Balance	Balance

In Place	13	$422,201,251	54.5%
Springing	38	$351,885,166	45.5%
None	0	$0	0.0%

Total:	51	$774,086,417	100.0%

DISTRIBUTION OF ESCROWS

		Aggregate Cut-off	% of Initial
	Number of	Date Principal	Mortgage Pool
Escrow Types	Mortgage Loans	Balance	Balance

Real Estate Tax	50	$765,956,778	98.9%
Insurance	50	$674,779,382	87.2%
Replacement Reserves	50	$674,779,382	87.2%

TI/LC Reserves[1]	25	$359,400,684	69.5%

(1)	Percentage of total office, retail, industrial and mixed use properties only.

ANNEX B — MORTGAGE POOL INFORMATION
DISTRIBUTION OF PROPERTY TYPES

	Number of	Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
	Mortgaged	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Property Type	Properties	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

Retail	21	$344,864,753	44.6%	$16,422,131	1.57	x	5.5461%	99	63.0%	54.6%
Anchored	7	$171,155,448	22.1%	$24,450,778	1.58	x	5.5028%	86	61.9%	55.1%
Super Regional Mall	1	$99,307,035	12.8%	$99,307,035	1.69	x	5.1883%	114	61.2%	51.6%
Shadow Anchored	5	$27,858,525	3.6%	$5,571,705	1.50	x	5.8644%	99	66.9%	57.7%
Regional Mall	1	$25,500,000	3.3%	$25,500,000	1.29	x	6.5000%	120	68.0%	58.6%
Urban	2	$8,190,000	1.1%	$4,095,000	1.22	x	5.9750%	120	68.7%	53.3%
Unanchored	2	$7,928,819	1.0%	$3,964,410	1.45	x	6.1257%	118	69.5%	57.0%
Single Tenant	3	$4,924,926	0.6%	$1,641,642	1.28	x	5.8789%	118	67.9%	54.3%
Office	10	$138,654,883	17.9%	$13,865,488	1.46	x	5.5177%	73	68.6%	63.5%
Suburban	8	$125,283,965	16.2%	$15,660,496	1.47	x	5.4808%	71	68.6%	64.4%
CBD	1	$9,400,000	1.2%	$9,400,000	1.22	x	5.9750%	120	68.7%	53.3%
Medical	1	$3,970,917	0.5%	$3,970,917	1.65	x	5.6000%	55	65.6%	59.6%
Hospitality	10	$116,470,172	15.0%	$11,647,017	1.87	x	6.0692%	75	53.0%	46.6%
Limited Service	10	$116,470,172	15.0%	$11,647,017	1.87	x	6.0692%	75	53.0%	46.6%
Multifamily	12	$116,197,358	15.0%	$9,683,113	1.43	x	5.5047%	74	69.4%	62.7%
Garden	8	$87,906,421	11.4%	$10,988,303	1.43	x	5.5166%	76	69.4%	62.8%
Mid-Rise	4	$28,290,937	3.7%	$7,072,734	1.43	x	5.4675%	71	69.7%	62.5%
Mixed Use	6	$25,611,234	3.3%	$4,268,539	1.29	x	6.0459%	119	68.7%	56.3%
Multifamily/Retail	4	$16,511,234	2.1%	$4,127,809	1.33	x	6.0850%	118	68.6%	57.9%
Retail/Office	2	$9,100,000	1.2%	$4,550,000	1.22	x	5.9750%	120	68.7%	53.3%
Manufactured Housing	6	$13,220,325	1.7%	$2,203,388	1.48	x	6.3400%	117	70.4%	60.6%
Self Storage	6	$10,990,844	1.4%	$1,831,807	1.57	x	6.9220%	119	68.9%	60.1%
Industrial	1	$8,076,849	1.0%	$8,076,849	1.21	x	5.9600%	117	69.2%	58.9%

Total/Weighted Average:	72	$774,086,417	100.0%	$10,751,200	1.56	x	5.6675%	89	63.9%	56.5%

ANNEX B — MORTGAGE POOL INFORMATION
GEOGRAPHIC DISTRIBUTION

	Number of	Aggregate Cut-off	% of Initial	Average Cut-off			Wtd. Avg.	Wtd. Avg.	Wtd. Avg.	Wtd. Avg.
	Mortgaged	Date Principal	Mortgage Pool	Date Principal	Wtd. Avg.		Mortgage	Remaining Term to	Cut-off Date	Maturity Date
Property State/Location	Properties	Balance	Balance	Balance	DSCR		Rate	Maturity (mos.)	LTV Ratio	LTV Ratio

California	9	$203,601,692	26.3%	$22,622,410	1.55	x	5.5319%	81	62.3%	55.9%
Michigan	3	$109,027,647	14.1%	$36,342,549	1.66	x	5.2969%	114	62.1%	52.5%
Virginia	7	$73,277,532	9.5%	$10,468,219	1.81	x	6.0481%	69	56.8%	51.1%
Colorado	2	$52,449,813	6.8%	$26,224,906	1.50	x	5.9781%	118	65.4%	55.7%
Texas	8	$44,060,150	5.7%	$5,507,519	1.49	x	6.1591%	108	67.7%	58.4%
District of Columbia	11	$39,648,954	5.1%	$3,604,450	1.25	x	5.9205%	119	68.2%	53.9%
Maryland	2	$37,532,596	4.8%	$18,766,298	1.50	x	5.1185%	55	65.9%	61.4%
North Carolina	8	$30,107,947	3.9%	$3,763,493	1.60	x	6.2668%	93	61.9%	54.3%
Kentucky	1	$29,950,000	3.9%	$29,950,000	1.54	x	5.2000%	60	72.1%	70.2%
Nevada	1	$28,550,000	3.7%	$28,550,000	1.54	x	5.2000%	60	72.1%	70.2%
Ohio	3	$24,858,070	3.2%	$8,286,023	1.49	x	5.7126%	66	67.2%	60.7%
Georgia	2	$20,257,345	2.6%	$10,128,673	1.43	x	6.0643%	88	60.3%	52.5%
New York	3	$20,161,298	2.6%	$6,720,433	1.39	x	5.0528%	52	71.6%	66.9%
Missouri	3	$14,282,918	1.8%	$4,760,973	1.58	x	6.1857%	86	61.4%	54.9%
Florida	3	$14,144,389	1.8%	$4,714,796	1.42	x	6.1621%	117	61.7%	50.8%
Louisiana	1	$10,947,946	1.4%	$10,947,946	1.75	x	5.8000%	115	64.0%	54.4%
Delaware	1	$8,129,639	1.1%	$8,129,639	1.53	x	6.4960%	118	65.0%	51.5%
Pennsylvania	1	$6,355,862	0.8%	$6,355,862	1.74	x	6.0475%	57	56.7%	51.7%
North Dakota	1	$5,665,521	0.7%	$5,665,521	1.41	x	5.6000%	114	73.6%	62.2%
Oklahoma	2	$1,077,098	0.1%	$538,549	1.66	x	6.2500%	117	67.0%	57.5%

Total/Weighted Average:	72	$774,086,417	100.0%	$10,751,200	1.56	x	5.6675%	89	63.9%	56.5%

ANNEX C
TOP TEN LOAN SUMMARIES

CFCRE 2011-C2	RiverTown Crossings Mall

RIVERTOWN CROSSINGS MALL

C-2

CFCRE 2011-C2	RiverTown Crossings Mall

RIVERTOWN CROSSINGS MALL

RiverTown Crossings Mall
3700 Rivertown Parkway
Grandville, MI 49418
Grand Rapids
Downtown
Comstock Park
Northview
Walker
Forest Hills
East Grand Rapids
Reeds Lake
Millennium Park
Wyoming
Jenison
Grandville
Hudsonville
Kentwood
Gerald R. Ford Intl. Airport
Jamestown
Cutlerville
Byron Center
OTTAWA COUNTY
KENT COUNTY
Grand River
Gerald R. Ford Fwy
Paul B. Henry Fwy
Lake Superior
ONTARIO
WISCONSIN
MICHIGAN
Lake Michigan
Lake Huron
Lake Erie
Green Bay
Milwaukee
Chicago
Grand Rapids
Lansing
Detroit
Flint
Saginaw
Windsor
Toledo
Kalamazoo
Ann Arbor
Rockford
Madison
Racine
Kenosha
Gary
South Bend
Elkhart
Holland
Muskegon
Bay City
ILLINOIS
INDIANA
OHIO

C-3

CFCRE 2011-C2	RiverTown Crossings Mall

RIVERTOWN CROSSINGS MALL

UPPER LEVEL

macy's
jcpenney
DICK'S SPORTING GOODS
sears
KOHL'S
Younkers
Celebration! Cinema
Food Court
Legend
Anchor Occupied (Owned)
Anchor Occupied (Non-Owned)
Occupied
Vacant

LOWER LEVEL

macy's
OLD NAVY
jcpenney
DICK'S SPORTING GOODS
sears
KOHL'S
Younkers
Celebration! Cinema (above)

* *Images do not depict outparcels*

C-4

CFCRE 2011-C2	RiverTown Crossings Mall

RIVERTOWN CROSSINGS MALL

Mortgage Loan Information
Mortgage Loan Seller[1]:	CCRE
Original Principal Balance:	$100,000,000
Cut-off Date Balance:	$99,307,035
Cut-off Date Balance per SF2:	$244
% of Initial Pool Balance:	12.8%

Loan Purpose:	Refinance
Borrower Name:	GGP-Grandville L.L.C.
Sponsor Name:	General Growth Properties, Inc.
Mortgage Rate:	5.1883333333%
Note Date:	6/1/2011
Maturity Date:	6/6/2021

Amortization Type:	Amortizing
Original Loan Term:	120 months
Original Amortization Term[3]:	360 months
Original IO Period:	N/A
Seasoning:	6 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(30),Def(86),O(4)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1
Ownership Interest:	Fee
Property Type / Subtype:	Retail / Super Regional Mall
Location:	Grandville, MI
Size:	635,769 sf
Year Built / Renovated:	2000 / NA
Occupancy % (as of 10/31/2011):	90.6%
Property Manager:	General Growth Properties, Inc.
Appraised Value (as of 11/5/2011):	$253,000,000

Third Most Recent NOI (as of):	$16,854,682 (12/31/2009)
Second Most Recent NOI (as of):	$16,896,609 (12/31/2010)
Most Recent NOI (as of):	$17,765,633 (TTM 9/30/2011)

UW Revenues:	$25,969,801
UW Expenses:	$8,070,753
UW NOI:	$17,899,047
UW NCF:	$17,104,336
UW DSCR NOI / NCF[2,8]:	1.77x / 1.69x
UW Debt Yield NOI / NCF[2]:	11.6% / 11.0%
Cut-off Date LTV Ratio[2]:	61.2%
LTV at Maturity or ARD[2]:	51.6%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$1,643,154	$203,887
Insurance	-	-
Replacement Reserves[4,6]	-	Springing
TI / LC Reserves[5,6]	-	Springing
Unfunded Tenant Obligations[7]	$568,868	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF2	LTV[2]
A-1 Note[9]	$99,307,035	$244	61.2%
A-2 Note	$55,611,940	$244	61.2%
Mezzanine	$12,909,915	$264	66.3%

Total Debt	$167,828,889	$264	66.3%

(1)	The RiverTown Crossings Mall Split Loan was originated by Column Financial, Inc. on June 1, 2011 and purchased by Cantor Commercial Real Estate Lending, L.P on October 28, 2011.

(2)	DSCR, Debt Yield, LTV and Cut-off Date Balance per sf calculations are based on the aggregate Cut-off Date principal balance of the senior pari-passu A-1 and A-2 Notes.

(3)	The RiverTown Crossings Mall Split Loan and the related mezzanine loan (as described in the “—Mezzanine or Subordinate Indebtedness” section below) feature a planned amortization schedule as detailed in Annex G-1 of the Prospectus Supplement.

(4)	Capped at $163,367.

(5)	Capped at $635,469.

(6)	Certain monthly reserves are required only during a reserve trigger period, defined as an Event of Default or if DSCR is less than 1.15x (as described in the “—Escrows and Reserves” section below).

(7)	See “—Escrows and Reserves” section below for additional detail.

(8)	DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.

(9)	Only the $100,000,000 senior pari-passu A-1 Note portion of the RiverTown Crossings Mall Split Loan is being contributed to the CFCRE 2011-C2 transaction (as described in the “—The Pooled Trust Asset” section below).

C-5

CFCRE 2011-C2	RiverTown Crossings Mall
The Mortgage Loan. The mortgage loan (the “RiverTown Crossings Mall Split Loan”) is evidenced by two pari-passu notes, one with an original principal balance of $100,000,000 (the “A-1 Note”) and one with an original principal balance of $56,000,000 (the “A-2 Note”), with an aggregate principal balance of $156,000,000 and secured by a first priority fee mortgage encumbering the super regional mall known as the RiverTown Crossings Mall (the “RiverTown Crossings Mall Property”), located in Grandville, a suburb of Grand Rapids, Michigan. The RiverTown Crossings Mall Split Loan was originated on June 1, 2011 by Column Financial, Inc. and purchased by the Mortgage Loan Seller on October 28, 2011. The notes evidencing the RiverTown Crossings Mall Split Loan have an aggregate outstanding principal balance as of the Cut-off Date of $154,918,975 and a fixed interest rate of 5.1883333333% per annum. The proceeds of the RiverTown Crossings Mall Split Loan were used to refinance existing debt on the RiverTown Crossings Mall Property.
The RiverTown Crossings Mall Split Loan had an initial term of 120 months and has a remaining term of 114 months. The RiverTown Crossings Mall Split Loan and the related mezzanine loan (as described in the “—Mezzanine or Subordinate Indebtedness” section below) have planned amortization based on a 30-year schedule. The scheduled maturity date is June 6, 2021. Voluntary prepayment of the RiverTown Crossings Mall Split Loan is prohibited prior to March 6, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted on the first payment date following the earlier of (i) the third anniversary of the RiverTown Crossings Mall Split Loan closing date and (ii) the second anniversary of the date on which the aggregate indebtedness of the RiverTown Crossings Mall Split Loan has been securitized pursuant to one or more securitizations.
The Pooled Trust Asset. Only the A-1 Note with an outstanding principal balance as of the Cut-off Date of $99,307,035 is being contributed to the CFCRE 2011-C2 transaction (the “RiverTown Crossings Mall Mortgage Loan”). The A-2 Note (the “RiverTown Crossings Mall Companion Loan”) is held by CCRE and anticipated to be securitized in a future CMBS transaction. The RiverTown Crossings Mall Mortgage Loan will be the controlling interest in the RiverTown Crossings Mall Split Loan and will be serviced pursuant to the Pooling and Servicing Agreement governing the CFCRE 2011-C2 transaction. The relationship between the holders of the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan will be governed by an intercreditor agreement. See “Description of the Mortgage Pool — The Split-Loans — The RiverTown Crossings Mall Split Loan” in the accompanying Prospectus Supplement.
The Borrower and the Sponsor. The borrower, GGP-Grandville L.L.C. (the “RiverTown Crossings Mall Borrower”), is a special purpose entity structured to be bankruptcy remote with two independent directors in its organizational structure. The RiverTown Crossings Mall Borrower is wholly owned by GGP Limited Partnership, which is the nonrecourse carveout guarantor (“RiverTown Crossings Mall Guarantor”). Both the RiverTown Crossings Mall Borrower and RiverTown Crossings Mall Guarantor are affiliates of General Growth Properties, Inc. (“GGP”), the RiverTown Crossings Mall Split Loan sponsor.
Information from the unaudited balance sheet as reported in the company’s 10-Q dated September 30, 2011 reports that General Growth Properties, Inc. (“GGP”) has approximately $30.0 billion in total assets and approximately $9.5 billion in total equity. GGP is one of the largest shopping center owners in the United States. As of September 30, 2011, GGP had ownership and management interest in 167 regional and super regional shopping malls totaling approximately 169 million square feet of space in 43 states. GGP is a publicly-traded real estate investment trust (REIT) listed on the New York Stock Exchange under the symbol “GGP.” GGP and certain of its domestic subsidiaries had filed for bankruptcy protection under Chapter 11 in the Southern District of New York on April 16, 2009 and emerged from bankruptcy on November 9, 2010.
The Mortgaged Property. The RiverTown Crossings Mall Property is a two-story super regional mall located in the city of Grandville, which is a suburb of Grand Rapids, Michigan. The RiverTown Crossings Mall Property is located within 1/2 mile of Interstate 196, just southwest of Grand Rapids, Michigan. The RiverTown Crossings Mall Property is also located approximately three miles west of US 131, a major North-South highway servicing the western part of Michigan. According to the appraiser, the Property’s trade area extends up to a radius of 10 miles containing a 2010 population of approximately 465,000.
The mall was constructed in 2000 and contains a total of 1,271,394 square feet (“sf”) of gross leasable area (“GLA”), of which 635,769 sf is owned GLA. The center is anchored by Macy’s, Younkers, Sears, Kohl’s, J.C. Penney, Dick’s Sporting Goods and Celebration Cinemas, and is considered to be the dominant regional mall in the Grand Rapids metropolitan statistical area (“MSA”). Only two of the anchor tenants, Dick’s Sporting Goods (91,346 sf) and a 20-screen Celebration Cinemas (86,410 sf) movie theater, are collateral for the RiverTown Crossings Mall Split Loan. In addition to the seven anchors, the RiverTown Crossings Mall Property is occupied by more than 100 tenants, including nationally recognized retailers such as Coach, Banana Republic, Abercrombie & Fitch, Hollister Co., Aeropostale, and Victoria’s Secret.
Based on the rent roll dated October 31, 2011, the RiverTown Crossings Mall is 95.3% occupied based on the total GLA (90.6% occupied based on owned-collateral) and has maintained historical occupancies since 2008 in excess of 96.7% based on total GLA, specifically 97.8% in 2008, 96.7% in 2009 and 97.1% in 2010. For the TTM period ending September 30, 2011, comparable in-line sales (tenants occupying less than 10,000 sf with full 2010 and TTM sales) for tenants totaling approximately 200,765 sf were $88,568,050, or $441 psf, with a corresponding average occupancy cost of 13.8%. These sales represented a 1.1% increase over 2010 sales and a 6.6% increase over 2009 sales. The Celebration Cinemas movie theater features stadium seating and IMAX, and achieved total sales of $9,970,591 or $498,530 per screen over the same TTM period.

C-6

CFCRE 2011-C2	RiverTown Crossings Mall
The following table presents certain information relating to the tenancy of the RiverTown Crossings Mall Property:

Tenant Summary[1]

								Lease
	Credit Rating[2]	Tenant	% of Total	UW Annual	UW Annual			Expiration
Tenant Name	(Moody’s/S&P/Fitch)	NRSF	NRSF	Base Rent PSF[3]	Base Rent	Sales PSF[4]	Occ Cost[4]	Date

Collateral Anchor Tenants
Dick’s Sporting Goods	NR	91,346	14.4%	$7.20	$657,691	$136	5.8%	1/31/2016
Celebration Cinemas	NR	86,410	13.6%	$21.50	$1,857,815	$498,530	21.1%	12/31/2024

Total Collateral Anchor Tenants		177,756	28.0%	$14.15	$2,515,506

Major Tenants
Barnes & Noble	NR	25,848	4.1%	$16.44	$425,000	$237	6.9%	1/31/2015
Old Navy	Baa3/BB+/BBB-	20,097	3.2%	$26.78	$538,198	$217	12.3%	5/31/2016
FYE	NR	13,347	2.1%	$10.11	$135,000	$136	7.4%	1/31/2014
Gap/Gapkids	Baa3/BB+/BBB-	11,626	1.8%	$36.40	$423,186	$237	15.4%	10/31/2015
Ubu Home Furnishings	NR	11,235	1.8%	$8.97	$100,778	$115	8.0%	6/30/2016
Victoria’s Secret	NR	10,383	1.6%	$30.76	$319,381	$579	8.1%	1/31/2021
Love Culture	NR	10,164	1.6%	$43.68	$443,964	$244	17.9%	12/31/2020

Total Major Tenants		102,700	16.2%	$23.23	$2,385,507

In-Line Tenants[5]		295,450	46.5%	$42.73	$12,625,655	$441	13.8%

Occupied Collateral Total[6]		575,906	90.6%	$30.43	$17,526,668

Vacant Space		59,863	9.4%	-	-

Total / Weighted Average[7]		635,769	100.0%	$30.43	$17,526,668

Non-Collateral Anchors[7]
Macy’s	Ba1/BBB-/BBB-	165,754				$115
Younkers	Caa2/B/B-	150,081				$150
Sears	Ba2/B/BB	124,245				$149
J.C. Penney	NR/BB+/BBB-	105,780				$180
Kohl’s	Baa1/BBB+/BBB+	89,765				$334

Total Non-Collateral Anchors		635,625

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Average UW Annual Base Rent PSF excludes vacant space.

(4)	Sales PSF are based on TTM 9/30/2011 sales figures for those tenants who report sales. Dick’s Sporting Goods and the Non-Collateral Anchors’ sales figures shown in the table above are based on 2011 estimates provided by the Borrower. Occupancy Cost is calculated based on UW Annual Base Rent including any applicable rent steps (through June 1, 2012) and additional percentage rent based on sales breakpoints plus estimated contractual reimbursements divided by sales.

(5)	In-Line Tenants are tenants occupying less than 10,000 sf and include out-parcel and food court tenants. Sales PSF and Occupancy Cost reflect comparable tenants only (200,765 sf).

(6)	The Property’s annual effective base rent per square foot for 2008, 2009, 2010 and TTM ending 9/30/2011 are $27.05, $26.78, $27.53 and $28.80, respectively. These rents are calculated using the applicable TTM ending period base rent divided by occupied owned square footage as of the applicable TTM period end dates (12/31/08, 12/31/09, 12/31/10 and 9/30/11).

(7)	Non-owned anchors are not included in the table Totals / Weighted Averages. Sales psf shown for all the Non-owned anchors represent 2010 estimates provided by the borrower.

C-7

CFCRE 2011-C2	RiverTown Crossings Mall

The following table presents certain information relating to the lease rollover schedule of the RiverTown Crossings Mall Property:

Lease Rollover Schedule[1,2]

	No. of						% of Total	Average UW
	Leases		% of	Cumulative SF	Cumulative % of	Annual UW	Annual UW Base	Base Rent PSF
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Base Rent Expiring	Rent Expiring	Expiring[3]

MTM	-	-	-	-	-	-	-	-

2011	1	1,664	0.3%	1,664	0.3%	$70,035	0.4%	$42.09

2012	10	24,034	3.8%	25,698	4.0%	$621,155	3.5%	$25.84

2013	15	31,191	4.9%	56,889	8.9%	$1,138,355	6.5%	$36.50

2014	5	19,064	3.0%	75,953	11.9%	$481,784	2.7%	$25.27

2015	17	79,959	12.6%	155,912	24.5%	$2,958,122	16.9%	$37.00

2016	7	135,396	21.3%	291,308	45.8%	$1,779,771	10.2%	$13.14

2017	9	28,307	4.5%	319,615	50.3%	$1,388,209	7.9%	$49.04

2018	3	3,698	0.6%	323,313	50.9%	$276,331	1.6%	$74.72

2019	4	17,394	2.7%	340,707	53.6%	$803,319	4.6%	$46.18

2020	27	96,593	15.2%	437,300	68.8%	$3,825,160	21.8%	$39.60

2021*	9	44,605	7.0%	481,905	75.8%	$1,590,635	9.1%	$35.66

Thereafter	4	94,001	14.8%	575,906	90.6%	$2,593,791	14.8%	$27.59

Vacant	-	59,863	9.4%	635,769	100.0%	-	-	-

Total / Wtd. Avg.	111	635,769	100.0%			$17,526,667	100.0%	$30.43

* Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll and excludes non-owned collateral.

(2)	Certain tenants have lease termination options related to sales thresholds and co-tenancy provisions that may become exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Annual UW Base Rent PSF excludes vacant space.
The following table presents historical occupancy percentages for the RiverTown Crossings Mall Property:

Historical Occupancy Percentages

12/31/2008	12/31/2009	12/31/2010
95.5%	93.4%	94.2%

C-8

CFCRE 2011-C2	RiverTown Crossings Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RiverTown Crossings Mall Property:

Cash Flow Analysis[1]

	2009	2010	TTM 9/30/2011	UW2	UW PSF

Gross Potential Rent	$17,735,432	$18,337,037	$18,676,773	$21,239,518	$33.41

Total Reimbursements	6,459,077	5,627,203	5,865,132	7,570,196	11.91

% Rents	235,516	283,676	377,465	232,982	0.37

Other Income	587,786	327,476	445,049	445,049	0.70

Less: Vacancy / Credit Loss	(203,281)	(79,891)	(31,108)	(3,517,945)	(5.53)

Effective Gross Income	$24,814,531	$24,495,502	$25,333,312	$25,969,801	$40.85

Total Operating Expenses	7,959,849	7,598,893	7,567,679	8,070,753	12.69

Net Operating Income	$16,854,682	$16,896,609	$17,765,633	$17,899,047	$28.15

TI/LC	-	-	-	635,769	1.00

Capital Expenditures	-	-	-	158,942	0.25

Net Cash Flow	$16,854,682	$16,896,609	$17,765,633	$17,104,336	$26.90

Occupancy %[3,4]	93.4%	94.2%	90.6%	87.8%

In-Line Sales PSF	$414	$436	$441	N/A

NOI DSCR[5]				1.77x

NCF DSCR[5]				1.69x

NOI Debt Yield[5]				11.6%

NCF Debt Yield[5]				11.0%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	The UW cash flow includes (i) contractual rent steps through June 30, 2012 and (ii) specialty leasing income from kiosk/seasonal tenants.

(3)	Occupancy Percentages shown in the table above are based on owned collateral. Vacancy underwritten at 12.2% based on the actual economic vacancy at the property. The property is 90.6% occupied (as of October 31, 2011) based on owned collateral.

(4)	T-12 Occupancy (based on owned collateral) as of December 31, 2008 was 95.5%. Historical occupancies from 2008 through 2010 include Bob Evans (6,000 sf outparcel), which is currently dark, but paying rent. Bob Evans is excluded from the T-12 occupancy and is underwritten as vacant. In addition, Pottery Barn (10,057 sf) will be vacating its space and is excluded from the T-12 occupancy and underwritten as vacant. No underwritten income was attributed to either of these tenants.

(5)	DSCR and Debt Yield calculations are based on the aggregate Cut-off Date Principal Balance of the A-1 and A-2 Notes. DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.
Market Overview.     The RiverTown Crossings Mall Property is located in Grandville, Michigan, part of the Grand Rapids MSA and situated approximately 160 miles west of Detroit. According to the appraiser, the number of households in 2010 within a 5-mile and 10-mile radius of the RiverTown Crossings Mall Property is 51,221 and 173,414, respectively. Furthermore, the 2010 population within a 5-mile radius and 10-mile radius of the Property is 135,094 and 465,085, respectively. The entire Grand Rapids MSA has a total population in 2011 of approximately 785,000. At the end of 2010, the Grand Rapids area had an aggregate retail sales level of approximately $10.94 billion, with average sales per household of approximately $37,720, which is greater than the state of Michigan average sales per household of $33,498 and the national average of $37,205. Average annual household income in 2010 for the Grand Rapids MSA is estimated to be $63,454 as compared to the State of Michigan average of $64,039 and national average of $71,071.
Grand Rapids’ economic base is more diverse and less vulnerable to the manufacturing industry than Southeast Michigan. The Grand Rapids healthcare and life sciences industries are expanding. Michigan State University has committed to move its East Lansing College of Human Medicine to the new $70-million Secchia Center, which is expected to create 2,800 jobs and generate $1.5 billion in economic activity over the next 10 years. In addition, Grand Rapids is considered the center of the nation’s office-furniture manufacturing industry.
Primary competition for the RiverTown Crossings Mall Property is provided by Woodland Mall, which is located 10 miles from the Property on the opposite side of Grandville. The appraiser reported sales for the competing center to be approximately $385 psf or 12.7% below the $441 psf reported sales at the RiverTown Crossings Mall Property. Furthermore, the appraiser indicated that 45 retailers have stores located at both Woodland Mall and the RiverTown Crossings Mall Property and of these 45 retailers, 85% have higher sales productivity at the RiverTown Crossings Mall Property.

C-9

CFCRE 2011-C2	RiverTown Crossings Mall
The following table presents certain information relating to the primary competition for the RiverTown Crossings Mall Property:

Competitive Set

	Woodland Mall	Westshore Mall	The Lakes Mall	The Crossroads	Lansing Mall	Meridian Mall

Distance from subject:	10 ± mi. northeast	18 ± mi. southwest	40 ± mi. northwest	55 ± mi. southeast	60 ± mi. southeast	65 ± mi. southeast

Property Type:	Super Regional Center	Regional Center	Regional Center	Regional Center	Super Regional Center	Super Regional Center

Year Built / Renovated:	1968 / 1989, 2001	1988 / NA	2001 / NA	1980 / 2001	1969 / 2002	1969 / 2001

Total GLA (SF):	1,080,000	393,477	590,362	770,539	835,692	975,148

Total Occupancy:	92%	66%	85%	94%	83%	96%

Sales PSF:	$385	$150	$260	$320	$238	$260

Anchors:	J.C. Penney, Macy’s, Sears, Barnes & Noble, Kohl’s	J.C. Penney, Younkers, Dunham’s Sports	J.C. Penney, Sears, Younkers, Dick’s Sporting Goods	J.C. Penney, Macy’s, Sears	J.C. Penney, Macy’s, Younkers, Best Buy	Macy’s, J.C. Penney, Younkers, Dick’s Sporting Goods
Source: appraisal
Escrows and Reserves.   At closing, the RiverTown Crossings Mall Borrower escrowed (i) $1,643,154 for real estate taxes and (ii) $568,868 in unfunded obligations for tenant improvements associated with the following tenants: Uccello’s of Grandville ($325,000), Teavana ($121,968) and Love Culture ($121,900). The related loan documents require monthly escrows equal to 1/12 of estimated annual real estate taxes and insurance premiums, unless with respect to insurance premiums, the RiverTown Crossings Mall Borrower provides evidence of insurance under a blanket policy satisfying the requirements set forth in the loan documents. Upon the occurrence and during the continuance of a Trigger Period (as defined below), the RiverTown Crossings Mall Borrower is required to escrow (i) $13,239 per month for replacement reserves (approximately $0.25 psf per annum) capped at $163,367 and (ii) $52,956 monthly for rollover reserves (approximately $1.00 psf per annum) capped at $635,469.
Excess Cash Reserve - Upon the occurrence of a Trigger Period or Event of Default (as defined in the RiverTown Crossings Mall related loan documents), all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the RiverTown Crossings Mall Split Loan. A “Trigger Period” is defined as any period (i) from (A) the conclusion of any test period during which DSCR is less than 1.15x to (B) the conclusion of the second of any two test periods ending in consecutive Fiscal Quarters thereafter during each of which test period’s DSCR exceeds 1.15x (and if the financial reports required in the annual and quarterly financial statements, including rent roll and tenant sales reports, are not delivered to Lender as and when required, a Trigger Period shall be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing), or (ii) during the occurrence of any Mezzanine Debt Event of Default.
Mezzanine or Subordinate Indebtedness.   The sponsor of the RiverTown Crossings Mall Borrower has incurred mezzanine debt (the “RiverTown Crossings Mall Mezzanine Loan”) with an outstanding principal balance of $12,909,915 secured by a pledge of direct equity interests in the RiverTown Crossings Mall Borrower. The RiverTown Crossings Mall Mezzanine Loan carries a 9.5% interest rate, amortizes on a 30-year schedule and is coterminous with the RiverTown Crossings Mall Split Loan. The RiverTown Crossings Mall Mezzanine Loan is currently held by an affiliate of Redwood Trust, Inc. (NYSE: RWT) and is not an asset of the trust. Future mezzanine financing is permitted, subject to the satisfaction of various conditions including: (i) immediately after giving effect to such mezzanine loan, the aggregate LTV shall not exceed 69.55%; (ii) immediately after giving effect to such mezzanine loan, the DSCR (calculated on a pro-forma basis giving effect to such mezzanine loan) shall be at least 1.48x; (iii) lender shall have received a subordination and intercreditor agreement in substantially the same form as either (A) the standard CREFC (formerly the CMSA) form or (B) such other form reasonably approved by lender (it being understood) that lender may condition any such approval upon satisfaction of any rating agency confirmation; (iv) such mezzanine loan shall be either coterminous with the RiverTown Crossings Mall Split Loan or freely pre-payable without premium or penalty from and after a date that occurs prior to the maturity date of the RiverTown Crossings Mall Split Loan; (v) if the permitted mezzanine debt bears a floating rate of interest, the related borrower will be required to acquire and maintain an interest rate cap agreement reasonably satisfactory to lender from a counterparty acceptable to lender in its reasonable discretion in a notional amount not less than the outstanding principal balance of such permitted mezzanine debt; and (vi) upon satisfaction of any rating agency conditions.
Lockbox and Cash Management.   The RiverTown Crossings Mall Split Loan is structured with a hard lockbox and in place cash management.
The RiverTown Crossings Mall Borrower is also required to maintain at all times a Qualified Operating Expense Account. Outside of a Trigger Period or an Event of Default, all amounts in excess of the amounts required to be in the Cash Management Account are required to be remitted to the Qualified Operating Expense Account. Unless and until a Cash Trap Event of Default occurs (as defined below), the RiverTown Crossings Mall Borrower will have access to the Qualified Operating Expense Account for the payment of Operating Expenses and equity distributions; provided that no equity distributions may be permitted for the payment of debt service on any Permitted Mezzanine Debt during a Trigger Period. During the continuance of a Cash Trap Event of Default, all amounts in the Qualified Operating Expense Account shall be remitted to the Cash Management Account. During a Trigger Period or Event of Default or while Permitted Mezzanine Debt is outstanding, only amounts for budgeted Operating Expenses will be transferred to the Qualified Operating Expense Account.

C-10

CFCRE 2011-C2	RiverTown Crossings Mall
A “Cash Trap Event of Default” means an Event of Default that is related to or arises from the failure of RiverTown Crossings Mall Borrower to pay interest, principal or other amount required to be paid, the failure to fund reserves, a transfer of a material portion of the RiverTown Crossings Mall Property or a change of control (i.e., the failure of RiverTown Crossings Mall Borrower to be controlled by one or more a Qualified Equity holders), the commencement of a bankruptcy action against RiverTown Crossings Mall Borrower or the imposition of prohibited liens on the RiverTown Crossings Mall Borrower or its direct or indirect interests.
Property Management. The RiverTown Crossings Mall Property is self-managed by the RiverTown Crossings Mall Borrower, which is indirectly majority owned by GGP.
Terrorism Insurance. The RiverTown Crossings Mall Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the RiverTown Crossings Mall Property.
Release and Substitution of Property. The RiverTown Crossings Mall Borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more Acquired Expansion Parcels (as defined in the related loan documents, each a “Release Parcel”) upon satisfaction of specified conditions including the satisfaction of the lender that the Release Parcel is not necessary for the operation or use of the RiverTown Crossings Mall Property and may be readily separated without a material diminution in the value (as reasonably determined and satisfactory to lender) of the remaining property. In addition, portions of the RiverTown Crossings Mall Property may be released from the lien of the mortgage and substituted for parcels at or adjacent to the RiverTown Crossings Mall Property upon satisfaction of specified conditions, including evidence that the substitution will not diminish the value of the RiverTown Crossings Mall Property, and evidence that the exchange parcel is not necessary for the operation or use of the Property.

C-11

CFCRE 2011-C2	Plaza Mexico
PLAZA MEXICO

C-12

CFCRE 2011-C2	Plaza Mexico
PLAZA MEXICO

C-13

CFCRE 2011-C2	Plaza Mexico
PLAZA MEXICO

Plaza Mexico
3100 East Imperial Highway
Lynwood, CA 90262
Vernon
Huntington Park
Florence
Walnut Park
South Gate
South Gate Park
Los Angeles
Watts
Lynwood
Lynwood Park
St. Francis Medical Ctr.
Los Angeles Intl. Airport 9 miles
Willowbrook
Drew Univ. of Medicine
LA County King-Drew Medical Ctr.
LOS ANGELES COUNTY
Downey
Hollydale Park
Compton
Paramount
Carson
Compton Community College
Long Beach
DeForest Park
Cal State University-Dominguez Hills
Century Fwy
Artesia Fwy
Long Beach Fwy
Imperial Hwy
Firestone
Slauson
Florence
Manchester Ave
Century Blvd
Rosecrans Ave
Compton Blvd
Alondra Blvd
Artesia Blvd
El Segundo Blvd
Long Beach Blvd
Alameda St
Atlantic Blvd
Garfield Ave
Pacific Ocean
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Santa Monica
Los Angeles
Torrance
Long Beach
Huntington Beach

C-14

CFCRE 2011-C2	Plaza Mexico

PLAZA MEXICO

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance:	$81,750,000
Cut-off Date Balance:	$81,601,522
Cut-off Date Balance per SF:	$207
% of Initial Pool Balance:	10.5%

Loan Purpose:	Refinance
Borrower Name:	Plamex Investment, LLC
Sponsor Name:	Donald Chae, Min Chae
Mortgage Rate:	5.2408562%
Note Date:	9/22/2011
Maturity Date:	10/11/2016

Amortization Type:	Amortizing
Original Loan Term:	60 months
Original Amortization Term[1]:	360 months
Original IO Period:	N/A
Seasoning:	2 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(49),Def(7),O(4)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1
Ownership Interest:	Fee
Property Type / Subtype:	Retail / Anchored
Location:	Lynwood, CA
Size:	394,772 sf
Year Built / Renovated:	1974, 1988 / 2005
Occupancy % (as of 8/31/2011):	93.1%
Property Manager:	Greenland Property Management, LLC
Appraised Value (as of 4/1/2011):	$137,500,000

Third Most Recent NOI (as of):	$9,586,041 (12/31/2009)
Second Recent NOI (as of):	$9,247,577 (12/31/2010)
Most Recent NOI (as of):	$9,288,201 (TTM 5/31/2011)

UW Revenues:	$13,730,061
UW Expenses:	$4,250,286
UW NOI:	$9,479,775
UW NCF:	$9,097,266
UW DSCR NOI / NCF[2]:	1.81x / 1.73x
UW Debt Yield NOI / NCF:	11.6% / 11.1%
Cut-off Date LTV Ratio:	59.3%
LTV Ratio at Maturity:	55.7%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$436,500	$48,500
Insurance	$146,584	$16,287
Required Repairs	$268,125	-
Replacement Reserve	-	$6,911
TI / LC Reserve[3]	-	$25,000
Tenant Reserve[4]	$535,295	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$81,601,522	$207	59.3%
B-Note	-	N/A	N/A
Mezzanine Debt	$26,220,486	$273	78.4%

Total Debt	$107,822,008	$273	78.4%

(1)	The Plaza Mexico Loan and Tranche A of the related mezzanine loan (as described in the “—Mezzanine or Subordinate Indebtedness” section below) have a planned amortization schedule as detailed in Annex G-2 of the Prospectus Supplement.

(2)	DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.

(3)	TI/LC Reserve capped at $900,000 and replenished if drawn upon.

(4)	See “—Escrows and Reserves” section below.

C-15

CFCRE 2011-C2	Plaza Mexico

The Mortgage Loan. The mortgage loan (the “Plaza Mexico Loan”) is evidenced by a note with an original principal balance of $81,750,000 and is secured by a first priority fee mortgage encumbering an anchored community retail center located in Lynwood (Los Angeles County), California (the “Plaza Mexico Property”). The Plaza Mexico Loan was originated on September 22, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Plaza Mexico Loan has an outstanding principal balance as of the Cut-off Date of $81,601,522 and a fixed interest rate of 5.2408562% per annum. The proceeds of the Plaza Mexico Loan, along with more than $3,000,000 of newly contributed Borrower equity, were used to refinance existing debt on the Plaza Mexico Property.
The Plaza Mexico Loan had an initial term of 60 months and has a remaining term of 58 months. The Plaza Mexico Loan requires payments of interest and principal based on a planned amortization schedule. The scheduled maturity date is October 11, 2016. Voluntary prepayment of the Plaza Mexico Loan is prohibited prior to July 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the fourth anniversary of the first payment date.
The Borrower and the Sponsor.   The borrower is Plamex Investments, LLC (the “Plaza Mexico Borrower”), a Delaware limited liability company. The Plaza Mexico Borrower is ultimately controlled by Donald Chae and Min Chae, who are brothers that share equal ownership interest in (collectively, the “Plaza Mexico Sponsor”) and originally developed the Property. The Chaes acquired the first portion of the project in 1989 and later purchased the land surrounding the property from the City of Lynwood to facilitate the expansion of the project into its current state. The Plaza Mexico Sponsor has over 20 years of real estate investment and development experience and currently owns 16 other real estate projects, including retail properties, office properties and land in California. The Chaes are the non-recourse carveout guarantors under the Plaza Mexico Loan.
The Mortgaged Property.   The Plaza Mexico Property is a 394,772 sf anchored community retail center located in Lynwood, California, approximately nine miles southeast of downtown Los Angeles. The Plaza Mexico Property is situated on a 31.54 acre site located at the heavily trafficked intersection of Long Beach Boulevard (45,000 average daily traffic count) and Imperial Highway (35,000 average daily traffic count) directly adjacent to the I-105 Freeway and Exit 12 ramp, which has an average daily traffic count of 235,000 cars. The population within a 5-mile radius of the Plaza Mexico Property is approximately 1,000,000 people. The Property features architectural details including facades, monuments and statues designed to replicate historic Mexican architecture. The Plaza Mexico Property is considered a cultural hub of the Mexican community of greater Los Angeles.
The Property is 93.1% occupied (as of August 31, 2011) by more than 220 tenants averaging approximately 2,000 sf (average less than 0.5% of total NRA). Only four tenants occupy more than 10,000 sf, with the three largest tenants accounting for a combined 25.5% of the NRA and 10% of underwritten gross potential rent. No other single tenant occupies more than 2.5% of NRA or comprises more than 2.6% of underwritten gross potential rent. The Property has maintained occupancy between 91% and 95% since 2006 with an annual average rate of 94.5%. A total of 131 tenants, representing 75.7% of occupied square footage, have occupied the Property since at least 2005 and 180 tenants occupying 87.5% of total occupied square footage have occupied the Property since at least 2008. The Plaza Mexico Property was redeveloped from 1988 to 2005 by the sponsor through the assemblage of three adjacent retail assets, which currently operate as a single destination retail center featuring a diversified tenant mix of national, regional and local tenants.
The Plaza Mexico Property is anchored by Food 4 Less, a subsidiary of Kroger, (Baa2/BBB/BBB — Moody’s/S&P/Fitch) with TTM sales as of 9/30/2011 of approximately $32.6 million ($604 psf, 2.5% occupancy cost), an increase of 7.9% over 2010. The Property is also anchored by (i) La Curacao (sales not reported), a privately held chain of large format department stores which have served the Los Angeles Hispanic community for over 30 year, and (ii) Rite Aid with TTM sales as of 10/31/2011 of approximately $5.6 million ($291 psf, 4.5% occupancy cost), an increase of 3.0% over 2010. Per the appraiser, contractual rents for Food 4 Less (lease commenced August 1988), La Curacao (lease commenced February 2005), and Rite Aid (lease commenced April 1988) are approximately 36%, 8%, and 57% below the appraiser’s concluded market rents for anchor and sub-anchor space, respectively. The Plaza Mexico Property also contains a 75,771 sf, 93.3% occupied (as of August 31, 2011) two-story indoor mall (the “Marketplace”) with approximately 152 spaces. The first floor features a mix of merchandise and service retailers and the second story includes a food court with outdoor seating overlooking a large plaza that hosts concerts and other special events and is considered a focal point of the Property. The Marketplace, which originally opened in 1989, is currently occupied by 128 tenants and has maintained between 93% and 99% occupancy since at least December 2006. Additional tenants at the Property include Skechers, Taco Bell/Pizza Hut, Jack In The Box, Anna’s Linens, Children’s Place, Verizon Wireless, Hometown Buffet and Payless Shoes.

C-16

CFCRE 2011-C2	Plaza Mexico

The following table presents certain information relating to the tenancy of the Plaza Mexico Property:

		Tenant Summary[1]

						% of Total			Lease
	Credit Rating[2]		% of Total	UW Annual	UW Annual	UW Base	Sales	Occ	Expiration
Tenant Name	(Moody’s/S&P/Fitch)	Tenant NRSF	NRSF	Base Rent PSF[3]	Base Rent	Rent	PSF[4]	Cost[4]	Date
Anchor Tenants

Food 4 Less	Baa2/BBB/BBB	54,000	13.7%	$9.59	$518,049	5.1%	$604	2.5%	8/23/2013

La Curacao	NR	27,381	6.9%	$16.50	$451,787	4.5%			1/31/2015

Rite Aid	Caa3/B-/BB-	19,120	4.8%	$7.70	$147,240	1.5%	$291	4.5%	5/31/2013

Total Anchor Tenants		100,501	25.5%	$11.12	$1,117,076	11.1%

Major Tenants

Chuck E. Cheese’s	NR	12,116	3.1%	$8.25	$100,000	1.0%	$198	4.2%	12/31/2018

Anna’s Linens	NR	10,000	2.5%	$22.00	$220,000	2.2%	$170	19.3%	12/1/2012

Total Major Tenants		22,116	5.6%	$14.47	$320,000	3.2%

Non-Major Tenants		245,111	62.1%	$35.38	$8,671,568	85.8%

Occupied Collateral Total[5]		367,728	93.1%	$27.49	$10,108,644	100.0%

Vacant Space		27,044	6.9%	-	-	-

Total / Weighted Average		394,772	100.0%	$27.49	$10,108,644	100.0%

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Average UW Annual Base Rent PSF excludes vacant space.

(4)	Sales PSF are based on the most recent TTM sales figures for those tenants who report sales: Food 4 Less sales as of TTM 9/30/2011, Rite Aid as of TTM 10/31/2011, and both Chuck E. Cheese and Anna’s Linens as of TTM 3/31/2011.

(5)	The Property’s annual effective base rent per square foot for 2008, 2009, 2010 and TTM ending 5/31/2011 are $27.91, $27.93, $26.54 and $27.36, respectively. These rents are calculated using the applicable TTM ending period base rent divided by occupied owned square footage as of the applicable TTM period end dates (12/31/08, 12/31/09, 12/31/10 and 5/31/11).

C-17

CFCRE 2011-C2	Plaza Mexico

The following table presents certain information relating to the lease rollover schedule of the Plaza Mexico Property:

Lease Rollover Schedule[1,2]

	No. of						Cumulative % of	Annual UW Base
	Leases		% of	Cumulative SF	Cumulative % of	Annual UW	UW Base Rent	Rent PSF
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Base Rent Expiring	Expiring	Expiring[3]
MTM	37	19,485	4.9%	19,485	4.9%	$992,126	9.8%	$50.92

2011	23	19,966	5.1%	39,451	10.0%	$830,423	8.2%	$41.59

2012[4]	110	109,055	27.6%	148,506	37.6%	$3,669,915	36.3%	$33.65

2013	13	90,150	22.8%	238,656	60.5%	$1,308,638	12.9%	$14.52

2014	24	40,810	10.3%	279,466	70.8%	$1,255,788	12.4%	$30.77

2015	6	49,225	12.5%	328,691	83.3%	$1,176,485	11.6%	$23.90

2016*	5	8,843	2.2%	337,534	85.5%	$254,055	2.5%	$28.73

2017	1	2,600	0.7%	340,134	86.2%	$69,996	0.7%	$26.92

2018	2	19,696	5.0%	359,830	91.1%	$391,287	3.9%	$19.87

2019	1	2,816	0.7%	362,646	91.9%	$49,500	0.5%	$17.58

2020	-	-	-	362,646	91.9%	-	0.0%	-

2021	-	-	-	362,646	91.9%	-	0.0%	-

Thereafter	1	5,082	1.3%	367,728	93.1%	$110,430	1.1%	$21.73

Vacant	-	27,044	6.9%	394,772	100.0%	-	0.0%	-

Total / Wtd. Avg.	223	394,772	100.0%			$10,108,644	100.0%	$27.49

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain tenants have lease termination options related to sales thresholds and co-tenancy provisions that may become exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Annual UW Base Rent PSF excludes vacant space.

(4)	Tenants have historically operated on short-term leases and have a track record of renewal as evidenced by 66% and 86% (based on sf) of all spaces with MTM, 2011 and 2012 lease expirations having occupied the Property since at least 2005 and 2008, respectively.
The following table presents historical occupancy percentages for the Plaza Mexico Property:

Historical Occupancy Percentages

12/31/2006	12/31/2007	12/31/2008	12/31/2009	12/31/2010
95.9%	96.1%	95.2%	94.2%	91.1%

C-18

CFCRE 2011-C2	Plaza Mexico

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza Mexico Property:

Cash Flow Analysis[1]

	2009	2010	TTM 05/31/2011	UW2,3	UW PSF
Gross Potential Rent	$10,388,507	$9,976,978	$9,968,208	$11,194,356	$28.36

Total Reimbursements	3,143,852	3,126,181	3,132,692	3,249,267	8.23

% Rents	-	-	-	-	-

Other Income	209,374	231,047	265,789	372,150	0.94

Less: Vacancy / Credit Loss[4,5]	-	-	-	(1,085,712)	(2.75)

Effective Gross Income	$13,741,733	$13,334,206	$13,366,689	$13,730,061	$34.78

Total Operating Expenses	4,155,692	4,086,629	4,078,488	4,250,286	10.77

Net Operating Income	$9,586,041	$9,247,577	$9,288,201	$9,479,775	$24.01

TI/LC	-	-	-	299,607	0.76

Capital Expenditures	-	-	-	82,902	0.21

Net Cash Flow	$9,586,041	$9,247,577	$9,288,201	$9,097,266	$23.04

Occupancy %[4,5]	94.2%	91.1%	93.1%	92.5%

NOI DSCR[6]				1.81x

NCF DSCR[6]				1.73x

NOI Debt Yield				11.6%

NCF Debt Yield				11.1%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	The UW cash flow includes contractual rent steps through September 30, 2012.

(3)	UW EGI reflects new leasing at the Property including Children’s Place (5,082 sf) and Skechers (5,994 sf), both of which commenced after the May TTM reporting period.

(4)	TTM occupancy of 93.1% is as of August 31, 2011.

(5)	Underwritten vacancy of 7.5% based on the actual economic vacancy at the Property. The Plaza Mexico Property is 93.1% (as of August 31, 2011) occupied on a square footage basis.

(6)	DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.
Market Overview. According to REIS data contained in the appraisal, the Property’s submarket (Central Los Angeles) maintained between a 1.2% and 6.8% vacancy rate between 1996 and 2010. The appraiser concluded the retail market and local submarket are exhibiting strong occupancy levels and upward trending rental rates. The appraiser identified seven comparable properties to establish rental and occupancy rates. Locations outside of Lynwood were considered in order to identify centers with a comparable draw and similar overall appeal. The comparable set of properties has a weighted average occupancy rate of approximately 95%. According to the appraiser, the anchor/sub-anchor comparables indicate a range of rents from $11.40 to $34.56 psf, triple net, with the variance taking into consideration the location of the property among other factors. The Property’s average underwritten rent for the anchor tenants of $11.16 psf, is below the appraiser’s concluded anchor rent for comparable properties, which ranged from $15.00 to $21.00 psf, triple net.
Escrows and Reserves. At closing, the Plaza Mexico Borrower escrowed (i) $535,295 related to unpaid tenant obligations including (A) $65,295 for free rent due to Skechers, which has already taken occupancy and is currently in its free rent period which ends in February 2012 and (B) $470,000 related to CAM reconciliations for Food 4 Less and Anna’s Linens to be released to the Plaza Mexico Borrower upon receipt of new estoppels delivered in accordance with the Plaza Mexico Loan documents, (ii) $268,125 for immediate repairs, and (iii) $583,084 for taxes and insurance. The Plaza Mexico Loan documents require monthly reserves of (i) 1/12 of estimated annual real estate taxes and insurance premiums, (ii) $6,911 for replacement reserves ($0.21 psf per annum) and (iii) $25,000 for rollover reserves ($0.76 psf per annum) capped at $900,000 and replenished via recommencement of monthly deposits if drawn upon.
Excess Cash Reserve — Upon the occurrence and during the continuance of a Cash Trap Period (as defined below) or an Event of Default (as defined in the Plaza Mexico Loan documents) all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the Plaza Mexico Loan. A Cash Trap Period will be in effect (i) upon the occurrence of any bankruptcy action of borrower, principal, guarantor or manager, (ii) at any time the DSCR falls below 1.10x calculated inclusive of the Plaza Mexico Mezzanine Loan (until such time that the DSCR is at least 1.10x for two consecutive calendar quarters), (iii) the occurrence of an Anchor Tenant Termination Event (as defined in the Plaza Mexico loan documents) related to La Curacao, Food 4 Less or Rite Aid or (iv) at lender’s election, any default in payment by an indirect owner of the Plaza Mexico Borrower under certain loan guaranties made in connection with construction loans on unrelated development projects.
Mezzanine or Subordinate Indebtedness. An affiliate of the Plaza Mexico Borrower has incurred mezzanine financing in the original principal amount of $26,250,000 (the “Plaza Mexico Mezzanine Loan”), secured by pledges of 100% of the direct equity interest in the Plaza Mexico Borrower. The Plaza Mexico Mezzanine Loan is currently held by an affiliate of Redwood Trust, Inc. (NYSE: RWT) and is not an asset of the trust.

C-19

CFCRE 2011-C2	Plaza Mexico
The Plaza Mexico Mezzanine Loan is structured as two tranches: (i) a senior tranche with an original principal balance equal to $16,250,000 (the “Tranche A”), with monthly amortization based on a planned amortization schedule and interest payments at an interest rate equal to 10.0% per annum; and (ii) a junior tranche with an original principal balance equal to $10,000,000 (the “Tranche B”), with payment of interest only at an interest rate equal to 10.0% per annum. Both the Plaza Mexico Loan and the Plaza Mexico Mezzanine Loan are structured with a 60 month initial term and are coterminous with each other. The holders of the Plaza Mexico Loan and the Plaza Mexico Mezzanine Loan have entered into an intercreditor agreement that governs the rights and duties of each party. The agreement generally provides that, among other things, the holder of the mezzanine loan has certain customary rights including (A) the right to cure monetary and non-monetary events of default under the Plaza Mexico Loan; (B) if (i) an event of default has occurred under the Plaza Mexico Loan, or (ii) the Plaza Mexico Loan becomes a specially serviced mortgage loan, the holder of the mezzanine loan has the right to purchase the Plaza Mexico Loan, in whole but not in part, at a price generally equal to par plus accrued and unpaid interest and other amounts due thereon; and (C) the holder of the Plaza Mexico Loan is required to obtain the prior consent of the holder of the mezzanine loan to several types of material modifications with respect to the Plaza Mexico Loan.
Lockbox and Cash Management. The Plaza Mexico Loan is structured with a hard lockbox and in place cash management.
Property Management. The Plaza Mexico Property is managed by Greenland Property Management, LLC. (“Greenland”), an affiliate of the Plaza Mexico Borrower.
Terrorism Insurance. The Plaza Mexico Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Plaza Mexico Property.

C-20

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CFCRE 2011-C2	GSA – FBI Portfolio
GSA – FBI PORTFOLIO

C-22

CFCRE 2011-C2	GSA – FBI Portfolio
GSA – FBI PORTFOLIO

GSA-FBI Portfolio
1 FBI – Louisville, KY
2 FBI – Las Vegas, NV
Louisville
Jeffersonville
INDIANA
KENTUCKY
Ohio River
Glenview
Barbourmeade
Riverwood
Northfield
Bancroft
Langdon Place
Creekside
OLDHAM COUNTY
Rolling Fields
Indian Hills
Graymoor-Devondale
Windy Hills
Lyndon
Druid Hills
Beechwood Village
Anchorage
JEFFERSON COUNTY
St. Matthews
Norwood
Bellemeade
Blue Ridge Manor
Middletown
Downtown
Douglass Hills
Hurstbourne
St. Regis Park
Bowman Field
Hurstbourne Acres
Forest Hills
Houston Acres
Jeffersontown
West Buechel
Buechel
Watterson Park
Newburg
Fern Creek
Louisville International Airport
Las Vegas
North Las Vegas
North Las Vegas Airport
CLARK COUNTY
Nellis Air Force Base
Downtown
Sunrise Manor
Winchester
Spring Valley
Paradise
Las Vegas Strip
McCarran International Airport
University of Nevada-Las Vegas
Whitney

C-23

CFCRE 2011-C2	GSA – FBI Portfolio

GSA – FBI PORTFOLIO

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance:	$58,500,000
Cut-off Date Balance:	$58,500,000
Cut-off Date Balance per SF:	$258
% of Initial Pool Balance:	7.6%

Loan Purpose:	Acquisition / Refinance
Borrower Name[1]:	Various
Sponsor Name:	NGP V Fund LLC
Mortgage Rate:	5.2000%
Note Date[2]:	11/16/2011
Anticipated Repayment Date[3]:	12/11/2016
Final Maturity Date[3]:	10/16/2021
Amortization Type:	IO then Amortizing
Original Loan Term[3]:	60 months
Original Amortization Term:	360 months
Original IO Period:	36 months
Seasoning:	0 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(24),Def(32),O(4)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	2
Ownership Interest:	Fee
Property Type / Subtype:	Office / Suburban
Location:	Las Vegas, NV / Louisville, KY
Size:	227,152 sf
Year Built / Renovated:	2006, 2009 / NA
Occupancy % (as of 12/1/2011):	100.0%
Property Manager[4]:	Various
Appraised Value (as of 2/2011):	$81,100,000

Third Most Recent NOI (as of)[5]:	N/A
Second Most Recent NOI (as of)[5]:	N/A
Most Recent NOI (as of):	$6,135,162 (12/31/2010)

UW Revenues:	$7,920,820
UW Expenses:	$1,961,137
UW NOI:	$5,959,683
UW NCF:	$5,925,610
UW DSCR NOI / NCF[6]:	1.55x / 1.54x
UW Debt Yield NOI / NCF:	10.2% / 10.1%
Cut-off Date LTV Ratio:	72.1%
LTV Ratio at ARD:	70.2%

Reserve Information

Type	Initial	Monthly

Real Estate Taxes	$140,488	$34,895
Insurance	$37,392	$5,342
Required Repairs	-	-
Replacement Reserve[7]	-	$2,839
TI/LC Reserve[8]	-	Springing

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$58,500,000	$258	72.1%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$58,500,000	$258	72.1%

(1)	NGP V Las Vegas NV LLC; NGP V Louisville KY LLC

(2)	The GSA — FBI Portfolio Loan was originated on March 25, 2011 and was amended on November 16, 2011. The information provided herein is based upon the loan, as amended, and all terms reflect the date of the amendment.

(3)	The GSA — FBI Portfolio Loan is structured with an anticipated repayment date (“ARD”) of December 11, 2016. In the event that the loan is not repaid on or before the ARD, it shall not be an event of default and the GSA — FBI Portfolio Loan documents require payments of principal and interest at the current rate and shall accrue additional interest (the “Additional Interest”) at a rate equal to 3% of the outstanding principal balance through final maturity of the loan (October 16, 2021). In addition, after the ARD, all excess cash generated from the properties, after the payment of principal and interest (but not Additional Interest as described above), reserves and budgeted operating expenses, is required to be applied first to repay the outstanding principal balance of the loan and then to outstanding accrued Additional Interest until paid in full.

(4)	The FBI — Louisville, KY property is managed by M.L. Harris and Company, L.L.C. The FBI — Las Vegas, NV property is managed by Grubb & Ellis Property Management Services, Inc.

(5)	The properties were built in 2006 (FBI — Las Vegas, NV) and 2009 (FBI — Louisville, KY). As such, complete portfolio-level historical financials are not available.

(6)	DSCR figures are based on the amortizing debt service. Based on the interest-only debt service payments due during the first 36 months of the loan term, NOI DSCR and NCF DSCR are 1.93x and 1.92x, respectively.

(7)	Capped at $136,291 (equal to $0.60 psf in aggregate for all properties).

(8)	If any tenant at a property ceases to occupy 25% or more of such tenant’s leased premises, a monthly payment commences equal to 1/12 of the product of i) $1.00 multiplied by ii) the entire square footage of such leased premises.

C-24

CFCRE 2011-C2	GSA – FBI Portfolio
The Mortgage Loan. The mortgage loan (the “GSA — FBI Portfolio Loan”) is evidenced by a note with an original principal balance of $58,500,000 and is secured by individual first priority cross-collateralized and cross-defaulted fee mortgages encumbering two built-to-suit, Class A office properties totaling 227,152 sf located in Las Vegas, Nevada and Louisville, Kentucky (collectively the “GSA — FBI Portfolio Properties”). The note evidencing the GSA — FBI Portfolio Loan has an outstanding principal balance of as of the Cut-off Date of $58,500,000 and a fixed interest rate of 5.2000% per annum.
The proceeds of the GSA — FBI Portfolio Loan were used to refinance the FBI — Louisville, KY property and as acquisition financing for the FBI — Las Vegas, NV property. The GSA — FBI Portfolio Properties are 100% leased to the United States federal government (Aaa/AA+/AAA — Moody’s/S&P/Fitch) through the General Services Administration (“GSA”) and occupied by Federal Bureau of Investigation (“FBI”) on long-term leases. Neither of the underlying leases is subject to annual appropriations and each is considered an obligation of the United States federal government.
The GSA — FBI Portfolio Loan had an initial term of 60 months and has a remaining term of 60 months. The GSA — FBI Portfolio Loan requires payments of interest only for the first 36 months of the term and interest and principal thereafter based on a 30-year amortization schedule. The scheduled Anticipated Repayment Date is December 11, 2016 and Final Maturity Date is October 16, 2021. Voluntary prepayment of the GSA — FBI Portfolio Loan is prohibited prior to September 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date. Partial defeasance of the FBI — Las Vegas, NV Property is permitted as described below under “—Release Provisions.”
Hyper-Amortization Summary. The GSA-FBI Portfolio Loan has an ARD of December 11, 2016 and a final maturity date of October 16, 2021. To the extent the GSA-FBI Portfolio Loan is not repaid on the ARD, the combined scheduled amortization and hyper-amortization would result in an estimated $17.6 million principal repayment (equal to approximately 30% of the original principal balance) upon the final maturity date (assuming that the Underwritten Net Cash Flow of the Properties remains constant at $5,925,610).
The Borrower and the Sponsor. The borrowers are NGP V Las Vegas NV LLC and NGP V Louisville KY LLC (collectively, the “GSA — FBI Portfolio Borrower”). The GSA — FBI Portfolio Borrower is a wholly-owned subsidiary of NGP V Fund LLC (the “NGP V Fund” and “Sponsor”), the non-recourse carveout guarantor. NGP V Fund was formed in 2008 to acquire real estate assets leased to the United States government. Since 1994, the Sponsors’ management team has acquired more than $2.5 billion of United States government-leased real estate totaling 91 properties and more than 12.4 million sf.
The senior executives of the Sponsor have more than 50 years of combined experience as former senior executives within GSA. Al Iudicello (Chief Executive Officer) held various executive positions within GSA from 1971 to 1985, and has since led the acquisition of more than $2.5 billion in Government-leased real estate. David Bibb (Executive Vice President) served at GSA from 1971 to 2008. From 2003 to 2008, Mr. Bibb served as GSA’s Deputy Administrator, the senior-most non-political appointee position and one of two key operational executives at GSA. During this period, Mr. Bibb was appointed twice by President George W. Bush as GSA’s Acting Administrator.
GSA Leasing Discussion. Established in 1949, GSA is an independent agency of the United States federal government responsible for, among other matters, the procurement and operation of buildings and leasing management on behalf of federal agencies. As of fiscal year 2010 (most recent year available), GSA provides office space to over one (1) million federal employees in 9,600 owned and leased buildings totaling over 370 million sf.
GSA-leased properties are typically located in areas selected by the occupying agency based on, among other factors, geographical, jurisdictional, functional and physical requirements. GSA-leased properties regularly feature specialty infrastructure for certain occupying agencies such as advanced security features, column redundancies, blast resistant glass, pop-up vehicle barriers, large setbacks, telecommunications build-out, LEED certification and 24 hour security. Such attributes often involve lengthy specialized design processes and significant build-out costs. As such, occupying GSA tenants have a historically low incidence of relocation prior to the onset of functional obsolescence of a leased property. Less than 1.4% of GSA-leased square footage has been terminated prior to lease expiration (according to GSA’s Annual Lease Turnover Analysis — Fiscal Years 2001 to 2010). GSA tenants’ weighted average occupancy in the same building (by square footage) has been in excess of 25.5 years. By comparison, the weighted average occupancy term to date for GSA — FBI Portfolio Properties is less than four years.

C-25

CFCRE 2011-C2	GSA – FBI Portfolio
The Mortgaged Properties. The GSA - FBI Portfolio Properties consist of two newly constructed office properties totaling 227,152 sf which are 100% leased to the United States federal government on long term leases. The approximate weighted average remaining lease term for the Properties as of the Cut-off Date is 11 years (approximately six years beyond the ARD of the loan). Each of the GSA - FBI Portfolio Properties was built-to-suit for the FBI, reflecting the specific infrastructure, build-out and security specifications required by the FBI and GSA.
The following table presents certain information relating to the GSA - FBI Portfolio Properties:

Property Summary

	Allocated Loan	Property	Net Rentable	Year Built /	Percent
Property	Amount	Type	Area (SF)	Renovated	Leased	UW NCF	Appraised Value

FBI – Louisville, KY	$29,950,000	Office	120,197	2009 / NA	100.0%	$3,436,522	$48,400,000

FBI – Las Vegas, NV	$28,550,000	Office	106,955	2006 / NA	100.0%	$2,489,088	$32,700,000

Total	$58,500,000		227,152			$5,925,610	$81,100,000

FBI — Louisville, KY — FBI: 120,197 sf, Class A, built-to-suit office located in Louisville, Kentucky that is 100% occupied by the FBI. The FBI — Louisville, KY property was built in 2009 and consists of a 105,077 sf three-story main building, a 15,120 sf 1-story annex building, and an enclosed parking structure. Parking consists of 283 spaces, 122 of which are contained within the enclosed parking deck. The FBI — Louisville, KY property serves as one of the FBI’s 56 national field offices and has jurisdiction over the entire state of Kentucky. The 15-year lease expires in April 2024 with no early termination options.
FBI — Las Vegas, NV — Federal Bureau of Investigation (“FBI”): 106,955 sf, Class A, built-to-suit office facility located in Las Vegas, Nevada that is 100% occupied by the FBI. The FBI — Las Vegas, NV property was built in 2006 and consists of a three-story office building and a two-story enclosed parking structure. Parking consists of 405 spaces, 160 of which are contained in the parking garage and 245 surface spaces. The FBI - Las Vegas, NV property serves as one of the FBI’s 56 national field offices and has jurisdiction over the entire state of Nevada. The 15-year lease expires in October 2021 with no early termination options.
The following table presents certain information relating to the tenancy of the GSA – FBI Portfolio Properties:

Tenant Summary[1,2]

Occupying	Credit Rating			% of Total	UW Annual Base Rent	UW Annual	Lease Commencement	Lease Expiration
Agency	(Moody’s/S&P/Fitch)	Property	Tenant NRSF	NRSF	PSF	Base Rent	Date	Date

FBI	Aaa/AA+/AAA	FBI – Louisville, KY	120,197	52.9%	$35.91	$4,316,130	4/13/2009	4/12/2024
FBI	Aaa/AA+/AAA	FBI – Las Vegas, NV	106,955	47.1%	$31.75	$3,395,821	10/17/2006	10/16/2021

Total Tenants			227,152	100.0%	$33.95	$7,711,951

Occupied Collateral Total			227,152	100.0%	$33.95	$7,711,951

Vacant Space			-	-	-	-

Total / Weighted Average			227,152	100.0%	$33.95	$7,711,951

(1)	The information in the table above is based on the underwritten rent roll.

(2)	The tenant at each property is the United States federal government.

C-26

CFCRE 2011-C2	GSA – FBI Portfolio
The following table presents certain information relating to the lease rollover schedule of the GSA – FBI Portfolio Properties:

Lease Rollover Schedule[1]

	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base	Annual UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Rent Expiring	Rent PSF Expiring
MTM	-	-	-	-	-	-	-

2011	-	-	-	-	-	-	-

2012	-	-	-	-	-	-	-

2013	-	-	-	-	-	-	-

2014	-	-	-	-	-	-	-

2015	-	-	-	-	-	-	-

2016*	-	-	-	-	-	-	-

2017	-	-	-	-	-	-	-

2018	-	-	-	-	-	-	-

2019	-	-	-	-	-	-	-

2020	-	-	-	-	-	-	-

2021	1	106,955	47.1%	106,955	47.1%	$3,395,821	$31.75

Thereafter	1	120,197	52.9%	227,152	100.0%	$4,316,130	$35.91

Vacant	-	-	-	227,152	100.0%	-	-

Total / Weighted Average	2	227,152	100.0%			$7,711,951	$33.95

* ARD year

(1)	The information in the table above is based on the underwritten rent roll.
Operating History and Underwritten Net Cash Flow.   The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the GSA – FBI Portfolio Properties:

Cash Flow Analysis

	2010	UW	UW PSF

Gross Potential Rent	$7,711,951	$7,711,951	$33.95

Total Reimbursements	252,130	208,869	0.92

Other Income	57,089	-	-

Less: Vacancy[1]	-	-	-

Effective Gross Income	$8,021,170	$7,920,820	$34.87

Total Operating Expenses	1,886,008	1,961,137	8.63

Net Operating Income	$6,135,162	$5,959,683	$26.24

TI/LC	-	-	-

Capital Expenditures	-	34,073	0.15

Net Cash Flow	$6,135,162	$5,925,610	$26.09

Occupancy %	100.0%	100.0%

NOI DSCR		1.55x

NCF DSCR		1.54x

NOI Debt Yield		10.2%

NCF Debt Yield		10.1%

(1)	Vacancy underwritten at 0% for each of the GSA – FBI Portfolio Properties, due to the presence of long-term investment-grade rated leases to the US Government with no early termination options.

C-27

CFCRE 2011-C2	GSA – FBI Portfolio
Escrows and Reserves.  At closing, the GSA – FBI Portfolio Borrower escrowed $177,880 for real estate taxes and insurance. Additionally, the GSA – FBI Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes and insurance premiums and (ii) $2,839 for replacement reserves, capped at $136,291 (equal to $0.60 psf in the aggregate for all properties).
Excess Cash Reserve – Upon the occurrence and continuance of a Cash Management Period (as defined below) or an Event of Default (as defined in the GSA – FBI Portfolio Loan documents), all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the GSA – FBI Portfolio Loan. Prior to the ARD, a Cash Management Period is in effect at any that the DSCR falls below 1.40x based on a 30-year amortization schedule (as reasonably determined by lender based on leases that are in full force and effect) until such time as the DSCR exceeds 1.40x based on a 30-year amortization schedule for two consecutive fiscal quarters.
Mezzanine or Subordinate Indebtedness.  None in place and not permitted.
Lockbox and Cash Management. The GSA – FBI Portfolio Loan is structured with a hard lockbox and in place cash management.
Property Management. The GSA – FBI Louisville, KY property is managed by M.L. Harris and Company, L.L.C. (“M.L. Harris”). M.L. Harris is an Oklahoma City-based commercial real estate development firm and a repeat developer of GSA facilities leased to the Federal Bureau of Investigation. The GSA – FBI Las Vegas, NV property is managed by Grubb & Ellis Management Services, Inc. (“Grubb & Ellis”). Grubb & Ellis is an affiliate of Grubb & Ellis Company (NYSE: GBE), one of the largest commercial real estate services and investment companies in the world with 5,200 professionals in more than 100 company-owned and affiliate offices. Grubb & Ellis currently provides property management services to more than 280 clients nationwide totaling more than 200 million square feet.
Release Provisions. Provided that no Event of Default has occurred and is continuing, at any time after the second anniversary of the securitization closing date the GSA – FBI Portfolio Borrower may obtain the release of the GSA – FBI Las Vegas property by providing lender with defeasance collateral in an amount equal to 125% of the allocated loan amount for the property, provided, among other things, that the GSA – FBI Portfolio Borrower certifies to lender that after giving effect to such partial defeasance (a) the DSCR for the remaining property will not be less than 1.60x, and (b) the LTV ratio for such remaining property will not be greater than 70%. The GSA - FBI-Louisville, KY property cannot be released without first releasing the GSA – FBI Las Vegas, NV property, subject to the terms and conditions outlined above.
Terrorism Insurance. The GSA – FBI Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the GSA – FBI Portfolio Properties.

C-28

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CFCRE 2011-C2	Shops at Solaris
SHOPS AT SOLARIS

C-30

CFCRE 2011-C2	Shops at Solaris
SHOPS AT SOLARIS

ROCKY MOUNTAINS
WHITE RIVER NATIONAL FOREST
Vail
Shops at Solaris
141 East Meadow Drive
Vail, CO 81657
Middle Creek
Spraddle Creek
Gore Creek
North Frontage Rd
South Frontage Rd
Spraddle Creek Rd
Lionshead Parking Structure
Dobson Ice Arena
Lionshead Village
West Meadow Drive
Vail Valley Medical Center
Four Seasons Vail Resort
Village Parking Structure
Colorado Ski Museum & Hall of Fame
East Meadow Drive
Vail Rd
Willow Bridge Rd
Bridge St
Covered Bridge
Gore Creek Drive
Vail Valley Dr
Beaver Dam Rd
Forest Rd
Rockledge Rd
Mill Creek Rd
Mill Creek Circle
Hanson Ranch Rd
Vail Village
Golden Peak
EAGLE COUNTY
Gerald Ford Amphitheater
Vail Nature Center
Vail Golf Club
Eagle Bahn Gondola
Ski Lift
Base Elevation 8,120 Feet
EAGLE BAHN GONDOLA
BORN FREE EXPRESS LIFT
Vail Mountain Ski Resort
Base Elevation 8,200 Feet
VISTA BAHN EXPRESS
Base Elevation 8,217 Feet
GOPHER HILL LIFT
RIVA BAHN EXPRESS
Denver 93 miles
70
176
0 250 500 Feet
WYOMING
NEBRASKA
KS
OKLA.
TEXAS
NEW MEXICO
UT
COLORADO
Rock Springs
Laramie
Cheyenne
Craig
Fort Collins
Greeley
Sterling
Longmont
Boulder
Fort Morgan
Westminster
Denver
Lakewood
Aurora
Rifle
Littleton
Castle Rock
Grand Junction
Colorado Springs
Montrose
Gunnison
Salida
Pueblo
Cañon City
La Junta
Alamosa
Trinidad
Durango
Farmington
Bloomfield

C-31

CFCRE 2011-C2	Shops at Solaris

SHOPS AT SOLARIS

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance:	$44,000,000
Cut-off Date Balance:	$43,956,198
Cut-off Date Balance per SF:	$628(1)
% of Initial Pool Balance:	5.7%

Loan Purpose:	Refinance
Borrower Name:	Solaris Commercial Owner, LLC
Sponsor Name:	Peter Knobel and Patrice Knobel
Mortgage Rate:	6.0000%
Note Date:	11/10/2011
Maturity Date:	11/11/2021

Amortization Type:	Amortizing
Original Loan Term:	120 months
Original Amortization Term:	360 months
Original IO Period:	N/A
Seasoning:	1 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(25),Def(92),O(3)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1
Ownership Interest:	Fee
Property Type / Subtype:	Retail / Anchored
Location:	Vail, CO
Size[1]:	70,023 sf
Year Built / Renovated:	2010 / NA
Occupancy % (as of 11/1/2011)[2]:	92.7%
Property Manager:	Self-Managed
Appraised Value (as of 10/12/2011):	$69,000,000

Third Most Recent NOI (as of)[3]:	N/A
Second Recent NOI (as of)[3]:	N/A
Most Recent NOI (as of):	$3,143,243 (9/30/2011)

UW Revenues:	$6,244,398
UW Expenses:	$1,356,868
UW NOI:	$4,887,531
UW NCF:	$4,768,203
UW DSCR NOI / NCF:	1.54x / 1.51x
UW Debt Yield NOI / NCF:	11.1% / 10.8%
Cut-off Date LTV Ratio:	63.7%
LTV Ratio at Maturity:	54.2%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$180,000	$30,000
Insurance	$30,417	$6,083
Required Repairs	-	-
Replacement Reserve	-	$1,170
TI / LC Reserve	-	$8,777
Occupancy Reserve[4]	$5,000,000	-
Matsuhisa Reserve[4]	$800,000	-
Other Reserve[4]	-	Springing

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$43,956,198	$628	63.7%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$43,956,198	$628	63.7%

(1)	The collateral for the Shops at Solaris Loan also includes a 304-stall integrated subterranean parking garage.

(2)	The Property is currently 92.7% leased to 22 tenants and physically 90.8% occupied by 21 tenants – one additional tenant is completing the build-out of its space but not yet in occupancy. This tenant has been included in the occupancy figure of 92.7%. See the “—Escrows and Reserves” section for additional detail.

(3)	The Property was constructed in 2010. As such, historical financial information is not applicable.

(4)	See the “—Escrows and Reserves” section below for additional detail.

C-32

CFCRE 2011-C2	Shops at Solaris
The Mortgage Loan. The mortgage loan (the “Shops at Solaris Loan”) is evidenced by a note with an original principal balance of $44,000,000 and is secured by a first priority fee mortgage encumbering the commercial component of a newly constructed, Class A, mixed use development known as Solaris, which is centrally located in Vail, Colorado (the “Shops at Solaris Property”). The Shops at Solaris Loan was originated on November 10, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Shops at Solaris Loan has an outstanding principal balance as of the Cut-off Date of $43,956,198 and a fixed interest rate of 6.0000% per annum. The proceeds of the Shops at Solaris Loan were used to refinance existing debt on the Shops at Solaris Property.
The Shops at Solaris Loan had an initial term of 120 months and has a remaining term of 119 months. The Shops at Solaris Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is November 11, 2021. Voluntary prepayment of the Shops at Solaris Loan is prohibited prior to September 11, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date.
The Borrower and the Sponsor. The borrower is Solaris Commercial Owner, LLC (the “Shops at Solaris Borrower”), a Delaware limited liability company. The Shops at Solaris Borrower is jointly and severally owned and controlled by Peter Knobel and his wife Patrice Knobel. Both Peter and Patrice Knobel are guarantors of the non-recourse carveouts on the Shops at Solaris Loan. Mr. Knobel is a Vail-based real estate developer with significant institutional real estate experience as a former partner of the Related Companies and Gilbert Charles Beylen Inc. in New York.
The Mortgaged Property. The Shops at Solaris Property consists of a newly constructed (2010), Class A retail property and integrated subterranean parking garage centrally located in the village of Vail, Colorado. The Property is part of a larger mixed use development known as Solaris which includes, among other things, an ice skating rink and public plaza including fire pits, sculptures, and heated walkways (the “Public Plaza”), Vail’s only movie theater, a high-end boutique bowling alley, and 79 luxury residential condominium units (the “Solaris Residences”). The Public Plaza and the Solaris Residences are not collateral for the Shops at Solaris Loan.
The retail portion of the Shops at Solaris Property contains a total of 70,023 sf of net rentable area, 92.7% leased to 22 tenants at an average rent of $58.47 psf. Currently, the Property is 90.8% physically occupied by 21 tenants – one additional tenant is completing the build-out of its space but not yet in occupancy. See the “—Escrows and Reserves” section for additional detail. Ten of the tenants at the Property relocated from other locations within Vail Village and separately, two tenants opened an additional Vail Village location at the Shops at Solaris Property.
The parking garage portion of the Property contains 304 stalls and is collateral for the Shops at Solaris Loan. The entrance to the garage is off Frontage Road which is the main road accessing central Vail Village. Solaris is less than one-quarter mile east of the main I-70 interchange for Vail, one block closer than the primary public parking garage and transportation hub for Vail. The Shops at Solaris Property is located one block west of Bridge Street, the main pedestrian walkway to the base of Vail Mountain. The Property fronts East Meadow Drive, which is the route for the free hybrid electric bus system that provides transport throughout Vail Village, and connects to nearby Lionshead Village. There is a bus stop directly in front of the Property. The center of Vail Village including the base of the Vista Bahn lift is approximately 400 yards from the Shops at Solaris Property.
The Shops at Solaris Property is leased to 22 various tenants including “Bol” Solaris Bowling & Restaurant LLC (“Bol”), Cobb Theatres IV, LLC d/b/a CineBistro (“CineBistro”), Matsuhisa Vail, LLC (“Matsuhisa”), The North Face, Gotthelf’s Acquisition Corp. d/b/a Betteridge and a mixture of art galleries and clothing stores, bank branch, coffee shop and various other stores.
Bol (13,368 sf; 19.1% NRA; 10.6% GPR) is a boutique bowling alley, restaurant and bar that offers ten bowling lanes plus a full service restaurant catering to both vacationers and local residents. Bol is the only bowling facility in Vail and the nearest bowling alley is approximately a 30-mile drive. Bol is owned by Mr. Knobel and is operated by Barry Davis, who has 11 years of experience operating food and beverage businesses within Vail. Mr. Knobel has personally guaranteed the Bol lease. According to the Sponsor, the total improvement cost to build out the Bol space was approximately $4.7 million or $350 psf.
CineBistro (12,569 sf; 17.9% NRA; 12.6% GPR) is a three screen movie theater, which also offers a gourmet food and beverage service. CineBistro is the only movie theater in Vail and replaces the two-screen movie theater that was located at the Solaris site prior to redevelopment. According to the Sponsor, the total improvement cost to build out the CineBistro space was approximately $4.5 million or $350 psf. CineBistro reported sales as of TTM 6/30/2011 of $1,673,821, approximately $558,000 per screen. According to the CineBistro estoppel, CineBistro took occupancy on 7/23/2010, thus TTM sales do not represent a full year. CineBistro is operated by Cobb Theatres, which operates 22 theatres with over 220 screens in five states including Florida (14), Alabama (3), Virginia (3), Georgia (1) and Colorado (1). Cobb Theatres operates similar concepts to CineBistro in eight other locations.
Matsuhisa (6,604 sf; 9.4% NRA; 6.2% GPR) is a Japanese restaurant brand created by noted chef Nobuyuki “Nobu” Matsuhisa in collaboration with Nobuko Kang. Nobu Matsuhisa has Matsuhisa restaurants located in Aspen, Los Angeles and Greece. In addition, Nobu Matsuhisa has his namesake Nobu restaurants in major locations around the world including New York, Las Vegas, Los Angeles, and Miami. According to the Sponsor, the total improvement cost to build out the Matsuhisa space was approximately $1.4 million or $218 psf.

C-33

CFCRE 2011-C2	Shops at Solaris
The following table presents certain information relating to the lease rollover schedule of the Shops at Solaris Property:

			Lease Rollover Schedule[1]

	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base	Annual UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Rent Expiring	Rent PSF Expiring[2]

MTM	-	-	-	-	-	-	-

2011	-	-	-	-	-	-	-

2012	-	-	-	-	-	-	-

2013	-	-	-	-	-	-	-

2014	-	-	-	-	-	-	-

2015	-	-	-	-	-	-	-

2016	1	1,820	2.6%	1,820	2.6%	$140,080	$76.97

2017	-	-	-	1,820	2.6%	-	-

2018	3	4,423	6.3%	6,243	8.9%	$376,243	$85.07

2019	-	-	-	6,243	8.9%	-	-

2020	7	15,205	21.7%	21,448	30.6%	$1,292,438	$85.00

2021*	5	11,660	16.7%	33,108	47.3%	$660,675	$56.66

Thereafter	6	31,798	45.4%	64,906	92.7%	$1,325,939	$41.70

Vacant	-	5,117	7.3%	70,023	100.0%	-	-

Total / Weighted Average	22	70,023	100.0%			$3,795,375	$58.47

* Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average Annual UW Base Rent PSF Expiring excludes vacant space.
The following table presents certain information relating to the tenancy of the Shops at Solaris Property:

		Tenant Summary[1]
Tenant Name	Tenant NRSF	% of Total NRSF	UW Annual Base Rent PSF[2]	UW Annual Base Rent	Lease Commencement Date	Lease Expiration Date
Anchor Tenants

Bol	13,368	19.1%	$31.42	$420,000	7/1/2010	9/30/2026

CineBistro	12,569	17.9%	$39.78	$500,000	7/1/2010	10/31/2030

Total Anchor Tenants	25,937	37.0%	$35.47	$920,000

Major Tenants

Matsuhisa[3]	6,604	9.4%	$37.33	$246,500	7/11/2011	12/31/2021

Vail Fine Art Gallery, LLC	3,334	4.8%	$72.10	$240,381	8/1/2010	7/31/2020

Gotthelf’s Acquisition Corp. (Betteridge)	2,500	3.6%	$90.18	$225,450	7/1/2010	6/30/2020

Total Major Tenants	12,438	17.8%	$57.27	$712,331

Non-Major Tenants	26,531	37.9%	$81.53	$2,163,044

Occupied Collateral Total	64,906	92.7%	$58.47	$3,795,375

Vacant Space	5,117	7.3%	-	-

Total / Weighted Average	70,023	100.0%	$58.47	$3,795,375

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Annual Base Rent PSF excludes vacant space.

(3)	Matsuhisa pays percentage rent based on 5% of gross sales commencing December 15, 2011. The UW Annual Base Rent is based on annualized sales for Matsuhisa’s first six weeks of operations, adjusted to account for seasonality. This is consistent with the smaller Matsuhisa Aspen location, which is under common ownership and reported average gross sales for 2008 through 2010 of approximately $5.6 million. Matsuhisa’s UW Annual Base Rent of $37.33 psf is below the appraiser’s concluded market rent.

C-34

CFCRE 2011-C2	Shops at Solaris
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shops at Solaris Property:

Cash Flow Analysis

	TTM (9/30/2011)	UW1	UW PSF
Gross Potential Rent	$2,302,205	$3,958,236	$56.53
Total Reimbursements[2]	-	947,847	13.54
% Rents	-	246,500	3.52
Other Income[3]	1,366,191	1,587,543	22.67
Less: Vacancy / Credit Loss[4]	-	(495,727)	(7.08)

Effective Gross Income	$3,668,397	$6,244,398	$89.18

Total Operating Expenses	525,154	1,356,868	19.38

Net Operating Income	$3,143,243	$4,887,531	$69.80
TI/LC	-	105,323	1.50
Capital Expenditures	-	14,005	0.20

Net Cash Flow	$3,143,243	$4,768,203	$68.09

Occupancy %[4]	81.9%	90.4%
NOI DSCR		1.54x
NCF DSCR		1.51x
NOI Debt Yield		11.1%
NCF Debt Yield		10.8%

(1)	The Property was built in 2010 with leases commencing April 23, 2010. Only 9 tenants out of the total 22 in place tenants at the Property were in occupancy for the entire TTM period. UW cash flow is based on leases in place.

(2)	20 out of 22 leases in place at the Property are triple net leases.

(3)	Other Income consists of parking related revenue. The TTM period does not reflect a full year of in place contractual parking revenue.

(4)	Vacancy underwritten at 9.6% based on the actual economic vacancy at the property. The property is 92.7% (as of November 1, 2011) occupied on a square footage basis (inclusive of a tenant who is currently building out its space, but not yet in physical occupancy, “—See Escrows and Reserves” section). TTM occupancy is as of September 30, 2011.
Market Overview. Vail is located within Eagle County, Colorado, approximately 100 miles west of Denver along Interstate 70. The principal means of access to the area is via Interstate 70. Eagle County contains 1.1 million acres, of which 77% is under federal ownership and consists primarily of National Forests Land. Vail/Eagle Airport, located approximately 36 miles to the west of the Shops at Solaris Property, hosts flights from 14 major cities in the United States and is expanding its schedules from other cities around the country. The airport also includes the Vail Valley Jet Center for private aircraft. According to Claritas and the Census Bureau, Eagle County has a current population of approximately 55,439 residents, an increase of 33.0% from 2000 through 2011. The Vail Valley is generally considered a service and leisure based economy due to the extensive resort development in Vail and Beaver Creek. According to the appraiser, since 1960, skiing and resort-related industries have dominated the local economy and Vail Resorts, Inc. continues to be ranked as one of the top skiing destinations in the world and one of the state of Colorado’s top economic drivers. Vail Resorts reported 1.75 million skier visits to Vail in 2011. The largest employers in the area include Vail Resorts, Inc., Eagle County School District, Vail Valley Medical Center, Vail Cascade Hotel, Ritz Carlton Hotel, Eagle County, East West Resorts, Park Hyatt, Wal-Mart and the Town of Vail.
According to the appraiser, published market statistics for the Vail Valley commercial market are not available. Based on the appraiser’s survey, conversations with local brokers and direct observations in the market, the Vail retail market has an overall occupancy rate in excess of 95%.

C-35

CFCRE 2011-C2	Shops at Solaris
Escrows and Reserves. At closing, the Shops at Solaris Borrower escrowed (i) $210,417 for real estate taxes and insurance, (ii) $5,000,000 into the Occupancy Reserve (detailed below), and (iii) $800,000 into the Matsuhisa Reserve (detailed below). The Shops at Solaris Loan documents require the Shops at Solaris Borrower to reserve monthly (i) 1/12 of estimated annual real estate taxes and insurance premiums, (ii) $1,170 for replacement reserves ($0.20 psf per annum) and (iii) $8,777 for rollover reserves ($1.50 psf per annum).
Occupancy Reserve. The Shops at Solaris Borrower deposited $5,000,000 into the “Occupancy Reserve” at closing related to five tenants with signed leases that were not yet in occupancy as of the closing of the loan (Manrico Cashmere – 1,297 sf, Performance Sports – 1,745 sf, Luca Bruno - 1,700 sf, Tony Newlin Gallery – 711 sf and Carrie Fell Gallery – 1,196 sf). The Occupancy Reserve will be released pro-rata to the Shops at Solaris Borrower upon the satisfaction of the following criteria for each of the five related tenants: (i) tenant shall be in occupancy, (ii) tenant is open for business, (iii) tenant has paid one (1) month of rent, (iv) tenant has delivered a clean estoppel to the lender, and (v) no other tenants (excluding those tenants related to the Occupancy Holdback) are dark or in default under their lease. As of November 16, 2011, four of the five tenants physically occupied their respective spaces, were paying rent and had delivered estoppels. The Shops at Solaris Borrower is currently pursuing the release of a pro-rata portion of the Occupancy Reserve related to these four tenants.
Matsuhisa Reserve. The Shops at Solaris Borrower deposited $800,000 (the “Matsuhisa Reserve”) at closing related to Matsuhisa’s rental payments. The Matsuhisa Reserve shall be released to the Shops at Solaris Borrower upon the satisfaction of certain average monthly sales levels above $200,000 per month. The entire $800,000 reserve will be released once average annualized sales achieve $4 million. Should the Borrower lease any space at the Property resulting in an NOI above a baseline, such leasing will qualify for a release of funds for an approved lease, equal to $120 multiplied by the average monthly rent to the extent the funds are available in the reserve provided that: (i) the tenant is open for business, (ii) the tenant has paid one (1) month of rent, (iii) the tenant is not in default under its lease, and (iv) no other tenants at the Property are in material or monetary default or other default.
CineBistro Reserve. If CineBistro’s (i) trailing twelve month gross receipts fall below $1,670,000, and (ii) the Property’s net operating income is less than or equal to $4,800,000 when removing any attributable revenues from the CineBistro lease; then any available cash will be swept into the CineBistro Reserve up to a cap of $1,000,000. In the event that Vail Village Base reported aggregate snowfall is less than 263 inches as of May 31 of each year, cash will be swept at a rate of 50% of available cash flow. The reserve will be released once (i) the net operating income excluding CineBistro exceeds $4,800,000 for two consecutive quarters, or (ii) the tenant’s gross receipts exceed the $1,670,000 trigger upon the next test. The CineBistro Reserve can also be used for approved leasing costs to re-tenant the space as detailed in the Shops at Solaris Loan documents.
Bol Reserve. If Bol’s (i) trailing twelve month gross receipts fall below $2,810,000 and (ii) the Property’s net operating income is less than or equal to $4,800,000 when removing any attributable revenues from the Bol lease; then any available cash will be swept into the Bol Reserve up to a cap of $1,000,000. In the event that Vail Village Base’s reported aggregate snowfall is less than 263 inches as of May 31 of each year, cash will be swept at a rate of 50% of available cash flow. The reserve will be released once (i) the net operating income excluding Bol exceeds $4,800,000 for two consecutive quarters, (ii) the tenant’s gross receipts exceed the $2,810,000 trigger upon the next test or (iii) for approved leasing costs to re-tenant the space.
Excess Cash Reserve. Upon the occurrence and during the continuance of a Cash Trap Period (as defined below) or an Event of Default (as defined in the Shops at Solaris loan documents) all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the Shops at Solaris Loan. A Cash Trap Period will be in effect at any time that (i) a bankruptcy action of Borrower, Principal, Guarantor or (if any) Manager has occurred or (ii) at any time the DSCR falls below 1.15x (until such time that the DSCR is at least 1.25x for two consecutive calendar quarters, as reasonably determined by lender based on tenants that are in possession and paying unabated rent).
Mezzanine or Subordinate Indebtedness. None in place and not permitted.
Lockbox and Cash Management. The Shops at Solaris Loan is structured with a hard lockbox and in place cash management.
Property Management. The Shops at Solaris Property is self-managed by the Shops at Solaris Borrower.
Terrorism Insurance. The Shops at Solaris Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Shops at Solaris Property.

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

DC MIXED USE CROSSED PORTFOLIO

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

DC MIXED USE CROSSED PORTFOLIO

Washington D.C.
Rock Creek Park
Chevy Chase
Bethesda
MARYLAND
DC
VA
DISTRICT OF COLUMBIA
THE NATIONAL MALL
Potomac River
DC Mixed Use Crossed Portfolio
1 918 F Street NW
918 F Street NW, Washington, DC 20004
2 623 H Street NW
623 H Street NW, Washington, DC 20001
3 1219 Connecticut Avenue NW
1219 Connecticut Avenue NW, Washington, DC 20036
4 1210 18th Street NW
1210 18th Street NW, Washington, DC 20036
5 4445 Wisconsin Avenue NW
4445 Wisconsin Avenue NW, Washington, DC 20016
6 8301 Sudley Road
8301 Sudley Road, Manassas, VA 20109
7 919 F Street NW
919 F Street NW, Washington, DC 20004
8 707 6th Street NW
707 6th Street NW, Washington, DC 20001
9 1136 19th Street NW
1136 19th Street NW, Washington, DC 20036

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

DC MIXED USE CROSSED PORTFOLIO1

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance[2]:	$33,800,000
Cut-off Date Balance:	$33,800,000

Cut-off Date Balance per SF:	$353
% of Initial Pool Balance:	4.4%

Loan Purpose:	Refinance
Borrower Name[3]:	Various
Sponsor Name:	Norman Jemal; Douglas Jemal
Mortgage Rate:	5.9750%
Note Date:	11/16/2011
Maturity Date:	12/11/2021

Amortization Type:	Amortizing
Original Loan Term:	120 months
Original Amortization Term:	300 months
Original IO Period:	N/A
Seasoning:	0 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(24),Def(92),O(4)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	9
Ownership Interest:	Fee
Property Type / Subtype[5]:	Various / Various
Location:	Washington, D.C. (8) / Manassas, VA (1)

Size:	95,844 sf
Year Built / Renovated[5]:	Various / Various
Occupancy % (as of November 2011):	99.6%
Property Manager:	Douglas Development Corp.
Appraised Value (as of October 2011):	$49,200,000

Third Most Recent NOI (as of):	$998,649 (12/31/2009)
Second Most Recent NOI (as of):	$1,352,374 (12/31/2010)
Most Recent NOI (as of):	$1,881,863 (TTM 8/31/2011)

UW Revenues:	$4,375,496
UW Expenses:	$1,045,942
UW NOI:	$3,329,553
UW NCF:	$3,174,883
UW DSCR NOI / NCF:	1.28x / 1.22x
UW Debt Yield NOI / NCF:	9.9% / 9.4%
Cut-off Date LTV Ratio:	68.7%
LTV Ratio at Maturity:	53.3%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$269,153	$57,714
Insurance	$12,157	$1,351
Required Repairs	$16,163	-
Replacement Reserve	-	$1,998
TI / LC Reserve	-	$10,891
Free Rent Reserves[4]	$139,265	-
LivingSocial Reserve[4]	$79,789	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan[2]	$33,800,000	$353	68.7%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$33,800,000	$353	68.7%

(1)	The DC Mixed Use Crossed Portfolio consists of two cross-defaulted and cross-collateralized loans. All the figures shown above have been aggregated.

(2)	See “—The Mortgage Loan” section below.

(3)	See “—The Borrower and Sponsor” section below.

(4)	See “—Escrows and Reserves” section below.

(5)	See “—The Mortgaged Properties” section below.

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio
The Mortgage Loan. The mortgage loans consist of two (2) cross-defaulted and cross-collateralized mortgage loans, with an aggregate original principal balance of $33,800,000 (the “DC Mixed Use Crossed Portfolio” or “Crossed Loan”). The first of the mortgage loans is evidenced by a note with an original principal balance of $24,400,000 and is secured by a first priority fee mortgage encumbering seven properties located in Washington, D.C. and one (1) property located in Manassas, Virginia (the “DC Mixed Use Portfolio A Loan”). The second of the mortgage loans is evidenced by a note with an original principal balance of $9,400,000 and is secured by a first priority fee mortgage encumbering one property located in Washington, D.C. (the “918 F Street NW Loan”). The DC Mixed Use Crossed Portfolio was originated on November 16, 2011 by Cantor Commercial Real Estate Lending, L.P. The notes evidencing the DC Mixed Use Crossed Portfolio have an aggregate outstanding principal balance as of the Cut-off Date of $33,800,000 and a fixed interest rate of 5.9750% per annum. The proceeds of the DC Mixed Use Crossed Portfolio were used to refinance existing debt.
The DC Mixed Use Crossed Portfolio is newly originated and has an initial and remaining term of 120 months. The DC Mixed Use Crossed Portfolio requires payments of interest and principal based on a 25-year amortization schedule for the entire term of the loan. The scheduled maturity date is December 11, 2021. Voluntary prepayment of the DC Mixed Use Crossed Portfolio is prohibited prior to September 11, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date. Partial defeasance of the DC Mixed Use Crossed Portfolio is permitted subject to certain requirements as described below under “—Release Provisions.”
The Borrower and the Sponsor. The borrowers under the DC Mixed Use Crossed Portfolio are eight various special purpose entities (collectively, the “DC Mixed Use Portfolio A Borrower”). The borrower under the 918 F Street NW Loan is Jemal’s National Union Building L.L.C., a District of Columbia limited liability company (the “918 F Street NW Borrower”, collectively with the DC Mixed Use Crossed Portfolio A Borrower, the “DC Mixed Use Crossed Portfolio Borrower”). The DC Mixed Use Crossed Portfolio is sponsored by Douglas Jemal and Norman Jemal (together, the “Sponsor”), the principals of Douglas Development Corp., a Washington DC based local real estate owner/operator since 1985 with a metro Washington DC portfolio of more than 180 properties totaling more than eight million sf. Both Douglas Jemal and Norman Jemal are the non-recourse carve-out guarantors on the DC Mixed Use Crossed Portfolio. In addition, Norman Jemal is the sponsor and non-recourse carveout guarantor for the borrower under the DC Mixed Use Portfolio B Loan (mortgage loan number 32) which loan has a Cut-off Date principal balance of $7,723,954.
The Mortgaged Properties. The DC Mixed Use Crossed Portfolio consists of nine properties primarily containing retail (54% of GLA), office (42% of GLA), and multifamily (4% of GLA) totaling 95,844 sf, located in the Washington, D.C. MSA (collectively, the “DC Mixed Use Crossed Portfolio Properties” or the “Properties”). The Properties were acquired by the Sponsor between 1988 and 2008 for a total of approximately $35.1 million. Subsequently, the Sponsor invested more than $12 million to renovate the majority of the portfolio, for a total basis of more than $47.2 million. Eight properties, representing 91.7% of GLA, are located within five submarkets of Washington, D.C. One property, representing 8.4% of GLA, is located in Manassas, Virginia. The portfolio is 99.6% occupied (as of November 2011) by 22 tenants.
The following table presents certain information relating to the DC Mixed Use Crossed Portfolio Properties:

Property Summary
	Allocated Loan		Net Rentable	Year Acquired			Appraised
Property	Amount	Property Type	Area (SF)	/ Renovated	Occ. (%)	UW NCF	Value

918 F Street NW1	$9,400,000	Office	28,106	2007/2011	100.0%	$844,588	$14,000,000

1219 Connecticut Avenue NW	5,310,000	Retail	12,591	2007/2009	97.2%	481,836	7,700,000

623 H Street NW	5,300,000	Retail/Office	14,550	2005/2006	100.0%	518,480	8,400,000

1210 18th Street NW	3,800,000	Retail/Office	10,353	2008/2008	100.0%	351,154	5,300,000

4445 Wisconsin Avenue NW	2,880,000	Retail	8,100	1989/1990	100.0%	276,784	3,900,000

919 F Street NW	2,000,000	Retail/Multifamily	5,594	1999/2005	100.0%	185,339	2,900,000

8301 Sudley Road	1,875,000	Retail	8,000	1999 / NA	100.0%	201,471	2,500,000

707 6th Street NW	1,815,000	Retail	4,950	2007/2011	100.0%	169,312	2,600,000

1136 19th Street NW	1,420,000	Retail	3,600	1988/2008	100.0%	145,920	1,900,000

Total	$33,800,000		95,844		99.6%	$3,174,883	$49,200,000

(1)
The tenant, LivingSocial, has taken possession of its space and is completing its build-out. LivingSocial had a lease commencement date and rent commencement date of November 9, 2011. The Borrower contributed a TI allowance of $1,580,494 of which $69,382 remains unfunded (115% of this unfunded amount was escrowed at closing). The tenant contribution towards the build-out is approximately $3.1 million, for a total renovation budget of approximately $4.7 million ($167 psf).

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

The following table presents certain information relating to the tenancy of the DC Mixed Use Crossed Portfolio Properties:

Tenant Summary[1]

	Credit Rating	Tenant	% of Total	UW Annual		UW Annual	Lease Expiration
Tenant Name / Type	(Moody’s/S&P/Fitch)	NRSF	NRSF	Base Rent PSF	[2]	Base Rent	Date

Office Tenants

LivingSocial	NR	28,106	29.3%	$44.00		$1,236,664	1/31/2017

Other Office Tenants	NR	12,033	12.6%	$37.46		$450,734

Total Office Tenants		40,139	41.9%	$42.04		$1,687,398

Total Retail Tenants		51,737	54.0%	$43.70		$2,260,901

Total Multifamily Tenants[3]		3,614	3.8%	$37.34		$134,940

Occupied Collateral Total		95,490	99.6%	$42.76		$4,083,239

Vacant Space		354	0.4%	-		-

Total / Weighted Average		95,844	100.0%	$42.76		$4,083,239

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Annual Rent PSF excludes vacant space.

(3)	The DC Mixed Use Crossed Portfolio contains a total of five multifamily units located at the 919 F Street NW property. The average UW Annual Base Rent per unit per month is approximately $2,249.
The following table presents certain information relating to the lease rollover schedule of the DC Mixed Use Crossed Portfolio Properties:

Lease Rollover Schedule[1]

	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base	Average UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Rent Expiring	Rent PSF Expiring	[2]

MTM	-	-	-	-	-	-	-

2011[3]	5	3,614	3.8%	3,614	3.8%	$134,940	$37.34

2012	-	-	-	3,614	3.8%	-	-

2013	1	1,258	1.3%	4,872	5.1%	$45,571	$36.22

2014	-	-	-	4,872	5.1%	-	-

2015	4	9,814	10.2%	14,686	15.3%	$355,829	$36.26

2016	3	9,980	10.4%	24,666	25.7%	$379,902	$38.07

2017	2	32,606	34.0%	57,272	59.8%	$1,514,890	$46.46

2018	3	17,886	18.7%	75,158	78.4%	$660,325	$36.92

2019	2	10,581	11.0%	85,739	89.5%	$609,862	$57.64

2020	-	-	-	85,739	89.5%	-	-

2021*	2	9,751	10.2%	95,490	99.6%	$381,920	$39.17

Thereafter	-	-	-	95,490	99.6%	-	-

Vacant	-	354	0.4%	95,844	100.0%	-	-

Total / Weighted Average	22	95,844	100.0%			$4,083,239	$42.76

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Base Rent PSF Expiring excludes vacant space.

(3)	The 2011 expiring leases are multifamily tenants at the 919 F Street NW property, which have either extended their leases or been replaced by new tenants.

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the DC Mixed Use Crossed Portfolio Properties:

	Cash Flow Analysis[1]

	2009	2010	TTM 08/31/2011	UW2	UW PSF

Gross Potential Rent	$1,760,941	$2,181,945	$2,433,847	$4,090,622	$42.68

Total Reimbursements	425,188	561,310	605,839	552,467	5.76

Other Income	33,553	21,490	24,133	-	-

Less: Vacancy[3]	(200,139)	(275,000)	(96,307)	(267,593)	(2.79)

Effective Gross Income	$2,019,543	$2,489,745	$2,967,512	$4,375,496	$45.65

Total Operating Expenses	1,020,894	1,137,371	1,085,649	1,045,942	10.91

Net Operating Income[4]	$998,649	$1,352,374	$1,881,863	$3,329,553	$34.74
TI/LC	-	-	-	130,689	1.36
Capital Expenditures	-	-	-	23,980	0.25

Net Cash Flow[4]	$998,649	$1,352,374	$1,881,863	$3,174,883	$33.13

Occupancy %[3,4]	49.5%	89.5%	70.3%	93.6%

NOI DSCR				1.28x

NCF DSCR				1.22x

NOI Debt Yield				9.9%

NCF Debt Yield				9.4%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW Net cash flow.

(2)	UW cashflow includes contractual rent steps through June 2012.

(3)	Vacancy underwritten at the greater of actual or 5% for each property. TTM occupancy is as of August 31, 2011. Since then, LivingSocial has taken occupancy of its space and commenced paying rent, increasing the occupancy for the DC Mixed Use Crossed Portfolio to its current level of 99.6%.

(4)	Five of the properties in the DC Mixed Use Crossed Portfolio were renovated between 2008 and 2011 impacting the cash flow and historical occupancy figures in 2009 through the TTM period.
Market Overview.  The DC Mixed Use Crossed Portfolio Properties are located in Washington, DC and Northern Virginia. Seven (7) out of nine (9) of the Properties in the Crossed Loan, for greater than 85% of the Crossed Loan by allocated loan amounts, are considered to be located within two Washington, DC submarkets, East End and CBD.
East End submarket
The East End submarket is bounded by 3rd Street NW and I-395 to the east, 15th Street NW to the west, Pennsylvania Avenue NW and the National Mall to the south, and Massachusetts Avenue NW to the north. 918 F Street NW, 623 H Street NW, 919 F Street NW and 707 6th Street NW, which collectively represent 54.8% of the loan allocation of the Crossed Loan, are considered to be located in the East End submarket. Major developments within recent years, namely the Verizon Center and the convention center, have driven investment interest to the East End including office, retail and residential developments. The East End office submarket has become an extension of the Washington CBD given its good transportation linkages, access to Capitol Hill and complimentary mix of amenities. The submarket is serviced by three Metro stops and Union Station on its eastern edge and has access to I-395. New development is constrained by Washington, D.C.’s building height restrictions (generally, 130 feet or twelve stories).
Per the appraiser, the East End submarket is the largest office submarket in Washington, D.C. with a total supply of 42.4 million sf as of Q3 2011. Over the past five years, vacancy rates have ranged from a low of 5.6% in 2006 to the current vacancy rate of 9.7%. During that time, the market has absorbed over 2.8 million sf of office space, averaging approximately positive 640,000 sf per year from 2006-2010. Average rental rates have increased from $42.67 psf to $43.77 psf during the same period.
Central Business District (“CBD”) submarket
The CBD submarket of Washington, DC includes the area to the north and west of the White House and is bounded by Pennsylvania Avenue NW and the National Mall to the south, New Hampshire and Massachusetts Avenues to the north, 15th Street to the east and 23rd Street to the west. 1219 Connecticut Avenue NW, 1210 18th Street and 1136 19th Street NW, which collectively represent 31.2% of the loan allocation of the Crossed Loan, are considered to be located in the CBD submarket. The submarket includes the Connecticut Avenue corridor which intersects with New Hampshire and Massachusetts Avenues at DuPont Circle. Connecticut Avenue is a primary commuter corridor in and out of the city from Bethesda and other Maryland suburbs. The area is serviced by three metro stops, one at DuPont Circle and two along 18th Street at L Street (red line) and at I Street (blue line). As is the case throughout Washington, D.C., new development is limited by height restrictions (generally, 130 feet or twelve stories).
As of Q3 2011, the CBD submarket contained a total supply of 8.9 million sf of retail space with an overall vacancy rate of 4.4% and average asking rental rates of $41.53 psf. Within the DuPont Circle micro-market, the total supply was 663,811 sf with an overall vacancy rate of 5.1% and an average asking rental rate of $37.24 psf. Occupancy within the DuPont Circle micro-market has improved over the last three years from 89.7% to its current level of 94.9%.

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio
The following table presents summary vacancy and market rent conclusions per the appraiser as compared to the vacancy and rent underwriting assumptions used by CCRE:

Property			Appraiser		UW

		Allocated Loan	Concluded	Concluded
Property Name	Type	Amount	Vacancy	Market Rent	Vacancy	Average Rent

918 F Street NW1	Office	$9,400,000	3.0%	$51.00	7.6%	$44.00

1219 Connecticut Avenue NW	Retail	$5,310,000	5.0%	$49.71	5.0%	$44.17

623 H Street NW2	Office	$5,300,000	5.0%	$38.00	5.0%	$38.02

	Retail		5.0%	$61.00	5.0%	$63.67

1210 18th Street NW	Office	$3,800,000	5.0%	$31.00-$35.00	5.0%	$35.29

	Retail		5.0%	$41.51-$49.77	5.0%	$45.13

4445 Wisconsin Avenue NW	Retail	$2,880,000	5.0%	$35.00	5.0%	$38.85

919 F Street NW	Retail	$2,000,000	5.0%	$71.00	5.0%	$72.37

	Multifamily		5.0%	$2,250	5.0%	$2,249

8301 Sudley Road	Retail	$1,875,000	7.0%	$28.00	6.2%	$29.58

707 6th Street NW	Retail	$1,815,000	3.0%	$50.00	5.0%	$38.38

1136 19th Street NW	Retail	$1,420,000	5.0%	$37.00-$43.00	5.0%	$45.10

       Source: appraiser

(1)
For the 918 F Street NW property, a November 2011 REIS report, consisting of all office properties (totaling 3.1 million sf) within a 1/2 mile radius of the property, indicates a 7.6% average vacancy rate and $55.44 psf average asking rents. The same set of properties reported average vacancy rates between 4.4% and 7.6% over the past 3 years.

(2)
For the 623 H Street NW property, a November 2011 REIS report, consisting of all office properties (totaling 1.5 million sf) within a 1/2 mile radius of the 623 H Street NW property, indicates a 2.0% average vacancy rate and $61.50 psf average asking rents. The same set of properties reported average vacancy rates between 0.3% and 2.0% over the past 3 years.

Escrows and Reserves.  At closing, (i) $79,789 related to the LivingSocial lease, representing 115% of unfunded TI/LC costs owed by the Borrower; (ii) $103,055 related to free rent due pursuant to the LivingSocial lease; (iii) $15,993 for rent abatements offered to Knowland Group Holdings in an amount equal to two (2) months of 50% abated rent through March 2012; (iv) $20,217 for rent abatements offered to Men’s Wearhouse; and (v) $16,163 for required repairs (representing 125% of the engineer’s estimate). Ongoing escrows include (i) monthly collections of 1/12 of estimated annual real estate taxes and insurance premiums; (ii) $1,998 for replacement reserves (equal to $0.25 psf per annum for the retail and office space and $250 per apartment unit per annum); and (iii) $10,891 ($1.42 per sf per annum, excluding the multifamily square footage) for rollover reserves, capped at $750,000.
LivingSocial Rollover Reserve:  LivingSocial has a right to renew its lease at 95% of fair market rent with 12 months advanced notice. Deposits into the LivingSocial Rollover Reserve will commence upon (i) the date which is twelve (12) months prior to the expiration date of the LivingSocial lease (January 31, 2016), if as of such date, LivingSocial has not exercised its five (5) year renewal option; (ii) if LivingSocial has exercised its five (5) year renewal option pursuant to its lease, the date which is twelve (12) months prior to the expiration of such extension (January 31, 2021), provided, as of such date, LivingSocial has not again extended the term of its lease for a term of not less than five (5) years, on terms (including rent) and conditions acceptable to Lender; or (iii) if LivingSocial has not exercised its five (5) year renewal option pursuant to its current lease and the 918 F Street NW Borrower enters into a replacement lease, the date which is twelve (12) months prior to the then current expiration date of the replacement lease, provided, as of such date, the replacement tenant has not irrevocably extended the term of the replacement lease for a term of not less than five (5) years, on terms acceptable to lender ( the “LivingSocial Lease Non-Renewal Trigger”).
On the first ten (10) payment dates following the occurrence of a LivingSocial Lease Non-Renewal Trigger, the 918 F Street NW Borrower must make deposits to the LivingSocial Rollover Reserve so that at the end of such ten (10) month period the balance on deposit in the LivingSocial Rollover Reserve is equal to $600,000 (a portion of which may under certain circumstances be transferred to the LivingSocial Rollover Reserve from funds on deposit in the rollover reserve established under the 918 F Street NW Loan).
Excess Cash Reserve:  Upon the occurrence and during the continuance of a Cash Trap Period (as defined herein) all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the DC Mixed Use Crossed Portfolio. A “Cash Trap Period” is in effect at any time after (a) an event of default has occurred under the DC Mixed Use Crossed Portfolio loan documents or (b) the DC Mixed Use Crossed Portfolio, at the end of two consecutive calendar quarters, fails to maintain a DSCR of at least 1.15x (tested as of the last day of each such calendar quarter). The Cash Trap Period will end at such time, if ever (i) on the date that the DC Mixed Use Crossed Portfolio and all other obligations under the DC Mixed Use Crossed Portfolio loan documents are repaid in full, (ii) in the case of clause (a) above, the event of default giving rise to such Cash Trap Period has been cured (and no other Cash Trap Period is then continuing), and (iii) as in the case of clause (b)

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

above, for a period of four consecutive calendar quarters subsequent to the commencement of the Cash Trap Period, the DSCR is equal to or greater than 1.20x (tested as of the last day of each such calendar quarter) and no other Cash Trap Period is then continuing.
Mezzanine or Subordinate Indebtedness.  None in place and not permitted.
Lockbox and Cash Management.  The DC Mixed Use Crossed Portfolio is structured with a hard lockbox and in place cash management.
Property Management.  The DC Mixed Use Crossed Portfolio Properties are managed by Douglas Development Corp., an affiliate of the DC Mixed Use Crossed Portfolio Borrower.
Release Provisions.  Provided that no event of default has occurred and is continuing, at any time after the second anniversary of the securitization closing date, the DC Mixed Use Crossed Portfolio Borrower may obtain the release of one or more of the individual mortgaged properties by providing lender with defeasance collateral in an amount equal the greater of: (a) an amount equal to the sum of (1) 100% of the allocated loan amount of the mortgaged property to be released, as reduced on a pro rata basis with the allocated loan amounts of the other mortgaged properties by the monthly payments of principal amortization under the DC Mixed Use Crossed Portfolio, plus (2) 10% of the allocated loan amount with respect to such mortgaged property, or (b) if the mortgaged property being released is being sold in connection with such partial defeasance event, the lesser of: (x) 100% of the net sale proceeds with respect to such mortgaged property; and (y) (A) 120% of the allocated loan amount with respect to such mortgaged property, if as of the defeasance date the aggregate allocated loan amounts of all of the individual mortgaged properties that have been previously the subject of a partial defeasance event or on such date are the subject of a partial defeasance event (collectively, the “Aggregate Defeased Allocated Loan Amounts”) is no greater than $10,000,000 or (B) 130% of the allocated loan amount with respect to such mortgaged property, if as of the defeasance date the Aggregate Defeased Allocated Loan Amounts is greater than $10,000,000, provided, among other things, that after giving effect to such partial defeasance (i) the debt service coverage ratio in the aggregate for the remaining mortgaged properties under the DC Mixed Use Crossed Portfolio will not be less than the greater of (a) the debt service coverage for the DC Mixed Use Crossed Portfolio at closing, (b) the debt service coverage ratio under the DC Mixed Use Crossed Portfolio immediately preceding such release, and (c) 1.35x, and (ii) the loan to value ratio in the aggregate for such remaining mortgaged properties is not more than the least of (a) the loan to value ratio for the DC Mixed Use Crossed Portfolio at closing, (b) the loan to value ratio for the DC Mixed Use Crossed Portfolio immediately prior to such release and (c) 67%.
Terrorism Insurance.  The DC Mixed Use Crossed Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the DC Mixed Use Crossed Portfolio Properties.

C-45

CFCRE 2011-C2	Great America Place

GREAT AMERICA PLACE

C-46

CFCRE 2011-C2	Great America Place

GREAT AMERICA PLACE

SAN JOSE INTERNATIONAL AIRPORT
HITACHI
NVIDIA CORP
INTEL
101
MCAFEE
CISCO
YAHOO!
MISSION COLLEGE
GREAT AMERICA THEME PARK
AVAYA
NORTEL NETWORKS
PROPOSED 49ERS STADIUM
HILTON
SANTA CLARA CONVENTION CENTER
CITRIX SYSTEMS
Tasman-Dr
HYATT REGENCY
Great America Pkwy
NETWORK MEETING CENTER
Tasman-Dr
GREAT AMERICA PLACE
Bunker Hill Ln

C-47

CFCRE 2011-C2	Great America Place

GREAT AMERICA PLACE

Great America Place
5200 Great America Parkway; 2903 & 2933 Bunker Hill Lane
Santa Clara, CA 95054
ALAMEDA COUNTY
Fremont
Milpitas
San Jose
Santa Clara
Sunnyvale
Cupertino
Mountain View
SANTA CLARA COUNTY
Moffett Federal Airfield
San Jose International Airport
California's Great America
West Valley Mission College
Santa Clara University
Great Mall of the Bay Area
Santa Clara Convention Ctr.
River Oaks
Downtown
South Bay Fwy
Bayshore Fwy
Oakland
San Francisco
Pacific Ocean

C-48

CFCRE 2011-C2	Great America Place

GREAT AMERICA PLACE

Mortgage Loan Information
Mortgage Loan Seller:	CCRE

Original Principal Balance:	$32,000,000

Cut-off Date Balance:	$31,864,416

Cut-off Date Balance per SF:	$142

% of Initial Pool Balance:	4.1%

Loan Purpose:	Acquisition

Borrower Name:	Aslan Newcastle Great America Owner, L.L.C.

Sponsor Name:	Aslan Realty Partners IV, L.L.C.

Mortgage Rate:	5.3465%

Note Date:	7/22/2011

Maturity Date:	8/11/2016

Amortization Type:	Amortizing

Original Loan Term:	60 months

Original Amortization Term:	360 months

Original IO Period:	N/A

Seasoning:	4 months

Interest Accrual Method:	Actual / 360

Call Protection:	L(28),Def(28),O(4)

Lockbox Type:	Hard

Cash Management:	Springing

Mortgaged Property Information
Number of Properties:	1

Ownership Interest:	Fee

Property Type / Subtype:	Office / Suburban

Location:	Santa Clara, CA

Size:	223,753 sf

Year Built / Renovated:	1982, 1984 / 2008, 2010

Occupancy % (as of 10/31/2011):	94.5%

Property Manager:	Newcastle Partners, Inc.

Appraised Value (as of 5/27/2011):	$49,500,000

Third Most Recent NOI (as of):	$732,017 (12/31/2009)

Second Most Recent NOI (as of):	$838,502 (12/31/2010)

Most Recent NOI (as of):	$1,757,687 (TTM 4/30/2011)

UW Revenues:	$4,707,803

UW Expenses:	$1,513,240

UW NOI:	$3,194,564

UW NCF:	$3,033,373

UW DSCR NOI / NCF:	1.49x / 1.42x

UW Debt Yield NOI / NCF:	10.0% / 9.5%

Cut-off Date LTV Ratio:	64.4%

LTV Ratio at Maturity:	60.0%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$217,500	$43,500
Insurance	$25,720	$8,573
Replacement Reserve[1]	$56,000	$2,797
TI/LC Reserve[2]	$1,118,120	$15,849
Other Reserve[3]	$538,515	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$31,864,416	$142	64.4%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$31,864,416	$142	64.4%

(1)	Capped at $100,000. See “—Escrows and Reserves” section for additional detail.

(2)	Capped at $1.5 million. See “—Escrows and Reserves” section for additional detail.

(3)	Represents a prepaid rent reserve of $38,515 and a renovation reserve of $500,000. See “—Escrows and Reserves” section for additional detail.

C-49

CFCRE 2011-C2	Great America Place

The Mortgage Loan.   The mortgage loan (the “Great America Place Loan”) is evidenced by a note with an original principal balance of $32,000,000 and is secured by a first priority fee mortgage encumbering a three building office complex located in Santa Clara, California (the “Great America Place Property”). The Great America Place Loan was originated on July 22, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Great America Place Loan has an outstanding principal balance as of the Cut-off Date of $31,864,416 and a fixed interest rate of 5.3465% per annum. The proceeds of the Great America Place Loan along with approximately $16.4 million of cash equity were used to acquire the Great America Place Property.
The Great America Place Loan had an initial term of 60 months and has a remaining term of 56 months. The Great America Place Loan requires payments of principal and interest for the full term based on a 30-year amortization schedule. The scheduled maturity date is August 11, 2016. Voluntary prepayment of the Great America Place Loan is prohibited prior to May 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date.
The Borrower and the Sponsor.   The borrower is Aslan Newcastle Great America Owner, L.L.C. (the “Great America Place Borrower”), a newly formed SPE controlled by Newcastle Partners (“Newcastle”) and Aslan Realty Partners IV, L.L.C. (“Aslan”, collectively, the “Great America Place Sponsor”). Newcastle is a San Francisco based developer and operator of office/R&D properties with 25 years of experience acquiring and developing over 40 properties in major west coast markets, including the San Francisco Bay Area, Southern California and Seattle. Aslan is an institutional equity fund controlled by Pearlmark Real Estate Partners (“Pearlmark”), formerly Transwestern Investment Company. Pearlmark is a private equity real estate investment firm that pursues domestic, value-added investment strategies through a series of institutional equity fund vehicles. Pearlmark’s current investment portfolio includes 50 commercial properties totaling over 23.4 million sf and 14 multifamily assets totaling approximately 3,400 units. Aslan guarantees the non-recourse carveouts on the Great America Place Loan.
The Mortgaged Property.   The Great America Place Property consists of three two-story buildings, 5200 Great America Parkway Drive (“5200 Building”) and 2903 and 2933 Bunker Hill Lane (collectively, the “BHL Buildings”), totaling 223,753 sf located in Santa Clara, California (Santa Clara County). The Great America Place Property is 94.5% occupied by 11 tenants as of October 31, 2011. The Property is located within the Marriott Business Park in northern Santa Clara within the Golden Triangle of Silicon Valley, which contains approximately six million sf of office and industrial space. Additionally, the Marriott Business Park is anchored by a 300-room Marriott Hotel, a 500-room Westin hotel, and the 240,000 sf Santa Clara Convention Center located directly across from the Property. The Great America Place Property is located approximately 4.8 miles northwest of San Jose International Airport and approximately eight miles northwest of downtown San Jose, California. Parking at the Great America Place Property consists of 596 surface parking spaces (2.7 spaces per 1,000 sf).
According to the Great America Place Sponsor, the Property underwent approximately $3.0 million in renovations under prior ownership, including the installation of new windows, a steel grid structure designed to define the building entrance and a complete lobby refurbishment. Upon completion of this renovation, the former owner secured Aviat Networks, Inc. (“Aviat”) as the tenant for the 5200 Building and subsequently spent an additional $5.6 million on improvements at the Great America Place Property, including the upgrade of all tenant spaces and restrooms and the replacement of the roof and HVAC. The Great America Place Sponsor acquired the Property in June 2011 for $45.7 million and is currently investing approximately $1,238,000 in renovations to the BHL Buildings, of which $500,000 is being held in reserve (see “—Escrows and Reserves” section below), in order to bring the quality of the BHL Buildings in-line with the 5200 Building. The Great America Place Borrower is currently pursuing LEED Gold certification for the 5200 Building.
The following table presents certain information relating to the tenancy of the Great America Place Property.

Tenant Summary[1]

	Credit Rating		% of Total	UW Annual Base	UW Annual Base	Lease Expiration
Tenant Name	(Moody’s/S&P/Fitch)	Tenant NRSF	NRSF	Rent PSF[2]	Rent	Date
Major Tenants

Aviat	NR	128,541	57.4%	$18.60	$2,390,863	4/30/2020

Trianz	NR	19,245	8.6%	$24.00	$461,880	8/31/2012

TiE Silicon Valley	NR	11,812	5.3%	$23.40	$276,401	12/31/2014

Total Major Tenants		159,598	71.3%	$19.61	$3,129,144

Other Tenants		51,865	23.2%	$23.71	$1,229,750

Occupied Collateral Total		211,463	94.5%	$20.61	$4,358,894

Vacant Space		12,290	5.5%	-	-

Total / Weighted Average		223,753	100.0%	$20.61	$4,358,894

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Annual Base Rent psf excludes vacant space.

C-50

CFCRE 2011-C2	Great America Place

The Great America Place Property is comprised of 14 suites and occupied by 11 different tenants. Aviat (57.4% NRA; 51.4% GPR) is the largest tenant at the Great America Place Property, occupying all 128,541 sf of the 5200 Building as their international headquarters with a lease expiration of April 2020 (greater than 3.7 years beyond the maturity of the loan) and one (1) five (5) year extension option at 95% of then market rent. Aviat is a publicly-traded company engaged in the design, manufacturing and sale of wireless networking products, solutions and services worldwide. Aviat provides broadband mobility technology to network operators, governments, public safety organizations, the defense industry and private companies in more than 150 countries and employs over 1,400 people worldwide. Per the appraisal, the concluded market rent for a single-tenant user at the 5200 Building is $19.80 psf (6.5% greater than Aviat’s underwritten annual base rent). Additionally, per the 3rd quarter 2011 Cornish & Carey market analysis, the local market has exhibited significant increases in rental rates, coupled with declining vacancy. The report indicates an estimated current market rent for the Property of $22.20 psf.
The following table presents certain information relating to the lease rollover schedule of the Great America Place Property:

Lease Rollover Schedule[1,2]

	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base	Average UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Rent Expiring	Rent PSF Expiring

MTM	-	-	-	-	-	-	-

2011	1	5,166	2.3%	5,166	2.3%	$130,183	$25.20

2012(3)	4	38,665	17.3%	43,831	19.6%	$961,033	$24.86

2013	-	-	-	43,831	19.6%	-	-

2014	2	19,782	8.8%	63,613	28.4%	$429,425	$21.71

2015	2	14,907	6.7%	78,520	35.1%	$352,307	$23.63

2016*	1	4,402	2.0%	82,922	37.1%	$95,083	$21.60

2017	-	-	-	82,922	37.1%	-	-

2018	-	-	-	82,922	37.1%	-	-

2019	-	-	-	82,922	37.1%	-	-

2020	1	128,541	57.4%	211,463	94.5%	$2,390,863	$18.60

2021	-	-	-	211,463	94.5%	-	-

Thereafter	-	-	-	211,463	94.5%	-	-

Vacant	-	12,290	5.5%	223,753	100.0%	-	-

Total / Weighted Average	11	223,753	100.0%			$4,358,894	$20.61

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Base Rent PSF Expiring excludes vacant space.

(3)	The Property currently has four tenants with leases expiring in 2012 totaling 38,665, two of which expanded and renewed their spaces after their previous lease expirations (totaling 27,833 sf), and one of which extended past its original lease expiration (totaling 4,510 sf). The Great America Place Loan is structured with a $1,000,000 upfront TI/LC reserve equating to $22.81 psf on all 2011/2012 expiring leases.

C-51

CFCRE 2011-C2	Great America Place

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Great America Place Property:

Cash Flow Analysis

	2009	2010	TTM 04/30/2011	UW1	UW PSF

Gross Potential Rent	$1,970,894	$1,835,589	$2,696,459	$4,653,854	$20.80

Total Reimbursements	76,975	385,639	534,905	539,602	2.41

Other Income	-	1,997	796	796	-

Less: Vacancy[3]	-	-	-	(486,449)	(2.17)

Effective Gross Income	$2,047,870	$2,223,225	$3,232,160	$4,707,803	$21.04

Total Operating Expenses	1,315,852	1,384,723	1,474,473	1,513,240	6.76

Net Operating Income	$732,017	$838,502	$1,757,687	$3,194,564	$14.28
TI/LC	-	-	-	127,628	0.57
Capital Expenditures	-	-	-	33,563	0.15

Net Cash Flow[2]	$732,017	$838,502	$1,757,687	$3,033,373	$13.56

Occupancy %[3]	33.2%	95.2%	97.2%	90.6%
NOI DSCR				1.49x
NCF DSCR				1.42x
NOI Debt Yield				10.0%
NCF Debt Yield				9.5%

(1)	The UW cash flow includes contractual rent steps through September 1, 2012.

(2)	Historical NCF and Occupancy reflect Alcatel-Lucent (former tenant in 5200 Building) vacating the Property at lease expiration in August 2008 following a corporate merger and consolidation. In October 2009, the previous owner leased the 5200 Building to Aviat on a 10 year term with rent commencing May 2010 (after completion of building and tenant improvements). The multi-tenant BHL Buildings occupancy rate was 78.0%, 88.7% and 93.4% as of December 31, 2009, 2010 and TTM April 30, 2011, respectively.

(3)	Vacancy underwritten at 9.4% vs physical vacancy of 5.5% as of October 2011.
Market Overview. The Great America Place Property is located in the heart of the 475-acre Marriott Business Park (which contains over six million sf of office and industrial space) within the Santa Clara submarket of Silicon Valley, which is home to 18 ‘Fortune 500’ companies as of 2011. The Property is proximate to the area’s vast transportation networks. In addition, it is located directly across from the 240,000 sf Santa Clara Convention Center, a 300-room Marriott Hotel and a 500-room Westin Hotel. The local office market is centered between Highways 101 and 237 and bisected by Great America Parkway (the Great America Place Property contains 650+ feet of frontage on Great America Parkway).
Per the appraisal, yearly absorption has been trending upward for the Greater Silicon Valley office market since 2009, with positive net absorption in 2010 and 1Q 2011 of approximately 736,000 and 1.2 million sf, respectively. Since the end of 1Q 2011, the submarket has continued its positive recovery trend, with market rents increasing across all product types and vacancy declining throughout the area. According to Cornish & Carey, as of 2Q 2011, overall vacancy in the Santa Clara Office market was 17.9% with Class ‘B’ vacancy of 15.8%, and functionally obsolete Class ‘C’ office product representing a disproportionate share of market vacancy. Cornish and Carey report upward trending rents throughout 2011, with overall average asking rates in Santa Clara of $25.68 psf (full service gross). The appraiser concluded annual market rent of $19.80 psf (triple-net) for the 5200 Building as single-tenant space and a $24.00 market rent for the multi-tenant space at BHL Buildings (full service gross).
Escrows and Reserves. At closing, the Great America Place Borrower escrowed (i) $1,000,000 for reimbursement of TI/LC expenses incurred in connection with tenant turnover or lease renewals or vacant lease-up in accordance with the terms of the Great America Place Loan documents, (ii) $118,120 in an amount equal to unpaid tenant improvements due to TiE Silicon Valley (11,812 sf, 5.3% NRA, 5.9% GPR), (iii) $38,515 in an amount equal to five (5) months of prepaid rent associated with the in-place lease to Manpower (4,402 sf, 2.0% NRA, 2.0% GPR) and (iv) $500,000 for renovations which may, but are not required, be performed at the Great America Place Property in the future. So long as the balance in the rollover reserve account remains at $1,500,000 or more, monthly deposits will not be required. In the event that any tenants, in aggregate, (i) accounting for more than 10.0% of the total Gross Income from operations at the property or (ii) or occupying equal to or greater than 22,900 sf, give notice to vacate or actually vacate, all excess cash after funding of debt service, reserves, and operating expenses shall be deposited into the rollover reserve until the balance of the reserve is sufficient to cover $20.00 psf of those tenants’ spaces (funds in the rollover reserve shall be counted towards meeting this requirement).
Excess Cash Reserve - Upon the occurrence and continuance of a Cash Trap Period (as defined below) or an Event of Default (as defined in the Great America Place Loan documents), all excess cash (after funding of debt service, reserves and operating expenses) is required to be deposited into an Excess Cash Reserve to be held as additional security for the Great America Place Loan. A Cash Trap Period is in effect if any bankruptcy event occurs with respect to borrower, guarantor, principal or property manager or if (i) Aviat were to vacate a material portion of its demised premises, (ii) Aviat were to default on a monetary obligation under its lease other than payment of base rent or a de minimis amount, after applicable notice and cure periods, or (iii) a bankruptcy event were to occur with respect to Aviat Networks, Inc.

C-52

CFCRE 2011-C2	Great America Place

Mezzanine or Subordinate Indebtedness. None in place. Borrower may incur future debt in the form of a subordinate mezzanine loan (“Mezzanine Loan”) upon the satisfaction of the following conditions stated in the Great America Place Loan documents, including among others: (i) the Mezzanine Loan together with the Great America Place Loan shall have a combined LTV of no greater than 68.5%, (ii) the DSCR calculated on the combined Great America Place Loan and the Mezzanine Loan shall be at least 1.30x (iii) the lender for the Mezzanine Loan meets the criteria specified in the Great America Place Loan documents, and (iv) rating agency confirmation.
Lockbox and Cash Management. The Great America Place Loan is structured with a hard lockbox and springing cash management. Cash management is required during any (i) Cash Trap Period (as defined in “—Escrows and Reserves” section above) or (ii) failure by the Borrower, after the end of a calendar quarter, to maintain a DSCR of 1.10x until (a) no Event of Default has occurred and is continuing, (b) no event that would trigger another Cash Management Period (as defined in the Great America Place Loan documents) has occurred or (c) the DSCR has been at least equal to 1.15x for two consecutive calendar quarters following the commencement of the Cash Management Period.
Property Management. The Great America Place Property is managed by Newcastle Partners, Inc., a borrower-affiliate (see “—Borrower and Sponsor” above for detail).
Terrorism Insurance. The Great America Place Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Great America Place Property.

C-53

CFCRE 2011-C2	Cortland Apartments

CORTLAND APARTMENTS

C-54

CFCRE 2011-C2	Cortland Apartments

CORTLAND APARTMENTS

Cortland Apartments
12801 Little Elliot Drive
Hagerstown, MD 21742
PENNSYLVANIA
MARYLAND
FRANKLIN COUNTY
State Line
Hagerstown Regional Airport
Maugansville Rd
Cearfoss
Maugansville
Fountainhead
Longmeadow Rd
Long Meadow
Leitersburg Pike
Salem Ave
Broadfording Rd
McDade Rd
Pennsylvania Ave
Fountain Head Country Club
Northern Ave
Long Meadow Shopping Ctr.
Western Maryland Hospital Ctr.
Marshall St
National Pike
W. Franklin St
W. Washington St
Potomac Ave
Eastern Blvd
University of Maryland Hagerstown
Hagerstown Fairground
WASHINGTON COUNTY
Jonathan Hager House Museum
Hagerstown
Jefferson Blvd
Hagerstown City Park
Washington County Museum of Fine Arts
Memorial Blvd
Municipal Stadium
Hagerstown Community College
Robinwood
Robinwood Dr
Mount Aetna Rd
Black Rock Golf Course
Hopewell Rd
Wesel Blvd
S. Burhans Blvd
Valley Park Commons
Halfway Blvd
Valley Mall
Halfway
Wilson Blvd
Maryland Ave
Oak Ridge Dr
Virginia Ave
Old National Pike
Funkstown
Funkstown Community Park
Sterling Rd
Rench Rd
Downsville Pike
St. James
PENNSYLVANIA
MARYLAND
WEST VIRGINIA
VIRGINIA
Baltimore
Washington, DC

C-55

CFCRE 2011-C2	Cortland Apartments

CORTLAND APARTMENTS

Mortgage Loan Information
Mortgage Loan Seller:	CCRE

Original Principal Balance:	$29,000,000

Cut-off Date Balance:	$28,836,292

Cut-off Date Balance per Unit:	$66,751

% of Initial Pool Balance:	3.7%

Loan Purpose:	Refinance

Borrower Name:	Cortpark Development, LLC

Sponsor Name:	Ben Shaool, Kathy Shaool

Mortgage Rate:	4.9935%

Note Date:	7/8/2011

Maturity Date:	7/11/2016

Amortization Type:	Amortizing

Original Loan Term:	60 months

Original Amortization Term:	360 months

Original IO Period:	N/A

Seasoning:	5 months

Interest Accrual Method:	Actual / 360

Call Protection:	L(49),Def(8),O(3)

Lockbox Type[1]:	Soft

Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1

Ownership Interest:	Fee

Property Type / Subtype:	Multifamily / Garden

Location:	Hagerstown, MD

Size:	432 units

Year Built / Renovated[2]:	2007, 2009 / NAP

Occupancy % (as of 10/28/2011):	92.4%

Property Manager:	Ben Shaool Construction, Inc.

Appraised Value (as of 5/18/2011):	$44,700,000

Third Most Recent NOI (as of)[2]:	N/A

Second Most Recent NOI (as of):	$2,306,923 (12/31/2010)

Most Recent NOI (as of):	$2,748,827 (TTM 9/30/2011)

UW Revenues:	$4,436,096

UW Expenses:	$1,495,369

UW NOI:	$2,940,726

UW NCF:	$2,832,726

UW DSCR NOI / NCF:	1.58x / 1.52x

UW Debt Yield NOI / NCF:	10.2% / 9.8%

Cut-off Date LTV Ratio:	64.5%

LTV Ratio at Maturity:	59.9%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$91,667	$45,833
Insurance	$10,887	$5,443
Required Repairs	$11,750	-
Replacement Reserve	-	$9,000
Environmental Reserve[3]	$7,500	-
Recordation Tax Reserve[3]	$220,400	-
Pool Construction Reserve[3]	$250,000	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / Unit	LTV
Mortgage Loan	$28,836,292	$66,751	64.5%
B-Note	-	N/A	N/A
Mezzanine Debt	$3,000,000	$73,695	71.2%

Total Debt	$31,836,292	$73,695	71.2%

(1)	See “—Lockbox and Cash Management” section.

(2)	The Property was built in two phases in 2007 and 2009. As such, historical financials prior to 2010 are not applicable.

(3)	See “—Escrows and Reserves” section.

C-56

CFCRE 2011-C2	Cortland Apartments

The Mortgage Loan. The mortgage loan (the “Cortland Apartments Loan”) is evidenced by a note in the original principal balance of $29,000,000 and is secured by a first priority fee mortgage encumbering a 432-unit garden-style apartment community located in Hagerstown, Maryland (the “Cortland Apartments Property”). The Cortland Apartments Loan was originated on July 8, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Cortland Apartments Loan has an outstanding principal balance as of the Cut-off Date of $28,836,292 and a fixed interest rate of 4.9935% per annum. The proceeds of the Cortland Apartments Loan were used to refinance existing debt on the Cortland Apartments Property.
The Cortland Apartments Loan had an initial term of 60 months and has a remaining term of 55 months. The loan requires payments of interest and principal based on a 30-year amortization schedule for the entire term of the loan. The scheduled maturity date is July 11, 2016. Voluntary prepayment of the Cortland Apartments Loan is prohibited prior to May 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the fourth anniversary of the first payment date.
The Borrower and the Sponsor. The borrower is Cortpark Development, LLC (the “Cortland Apartments Borrower”), a Maryland limited liability company. The Cortland Apartments Borrower is owned by affiliates of Ben Shaool and Kathy Shaool. Mr. and Ms. Shaool are the non-recourse carveout guarantors (the “Guarantors”) under the Cortland Apartments Loan. The Guarantors own Ben Shaool Construction, Inc., a local property development, management and acquisition firm focused on the Maryland market with over 22 years of commercial real estate experience. Ben Shaool Construction, Inc. has developed over 1,456 apartment and townhome units across 12 projects. Ben Shaool is also the sponsor and non-recourse carveout guarantor for the borrower under the Brookmeade Apartments loan (mortgage loan number 28), which loan has a Cut-off Date principal balance of $8,696,304.
The Mortgaged Property. The Cortland Apartments Property is a 92.4% occupied (as of October 28, 2011) newly constructed Class B+ 432-unit garden-style apartment community, situated on 52.9 acres located in Hagerstown, Maryland. The Property was developed in two equally sized phases, with Phase I completed in 2007 and Phase II completed in 2009. The apartment units are contained within 36 three-story buildings totaling 641,520 sf. Unit amenities include fully-equipped kitchens, wall-to-wall carpeting, ceramic tiled flooring in kitchen and bathrooms, washer/dryer connections, central heat and air conditioning. Project amenities include playgrounds and an on-site leasing/management office. Residents pay for electric and gas consumption directly to the utility provider, and the landlord pays for all of the property’s water/sewer and trash collection expenses. The Cortland Apartments Property is structured as a two unit condominium, with Phase I and Phase II each being an individual condominium unit. Both condominium units, representing the entire Property, are collateral for the Cortland Apartments Loan.
The following table presents certain information relating to the unit mix of the Cortland Apartments Property:

	Apartment Unit Summary[1]
			Average Unit	Monthly Average
Unit Type	No. of Units	% of Total Units	Size (sf)	Rent per Unit

3 BR / 2 BA	432	100.0%	1,485	$908

(1)	The information in the table above is based on the underwritten rent roll dated October 28, 2011.
Market Overview. The Cortland Apartments Property is located in Hagerstown, Maryland, approximately five miles northeast of Interstates 81 and 70, two major north/south and east/west highways. Hagerstown is located approximately 70 miles north/northwest of both Washington, DC and Baltimore, Maryland. It ranks as Maryland’s sixth largest city and is the county seat of Washington County. The population of the metropolitan area in 2000 was 222,771 and the 2008 estimate is 263,753 (U.S. Rank 169). Per the appraiser, Greater Hagerstown is the fastest growing metropolitan area in the state of Maryland and among the fastest growing in the United States. The area’s largest employers include the Washington County Health System, the Washington County Public Schools, Citicorp Credit Services, Inc., the State of Maryland, First Data Merchant Services and Volvo Powertrain North America. As of May 2011 within a one mile radius of the Property, average annual household income was approximately $73,000 with median single family owner-occupied homes valued at $237,000.
The Suburban Maryland multi-family market was included in the appraisal due to the area’s proximity to Hagerstown and for a means of discussing trends and influences in the area. Average 1Q 2011 asking rents within the Suburban Maryland Metro Area averaged $1,309 per month, with a low of $878 per month and a high of $2,116 per month. In-place rents for the Cortland Apartments Property averaged $908 per month per the October 28, 2011 rent roll, within the surveyed range. Metro wide physical vacancy as of the 1Q 2011 was 4.8%. Properties constructed between 2000 and 2009 represent 9.0% of the Suburban Maryland market and reported a 5.6% vacancy for the same period.
Building Excise Tax: Effective March 1, 2011, the Washington County Building Excise Tax imposes a flat tax of $3.00 psf of living area on all new residential building construction within Washington County. This tax creates a significant cost for new residential development. If the Cortland Apartments Property were being built today, this tax would equate to approximately $2,000,000. The Building Tax Ordinance was passed after the approval/development of the Cortland Apartments Property and as such, the Property was not subject to this expense.

C-57

CFCRE 2011-C2	Cortland Apartments

The appraisal identified five rental comparables for the Property. The average occupancy rate amongst the competitive properties is 93% as compared to the 92.4% occupancy at the Cortland Apartments Property as of the October 28, 2011 rent roll. As the Cortland Apartments Property offers only 3BR / 2BA units, rental rates for the 3BR floorplans within the competitive set are summarized below:

	Competitive Analysis
				Monthly Rental Rent
Property	Year Built	Unit Type	Size (sf)	per Unit(1)

Rosewood Village	2003	3BR\2.5BA\TH	2,700	$1,475

Rosewood Village	2003	3BR\2.5BA\TH	2,500	$1,375

Rosewood Village	2003	3BR\2.5BA\TH	2,200	$1,275

Fountain View Townhome	2003	3BR\2.5BA	2,052	$1,275

Brookmeade Apartments[2]	2008	3BR\2BA	1,364	$875

Rosewood Village	2003	3BR\2.5BA\TH	1,900	$1,225

Cortland Apartments Property	2007, 2009	3BR\2BA	1,485	$955

Fountain View Townhome	2003	3BR\2.5BA	1,520	$1,055

Rosewood Village	2003	3BR\2.5BA\TH	1,760	$1,275

Southview Townhomes	1980	3BR\2BA\TH	1,080	$840

Edgewood Hill	2004	3BR\2BA	1,296	$1,040

		Min	1,080	$840

		Max	2,700	$1,475

		Mean	1,779	$1,135

(1)	Quoted effective rents per appraisal.

(2)	Brookmeade Apartments is owned by an affiliate of the Cortland Apartments Borrower and secures mortgage loan number 28 of the trust.
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Cortland Apartments Property:

	Cash Flow Analysis[1]

	2010	TTM 09/30/2011	UW	UW per Unit

Gross Potential Rent	$4,429,723	$4,717,321	$4,705,056	$10,891

Less: Vacancy[2]	(760,130)	(605,449)	(368,760)	(854)

Less: Collection Loss	-	-	-	-

Less: Concessions	(159,229)	(96,585)	(96,585)	(224)

Net Rental Income	$3,510,364	$4,015,287	$4,239,711	$9,814

Commercial Income	-	-	-	-

Other Income	124,638	196,384	196,384	455

Effective Gross Income	$3,635,002	$4,211,671	$4,436,096	$10,269

Total Operating Expenses	1,328,079	1,462,844	1,495,369	3,462

Net Operating Income	$2,306,923	$2,748,827	$2,940,726	$6,807

TI/LC	-	-	-	-

Capital Expenditures	500	1,562	108,000	250

Net Cash Flow	$2,306,423	$2,747,265	$2,832,726	$6,557

Occupancy %[3]	80.9%	92.4%	92.2%

NOI DSCR			1.58x

NCF DSCR			1.52x

NOI Debt Yield			10.2%

NCF Debt Yield			9.8%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	Vacancy underwritten at 7.8% equal to the actual economic vacancy at the property. The property is 92.4% (as of October 28, 2011) occupied on a per unit basis.

(3)	Development of the Property was completed in 2009 with lease-up of finished units commencing in late 2009. The 2010 occupancy reflected in the table above is as of December 2010. The TTM 9/30/2011 reflects the 10/28/2011 rent roll.

C-58

CFCRE 2011-C2	Cortland Apartments

Escrows and Reserves. At closing, the Cortland Apartments Borrower escrowed (i) $102,553 for real estate taxes and insurance, (ii) $250,000 for potential construction costs associated with a pool and poolhouse included in the approved site plan, (iii) $220,400 for a recordation tax reserve, (iv) $11,750 for ADA compliance improvements to the leasing office bathroom, and (v) $7,500 for estimated costs per the environmental engineer to cure potential elevated radon levels, which were determined to be below actionable levels. Additionally, the Cortland Apartments Loan documents require monthly escrows equal to (i) 1/12 of estimated annual real estate taxes and insurance premiums and (ii) $9,000 (equal to $250/unit per annum) for replacement reserves.
Excess Cash Reserve - Upon and during the continuance of a Cash Trap Period (as defined below), all excess cash is required to be deposited into an Excess Cash Reserve and held as additional security for the Cortland Apartments Loan. A Cash Trap Period will be in effect at any time that (i) an Event of Default (as defined in the Cortland Apartment Loan documents) has occurred and is continuing, (ii) the Cortland Apartments Property has a DSCR of less than 1.10x for any calendar quarter, until such time that the DSCR is at least 1.15x for four consecutive calendar quarters and (iii) if the Cortland Apartments Borrower fails to deposit with lender any Pool Construction Reserve Funds Deficiency (as defined in the Cortland Apartment Loan documents).
Mezzanine or Subordinate Indebtedness. An affiliate of the Cortland Apartments Borrower has incurred mezzanine debt (the “Cortland Apartments Mezzanine Loan”) with an outstanding principal balance of $3,000,000 secured by a pledge of direct equity interests in the Cortland Apartments Borrower. The Cortland Apartments Mezzanine Loan was originated by and is currently held by an affiliate of RCG Longview. The Cortland Apartments Mezzanine Loan carries a 12% interest rate, is interest-only throughout the loan term, and is coterminous with the Cortland Apartments Loan. Additional future mezzanine debt is not permitted.
Lockbox and Cash Management. The Cortland Apartments Loan is structured with a soft lockbox and in place cash management. The Cortland Apartments Borrower or manager is required to deposit rents in the lockbox account within one (1) business day of receipt. Funds in the lockbox account are swept on a daily basis from lockbox account to the cash management account. All amounts due under the Cortland Apartments Loan will be paid directly from such cash management account. Upon the occurrence and continuance of a Cash Trap Event, any excess cash will be held as additional collateral as described under “—Excess Cash Reserve” above. Upon the termination of any Cash Trap Period, the Cortland Apartments Loan documents require that all funds in the Excess Cash Reserve be released to affiliates of the Cortland Apartments Borrower and lock box and cash trap provisions be terminated until the occurrence of any subsequent Cash Trap Period.
Property Management. The Cortland Apartments Property is managed by Ben Shaool Construction, Inc., an affiliate of the Cortland Apartments Borrower.
Terrorism Insurance. The Cortland Apartments Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Cortland Apartments Property.

C-59

CFCRE 2011-C2	Hanford Mall

HANFORD MALL

C-60

CFCRE 2011-C2	Hanford Mall

HANFORD MALL

Hanford Mall
1675 West Lacey Boulevard
Hanford, CA 93230
Hanford
Hidden Valley Park
W. Cortner St
Leland Way
Ball Park
Kensington Way
E. Grangeville Blvd
Earl F. Johnson Park
Central Valley General Hosp.
E. Cameron St
Youth Athletic Complex
University Ave
Rodgers Rd
Greenfield Ave
N. 11th Ave
Redington St
N. Douty St
N. 10th Ave
W. Florida St
E. Florida St
E. Myrtle St
Centennial Plaza Shopping Center
N. 12th Ave
Hanford Community Medical Ctr.
Kings Art Center
E. 10th St
Hanford City Hall
Fox Theater
W. Lacey Blvd
E. Lacey Blvd
Target
Mall Dr
W. 7th St
W. 6th St
Garner Ave
Hanford Amtrak Station
Phillips St
Douty St
E. 7th St
E. 6th St
E. 4th St
W. 4th St
E. 2nd St
W. 2nd St
Walmart Supercenter
Adventist Health Medical Center - Hanford
Visalia 17 miles
198
Hanford Municipal Airport
Cob Park
Lemoore Air Naval Station 18 miles
Davis St
Hanford Armona Rd
S. 12th Ave
S. 11th Ave
Hume Ave
Madera
Clovis
Fresno
Sanger
Squaw Valley
Mendota
CALIFORNIA
Easton
Fowler
Selma
Kingsburg
Dinuba
Cutler
Woodlake
Visalia
Exeter
Lemoore
Hanford
Tulare
Coalinga
Corcoran
Porterville
COAST RANGES
Avenal
Paso Robles
Delano
Sacramento
Santa Rosa
Napa
Sonoma
Concord
Oakland
San Francisco
Stockton
Tracy
Modesto
Merced
San Jose
Santa Cruz
Monterey
Salinas
Fresno
Hanford
Visalia
NEVADA
SIERRA NEVADA MTS.
CALIFORNIA
COAST RANGES
Pacific Ocean
Delano
Bakersfield
San Luis Obispo
Santa Barbara
Los Angeles
Long Beach
Anaheim
Palmdale

C-61

CFCRE 2011-C2	Hanford Mall

HANFORD MALL

C-62

CFCRE 2011-C2	Hanford Mall

HANFORD MALL

Mortgage Loan Information
Mortgage Loan Seller:	CCRE

Original Principal Balance:	$25,500,000

Cut-off Date Balance:	$25,500,000

Cut-off Date Balance per SF:	$77

% of Initial Pool Balance:	3.3%

Loan Purpose:	Refinance

Borrower Name:	Passco Hanford Mall, LLC

Sponsor Name:	William O. Passo, Passco Companies, LLC

Mortgage Rate:	6.5000%

Note Date:	11/18/2011

Maturity Date:	12/11/2021

Amortization Type:	Amortizing

Original Loan Term:	120 months

Original Amortization Term:	360 months

Original IO Period:	N/A

Seasoning:	0 months

Interest Accrual Method:	Actual / 360

Call Protection:	L(24),Def(93),O(3)

Lockbox Type:	Hard

Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1

Ownership Interest:	Fee

Property Type / Subtype:	Retail / Regional Mall

Location:	Hanford, CA

Size:	331,080 sf

Year Built / Renovated:	1993 / NA

Occupancy % (as of 10/4/2011):	89.8%

Property Manager:	Passco Management Services, LP

Appraised Value (as of 5/29/2011):	$37,500,000

Third Most Recent NOI (as of):	$3,094,217 (12/31/2009)

Second Recent NOI (as of):	$2,642,492 (12/31/2010)

Most Recent NOI (as of):	$3,172,477 (TTM 8/31/2011)

UW Revenues:	$6,661,434

UW Expenses:	$3,853,421

UW NOI:	$2,808,013

UW NCF:	$2,497,951

UW DSCR NOI / NCF:	1.45x / 1.29x

UW Debt Yield NOI / NCF:	11.0% / 9.8%

Cut-off Date LTV Ratio:	68.0%

LTV Ratio at Maturity:	58.6%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$275,000	$91,667
Insurance	$90,212	$11,277
Required Repairs	$66,993	-
Replacement Reserve	-	$8,277
TI / LC Reserve[1]	-	$20,693
Azkara Tenant Reserve[1]	$83,200	-
Additional Cash Reserve[2]	-	$10,000

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$25,500,000	$77	68.0%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$25,500,000	$77	68.0%

(1)	See the “—Escrows and Reserves” section for additional details.

(2)	Monthly Additional Cash Reserve in an amount equal to the greater of (a) 50% of all cash remaining after payment of the (i) Debt Service, (ii) Reserve Payments and (iii) Operating Expenses or (b) $10,000, capped at $1,200,000. See the “—Escrows and Reserves” section for additional details.

C-63

CFCRE 2011-C2	Hanford Mall

The Mortgage Loan. The mortgage loan (the “Hanford Mall Loan”) is evidenced by a note with an original principal balance of $25,500,000 and is secured by a first priority fee mortgage encumbering the enclosed regional mall and six outparcels known as Hanford Mall located in Hanford, California (the “Hanford Mall Property”). The Hanford Mall Loan was originated on November 18, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Hanford Mall Loan has an outstanding principal balance as of the Cut-off Date of $25,500,000 and a fixed interest rate of 6.5000% per annum. The proceeds of the Hanford Mall Loan, along with approximately $1,360,000 of new cash equity, were used to refinance existing debt on the Hanford Mall Property.
The Hanford Mall Loan has an initial and remaining term of 120 months. The Hanford Mall Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is December 11, 2021. Voluntary prepayment of the Hanford Mall Loan is prohibited prior to October 11, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.
The Borrower and the Sponsor. The borrower is Passco Hanford Mall, LLC (the “Hanford Mall Borrower”), a Delaware limited liability company. The Hanford Mall Borrower is controlled by Passco Companies, LLC (“Passco” or the “Passco Sponsor”). Passco has owned the Hanford Mall Property since 2003 and has a total cost basis of $52.4 million, equating to a 48.7% loan-to-cost ratio. Passco is a real estate investment firm focused on acquiring, developing and managing multifamily properties, regional malls, neighborhood and community shopping centers, power centers, and multi-tenant industrial properties. Passco currently manages a portfolio of commercial and multifamily properties consisting of 39 multifamily properties with approximately 12,000 units and eight million sf of commercial and retail space located throughout the U.S. Additionally, the company has developed over 2,000 residential lots and 22 industrial buildings. The Hanford Mall Property is managed by Passco Management Services, LP, an affiliate of the Passco Sponsor, which currently manages approximately four million sf of commercial space and 12,000 apartment units located in the U.S. The carveout guarantors for the loan are William O. Passo and Passco.
The Mortgaged Property. The Hanford Mall Property is a one-story regional mall with six outparcels, located in Hanford, California, approximately 32 miles south of Fresno and approximately equidistant between Los Angeles and San Francisco. The Property is situated in the center of the retail trade area of Hanford, which extends 30 miles to the west, northwest and southwest, and is the only mall in Kings County, California. The mall was constructed in 1993 and consists of 488,833 sf of GLA, of which 331,080 sf is owned GLA.
As of October 4, 2011, Hanford Mall was 93.1% occupied, including non-collateral anchors, and 89.8% occupied, excluding non-collateral anchors; by a diverse tenant roster containing over 60 tenants, including two collateral anchor tenants (Sears and J.C. Penney), two non-collateral anchor tenants (Forever 21 and Kohl’s), one Major Tenant (Ross Dress for Less) and one movie theater (Movies 8). National tenants comprise approximately 80% of the NRA and 80% of underwritten gross potential rents. Other nationally recognized tenants include Big 5 Sporting Goods, Chili’s, Applebee’s, Maurice’s, Children’s Place, Payless Shoe Source, Wet Seal, PacSun, Bath & Body Works, and Hot Topic. The Property has averaged greater than 94% occupancy since 2005. In 2008/2009 the mall lost two of its anchor tenants due to corporate level bankruptcies - Gottschalks and Mervyns (neither of which spaces are collateral for the Hanford Mall Loan). Both anchors were subsequently replaced when Forever 21 bought the Gottschalks building out of bankruptcy and Kohl’s took over the former Mervyns space. Forever 21 opened on July 2009 and Kohl’s opened in the former Mervyns space in September 2010. The Hanford Mall Property’s two owned anchor tenants, Sears and J.C. Penney, have TTM sales of $133 psf (as of August 31, 2011) and $144 psf (as of March 1, 2011) with associated occupancy costs of 5.9% and 3.8%, respectively. The Hanford Mall J.C. Penney location has received J.C. Penney’s Chairman’s Award (the highest award offered by J.C. Penney) in 2011. The Chairman’s Award is presented annually to the top-performing stores, districts and other selected teams in the company based on financial performance, customer service, innovation or overall support of the company’s business. Only 160 of 1,110 stores and 10 of 72 districts were selected for the Chairman’s Award.
For the TTM period (ending August/September 2011), comparable in-line tenants at the property (which excludes the anchor tenants, Ross Dress for Less and Movies 8) had weighted average sales psf of $319 with an overall comparable occupancy cost of 13.4%, representing 4.3% increase from year-end 2010 sales and an 8.2% increase from year-end 2009 sales. In addition, Ross Dress for Less and Movies 8 are both experiencing positively trending sales. Ross Dress for Less reported TTM sales of $266 psf (as of January 31, 2011), which represent a 1.3% increase over year-end 2010, 3.2% increase over year-end 2009 and 22.8% increase over year-end 2008. Movies 8 reported TTM sales of $158,278 per screen (as of August 31, 2011), which represent a 12.9% increase over year-end 2010 and 6.7% over year-end 2009. According to the property manager, Movies 8 recently upgraded all of its screens and projectors from 35mm to digital at an estimated cost of $400,000, enabling the theater to show 3-D movies.

C-64

CFCRE 2011-C2	Hanford Mall

The following table presents certain information relating to the tenancy of the Hanford Mall Property:

			Tenant Summary[1]

Tenant Name	Credit Rating[2] (Moody’s/S&P/Fitch)	Tenant NRSF	% of Total NRSF	UW Annual Base Rent PSF[3]	UW Annual Base Rent	Sales PSF[4]	Occ Cost[4]	Lease Expiration Date

Collateral Anchor Tenants

Sears	Ba2/B/BB	75,852	22.9%	$4.50	$341,450	$133	5.9%	7/31/2019

J.C. Penney	NR/BB+/BBB-	61,291	18.5%	$4.53	$277,933	$144	3.8%	3/31/2013

Total Collateral Anchor Tenants		137,143	41.4%	$4.52	$619,383

Major Tenants

Ross Dress For Less	NR/BBB+/NR	28,033	8.5%	$10.85	$304,158	$266	5.1%	1/31/2016

Movies 8(5)	NR/BB-/NR	20,266	6.1%	$8.95	$181,323	$158,278	20.0%	3/31/2013

Total Major Tenants		48,299	14.6%	$10.05	$485,481

In-Line Tenants[6]		113,483	34.3%	$24.89	$2,824,531	$319	13.4%

Occupied Collateral Total		298,925	90.3%	$13.15	$3,929,395

Vacant Space		32,155	9.7%	-	-

Total / Weighted Average[7]		331,080	100.0%	$13.15	$3,929,395

Non-Collateral Anchors[7]

Forever 21	NR	79,930

Kohl’s	Baa1/BBB+/BBB+	77,823

Total Non-Collateral Anchors		157,753

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Average UW Annual Base Rent PSF excludes vacant space.

(4)	Sales PSF are based on the most recent TTM sales figures for those tenants who report sales: Sears sales as of TTM 8/31/2011, J.C. Penney as of TTM 3/31/2011, Ross Dress for Less as of TTM 1/31/2011, and both Movies 8 and Big 5 Sporting Goods are as of TTM 8/31/2011. Occupancy Cost is calculated based on UW Annual Base Rent including any applicable rent steps (through June 1, 2012), applicable underwritten mark-to-market adjustments for certain tenants and additional percentage rent plus estimated contractual reimbursements divided by sales.

(5)	Movies 8 UW Annual Base Rent and occupancy cost shown above reflect a mark-to-market rent adjustment of $82,540. In-place base rent and corresponding occupancy cost equal to $263,863 and 26.5%, respectively. The Sales PSF figure shown above is on a per screen basis.

(6)	In-Line tenants are tenants occupying less than 10,000 sf and include out-parcel and food court tenants. Sales PSF and occupancy cost reflect comparable tenants only (78,026 sf). Occupancy cost includes underwritten mark-to-market adjustments for certain tenants. Non-mark-to-market occupancy cost equals 13.7%.

(7)	Non-collateral Anchors are not included in the table Totals / Weighted Averages.

C-65

CFCRE 2011-C2	Hanford Mall

The following table presents certain information relating to the lease rollover schedule the Hanford Mall Property:

Lease Rollover Schedule[1,2]
	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW	Average UW Base
Year	Expiring[3]	SF Expiring	Total SF	Expiring	Total SF Expiring	Base Rent Expiring	Rent PSF Expiring[4]

MTM	-	-	-	-	-	-	-

2011	4	6,486	2.0%	6,486	2.0%	-	-

2012	15	32,503	9.8%	38,989	11.8%	$642,556	$19.77

2013	9	95,363	28.8%	134,352	40.6%	$884,136	$9.27

2014	10	15,240	4.6%	149,592	45.2%	$614,362	$40.31

2015	2	2,540	0.8%	152,132	46.0%	$94,829	$37.33

2016	6	41,646	12.6%	193,778	58.5%	$613,888	$14.74

2017	6	12,222	3.7%	206,000	62.2%	$329,308	$26.94

2018	3	6,264	1.9%	212,264	64.1%	$176,116	$28.12

2019	3	79,420	24.0%	291,684	88.1%	$446,215	$5.62

2020	-	-	-	291,684	88.1%	-	-

2021*	2	7,241	2.2%	298,925	90.3%	$127,985	$17.68

Thereafter	-	-	-	298,925	90.3%	-	-

Vacant	-	32,155	9.7%	331,080	100.0%	-	-

Total / Weighted Average	60	331,080	100.0%			$3,929,395	$13.15

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll and excludes non-owned collateral.

(2)	Certain tenants have lease termination options related to sales thresholds and co-tenancy provisions that may become exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	2011/2012 lease expirations include 11 specialty tenants with no associated income reflected in the Annual UW Base Rent Expiring. Income attributable to these tenants is reflected in Other Income in the borrower’s operating statements and in the Cash Flow Analysis table herein.

(4)	Weighted Average Annual UW Base Rent PSF excludes vacant space.

C-66

CFCRE 2011-C2	Hanford Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hanford Mall Property:

Cash Flow Analysis[1]

	2009	2010	TTM 8/31/2011	UW2	UW PSF

Gross Potential Rent	$4,069,029	$3,741,373	$3,948,255	$4,678,352	$14.13

Total Reimbursements	2,198,455	2,175,275	2,020,359	2,208,527	6.67

% Rents	81,144	170,573	124,477	80,136	0.24

Other Income	325,401	410,337	443,375	443,375	1.34

Less: Vacancy / Credit Loss[3]	-	-	-	(748,956)	(2.26)

Effective Gross Income[4]	$6,674,030	$6,497,558	$6,536,466	$6,661,434	$20.12

Total Operating Expenses	3,579,812	3,855,067	3,363,989	3,853,421	11.64

Net Operating Income	$3,094,217	$2,642,492	$3,172,477	$2,808,013	$8.48
TI/LC	-	-	-	210,738	0.64
Capital Expenditures	-	-	-	99,324	0.30

Net Cash Flow	$3,094,217	$2,642,492	$3,172,477	$2,497,951	$7.54

Occupancy %[3]	91.1%	93.1%	89.8%	89.2%

NOI DSCR				1.45x

NCF DSCR				1.29x

NOI Debt Yield				11.0%

NCF Debt Yield				9.8%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	The UW cash flow includes (i) contractual rent steps through June 1, 2012 and (ii) a downward mark-to-market occupancy cost adjustments equal to $149,884.

(3)	Vacancy underwritten at 10.8% equal to the actual economic vacancy at the property. The property is 89.8% (as of October 4, 2011) occupied on a square footage basis. TTM 8/31/2011 occupancy is as of October 4, 2011.

(4)	UW EGI reflects new leasing at the Property including Children’s Place (4,121 sf) and Azkara (5,500 sf), both of which are not fully reflected in the TTM period.
Market Overview. The Hanford Mall Property is the only mall in Hanford, California. Hanford, located approximately 32 miles south of Fresno, is the county seat of Kings County and houses the majority of the government offices and supporting business services of the county. The Property’s trade area extends 30 miles to the west, northwest and southwest. Reported 2011 population within a 5 and 15 mile radius of the Property equaled 63,835 and 129,389, respectively. Corresponding estimated household income equaled $63,937 and $62,309, respectively. The closest regional malls are the Visalia Mall, located approximately 15 miles east of the Property and Fashion Fair Mall in Fresno, located approximately 40 miles north of the Property. The Hanford Mall Property is located at the intersection of the area’s main east/west and north/south arterials. Since being built in 1993, commercial development in the area has largely centered around the Property and currently includes an adjacent Super Walmart anchored center, a grocery anchored retail center, a Target anchored community retail center, government buildings, and most recently, the 2010 completed $112 million, 142-bed community hospital. According to the appraisal, retail sales in the City of Hanford have increased approximately 2.65% per year, compounded annually, since 2000.
According to the appraisal as of 3Q 2011, 459 retail buildings totaling over 4 million sf of leasable area (including the Hanford Mall Property) are located within a 3-mile radius of the Property with no competitive retail properties under construction. The Property is part of the larger Fresno MSA Mall Market, which contains a total of 10 malls within four counties and an average vacancy rate of 9.7%. The Hanford Mall Property has historically outperformed the occupancy level for the greater Fresno MSA Mall Market and is considered the dominant retail location in the city and county.
Escrows and Reserves. At closing, the Hanford Mall Borrower escrowed (i) $365,212 for real estate taxes and insurance, (ii) $66,993 for required repairs to be performed within the first year of the loan term and (iii) $83,200 for Azkara Tenant Reserve. Azkara is operating and paying rent. All TI work is complete and the Borrower is awaiting the tenant’s reimbursement request. The Hanford Mall Loan documents require the borrower to reserve monthly (i) 1/12 of estimated annual real estate taxes and insurance premiums, (ii) $8,277 for replacement reserves ($0.30 psf per annum) and (iii) $20,693 ($0.75 psf per annum) during the first nine months of the loan term and $27,590 ($1.00 psf per annum) thereafter for rollover reserves (capped at $1,000,000). Additionally, any amounts paid pursuant to any early lease termination options or lease modifications are required to be deposited with lender and held in escrow in the rollover reserve.
Additional Cash Reserve - The Borrower is required to reserve monthly an amount equal to the greater of (i) 50% of all excess cash flow after the payment of debt service, reserves and operating expenses, or (ii) $10,000, into an additional cash reserve account (the “Additional Cash Reserve”). In the event excess cash flow is insufficient to deposit a minimum of $10,000 in any given month, such deficiency shall accrue and will be an

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CFCRE 2011-C2	Hanford Mall

obligation of the Borrower. The Additional Cash Reserve is capped at $1,200,000. Funds held in the Additional Cash Reserve shall be held by lender as additional collateral for the Hanford Mall Loan and shall not be available to the Hanford Mall Borrower.
Excess Cash Reserve; Tenant Extension Lease Reserve; Vacant Space Reserve - A Cash Trap Period shall occur upon the following (i) an Event of Default (as defined in the Hanford Mall Loan documents), or (ii) the occurrence of any bankruptcy action of borrower, principal, guarantor or manager, or (iii) upon the date that is 9 months prior to the expiration of either Movies 8, J.C. Penney or Sears, until such time as such tenants renew or are replaced with a tenant acceptable to lender, or (iv) any time an anchor tenant ceases to operate its business, ceases to pay rent, gives notice to vacate its space or any bankruptcy action occurs with respect to such entity or its parent, or (v) at any time after the end of two consecutive quarters the DSCR falls below 1.15x (until such time that the DSCR is at least 1.20x for two consecutive quarters as reasonably determined by lender based on tenants that are in possession and paying unabated rent). Upon the occurrence of clauses (i), (ii) or (v) above, all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the Hanford Mall Loan. Upon the occurrence of clause (iii) above, all excess cash is required to be deposited into a Tenant Extension Reserve as additional security for the Hanford Mall Loan, to be released to Hanford Mall Borrower pursuant to the Hanford Mall Loan documents. Upon the occurrence of clause (iv) above, all excess cash is required to be deposited into a Vacant Space Reserve as additional security for the Hanford Mall Loan, to be released to Hanford Mall Borrower pursuant to the Hanford Mall Loan documents.
Mezzanine or Subordinate Indebtedness. None in place and not permitted.
Lockbox and Cash Management. The Hanford Mall Loan is structured with a hard lockbox and in place cash management.
Property Management. The Hanford Mall Property is managed by Passco Management Services, LP, an affiliate of the Hanford Mall Borrower.
Terrorism Insurance. The Hanford Mall Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hanford Mall Property.

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CFCRE 2011-C2	Marketplace at Santee

MARKETPLACE AT SANTEE

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CFCRE 2011-C2	Marketplace at Santee

MARKETPLACE AT SANTEE

Marketplace at Santee
9325-9367 Mission Gorge Road
Santee, CA 92071
USMC
Air Station
Miramar
Santee Lakes Park
Santee
Mission Trails Regional Park
Winter Gardens
Bostonia
SAN DIEGO COUNTY
San Diego
El Cajon
La Mesa
Casa de Oro
Lemon Grove
San Diego State University
Lake Murray
Mission Trails Regional Park
Gillespie Field
Cajon Speedway
Grossmont College
Grossmont Center
Grossmont Hospital
Westfield Plaza-Parkway
Santee Trolley Square
SANTEE TOWN CTR.
Mission Gorge Rd
Prospect Ave
Kumeyaay Fwy
San Vicente Fwy
Mission Gorge Rd
Navajo Rd
Fletcher Pkwy
Broadway
Main St
Madison Ave
El Cajon Blvd
University Ave
Marketplace at the Grove
Oceanside
Vista
Carlsbad
San Marcos
Escondido
Encinitas
Solana Beach
Del Mar
Poway
Ramona
Pacific Ocean
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
Tijuana
UNITED STATES
MEXICO
52
67
125
94
8

C-71

CFCRE 2011-C2	Marketplace at Santee

MARKETPLACE AT SANTEE

Mortgage Loan Information

Mortgage Loan Seller:	CCRE

Original Principal Balance:	$22,825,000

Cut-off Date Balance:	$22,710,310

Cut-off Date Balance per SF:	$331

% of Initial Pool Balance:	2.9%

Loan Purpose:	Refinance

Borrower Name:	Santee Retail, L.P.

Sponsor Name:	Colton T. Sudberry

Mortgage Rate:	5.5315%

Note Date:	6/30/2011

Maturity Date:	7/11/2021

Amortization Type:	Amortizing

Original Loan Term:	120 months

Original Amortization Term:	360 months

Original IO Period:	N/A

Seasoning:	5 months

Interest Accrual Method:	Actual / 360

Call Protection:	L(29),Def(87),O(4)

Lockbox Type:	Hard

Cash Management:	Springing

Mortgaged Property Information

Number of Properties:	1

Ownership Interest:	Fee

Property Type / Subtype:	Retail / Anchored

Location:	Santee, CA

Size:	68,662 sf

Year Built / Renovated:	2008 / NA

Occupancy % (as of 9/30/2011):	90.1%

Property Manager:	Sudberry Properties, Inc.

Appraised Value (as of 5/30/2011):	$33,100,000

Third Most Recent NOI (as of):	$1,522,695 (12/31/2009)

Second Most Recent NOI (as of):	$1,650,568 (12/31/2010)

Most Recent NOI (as of):	$1,905,232 (9/30/2011)

UW Revenues:	$2,642,501

UW Expenses:	$626,704

UW NOI:	$2,015,798

UW NCF:	$1,977,110

UW DSCR NOI / NCF:	1.29x / 1.27x

UW Debt Yield NOI / NCF:	8.9% / 8.7%

Cut-off Date LTV Ratio:	68.6%

LTV Ratio at Maturity:	57.8%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$125,000	$20,833
Insurance	$5,703	$1,426
Replacement Reserves	-	$858
TI / LC Reserve	-	$3,596
Vacant Space Reserve[1]	$175,000	-
Free Rent Reserve[2]	$33,030	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$22,710,310	$331	68.6%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$22,710,310	$331	68.6%

(1)	See the “—Escrows and Reserves” section for additional details.

(2)	The Free Rent Reserve has been released.

C-72

CFCRE 2011-C2	Marketplace at Santee

The Mortgage Loan. The mortgage loan (the “Marketplace at Santee Loan”) is evidenced by a note with an original principal balance of $22,825,000 and is secured by a first priority fee mortgage encumbering a grocery-anchored neighborhood shopping center located in the city of Santee, a suburb of San Diego, California (the “Marketplace at Santee Property”). The Marketplace at Santee Loan was originated on June 30, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Marketplace at Santee Loan has an outstanding principal balance as of the Cut-off Date of $22,710,310 and a fixed interest rate of 5.5315% per annum. The proceeds of the Marketplace at Santee Loan were used to refinance existing debt.
The Marketplace at Santee Loan had an initial term of 120 months and has a remaining term of 115 months. The Marketplace at Santee Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is July 11, 2021. Voluntary prepayment of the Marketplace at Santee Loan is prohibited prior to April 11, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.
The Borrower and the Sponsor. The borrower is Santee Retail, L.P., a California limited partnership (the “Marketplace at Santee Borrower”). Colton T. Sudberry, president of Sudberry Properties Inc. and Colton and Cynthia Sudberry as trustees of the family trust are the non-recourse carveout guarantors on the loan. Sudberry Properties, Inc., a San Diego based real estate development and asset management company, has developed over 4.6 million sf of retail properties, over 3.7 million sf of office/industrial properties and over 6,800 residential units.
The Mortgaged Property. The Marketplace at Santee Property is a 68,662 sf grocery-anchored neighborhood shopping center located in Santee, California, part of the San Diego MSA. The Marketplace at Santee Property is currently 90.1% occupied (as of September 30, 2011) by 14 tenants and anchored by Sprouts Farmers Market (“Sprouts”), which relocated to the subject from a competing property located approximately 1 mile away. Sprouts has achieved sales of $577 psf, $591 psf and $626 psf for 2009, 2010 and the TTM 9/30/11 periods, respectively, and operates under a long-term lease through January 31, 2024. In addition to Sprouts, only two other tenants account for 10% or more of the GPR, with the remaining tenants each accounting for less than 6.1% of GPR. The Property is located at the southeast corner of Mission Gorge Road (56,800 cars daily) and Carlton Hills Boulevard (21,100 cars daily) approximately 16 miles northeast of the San Diego CBD. Access is provided via four ingress/egress access points, two of which are signalized intersections. The Marketplace at Santee Property is shadow anchored by several power centers located in the immediate surrounding area. These centers are occupied by notable retailers including Kohl’s, Lowe’s, Walmart, Costco, The Home Depot, Target, Bed Bath & Beyond, Best Buy and Barnes & Noble.
The largest tenant at the Property, Sprouts, is a privately owned chain of food retail stores in Arizona, California, Texas, and Colorado. Its retail stores primarily sell farm fresh produce purchased from local growers, as well as meats, fresh seafood, bulk foods, grocery items, milk, cheeses, deli meats, bakery items, as well as vitamins and supplements. The company was founded in 2002 and is based in Phoenix, Arizona.
The following table presents certain information relating to the tenancy of the Marketplace at Santee Property:

Tenant Summary[1]

								Lease
	Credit Rating[2]		% of Total	UW Annual	UW Annual			Expiration
Tenant Name	(Moody’s/S&P/Fitch)	Tenant NRSF	NRSF	Base Rent PSF[3]	Base Rent	Sales PSF[4]	Occ Cost[4]	Date
Anchor Tenant

Sprouts	B2/B+/NR	28,025	40.8%	$22.78	$638,410	$626	4.7%	1/31/2024

Major Tenants

U.S. Bank	Aa3/A+/AA-	6,495	9.5%	$53.93	$350,294			9/30/2018

Sleep Train	NR	4,928	7.2%	$48.00	$236,544	$288	19.7%	11/30/2018

Via Moto	NR	4,404	6.4%	$30.00	$132,120			6/30/2021

Cox Communications	Baa2/BBB/BBB	3,219	4.7%	$30.90	$99,467			11/30/2015

Total Major Tenants		19,046	27.7%	$42.97	$818,425

Non-Major Tenants		14,818	21.6%	$45.71	$677,308

Occupied Collateral Total		61,889	90.1%	$34.48	$2,134,143

Vacant Space		6,773	9.9%	-	-

Total / Weighted Average		68,662	100.0%	$34.48	$2,134,143

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Weighted Average UW Annual Base Rent PSF excludes vacant space.

(4)	Sales PSF shown in the table above are based on TTM 9/30/2011 sales figures. Occupancy Cost is calculated based on UW Annual Base Rent plus estimated contractual reimbursements divided by sales.

C-73

CFCRE 2011-C2	Marketplace at Santee

The following table presents certain information relating to the lease rollover schedule of the Marketplace at Santee Property:

Lease Rollover Schedule[1]
	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base Rent	Average UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Expiring	Rent PSF Expiring[2]
MTM	-	-	-	-	-	-	-
2011	-	-	-	-	-	-	-
2012	-	-	-	-	-	-	-
2013	4	7,779	11.3%	7,779	11.3%	$359,686	$46.24
2014	2	3,957	5.8%	11,736	17.1%	$130,034	$32.86
2015	3	6,301	9.2%	18,037	26.3%	$204,255	$32.42
2016	-	-	-	18,037	26.3%	-	-
2017	-	-	-	18,037	26.3%	-	-
2018	2	11,423	16.6%	29,460	42.9%	$586,838	$51.37
2019	-	-	-	29,460	42.9%	-	-
2020	-	-	-	29,460	42.9%	-	-
2021*	1	4,404	6.4%	33,864	49.3%	$132,120	$30.00
Thereafter	2	28,025	40.8%	61,889	90.1%	$721,210	$25.73
Vacant	-	6,773	9.9%	68,662	100.0%

Total / Weighted Average	14	68,662	100.0%			$2,134,143	$34.48

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Base Rent PSF Expiring excludes vacant space.
Market Overview. Santee is a suburban community located approximately 18 miles northeast of downtown San Diego, California. San Diego County ranks third in population among California’s 58 counties, behind Los Angeles and Orange. The 2010 population of San Diego County is estimated by Claritas to be over three million people and has remained essentially stable since the 1990 census figure, increasing by less than 2.5%. Defense related industries represent a major economic driver for the area, with studies showing that nearly 20% of the region’s economy is tied to defense spending. The Property’s trade area extends in a three-mile radius and has a population of 87,791 persons and 31,936 households, with an estimated 2010 average household income of $82,469, with 46.5% earning at least $75,000 annually.
Per the appraiser, the Santee/Lakeside submarket contains approximately 2 million sf (for retail centers 25,000 sf and greater as of 1Q 2011) with a reported vacancy of 4.6%, which is below the overall San Diego vacancy rate of 7.1%. The appraiser analyzed several comparable properties in order to determine market rental rates for anchor, single tenant pads, and in-line shop space. Anchor rent comparables ranged from $17.16 to $26.76 with a concluded market rent of $22 psf. Single tenant pad rent comparables ranged from $30.00 to $55.37 with a concluded market rent of $36-$50 psf; and In-line shop space rent comparables ranged from $13.20 to $39.00 with a concluded market rent of $30 to $48 psf. The occupancy at the comparable properties averaged 92%.
The Marketplace at Santee Property, which is located on Mission Gorge Road, has benefited from reduced congestion resulting from the recently completed SR 52 freeway extension project. This project extended SR 52 within the city of Santee and included a freeway interchange at SR 52 and SR 67.

C-74

CFCRE 2011-C2	Marketplace at Santee

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marketplace at Santee Property:

Cash Flow Analysis[1]
	2009	2010	TTM 9/30/2011	UW2	UW PSF

Gross Potential Rent	$1,625,758	$1,930,309	$2,074,164	$2,364,424	$34.44
Total Reimbursements	353,746	354,572	479,524	555,840	8.10
% Rents	-	-	-	-	-
Other Income	(33,858)	41,350	19,432	-	-
Less: Vacancy / Credit Loss[3]	-	(25,911)	(77,176)	(277,763)	(4.05)

Effective Gross Income	$1,945,646	$2,300,320	$2,495,944	$2,642,501	$38.49

Total Operating Expenses	422,951	649,752	590,712	626,704	9.13

Net Operating Income	$1,522,695	$1,650,568	$1,905,232	$2,015,798	$29.36
TI/LC	-	-	-	28,389	0.41
Capital Expenditures	-	-	-	10,299	0.15

Net Cash Flow	$1,522,695	$1,650,568	$1,905,232	$1,977,110	$28.79

Occupancy %[3]	81.8%	86.3%	90.1%	90.5%
NOI DSCR				1.29x
NCF DSCR				1.27x
NOI Debt Yield				8.9%
NCF Debt Yield				8.7%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	The UW GPR includes (i) contractual rent steps through October 1, 2012, provided the rent step does not exceed the market rent determined by the appraiser and (ii) a mark-to-market of $48,797 based on the lesser of market rent or in-place rent.

(3)	Vacancy underwritten at 9.5% equal to the actual economic vacancy at the property. The Property is 90.1% physically occupied (as of September 30, 2011). The Property was built in 2008 and underwent lease-up between 2009 and 2011.
Escrows and Reserves. At closing, the Marketplace at Santee Borrower escrowed $130,703 for taxes and insurance. Additionally, the Marketplace at Santee Borrower is required to escrow monthly (i) 1/12 of estimated annual real estate taxes and insurance premiums, (ii) $858 ($0.15 psf per annum) for replacement reserves and (iii) $3,596 for TI/LC’s ($0.63 psf per annum) capped at $200,000. The Loan is further structured with a $175,000 earn-out subject to the Property achieving an NCF of $2,100,000 in order to generate both a minimum 9.2% DY (NCF) and a 1.35x DSCR (NCF) within the first 12 months of the loan term. If the Property does not achieve these hurdles within the first 12 months of the loan term, the lender will have the option to pay down the outstanding loan balance or place the funds into the TI/LC Reserve to be used by the Marketplace at Santee Borrower only as reimbursement for approved leasing expenses.
Excess Cash Reserve - Upon the occurrence and during the continuance of a Cash Trap Period (as defined below) or an Event of Default (as defined in the Marketplace at Santee Loan documents), all excess cash is required to be deposited into an Excess Cash Reserve and held as additional collateral for the Marketplace at Santee Loan. A Cash Trap Period shall commence upon (i) the occurrence of any Event of Default (as defined in the Marketplace at Santee Loan documents) or (ii) any Bankruptcy Action (as defined in the Marketplace at Santee Loan documents) of borrower, principal, guarantor or property manager has occurred.
Mezzanine or Subordinate Indebtedness. None in place and not permitted.
Lockbox and Cash Management. The Marketplace at Santee Loan is structured with a hard lockbox and springing cash management. A Cash Management Period (as defined in the Marketplace at Santee Loan documents) commences upon (i) the commencement of a Cash Trap Period (as defined above), (ii) the failure by borrower to maintain a DSCR of at least 1.10x for two consecutive quarters (until such time that the DSCR is at least 1.15x for two consecutive calendar quarters) or (ii) the date that is 12 months prior to the expiration of the Sleep Train lease until such time that (A) the Marketplace at Santee Borrower shall deliver a letter of credit related to the Sleep Train lease termination on or before the date that is six months before the lease expires or (B) the Marketplace at Santee Borrower enters into an acceptable replacement lease for the Sleep Train space.
Property Management. The Marketplace at Santee Property is managed by Sudberry Properties, Inc. (“Sudberry”), an affiliate of the Marketplace at Santee Borrower.
Terrorism Insurance. The Marketplace at Santee Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism at the Marketplace at Santee Property.

C-75

CFCRE 2011-C2	Courtyard Marriott Virginia Beach North
COURTYARD MARRIOTT VIRGINIA BEACH NORTH

C-76

CFCRE 2011-C2	Courtyard Marriott Virginia Beach North
COURTYARD MARRIOTT VIRGINIA BEACH NORTH

Chesapeake Bay
Fort Story
First Landing State Park
Broad Bay
Lynnhaven Bay
Great Neck Park
Alanton
Crystal Lake
Linkhorn Bay
Courtyard Marriott Virginia Beach North
3737 Atlantic Avenue
Virginia Beach, VA 23451
Virginia Beach
Kings Grant
Downtown
Atlantic Ocean
La Promenade
Oceana Naval Air Station
Lynnhaven
Lake Rudee
Lake Wesley
Dam Neck Naval Air Station
Princess Anne
Norfolk Intl. Airport 12 miles

C-77

CFCRE 2011-C2	Courtyard Marriott Virginia Beach North

COURTYARD MARRIOTT VIRGINIA BEACH NORTH

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance:	$17,500,000
Cut-off Date Balance:	$17,474,805
Cut-off Date Balance per Room:	$109,218
% of Initial Pool Balance:	2.3%

Loan Purpose[1]:	Recapitalization
Borrower Name:	Apple Eight SPE Virginia Beach North, Inc.
Sponsor Name:	Apple REIT Eight, Inc.
Mortgage Rate:	6.0150%
Note Date:	10/19/2011
Maturity Date:	11/11/2016

Amortization Type:	Amortizing
Original Loan Term:	60 months
Original Amortization Term:	300 months
Original IO Period:	N/A
Seasoning:	1 month
Interest Accrual Method:	Actual / 360
Call Protection:	L(25),Def(32),O(3)
Lockbox Type:	Hard
Cash Management:	Springing

Mortgaged Property Information
Number of Properties:	1
Ownership Interest:	Fee
Property Type / Subtype:	Hospitality / Limited Service
Location:	Virginia Beach, VA
Size:	160 Rooms
Year Built / Renovated:	2002 / 2010
Occupancy % (as of 7/31/2011):	66.7%
Property Manager:	Crestline Hotels & Resorts, Inc.
Appraised Value (as of 9/8/2011):	$36,200,000

Third Most Recent NOI (as of):	$3,175,853 (12/31/2009)
Second Recent NOI (as of):	$3,158,379 (12/31/2010)
Most Recent NOI (as of):	$3,347,618 (TTM 7/31/2011)

UW Revenues:	$7,477,252
UW Expenses:	$4,121,870
UW NOI:	$3,355,382
UW NCF:	$2,981,519
UW DSCR NOI / NCF:	2.48x / 2.20x
UW Debt Yield NOI / NCF:	19.2% / 17.1%
Cut-off Date LTV Ratio:	48.3%
LTV Ratio at Maturity:	43.8%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$24,867	$20,045
Insurance	$58,619	$4,813
Required Repairs	-	-
FF&E Reserve[2]	-	-
Letter of Credit[3]	$860,000	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / Room	LTV
Mortgage Loan	$17,474,805	$109,218	48.3%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$17,474,805	$109,218	48.3%

(1)	The sponsor did not have any previous mortgage debt on the property prior to the subject financing.

(2)	Borrower is required to escrow on a semi-annual basis for FF&E reserves as described in under “—Escrows and Reserves” herein.

(3)	Seasonality credit enhancement. See the “—Credit Enhancement Letter of Credit” section for additional information.

C-78

CFCRE 2011-C2	Courtyard Marriott Virginia Beach North

The Mortgage Loan. The mortgage loan (the “Courtyard Marriott Virginia Beach North Loan”) is evidenced by a note with an original principal balance of $17,500,000 and is secured by a first priority fee mortgage encumbering a limited service hotel located in Virginia Beach, Virginia (the “Courtyard Marriott Virginia Beach North Property”). The Courtyard Marriott Virginia Beach North Loan was originated on October 19, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Courtyard Marriott Virginia Beach North Loan has an outstanding principal balance as of the Cut-off Date of $17,474,805 and a fixed interest rate of 6.0150% per annum. The Courtyard Marriott Virginia Beach North Property was not previous collateral for any mortgage debt.
The Courtyard Marriott Virginia Beach North Loan had an initial term of 60 months and has a remaining term of 59 months. The Courtyard Marriott Virginia Beach North Loan requires payments of interest and principal based on a 25-year amortization schedule. The scheduled maturity date is November 11, 2016. Voluntary prepayment of the Courtyard Marriott Virginia Beach North Loan is prohibited prior to September 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.
The Borrower and the Sponsor. The borrower is Apple Eight SPE Virginia Beach North, Inc., a Virginia Corporation (the “Courtyard Marriott Virginia Beach North Borrower”). The Courtyard Marriott Virginia Beach North Borrower is a wholly-owned subsidiary of Apple REIT Eight, Inc. (“Apple REIT Eight”), the non-recourse carveout guarantor and sponsor (the “Courtyard Marriott Sponsor”). Apple Real Estate Investment Trust Companies (REIT) consists of four non-listed, public, real estate investment trusts (REIT) collectively referred to as the Apple REIT Companies, each of which focuses on acquisitions and ownership of hotels throughout the United States and collectively owns 255 properties across 35 states. Apple REIT Eight is a public, non-listed real estate investment trust (REIT) focused on the ownership of upscale, extended-stay and select-service hotels operated under the Courtyard by Marriott, Fairfield Inn by Marriott, Fairfield Inn & Suites by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Marriott, Homewood Suites by Hilton, Hilton Garden Inn, Hampton Inn and Hampton Inn & Suites brands. Currently, the Apple REIT Eight portfolio consists of 51 hotels containing a total of 5,910 guestrooms diversified among various markets in 19 states. Apple REIT Eight was formed on January 19, 2007, began fundraising in July 2007 and formally began hotel operations in November 2007. Glade Knight, the Chief Executive Officer and Chairman of the Board of Apple REIT Eight, has been involved in the management of and investment in real estate ventures for more than 38 years and is also the Chairman and CEO of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. Apple REIT Eight is also the sponsor and non-recouse carveout guarantor for the borrower under the Courtyard Marriott Charlottesville University Medical Center Loan, the Courtyard Marriott Virginia Beach South Loan, and the Courtyard Marriott Carolina Beach Loan, which loans (together with the Courtyard Marriott Virginia Beach North Loan) have an aggregate Cut-off Date principal balance of $59,913,619, and are not crossed-defaulted or cross-collateralized.
The Mortgaged Property. The Courtyard Marriott Virginia Beach North Property is a beach-front, 11-story limited-service hotel located in the resort district of Virginia Beach, Virginia. The hotel is located on Atlantic Avenue, one of the major thoroughfares running through Virginia Beach. The hotel opened in 2002 and was renovated by the Courtyard Marriott Sponsor in 2009 and 2010. Since acquiring the asset in June 2008, the Sponsor has invested approximately $2.0 million ($12,500 per room) in capital improvements including soft goods, hard goods, wall coverings, exercise equipment, meeting room equipment, paint, carpet, HVAC and business room equipment. The Property contains 160 rooms (41 king rooms, 59 double queen rooms and 60 suites) and features a restaurant, 1,724 sf of flexible meeting space, and indoor/outdoor pool, fitness center, business center and guest laundry room. The Property includes adjacent parking as well as a surface lot (also part of the collateral) located across Atlantic Avenue.

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CFCRE 2011-C2	Courtyard Marriott Virginia Beach North
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Courtyard Marriott Virginia Beach North Property:

Cash Flow Analysis[1]

	2009	2010	TTM 7/31/2011	UW	UW Per Room

Occupancy %	66.3%	64.5%	66.7%	66.7%

ADR	$169.17	$176.20	$174.38	$174.38

RevPAR	$112.16	$113.62	$116.34	$116.34

Total Revenue	$7,330,822	$7,308,766	$7,477,252	$7,477,252	$46,733

Total Departmental Expenses	(1,640,601)	(1,711,741)	(1,680,056)	(1,680,056)	(10,500)

Gross Operating Profit	$5,690,221	$5,597,025	$5,797,196	$5,797,196	$36,232

Total General/Unallocated Expenses	2,514,368	2,438,646	2,449,578	2,441,814	15,261

Net Operating Income	$3,175,853	$3,158,379	$3,347,618	$3,355,382	$20,971

FF&E2	366,541	365,438	373,863	373,863	2,337

Net Cash Flow	$2,809,312	$2,792,941	$2,973,755	$2,981,519	$18,634

NOI DSCR				2.48x

NCF DSCR				2.20x

NOI Debt Yield				19.2%

NCF Debt Yield				17.1%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	Historicals reflect the application of a 5% FF&E expense, consistent with the franchise agreement.
Market Overview. The Courtyard Marriott Virginia Beach North Property is located in Virginia Beach, Virginia and is a part of the Virginia Beach-Norfolk-Newport News, VA-NC Metropolitan Statistical Area (“MSA”). Demand generators within the MSA include the federal government including military and naval operations, government contractors, businesses related to the area’s ports, educational facilities as well as area beaches. The local area has traditionally recorded lower unemployment levels than the MSA, state and nation, as evidenced by a June 2011 unemployment rate of 6.0% versus 7.0% and 9.2% for the MSA and nation, respectively. The lower levels can be attributed to the area’s stable employment base.
The July 2011 STAR Report for the Property compares the Property to various industry segments including a competitive set containing six comparable hotels. As detailed in the chart below with respect to Occupancy, ADR and RevPAR, the Property outperforms its Competitive Set and the Competitive Set generally outperforms the broader market.

Courtyard Marriott Virginia Beach North Property vs. Industry Segments[1]

Industry Segment	Occupancy	ADR	RevPAR
Courtyard Marriott Virginia Beach Oceanfront North	66.3%	$175.36	$116.34

Competitive Set: Six Comparable Hotels	66.2%	$168.32	$111.50

Tract Scale: Upscale Chains	68.0%	$133.99	$91.06

Tract: Virginia Beach	59.7%	$108.62	$64.84

Market Class: Upscale Class	61.9%	$108.93	$67.45

Market: Norfolk-Virginia, VA	54.3%	$84.39	$45.85

(1)	Occupancy, ADR, and RevPAR figures are as of TTM July 2011.

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CFCRE 2011-C2	Courtyard Marriott Virginia Beach North

The competitive set consists of six hotels in Virginia Beach, Virginia: Sheraton Virginia Beach Oceanfront Hotel (198 rooms), Hampton Inn Virginia Beach Oceanfront North (120 rooms), Holiday Inn Express & Suites Virginia Beach Surfside (144 rooms), Courtyard Marriott Virginia Beach South (141 rooms — this property is also owned by the Sponsor and is collateral for Mortgage Loan Number 14 of the trust), Hilton Virginia Beach Oceanfront (289 rooms), and Springhill Suites Virginia Beach Oceanfront (168 rooms). Based on RevPAR, the Property has outperformed its competitive set for the previous three TTM month periods. The following table presents Occupancy, ADR, and RevPAR data for the Courtyard Marriott Virginia Beach North Property versus the Competitive Set and the resulting index figures:

Courtyard Marriott Virginia Beach North Property vs. Competitive Set Occupancy

				Courtyard Marriott Virginia Beach North
	Competitive Set			Property			Penetration Index

Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 7/2011	66.2%	$168.32	$111.50	66.3%	$175.36	$116.34	100.2%	104.2%	104.3%

TTM 7/2010	65.1%	$166.47	$108.44	63.7%	$177.36	$113.04	97.8%	106.5%	104.2%

TTM 7/2009	62.8%	$160.90	$101.03	65.5%	$170.26	$111.46	104.3%	105.8%	110.3%
  Source: Smith Travel Research, Inc. as of July 2011.
Escrows and Reserves. At closing, the Courtyard Marriott Virginia Beach North Borrower deposited $83,486 for real estate taxes and insurance. Additionally, the Courtyard Marriott Virginia Beach North Borrower is required to escrow (i) on a monthly basis 1/12 of estimated annual real estate taxes and insurance premiums, (ii) on a semi-annual basis an amount determined by lender based on FF&E spent by the Courtyard Virginia Beach North Borrower.
Excess Cash Reserve — Upon the occurrence and during the continuance of a Cash Trap Period (as defined below) all excess cash is required to be deposited into an Excess Cash Reserve and held as additional collateral for the Courtyard Marriott Virginia Beach North Loan. A Cash Trap Period will be in effect upon (i) an Event of Default (as defined in the Courtyard Marriott Virginia Beach North Loan documents), or (ii) any Bankruptcy Action (as defined in the Courtyard Marriott Virginia Beach North Loan documents) of the borrower, principal, TRS lessee, guarantor or property manager and in the case of property manager, until such time as the property manager is replaced with a Qualified Manager (as defined in the Courtyard Marriott Virginia Beach North Loan documents).
Credit Enhancement Letter of Credit: At closing, the Courtyard Marriott Virginia Beach North Borrower posted an evergreen Letter of Credit in an amount equal to $860,000 (the “Courtyard Marriott LOC”), representing the sum of estimated monthly seasonality shortfalls required to maintain a monthly DSCR of 1.35x during any month experiencing a shortfall. The Courtyard Marriott LOC serves as additional collateral for the Courtyard Marriott Virginia Beach North Loan and is required to remain in place so long as the Courtyard Marriott Virginia Beach North Loan is outstanding. Further, the Courtyard Marriott LOC is not subject to reduction.
Mezzanine or Subordinate Indebtedness. None in place and not permitted.
Lockbox and Cash Management. The Courtyard Marriott Virginia Beach North Loan is structured with a hard lockbox and springing cash management. Cash management is required during any Cash Trap Period (as defined above) or if the Courtyard Marriott Virginia Beach North Borrower fails to maintain a DSCR of 1.35x for two consecutive calendar quarters (until such time as the DSCR is at least 1.40x for two consecutive calendar quarters).
Property Management. The Courtyard Marriott Virginia Beach North Property is managed and operated by Crestline Hotels & Resorts, Inc. (“Crestline” or “Manager”). Formed in 2000, Crestline is a leading hospitality management company and has been repeatedly ranked among the Top 5 hospitality management companies in the country by Hotel Business Magazine. Crestline currently manages 48 hotels throughout the United States.
Lender may terminate the management agreement and replace the Manager if, among other things: (i) the right to terminate the management agreement pursuant to Section 6.04 (Performance Termination) is exercised, (ii) an Event of Default (as defined in the Courtyard Marriott Virginia Beach North Loan documents) occurs under the Courtyard Marriott Virginia Beach North Loan and lender commences remedies, (iii) Manager is the subject of Bankruptcy Action or becomes insolvent, (iv) a material default occurs under the management agreement beyond any applicable grace periods (or there is otherwise cause to terminate the management agreement). Manager shall, with respect to all periods of time during which it is managing the Property, be entitled to receive the base management fee and reimbursements of expenses actually incurred by Manager, however, the lender shall not be responsible for the payment of such base management fee or reimbursements prior to the lender’s delivery of a notice to Manager specifying that Manager should continue to perform its obligations under the Management Agreement even though the lender has the right to terminate the Management Agreement (a “Notice of Event of Default”). Except as set forth in the previous sentence, Manager shall not be entitled to receive any other management fee, commission or other amount payable to Manager under the Management Agreement for and during any period of time that any Notice of Event of Default or Notice of Termination (i.e., notice from the lender that the Management Agreement must be terminated) has been delivered to Manager.
Terrorism Insurance. The Courtyard Marriott Virginia Beach North Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism at the Courtyard Virginia Beach North Property.

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ANNEX D
SPONSOR REPRESENTATIONS AND WARRANTIES
     As of the Closing Date, the Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are described in Annex E of this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex D will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the Mortgage Loan Purchase Agreement.
     The Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the Sponsor, on the one hand, and the Issuing Entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.
1.	Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true, complete (in accordance with the requirements of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of the Mortgage Loan Purchase Agreement.

2.	Ownership of Mortgage Loan. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Upon consummation of transactions contemplated by the Mortgage Loan Purchase Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

3.	Payment Record. As of the Closing Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment without giving effect to any applicable grace period. The Mortgage Loan has not been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination.

4.	Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions, or a “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage and which do not (individually or in the aggregate) materially interfere with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) condominium declarations of record and identified in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer) and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the “Permitted Encumbrances”). Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments and UCC Financing Statements, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all items of personal property owned by the related borrower which are material to the conduct in the ordinary course of the borrower’s business on the related Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller). Such assignment of Mortgage (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

5.	Assignment of Leases and Rents. There exists, to be included in the related Mortgage File as otherwise contemplated by the Mortgage Loan Purchase Agreement, an Assignment of Leases, either as a separate instrument or as part of the Mortgage, related to and delivered in connection with each Mortgage Loan that establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller). Such assignment of Assignment of Leases (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. The Assignment of Leases (whether as a separate instrument or as part of the Mortgage), subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

6.	Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

7.	Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared by a third party engineering consultant and included in the Servicing File and which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where: (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance; or (2) such repairs and maintenance have been completed; or (3) such repairs and maintenance are required to be completed and the amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance does not exceed $10,000). None of the engineering reports referred to in the first sentence of this Paragraph 7 was prepared more than 18 months prior to the Closing Date. As of the date hereof, the Seller has no knowledge of any proceeding pending or written notice of any proceeding threatened for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Seller’s knowledge (based solely on surveys (if any) and/or the lender’s title policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the improvements on the related Mortgaged Property considered material in determining the appraised value of the Mortgaged Property at origination lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current principal use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below.

8.	Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction (the “Title Policy”) (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to any Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller’s knowledge, no material claims have been made thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), the following: (a) access to a public road; and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

9.	No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

10.	Mortgage Provisions. The Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

11.	Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law.

12.	Environmental Conditions. Except in the case of the Mortgage Loans identified on Exhibit C of the Mortgage Loan Purchase Agreement as a “Property Condition or Engineering Report Loan,” where the environmental assessment with respect to lead based paint, asbestos containing materials and radon gas was included in the property condition or engineering report, with respect to each Mortgaged Property (a) an environmental site assessment or an environmental site assessment update (each, an “Environmental Assessment”) was performed by an independent third party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such Environmental Assessment or, in the case of a “Property Condition or Engineering Report Loan,” the applicable property condition or engineering report, if any (each, an “Environmental Report”), is dated no earlier than twelve (12) months prior to the Closing Date and has been delivered to the Purchaser, and (c) either (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property and the same has not been subsequently remediated in all material respects, then one or more of the following are true: (A) a party or parties not related to the related borrower was identified as a responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security in an amount reasonably estimated by the Seller to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Loan Documents, maintain an operations and maintenance plan, (C) the related borrower provided a “no further action” letter or other evidence acceptable to the Seller in its reasonable business judgment, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than $10,000, (F) there exists an escrow of funds reasonably estimated by the Seller to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related borrower and/or the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Seller’s sole discretion, an appropriate net worth, or the financial ability to pay or perform all of its obligations under such guaranty or indemnity, in light of such material violation of applicable environmental laws with respect to such known circumstances or conditions relating to the related Mortgaged Property. To the Seller’s knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any borrower questionnaire delivered to Seller in connection with the issuance of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws.

13.	Loan Document Status. Each Note, Mortgage and other agreement executed by or on behalf of the related borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and

(ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby. Except as set forth in the immediately preceding sentence, there was no valid offset, defense, counter claim or right of rescission available to the related borrower with respect to any of the related Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counter claim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other loan documents.

14.	Insurance. All improvements upon each Mortgaged Property securing a Mortgage Loan are insured under an “All Risk” or “Special Form” insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related “All Risk” or “Special Form” insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which, in the reasonable judgment of the Seller, will cover no less than twelve (12) months of rental income). All such “All Risk” or “Special Form” insurance policies described above contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, and name the holder of the related Mortgage as mortgagee and loss payee. All liability insurance policies related to the Mortgaged Property name the holder of the related Mortgage as additional insured. All such “All Risk” or “Special Form” insurance policies require at least 10 days’ prior written notice of cancellation to mortgagee for nonpayment of premium, or such other period not less than 10 days as required by applicable law, and at least 30 days’ prior written notice of cancellation to mortgagee for any other reason, and no such notice has been received, including any notice of nonpayment of premium, that has not been cured. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender, the Mortgage or Loan Agreement for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender’s option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). Each Mortgage requires that the borrower or a tenant of the borrower maintain insurance as described above or permits the mortgagee to require insurance or self-insurance as described above, and permits the mortgagee to purchase such insurance at the borrower’s expense if borrower fails to do so or provides that the mortgagee has the general right to cure defaults of the borrower. Each Mortgaged Property is also covered by comprehensive general liability insurance in an amount at least equal to $1 million. If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain flood insurance in respect thereof to the extent such flood insurance is available. If the Mortgaged Property (other than a manufactured housing community property) is located in “seismic zones” 3 or 4, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, such Mortgaged Property is insured by earthquake insurance. If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.

15.	Taxes and Assessments. To the Seller’s knowledge, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage, or if there are such delinquent charges or taxes, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

16.	Borrower Bankruptcy. To the Seller’s knowledge, no borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

17.	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan; or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan). With respect to each Mortgage Loan with an initial principal balance of $10,000,000 or more, if the related Mortgaged Property does not so comply with applicable zoning laws and ordinances, to the extent the Seller is aware of such non-compliance, it has required the related borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders.

18.	Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a “Ground Lease”), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the “Fee Interest”), then:
(a)	Such Ground Lease or a memorandum thereof has been submitted for recording; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

(b)	The related lessee’s leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

(c)	The borrower’s interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld; provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid). If required by such Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;

(d)	The related ground lessor has agreed to provide the holder of the Mortgage Loan notice and the holder of such Mortgage Loan is permitted a reasonable time to cure any default or breach by the lessee thereunder, including such time as is necessary to gain possession of the Mortgaged Property, by foreclosure or otherwise, if possession is necessary to effect such cure, before the lessor thereunder may terminate such Ground Lease;

(e)	In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related borrower was not then in default under such Ground Lease; such Ground Lease provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to the mortgagee; the Seller has not received any written notice of default under or termination of such Ground Lease; to the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease; and, to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(f)	Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years if such Mortgage Loan fully or substantially amortizes by the stated maturity;

(g)	Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related borrower, unless the mortgagee under such Mortgage Loan fails to cure a curable default of the lessee under such Ground Lease following notice thereof from the lessor;

(h)	Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

(i)	Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender on a similar mortgaged property in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

(j)	Such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns, provided that such mortgagee has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.
19.	Qualified Mortgage. Such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury Regulations Sections 1.860G-2(f)(2) or 1.860G-2(a)(3)) and, accordingly, each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property that secures such Mortgage Loan was at least equal to (a) 80% of the Mortgage Loan’s adjusted issue price (within the meaning of Treasury Regulations Section 1.860G-2(a)(1)) as of the Testing Date or (b) 80% of the Mortgage Loan’s adjusted issue price (within the meaning of Treasury Regulations Section 1.860G-2(a)(1)) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such

Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred. Each yield maintenance payment and prepayment premium payable under the Mortgage Loans is a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). As of the Closing Date, the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

20.	Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller’s knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under a related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Note.

21.	No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property (other than with respect to the deferment of payment with respect to the ARD Loan), or provides for the negative amortization of interest.

22.	Legal Proceedings. To the Seller’s knowledge, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting the borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property, the principal benefit of the security intended to be provided by the Loan Documents, the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or the current principal use of the Mortgaged Property.

23.	Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or other underwriting criteria specified therein. To the Seller’s knowledge, except for cases involving cross-collateralized Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. Each of the related Loan Documents requires the borrower to pay all reasonable costs and expenses related to obtaining consent to an encumbrance.

24.	No Mechanics’ Liens. As of the date of origination and, to the Seller’s knowledge, as of the Closing Date, each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and, to the Seller’s knowledge, no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

25.	Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

26.	Licenses and Permits. To the Seller’s knowledge, as of the date of origination of each Mortgage Loan, and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued, and, as of the Cut-off Date, the Seller has no written notice that the related borrower was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued.

27.	Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

28.	Releases of Mortgaged Properties. No Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are cross-collateralized Mortgage Loans and the other individual Mortgage Loans secured by multiple parcels may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price and, if so provided in the related Loan Documents, prepayment consideration in connection therewith or (iii) the substitution of real property collateral; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan. With respect to any full or partial release or substitution of collateral, as contemplated by the provisos to the immediately preceding sentence, either: (a) such release or substitution of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (b) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release or substitution of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (a). In connection with clause (a) of the preceding sentence, for all Mortgage Loans originated after December 6, 2010, a payment of principal is required to be made in an amount required by the REMIC Provisions if the fair market value of the real property constituting the remaining Mortgaged Property after the release is not equal to at least (x) 80% of the Mortgage Loan’s (or Whole Loan’s, if applicable) adjusted issue price (within the meaning of Treasury Regulations Section 1.860G-2(b)(7)) after the release or (y) the fair market value of the Mortgaged Property immediately before the release.

29.	Defeasance. If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan either (A) (1) permits defeasance no earlier than two years after the Closing Date, (2) permits defeasance only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note and (3) has been transferred by the Seller with the intent that the defeasance provision not be utilized (x) for any reason other than to facilitate the disposition of the Mortgaged Property or any other customary commercial transaction or (y) as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages or (B) requires that a legal opinion or opinions be delivered with respect to the defeasance that states subject to customary assumptions and qualifications that the holder of such Mortgage Loan has a first priority perfected security interest in the defeasance collateral and that the defeasance will not cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions (the “Legal Opinion”). The related Loan Documents enable the lender to charge the borrower for the expenses associated with permitting a defeasance and provide for the following items (or otherwise contain provisions pursuant to which the holder can require such items): (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) the Legal Opinion, and (c) a letter or other written evidence from the Rating Agencies to the effect that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.

30.	Fixed Rate Loan. Except with respect to the ARD Loan, which provides that the rate at which interest accrues thereon increases after the related Anticipated Repayment Date, each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except for the imposition of a default rate.

31.	Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

32.	No Material Default. To the Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the Note or Mortgage for any Mortgage Loan and no event has occurred which, with the passing of time or giving of notice and the expiration of any grace or cure period, would constitute such a material default or breach; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller herein. Neither the Seller nor any servicer on behalf of the Seller has accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.

33.	Due-on-Sale. Except for transfers to specific parties that are identified and pre-approved in the Loan Documents and except with respect to certain transfers by reason of family and estate planning and/or a substitution or release of collateral within the parameters of Paragraph 28 above, each Mortgage or related Loan Agreement contains a “due on sale” clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage and/or the satisfaction of specified criteria set forth in the related Loan Documents, the property subject to the Mortgage or any material portion thereof, or any controlling interest in the borrower (except for a transfer of a controlling interest in the borrower to a Person where (i) one or more individuals specified in the Mortgage own and control at least 50% of the same type of ownership interests in such Person and the Mortgaged Property as such individuals held in the original borrower and the Mortgaged Property and (ii) such individuals continue to control the management of such Person and the Mortgaged Property), is directly or indirectly transferred or sold; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent.

34.	Single Purpose Entity. The borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $5,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s-length basis.

35.	Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

36.	Security Interests in Hospitality Properties. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 13 above) first priority security interest in all items of personal property owned by the related borrower which are material to the conduct in the ordinary course of the borrower’s business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

37.	Prepayment Premiums. Prepayment premiums payable with respect to each Mortgage Loan, if any, constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

38.	Recourse. The related Loan Documents contain provisions providing for recourse against the related borrower, a principal of such borrower or an entity controlled by a principal of such borrower, or a natural person, for damages sustained in connection with the borrower’s fraud, willful misrepresentation (unless the Loan Documents refer to material misrepresentation without also referring to willful misrepresentation), failure to deliver insurance or condemnation proceeds or awards or security deposits to lender or to apply such sums as required under the Loan Documents, failure to apply rents and other income during a default or after acceleration to either amounts owing under the loan or normal and necessary operating expenses of the property or commission of material physical waste at the Mortgaged Property. The related Loan Documents contain provisions pursuant to which the related borrower, a principal of such borrower or an entity controlled by a principal of such borrower, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.

39.	Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

40.	Fee Simple or Leasehold Interests. The interest of the related borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

41.	Escrows. All escrow deposits (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the applicable Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

42.	Appraisals. An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

43.	No Capital Contributions. The Seller has no obligation to make any capital contributions to the related borrower under the Mortgage Loan.

44.	Grace Periods. The related Mortgage or Note provides a grace period for Monthly Payments no longer than ten (10) days from the applicable Due Date.

45.	Access Routes. Based solely on surveys, title insurance reports, the Title Policy, the engineering report, the appraisal and/or other relevant documents included in the Mortgage File, at the time of origination of the Mortgage Loan, the Mortgaged Property had access to a public road.

46.	Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part.

47.	Loan Servicing. The servicing practices used with respect to each Mortgage Loan have been in all material respects legal, proper, and prudent.

48.	Condemnation. In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required pursuant to the related loan documents to pay down the principal balance of the Mortgage Loan in an amount required by the REMIC Provisions and, to such extent, pursuant to the related loan documents such amounts may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least (x) 80% of the Mortgage Loan’s adjusted issue price (within the meaning of Treasury Regulations Section 1.860G-2(b)(7)) or (y) the fair market value of the Mortgaged Property immediately before the release.

49.	Release of Cross-Collateralization. In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

ANNEX E
EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

ANNEX A ID#	Mortgage Loan	Representation	Exception
4	Shops at Solaris	4	There is a mechanic’s lien against the Mortgaged Property in the aggregate amount of $4,994,056 (together with interest thereon at the legal or agreed rate) which is insured by an endorsement to the title policy. Additionally, there are two lis pendens in Eagle County against the Mortgaged Property which are insured by an endorsement to the title policy.

20	River Street Inn	4, 8, 23	A portion of the Mortgaged Property is a space lease of the top 3 floors of a building and there is a loan on that property to which the leasehold interest has been subordinated, but the fee lender has provided a non-disturbance agreement.

34	Stonetown MH Portfolio	4	The mineral, oil and gas rights for the Forest Acres Property have been deeded to a third party.

35	Staybridge Suites Houston	4, 36, 39	The related comfort letter with Holiday Hospitality Franchising, Inc., dated May 4, 2011, and the related license agreement dated April 13, 2004 with the related borrower are not assignable to the Trustee. The comfort letter will be reissued to the Trustee upon request within 60 days of securitization, but not later than January 4, 2012.

50	Neighborhood Shoppes at Polaris	4	In connection with the development of the Mortgaged Property, a mitigation plan was required to offset a stream relocation on the Mortgaged Property and environmental land use limits were established affecting three areas (totaling 0.19 acres) located on the western boundary of the Mortgaged Property. In connection therewith there are two documents of record (a) an environmental covenant (protecting the restricted area in perpetuity, which restricted area does not detrimentally affect the operating of the shopping center on the Mortgaged Property) and (b) an Agreement to Perform Permit Obligations (obligating the borrower’s predecessor to perform certain work and monitor the area for a five year period that recently expired, with such agreement to be terminated if the terms of the environmental permit were successfully satisfied and completed). A reserve was established in the amount of $15,000 and is only to be released to the borrower upon its predecessor’s satisfaction of the obligations contained in the Agreement to Perform Permit Obligations and the release of the agreement of record. Additionally, 2 parking spaces may violate the restricted area in the environmental covenant and may need to be removed in the future. The affected parking spaces are not required to comply with local zoning. The title company has insured the lender against any loss or damage sustained in the event removal of the parking spaces is required.

ANNEX A ID#	Mortgage Loan	Representation	Exception
46	Fairway Oaks Shopping Center	7	None pending. On November 14, 2011, a small portion of the Mortgaged Property (approximately 1,655 square feet) near the boundaries of the Mortgaged Property was condemned for a right of way. The borrower received a $45,000 payment as compensation. No building improvements were impacted and no restoration is necessary. The condemnation was pending prior to the origination of the Mortgage Loan and no value was ascribed to the land that was subject to the condemnation.

20	River Street Inn	14	The borrower does not maintain casualty insurance on the leasehold interest, and is not entitled to any casualty insurance proceeds with respect to leasehold interest.

6	918 F Street NW	17	LivingSocial, Inc., the tenant leasing the entire Mortgaged Property, is obligated under its lease to obtain a certificate of occupancy for the premises. The tenant has taken possession of the premises for the purpose of completing the tenant’s work. The term of the lease has commenced and the tenant’s obligation to pay rent thereunder has commenced (subject to a one month rental abatement for which lender has escrowed under the Mortgage Loan documents). Pursuant to the terms of the Mortgage Loan documents, the borrower is obligated to enforce its rights under the lease to compel the tenant to perform such work and obtain a certificate of occupancy for the premises should the tenant fail to do so. In the event that (i) the tenant fails to perform such work and obtain a certificate of occupancy and (ii) either (x) the LivingSocial lease is terminated for any reason or (y) the tenant fails to make any monthly installment of base rent under such lease, the borrower and the indemnitors under the Mortgage Loan are obligated under the Mortgage Loan documents to complete the build out of the premises and obtain a certificate of occupancy for such premises at their sole cost and expense.

8	Cortland Apartments	17	City of Hagerstown has indicated it expects the borrower to build a pool and poolhouse in accordance with the approved site plan. The loan documents require the borrower to commence pool construction and complete it by November 2012. $250,000 was deposited in a construction reserve.

34	Stonetown MH Portfolio	17	With regard to the Woodshire Property, there are 120 mobile homes on the property and the certificate of occupancy provides for the use of 104 mobile homes, however, as of the closing date, no enforcement action has been taken by the applicable governmental authority and per the zoning consultant, IVI Assessment Services, Inc., the governmental authority does not intend to take any such action. The use of the Parkway Property and the Forest Acres Property as mobile home parks does not comply with the current uses proscribed by the zoning code in the municipalities in which such properties are located, however, according to the zoning

ANNEX A ID#	Mortgage Loan	Representation	Exception
			consultant such uses are legally non-conforming and no enforcement action will be taken unless the properties are more than 50% destroyed by a casualty in which case the properties would need to be rezoned (in the event of such a casualty the loan agreement requires the borrower to either (a) rezone, (b) partially release the property pursuant to a release price and other appropriate release provisions or (c) otherwise comply with the applicable zoning code). The Mortgage Loan is recourse to the guarantor for any loss resulting from these issues and with respect to the Woodshire Property, Seller underwrote income and appraised value based on the conforming number of units (104). Additionally, the Cobblestone Property has certain code violations with respect to certain outstanding property repairs. The borrower has agreed to make such repairs during the first four months of the loan term (the Mortgage Loan closed August 12, 2011) and funds have been escrowed with lender in connection with the same.

44	Wheatland Apartments	17	The northwest corner of the northern townhouse building encroaches 3.5 feet into the front setback, violating the applicable zoning provision. The title company issued a zoning endorsement, despite this encroachment, after full disclosure of such violation; and the City of Fargo confirmed that there are no current plans to initiate enforcement action. In addition, although the apartment buildings are all in compliance, the garages along the rear boundary violate the setback applicable to ancillary structures by 2-3 inches. The title company issued a zoning endorsement after full disclosure of such violation.

14	Courtyard Marriott Virginia Beach South	18	The representations regarding bankruptcy and insurance proceeds are satisfied in the estoppel and not the ground lease.

20	River Street Inn	18	A portion of the Mortgaged Property is secured by a leasehold interest in a space lease, not a financeable ground lease. The following exceptions are for information purposes only and are not intended to imply that there is a financeable ground lease:

			18(b). There is a loan on the fee interest related to the leasehold estate to which the leasehold interest has been subordinated, but the lender has provided a non-disturbance agreement.

			18(c). The lease provides that the lessee may assign its interest in the lease without consent if the assignee has a net worth which is the same or more than the lessee, and provided that the assignment does not materially diminish or restrict the rights of the landlord.

			18(d). In an estoppel certificate the landlord agreed to not terminate the lease without the lender’s consent in which case lender would be bound to perform the obligations of tenant as provided in the lease.

ANNEX A ID#	Mortgage Loan	Representation	Exception
			18(f). The term of the lease runs through October 31, 2054, which would not violate this exception. However, there is an early trigger event that requires the parties to form a joint venture in which event the term of the lease will terminate early. The earliest that this joint venture right could be triggered is October 1, 2039, which is 18 years after the maturity date of the loan.

			18(g). There is no provision in the lease for a new lease upon termination or rejection of the lease in bankruptcy, landlord has agreed in an estoppel that it will not terminate the lease without lender’s consent.

			18(h). Under the terms of the lease the insurance proceeds and condemnation awards are paid to the lessor.

31	Gillespie Field Distribution	18	18(d). Under the terms of the ground lease, ground lessor is required to give sixty (60) days’ notice to the lender prior to exercising its remedies in connection with a breach by lessee.

4	Shops at Solaris	22	There are two lis pendens in Eagle County against the Mortgaged Property which are insured by an endorsement to the title policy. The defendant is an affiliate of the borrower and the predecessor in title to the Mortgaged Property.

11	Courtyard Marriott Virginia Beach North	22	There currently exists a lawsuit pending in a New Jersey State court against Apple REIT Eight, Inc. (the sponsor of borrower and non-recourse carveout guarantor of the Mortgage Loan) and certain of its affiliates. The action purports to be a class action brought to recover alleged losses and damages suffered as a result of defendant’s negligence and misrepresentations in the marketing and sale of the associated REIT shares.

12	Courtyard Marriott Charlottesville University Medical Center	22	There currently exists a lawsuit pending in a New Jersey State court against Apple REIT Eight, Inc. (the sponsor of borrower and non-recourse carveout guarantor of the Mortgage Loan) and certain of its affiliates. The action purports to be a class action brought to recover alleged losses and damages suffered as a result of defendant’s negligence and misrepresentations in the marketing and sale of the associated REIT shares.

14	Courtyard Marriott Virginia Beach South	22	There currently exists a lawsuit pending in a New Jersey State court against Apple REIT Eight, Inc. (the sponsor of borrower and non-recourse carveout guarantor of the Mortgage Loan) and certain of its affiliates. The action purports to be a class action brought to recover alleged losses and damages suffered as a result of defendant’s negligence and misrepresentations in the marketing and sale of the associated REIT shares.

ANNEX A ID#	Mortgage Loan	Representation	Exception
16	Courtyard Marriott Carolina Beach	22	There currently exists a lawsuit pending in a New Jersey State court against Apple REIT Eight, Inc. (the sponsor of borrower and non-recourse carveout guarantor of the Mortgage Loan) and certain of its affiliates. The action purports to be a class action brought to recover alleged losses and damages suffered as a result of defendant’s negligence and misrepresentations in the marketing and sale of the associated REIT shares.

34	Stonetown MH Portfolio	26	With regard to the Woodshire Property, there are 120 mobile homes on the property and the certificate of occupancy provides for the use of 104 mobile homes, however, as of the closing date, no enforcement action has been taken by the applicable governmental authority and per the zoning consultant, IVI Assessment Services, Inc., the governmental authority does not intend to take any such action. The Mortgage Loan is recourse to the guarantor for any loss resulting from this issue. Seller underwrote income and appraised value based on the conforming number of units (104).

1	RiverTown Crossings Mall	28	The release provisions do not provide for the delivery of an opinion of tax counsel.

3	GSA — FBI Portfolio	33	Certain transfers of indirect, “Upper Tier” controlling interests in the borrower are permitted provided certain conditions are met, including without limitation, that any such new controlling person is (i) experienced in management with at least ten (10) years owning or managing commercial real estate and/or managing commercial real estate related financial investments and (ii) is reasonably approved by the lender.

24	Mountain View at Southgate Apartments	33	The loan agreement permits the initial borrower or its affiliates to take back preferred equity in an assuming borrower/buyer in connection with the sale of all Mortgaged Property and an assumption of the Mortgage Loan, subject to certain parameters and lender approvals.

11	Courtyard Marriott Virginia Beach North	34	The borrower has executed an owner agreement with Marriott International, Inc. whereby the borrower has guarantied the performance of Apple Eight Hospitality Management, Inc. (“Tenant”), the tenant at the property, under that certain Relicensing Franchise Agreement dated June 5, 2008 by and between Tenant and Marriott International, Inc. Additionally, so long as no cash management period has commenced, Crestline Hotels and Resorts, Inc. (“Crestline”), the property manager, has access to the clearing account, which account is in Crestline’s name, in order to fund operation of the hotel located on the property. As the revenues of the hotel are the property of Tenant, Tenant’s funds are commingled with the borrower’s funds.

ANNEX A ID#	Mortgage Loan	Representation	Exception
12	Courtyard Marriott Charlottesville University Medical Center	34	The borrower has executed an owner agreement with Marriott International, Inc. whereby the borrower has guarantied the performance of Apple Eight Hospitality Management, Inc. (“Tenant”), the tenant at the property, under that certain Relicensing Franchise Agreement dated June 5, 2008 by and between Tenant and Marriott International, Inc. Additionally, so long as no cash management period has commenced, Crestline Hotels and Resorts, Inc. (“Crestline”), the property manager, has access to the clearing account, which account is in Crestline’s name, in order to fund operation of the hotel located on the property. As the revenues of the hotel are the property of Tenant, Tenant’s funds are commingled with the borrower’s funds.

14	Courtyard Marriott Virginia Beach South	34	The borrower has executed an owner agreement with Marriott International, Inc. whereby the borrower has guarantied the performance of Apple Eight Hospitality Management, Inc. (“Tenant”), the tenant at the property, under that certain Relicensing Franchise Agreement dated June 5, 2008 by and between Tenant and Marriott International, Inc. Additionally, so long as no cash management period has commenced, Crestline Hotels and Resorts, Inc. (“Crestline”), the property manager, has access to the clearing account, which account is in Crestline’s name, in order to fund operation of the hotel located on the property. As the revenues of the hotel are the property of Tenant, Tenant’s funds are commingled with the borrower’s funds.

16	Courtyard Marriott Carolina Beach	34	The borrower has executed an owner agreement with Marriott International, Inc. whereby the borrower has guarantied the performance of Apple Eight Hospitality Management, Inc. (“Tenant”), the tenant at the property, under that certain Relicensing Franchise Agreement dated June 5, 2008 by and between Tenant and Marriott International, Inc. Additionally, so long as no cash management period has commenced, Crestline Hotels and Resorts, Inc. (“Crestline”), the property manager, has access to the clearing account, which account is in Crestline’s name, in order to fund operation of the hotel located on the property. As the revenues of the hotel are the property of Tenant, Tenant’s funds are commingled with the borrower’s funds.

29	Heritage Hills Shopping Center	34	The borrower consisted of 4 separate special purpose entities who own the property as tenants in common, subject to a mandatory roll-up on or before June 11, 2012 pursuant to the TIC Side Letter.

ANNEX A ID#	Mortgage Loan	Representation	Exception
35	Staybridge Suites Houston	34	There are outstanding unsecured partnership notes by the related borrower to indirect partners of the related borrower to reimburse such partners for prior advances to the related borrower. The approximate outstanding balance (in the aggregate) is $1,508,056, and such partners executed subordination and standstill agreements with Seller.

36	Highland Road Village	34	The Limited Partnership Agreement (“LPA”) of the borrower is unclear as to whether it was formed solely for the purpose of owning and operating the Mortgaged Property. However, in the loan agreement, the borrower has made representations that this is the case. Also, the LPA does not directly prohibit the borrower from engaging in any business unrelated to the Mortgaged Property. However, in the loan agreement, the borrower agrees to a negative covenant consistent with this prohibition, and the officer’s affidavit (regarding recycled entity) confirms that the borrower has never engaged in any business except the ownership and operation of the Mortgaged Property. In order to further mitigate the effect of the deficiencies in the LPA, additional protections were built into the loan agreement as well as the organizational documents of each of the two (2) general partners (each a “GP,” together, the “GPs”) (who together control the borrower). Specifically, the following provisions were incorporated into the loan agreement: (i) the borrower and both GPs must comply with full SPE provisions; (ii) the organizational documents of the borrower and of each GP cannot be amended without the consent of the lender; (iii) the borrower cannot replace either GP without the consent of the lender; (iv) each GP is required to have an independent director/manager, who must consent to any bankruptcy petition of the borrower or such GP and any amendment of the organizational documents of the borrower or such GP; and (v) any violation of any of the foregoing shall trigger full recourse liability. The following provisions were incorporated into the organizational documents of both GPs: (a) both GPs must comply with full SPE provisions; (b) organizational documents of the GPs may not be amended without the consent of the lender; (c) each GP must have an independent director/manager whose consent is required in connection with any bankruptcy petition of such GP or the borrower or amendment of such GP’s or the borrower’s organizational documents; and (d) the GPs may not permit the borrower to take any action in contravention of the SPE provisions applicable to the borrower set forth in the loan agreement.

38	Hampstead Apartments	34	Rents are commingled among affiliated SPEs in an affiliated property manager custodial trust account. Rents for Hampstead Place are then wired within 2 days of receipt to the clearinghouse. Prior to a cash trap period, funds are swept back to the custodial trust account maintained by the affiliated property manager.

ANNEX A ID#	Mortgage Loan	Representation	Exception
1	RiverTown Crossings Mall	35	The Mortgage Loan is pari passu with another A-Note in the amount of $56,000,000 which is not part of the loan pool for the securitization.

20	River Street Inn	40	A portion of the Mortgaged Property is secured by a leasehold interest that is a space lease, not a financeable ground lease interest.

25	Crossroads Center	40	A portion of the Mortgaged Property (approximately 1,250 square feet) is located on an easement parcel pursuant to an irrevocable easement agreement between the borrower and the adjacent property owner.

38	Hampstead Apartments	44	None as to monthly payments or default rate, but North Carolina statutes require a 15-day period following a missed payment date before any late payment charge can be imposed.

20	River Street Inn	46	The leasehold parcel is not a separate tax parcel.

25	Crossroads Center	46	A portion of the Mortgaged Property (approximately 1,250 square feet) is located on an easement parcel pursuant to an irrevocable easement agreement between the borrower and the adjacent property owner. Such easement parcel is not a separate tax lot.

ANNEX F
FORM OF DISTRIBUTION DATE STATEMENT

F-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date: 1100162011 Determination Date: 11/14/1011 01/17/2012 01/11/2012 CCRE Commercial Mortgage Securities Commercial Mortgage Pass-Through Certificates Series 2011-C2 CONTACT INFORMATION CONTENTS CCRE Commercial Mortgage Securities, L.P. 110 East 59th Street New York, New York 10022 USA Depositor Bank of America, National Association 900 West Trade Street, Suite 650 Charlotte, North Carolina 28255 O Master Servicer TriMont Real Estate Advisors, Inc. 3424 Peachtree Road, NE, Suite 2200 Atlanta, Georgia 30326 Operating Advisor Citibank, N.A. 388 Greenwich Street, 14th Floor New York City, NY 10013 Certificate Administrator LNR Partners, LLC 1601 Washington Avenue Suite 700 Miami Beach, FL 33139 Special Servicer Distribution Summary 2 Distribution Summary (Factors) 3 Interest Distribution Detail 4 Principal Distribution Detail 5 Reconciliation Detail 6 Stratification Detail 7 Mortgage Loan Detail 10 NOI Detail 12 Delinquency Loan Detail 14 Appraisal Reduction Detail 16 Loan Modification Detail 18 Specially Serviced Loan Detail 20 Unscheduled Principal Detail 22 Liquidated Loan Detail 24 Deal Contact: John Hannon Citibank, N.A. Agency and Trust 388 Greenwich Street, 14th Floor New York, NY 10013 john.hannon@citi.com Tel: (212) 816-5693 Fax: (212) 816-5527 Reports Available at www.sf.citidirect.com Page 1 of 25 © Copyright 2011 Citigroup

Distribution Date:	01/17/2012
Determination Date:	01/11/2012

Distribution Summary

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Pass-Through Rate (4)	Accrual Day Count Fraction (5)	Accrual Dates (6)	Interest Distributed (7)	Principal Distributed (8)	PPP and YM Distributed (9)	Total Distributed (10)=(7+8+9)	Deferred Interest (11)	Realized Loss (12)	Current Principal Balance (13)=(3-8+11-12)
Totals												

Notional Classes

Totals	

CCRE Commercial Mortgage Securities Commercial Mortgage Pass-Through Certificates Series 2011-C2 Distribution Date: 1111 Determination Date: 11/14/1011 01/17/2012 01/11/2012 Current Principal Balance (13)=(3-8+11-12) Prior Principal Balance (3) Realized Loss (12) Deferred Interest (11) Total Distributed (10)=(7+8+9) Principal Distributed (8) Interest Distributed (7) Original Balance (2) Class (1) Pass- Through Rate (4) Distribution Summary Accrual Day Count Fraction (5) Accrual Dates (6) DISTRIBUTION IN DOLLARS PPP and YM Distributed Totals 634,509,745.00 632,032,731.58 2,265,138.04 383,745.60 0.00 2,648,883.64 0.00 -109.81 631,649,095.79 Notional Classes XA 522,677,000.00 520,200,096.39 1.684799% 30/360 10/01 — 10/31 730,360.57 0.00 0.00 730,360.57 0.00 0.00 519,816,350.79 XB 111,832,745.00 111,832,635.19 0.277542% 30/360 10/01 — 10/31 25,865.21 0.00 0.00 25,865.21 0.00 0.00 111,832,744.99 Totals 634,509,745.00 632,032,731.58 756,225.78 0.00 0.00 756,225.78 0.00 0.00 631,649,095.78 ***** In prior months, cumulatively $109.81 has been allocated as a Realized Loss to Class NR to reflect Protective Property Advances. This amount is being reversed and is being applied as an Interest Shortfall to Class NR. The resulting $109.81 is being applied as Principal to Class A-1. Reports Available at www.sf.citidirect.com Page 2 of 25 © Copyright 2011 Citigroup

Distribution Date: 01/17/2012
Determination Date: 01/11/2012

citi

Distribution Summary (Factors)

PER $1,000 OF ORIGINAL BALANCE

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Page 3 of 25

© Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities Commercial Mortgage Pass-Through Certificates Series 2011-C2 Distribution Summary (Factors) Distribution Date: 110000001822/2011 Determination Date: 11/14/1011 01/17/2012 01/11/2012 Principal Balance (3/)(2) x 1000 Realized Loss (12)/(2) x 1000 Deferred Interest (11)/(2) x 1000 Total Distributed (10)/(2) x 1000 Principal Distributed (8)/(2) x 1000 Interest Distributed (7)/(2) x 1000 CUSIP Class Current Principal Balance (14)/(2) x 1000 Distribution Summary (Factors) Record Date PER $1,000 OF ORIGINAL BALANCE PPP and YM Distributed (9)/(2) x 1000 A-1 12527EAA6 10/31/2011 922.463496 1.437890 12.012697 0.00 13.450587 Reports Available at www.sf.citidirect.com Page 3 of 25 © Copyright 2011 Citigroup

Distribution Date: 01/17/2012
Determination Date: 01/11/2012

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Prior Principal Balance (2)	Pass-Through Rate (3)	Next Pass-Through Rate (4)	Accrual Day Count Fraction (5)	Optimal Accrued Interest (6)	Prior Unpaid Interest (7)	Interest on Prior Unpaid Interest (8)	Non-Recov. Interest Shortfall (9)	Interest Due (10)=(6)+(7)+(8)-(9)	Deferred Interest (11)	Interest Distributed (12)	Current Unpaid Interest (13)=(10)-(11)-(12)
Totals												

Notional Classes

Totals												

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© Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities Commercial Mortgage Pass-Through Certificates Series 2011-C2 Distribution Date: 1100k7k000211 Determination Date: 11/14/2011 01/17/2012 01/11/2012 Current Unpaid Interest (13)=(10)-(11)-(12) Prior Principal Balance (2) Interest Distributed (12) Deferred Interest (11) Interest Due (10)=(6)+(7)+(8)-(9) Class (1) Pass- Through Rate (3) Accrual Day Count Fraction (5) Optimal Accrued Interest (6) Prior Unpaid Interest (7) Interest on Prior Unpaid Interest (8) Non-Recov. Interest Shortfall (9) Next Pass- Through Rate (4) Interest Distribution Detail DISTRIBUTION IN DOLLARS A-1 29,468,096.39 1.87050% 1.87050% 30/360 45,933.40 0.00 0.00 0.00 45,933.40 0.00 Totals 632,032,731.58 2,265,247.91 0.00 0.00 0.00 2,265,247.91 0.00 2,265,138.04 109.87 Notional Classes XA 520,200,096.39 1.68480% 1.49794% 30/360 730,360.57 0.00 0.00 0.00 730,360.57 0.00 730,360.57 0.00 XB 111,832,635.19 0.27754% 0.21973% 30/360 25,865.21 0.00 0.00 0.00 25,865.21 0.00 25,865.21 0.00 Totals 632,032,731.58 756,225.78 0.00 0.00 0.00 756,225.78 0.00 756,225.78 0.00 Reports Available at www.sf.citidirect.com Page 4 of 25 © Copyright 2011 Citigroup

Distribution Date: 01/17/2012
Determination Date: 01/11/2012

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Scheduled Principal Distribution (4)	Unscheduled Principal Distribution (5)	Accreted Principal (6)	Current Realized Loss (7)	Current Principal Recoveries (8)	Current Principal Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)	Cumulative Realized Loss (10)	Original Class (%) (11)	Current Class (%) (12)	Original Credit Support (13)	Current Credit Support (14)
Totals													

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Page 5 of 25

© Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 110108/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Principal Distribution Detail
Distribution Date: 110108/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Principal Distribution Detail
DISTRIBUTION IN DOLLARS
Cumulative Realized
Loss (10)
Current Principal
Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)
Current Principal
Recoveries (8)
Current Realized
Loss (7)
Accreted Principal
(6) Scheduled
Principal Distribution
(4) Prior
Principal Balance
(3) Class
(1) Original
Balance (2)
Original Class
(%) (11)
Current Class
(%) (12)
Current Credit
Support (14)
Unscheduled Principal
Distribution (5)
Original Credit
Support (13)
A-1 31,945,000.00 29,468,096.39 383,635.79 109.81 0.00 0.00 0.00 29,084,350.79 0.00 5.03% 4.60% 17.63% 17.70%
A-2 304,661,000.00 304,661,000.00 0.00 0.00 0.00 0.00 0.00 304,661,000.00 0.00 48.02% 48.23% 17.63% 17.70%
A-3 32,485,000.00 32,485,000.00 0.00 0.00 0.00 0.00 0.00 32,485,000.00 0.00 5.12% 5.14% 17.63% 17.70%
A-4 153,586,000.00 153,586,000.00 0.00 0.00 0.00 0.00 0.00 153,586,000.00 0.00 24.21% 24.32% 17.63% 17.70%
B 16,656,000.00 16,656,000.00 0.00 0.00 0.00 0.00 0.00 16,656,000.00 0.00 2.63% 2.64% 15.00% 15.07% C 19,036,000.00 19,036,000.00 0.00 0.00 0.00 0.00 0.00 19,036,000.00 0.00 3.00% 3.01% 12.00% 12.05%
D 14,276,000.00 14,276,000.00 0.00 0.00 0.00 0.00 0.00 14,276,000.00 0.00 2.25% 2.26% 9.75% 9.79% E 26,967,000.00 26,967,000.00 0.00 0.00 0.00 0.00 0.00 26,967,000.00 0.00 4.25% 4.27% 5.50% 5.52%
F 7,931,000.00 7,931,000.00 0.00 0.00 0.00 0.00 0.00 7,931,000.00 0.00 1.25% 1.26% 4.25% 4.27% G 7,931,000.00 7,931,000.00 0.00 0.00 0.00 0.00 0.00 7,931,000.00 0.00 1.25% 1.26% 3.00% 3.01%
NR 19,035,745.00 19,035,635.19 0.00 0.00 0.00 (109.81) 0.00 19,035,745.00 0.00 3.00% 3.01% 0.00% 0.00%
R 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00% 0.00% 0.00% Totals 634,509,745.00 632,032,731.58 383,635.79 109.81 0.00 (109.81) 0.00 631,649,095.79 0.00 100.00% 100.00%
Reports Available at www.sf.citidirect.com Page 5 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/0000000000018/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Interest Funds Available Scheduled Interest 0.00
Prepayment Interest Excess/(Shortfall) 0.00 Excess Interest (for ARD Loan) 0.00
Interest Adjustments 0.00 Total Interest Funds Available: 0.00
Principal Funds Available Scheduled Principal 0.00
Curtailments 0.00 Principal Prepayments 0.00
Net Liquidation Proceeds 0.00 Repurchased Principal 0.00
Nonrecoverable Principal Advance 0.00 Substitution Principal 0.00
Other Principal 0.00 Total Principal Funds Available: 0.00
Other Funds Available Prepayment Penalties 0.00
Yield Maintenance Charges 0.00 Other Charges 0.00
Total Other Funds Available: 0.00 Total Funds Available 0.00
Scheduled Fees Servicing Fee 0.00
Certificate Administrator Fee 0.00 Operating Advisor Fee 0.00
Total Scheduled Fees: 0.00 Additional Fees, Expenses, etc.
Special Servicing Fee 0.00 Workout Fee 0.00
Liquidation Fee 0.00 Extraordinary Trust Fund Expenses 0.00
ASER Amount 0.00 Reimbursement for Interest on Advances 0.00
Other Expenses 0.00 Total Additional Fees, Expenses, etc.: 0.00
Distribution to Certificateholders Interest Distribution 0.00
Principal Distribution 0.00 Yield Maintenance Distribution 0.00
Prepayment Penalties Distribution 0.00 Total Distribution to Certificateholders: 0.00
Total Funds Allocated 0.00
Reconciliation Detail
SOURCE OF FUNDS ALLOCATION OF FUNDS
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Distribution Date: 01/17/2012
Determination Date: 01/11/2012

Stratification Detail

Ending Scheduled Balance

Ending Sched Balance	# of Loans	Ending Sched Balance	% of Agg Balance	WAC	WAM	Wtd Avg DSCR
Totals						

State

State	# of Loans	Ending Sched Balance	% of Agg Balance	WAC	WAM	Wtd Avg DSCR
Totals						

Reports Available at www.sf.citidirect.com

Page 7 of 25

© Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 118/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
State
Wtd Avg WAC WAM DSCR
% of Agg Balance
Ending Sched Balance
# of Loans
State Alabama 1 14,298,224.38 2.26 6.1160 112 1.370000
California 2 53,755,786.98 8.51 5.7543 65 0.336450 District of Columbia 1 9,932,498.49 1.57 6.3120 112 1.890000
Delaware 1 11,086,038.76 1.76 5.6510 53 0.000000 Florida 1 8,193,376.22 1.30 5.6880 113 1.580000
Georgia 6 62,840,913.52 9.95 6.0454 86 0.688719 Kentucky 1 21,171,995.93 3.35 5.0127 53 2.000000
North Carolina 1 17,542,815.89 2.78 5.8700 111 0.000000 North Dakota 1 8,939,239.16 1.42 5.7625 113 0.000000
New Mexico 1 25,842,024.68 4.09 6.2280 113 0.000000 Nevada 1 8,447,806.41 1.34 6.7045 112 0.000000
New York 8 96,036,521.35 15.20 6.1082 85 0.095014 Ohio 1 8,443,091.38 1.34 5.8000 113 1.710000
Pennsylvania 1 9,939,303.35 1.57 6.2325 77 0.000000 Texas 7 84,026,845.65 13.30 6.1178 103 0.247065
Utah 1 19,027,613.64 3.01 6.0070 113 0.350000 Various 3 172,125,000.00 27.25 4.6942 50 0.000000
Totals 38 631,649,095.79 100.00 5.6371 80 0.326128
Ending Scheduled Balance
Ending Sched Balance
Wtd Avg WAC WAM DSCR
% of Agg Balance
Ending Sched Balance
# of Loans
1 to 5,000,000 6 22,905,950.19 3.63 5.7042 70 0.499309 5,000,001 to 10,000,000 11 91,957,463.46 14.56 6.1157 95 0.501924
10,000,001 to 15,000,000 8 98,959,420.74 15.67 5.9366 88 1.004475 15,000,001 to 20,000,000 6 105,504,073.36 16.70 5.9256 102 0.063122
20,000,001 to 25,000,000 1 21,171,995.93 3.35 5.0127 53 2.000000 25,000,001 to 30,000,000 1 25,842,024.68 4.09 6.2280 113 0.000000
30,000,001 to 35,000,000 0 0.00 0.00 0.0000 0 0.000000 35,000,001 to 40,000,000 0 0.00 0.00 0.0000 0 0.000000
40,000,001 to 45,000,000 2 83,378,928.64 13.20 5.2959 52 0.000000 45,000,001 to 50,000,000 0 0.00 0.00 0.0000 0 0.000000
50,000,001 to 55,000,000 1 52,075,035.79 8.24 6.7390 110 0.000000 55,000,001 to 60,000,000 0 0.00 0.00 0.0000 0 0.000000
60,000,001 to 65,000,000 1 63,400,000.00 10.04 4.4895 49 0.000000 65,000,001 to 70,000,000 1 66,454,203.00 10.52 4.6765 49 0.000000
Totals 38 631,649,095.79 100.00 5.6371 80 0.326128
Stratification Detail
Reports Available at www.sf.citidirect.com Page 7 of 25 © Copyright 2011 Citigroup

Distribution Date: 01/17/2012
Determination Date: 01/11/2012

Stratification Detail

Seasoning

Seasoning	# of Loans	Ending Sched Balance	% of Agg Balance	WAC	WAM	Wtd Avg DSCR
Totals						

Property Type

Property Type	# of Loans	Ending Sched Balance	% of Agg Balance	WAC	WAM	Wtd Avg DSCR
Totals						

Debt Service Coverage Ratio

Debt Service Coverage Ratio	# of Loans	Ending Sched Balance	% of Agg Balance	WAC	WAM	Wtd Avg DSCR
Totals						

Loan Rate

Loan Rate (%)	# of Loans	Ending Sched Balance	% of Agg Balance	WAC	WAM	Wtd Avg DSCR
Totals						

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Stratification Detail
Seasoning
Seasoning Wtd Avg
WAC WAM DSCR % of Agg
Balance Ending Sched
Balance # of
Loans 12 Months or Less 38 631,649,095.79 100.00 5.6371 80 0.326128
13 to 24 Months 0 0.00 0.00 0.0000 0 0.000000 25 to 36 Months 0 0.00 0.00 0.0000 0 0.000000
37 to 48 Months 0 0.00 0.00 0.0000 0 0.000000 49 Months or Greater 0 0.00 0.00 0.0000 0 0.000000
Totals 38 631,649,095.79 100.00 5.6371 80 0.326128
Property Type
Wtd Avg WAC WAM DSCR
% of Agg Balance
Ending Sched Balance
# of Loans
Property Type
Multifamily 17 143,108,875.17 22.66 5.8372 88 0.790091 Retail 7 129,728,703.60 20.54 6.2360 98 0.525588
Mobile Home Park 1 11,086,038.76 1.76 5.6510 53 0.000000 Office 9 281,952,865.40 44.64 5.1819 64 0.023620
Mixed Use 2 43,207,996.24 6.84 5.8074 89 0.000000 Self Storage 2 22,564,616.62 3.57 6.2812 111 0.801527
Totals 38 631,649,095.79 100.00 5.6371 80 0.326128
Debt Service Coverage Ratio
Debt Service Coverage Ratio
Wtd Avg WAC WAM DSCR
% of Agg Balance
Ending Sched Balance
# of Loans
1.0000 or Less 29 528,285,900.42 83.64 5.6158 78 0.037847 1.000 to 1.250 0 0.00 0.00 0.0000 0 0.000000
1.250 to 1.500 2 26,945,879.72 4.27 6.2265 112 1.398162 1.500 to 1.750 2 16,636,467.60 2.63 5.7448 113 1.645976
1.750 to 2.000 4 44,780,848.05 7.09 5.5090 81 1.943833 2.000 to 2.250 0 0.00 0.00 0.0000 0 0.000000
2.250 to 2.500 1 15,000,000.00 2.37 5.5915 49 2.260000 Totals 38 631,649,095.79 100.00 5.6371 80 0.326128
Loan Rate
Loan Rate (%)
Wtd Avg WAC WAM DSCR
% of Agg Balance
Ending Sched Balance
# of Loans
4.00 or Less 0 0.00 0.00 0.0000 0 0.000000 4.01 to 4.25 0 0.00 0.00 0.0000 0 0.000000
4.26 to 4.50 1 63,400,000.00 10.04 4.4895 49 0.000000 4.51 to 4.75 1 66,454,203.00 10.52 4.6765 49 0.000000
4.76 to 5.00 0 0.00 0.00 0.0000 0 0.000000 5.01 to 5.25 3 80,808,764.49 12.79 5.0574 53 0.524002
5.26 to 5.50 4 19,913,362.36 3.15 5.3911 50 0.259625 5.51 to 5.75 7 94,104,402.51 14.90 5.6059 58 0.539830
5.76 to 6.00 5 57,437,448.29 9.09 5.8325 112 0.735847 6.01 to 6.25 9 136,779,152.25 21.65 6.1571 107 0.191902
6.26 to 6.50 4 35,267,903.68 5.58 6.3573 104 1.110667 6.51 to 6.75 3 71,903,338.35 11.38 6.7053 110 0.000000
6.76 to 7.00 1 5,580,520.86 0.88 6.8430 110 0.000000 7.01 or Greater 0 0.00 0.00 0.0000 0 0.000000
Totals 38 631,649,095.79 100.00 5.6371 80 0.326128 Reports Available at www.sf.citidirect.com Page 8 of 25 © Copyright 2011 Citigroup

Distribution Date: 01/17/2012
Determination Date: 01/11/2012

Stratification Detail

Anticipated Remaining Term

Anticipated Remaining Term	# of Loans	Ending Sched Balance	% of Agg Balance	WAC	WAM	Wtd Avg DSCR
Totals						

Remaining Amortization Term

Remaining Amortization Term	# of Loans	Ending Sched Balance	% of Agg Balance	WAC	WAM	Wtd Avg DSCR
Totals						

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Page 9 of 25

© Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 111 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Stratification Detail
Anticipated Remaining Term
Anticipated Remaining Term
Wtd Avg WAC WAM DSCR
% of Agg Balance
Ending Sched Balance
# of Loans
60 Months or Less 14 315,992,557.15 50.03 5.0389 51 0.257645 61 to 90 Months 4 24,590,204.99 3.89 6.1414 76 0.160830
91 Months or Greater 20 291,066,333.65 46.08 6.2440 112 0.414441 Totals 38 631,649,095.79 100.00 5.6371 80 0.326128
Remaining Amortization Term
Remaining Amortization Term
Wtd Avg WAC WAM DSCR
% of Agg Balance
Ending Sched Balance
# of Loans
240 Months or Less 0 0.00 0.00 0.0000 0 0.000000 241 to 270 Months 0 0.00 0.00 0.0000 0 0.000000
271 to 300 Months 2 17,273,391.41 2.73 5.8389 52 0.000000 301 Months or Greater 36 614,375,704.38 97.27 5.6315 81 0.335298
Totals 38 631,649,095.79 100.00 5.6371 80 0.326128 Reports Available at www.sf.citidirect.com Page 9 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11//2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Mortgage Loan Detail
Loan OMCR Prop
Type (1) City State
Interest Payment
Principal Payment
Gross Coupon
Maturity Date
Neg Am
Flag Beginning
Scheduled Balance
Ending Scheduled
Balance Paid
Through Date
Apprasial Reduction
Date Apprasial
Reduction Amount
Workout Strategy
(3) Mod
Type (4)
Payment Status
(2) 030285094 001 OF Various XX 267,610.15 0.00 4.67700% 12/11/15 N 66,454,203.00 66,454,203.00 11/11/11 Not Applicable 0.00 0 0 0 030285058 002 OF Various XX 245,101.76 0.00 4.49000% 12/11/15 N 63,400,000.00 63,400,000.00 11/11/11 Not Applicable 0.00 0 0 0 030285061 003 RT Kingston NY 302,411.76 37,718.45 6.73900% 1/11/21 N 52,112,754.24 52,075,035.79 11/11/11 Not Applicable 0.00 0 0 0 030285095 004 OF Various XX 183,051.22 0.00 5.02900% 4/11/16 N 42,270,797.00 42,270,797.00 11/11/11 Not Applicable 0.00 0 0 0 030285071 005 OF Los Angeles CA 197,380.59 40,090.77 5.57100% 2/11/16 N 41,148,222.41 41,108,131.64 11/11/11 Not Applicable 0.00 0 0 0 030285084 006 MU Santa Fe NM 138,703.46 21,011.18 6.22800% 4/11/21 N 25,863,035.86 25,842,024.68 11/11/11 Not Applicable 0.00 0 0 0 030285090 007 RT Louisville KY 91,461.75 16,997.96 5.01300% 4/11/16 N 21,188,993.89 21,171,995.93 11/11/11 Not Applicable 0.00 0 0 0 030285083 008 OF Salt Lake City UT 98,508.82 16,391.30 6.00700% 4/11/21 N 19,044,004.94 19,027,613.64 11/11/11 Not Applicable 0.00 0 0 0 030285072 009 MF Fayetteville NC 88,754.39 15,891.24 5.87000% 2/11/21 N 17,558,707.13 17,542,815.89 11/11/11 Not Applicable 0.00 0 0 0 030285069 010 RT Irving TX 93,323.59 14,388.18 6.22500% 2/11/21 N 17,409,764.54 17,395,376.36 11/11/11 Not Applicable 0.00 0 0 0 030285082 011 MU New York NY 77,566.09 18,328.42 5.18200% 4/11/16 N 17,384,299.98 17,365,971.56 11/11/11 Not Applicable 0.00 0 0 0 030285076 012 OF Decatur GA 93,471.43 14,170.98 6.24100% 3/11/21 N 17,394,033.77 17,379,862.79 11/11/11 Not Applicable 0.00 0 0 0 030285091 013 OF Dallas TX 87,197.11 14,398.72 6.02500% 4/11/21 N 16,806,831.84 16,792,433.12 11/11/11 Not Applicable 0.00 0 0 0 030285060 014 MF Hinesville GA 72,223.54 0.00 5.59200% 12/11/15 N 15,000,000.00 15,000,000.00 11/11/11 Not Applicable 0.00 0 0 0 030285078 015 MF Birmingham AL 75,365.84 12,046.29 6.11600% 3/11/21 N 14,310,270.67 14,298,224.38 11/11/11 Not Applicable 0.00 0 0 0 030285068 016 SS Thousand Oaks CA 69,229.76 10,117.79 6.35200% 1/11/21 N 12,657,773.13 12,647,655.34 11/11/11 Not Applicable 0.00 0 0 0 030285093 017 MF Various TX 57,820.06 11,559.73 5.57400% 4/11/16 N 12,046,263.98 12,034,704.25 11/11/11 Not Applicable 0.00 0 0 0 030285063 018 RT Kennesaw GA 58,756.73 10,520.50 5.88400% 1/11/21 N 11,596,468.73 11,585,948.23 11/11/11 Not Applicable 0.00 0 0 0 030285059 019 RT Irving TX 64,265.92 11,001.21 6.55200% 1/11/21 N 11,391,497.36 11,380,496.15 11/11/11 Not Applicable 0.00 0 0 0 030285085 020 MH Newark DE 54,022.94 15,768.48 5.65100% 4/11/16 N 11,101,807.24 11,086,038.76 11/11/11 Not Applicable 0.00 0 0 0 030285088 021 MF Universal City TX 54,620.62 9,922.21 5.80000% 4/11/21 N 10,936,275.84 10,926,353.63 11/11/11 Not Applicable 0.00 0 0 0 030285089 022 OF Canonsburg PA 53,386.32 8,071.63 6.23300% 4/11/18 N 9,947,374.98 9,939,303.35 11/11/11 Not Applicable 0.00 0 0 0 030285077 023 RT Washington DC 54,029.63 7,945.89 6.31200% 3/11/21 N 9,940,444.38 9,932,498.49 11/11/11 Not Applicable 0.00 0 0 0 030285080 024 SS Various TX 52,917.08 8,274.67 6.19200% 2/11/21 N 9,925,235.95 9,916,961.28 11/11/11 Not Applicable 0.00 0 0 0 030285086 025 MF Fargo ND 44,398.53 8,194.52 5.76300% 4/11/21 N 8,947,433.68 8,939,239.16 11/11/11 Not Applicable 0.00 0 0 0 Reports Available at www.sf.citidirect.com Page 10 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11//2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Mortgage Loan Detail
Loan OMCR Prop
Type (1) City State
Interest Payment
Principal Payment
Gross Coupon
Maturity Date
Neg Am
Flag Beginning
Scheduled Balance
Ending Scheduled
Balance Paid
Through Date
Apprasial Reduction
Date Apprasial
Reduction Amount
Workout Strategy
(3) Mod
Type (4)
Payment Status
(2) 030285087 026 MF Reynoldsburg OH 42,206.84 7,667.17 5.80000% 4/11/21 N 8,450,758.55 8,443,091.38 11/11/11 Not Applicable 0.00 0 0 0 030285075 027 MF Reno NV 48,806.91 6,067.09 6.70500% 3/11/21 N 8,453,873.50 8,447,806.41 11/11/11 Not Applicable 0.00 0 0 0 030285067 028 MF Bronx NY 39,212.16 8,571.03 5.41000% 1/11/16 N 8,417,134.69 8,408,563.66 11/11/11 Not Applicable 0.00 0 0 0 030285092 029 MF Hialeah FL 40,168.63 7,651.69 5.68800% 4/11/21 N 8,201,027.91 8,193,376.22 11/11/11 Not Applicable 0.00 0 0 0 030285074 030 MF Norcross GA 43,683.36 0.00 6.36600% 3/11/18 N 7,968,750.00 7,968,750.00 11/11/11 Not Applicable 0.00 0 0 0 030285070 031 RT Cumming GA 32,946.10 8,094.15 6.17600% 2/11/16 N 6,195,446.80 6,187,352.65 11/11/11 Not Applicable 0.00 0 0 0 030285064 032 OF The Woodlands TX 32,906.81 3,925.24 6.84300% 1/11/21 N 5,584,446.10 5,580,520.86 11/11/11 Not Applicable 0.00 0 0 0 030285079 033 MF Marietta GA 26,244.53 3,633.59 6.45400% 3/11/21 N 4,722,633.44 4,718,999.85 11/11/11 Not Applicable 0.00 0 0 0 030285065 034 MF Bronx NY 20,759.38 4,537.60 5.41000% 1/11/16 N 4,456,130.18 4,451,592.58 11/11/11 Not Applicable 0.00 0 0 0 030285066 035 MF Bronx NY 20,067.40 4,386.35 5.41000% 1/11/16 N 4,307,592.47 4,303,206.12 11/11/11 Not Applicable 0.00 0 0 0 030285062 036 MF New York NY 20,807.98 3,961.48 5.73800% 1/11/18 N 4,211,242.13 4,207,280.65 10/11/11 Not Applicable 0.00 B 0 0 030285073 037 MF New York NY 12,486.76 0.00 5.27300% 3/11/16 N 2,750,000.00 2,750,000.00 11/11/11 Not Applicable 0.00 0 0 0 030285081 038 MF New York NY 12,239.99 2,330.28 5.73800% 1/11/18 N 2,477,201.27 2,474,870.99 10/11/11 Not Applicable 0.00 B 0 0 Totals 38 3,068,115.94 383,635.79 632,032,731.58 631,649,095.79 0.00
(2) Payment Status A. In Grace Period
B. Late, but less than 30 Days 0. Current
1. 30-59 Days Delinquent 2. 60-89 Days Delinquent
3. 90+ Days Delinquent 4. Performing Matured Balloon
5. Non Performing Matured Balloon 98. Not Provided By Servicer
(3) Workout Strategy 1. Modification
2. Foreclosure 3. Bankruptcy
4. Extension 5. Note Sale
6. DPO 9. Pending Return to Master Servicer
10. Deed In Lieu of Foreclosure 11. Full Payoff
12. Reps and Warranties 13. Other or TBD
98. Not Provided By Servicer (4) Modification Type
1. Maturity Date Extension 2. Amortization Change
3. Principal Write-Off 4. Blank (formerly Combination)
5. Temporary Rate Reduction 6. Capitalization of Interest
7. Capitalization of Taxes 8. Other
9. Combination MF = Multifamily
RT = Retail HC = HealthCare
IN = Industrial WH = Warehouse
MH = Mobile Home Park OF = Office
MU = Mixed Use LO = Lodging
SS = Self Storage OT = Other
SE = Securities CH = Cooperative Housing
N/A = Not Available (1) Property Type
Reports Available at www.sf.citidirect.com Page 11 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/18/2011 Determination Date: 11/14/1011
01/17/2012 01/11/2012
NOI Detail
Loan Number OMCR
Property Type
(1) City State Ending
Scheduled Balance
Most Recent
Fiscal NOI Most
Recent NOI
Most Recent NOI
Start Date Most Recent
NOI End Date
030285094 001 OF Various XX 66,454,203.00 0.00 0.00 Not Available Not Available 030285058 002 OF Various XX 63,400,000.00 0.00 0.00 Not Available Not Available
030285061 003 RT Kingston NY 52,075,035.79 0.00 0.00 Not Available Not Available 030285095 004 OF Various XX 42,270,797.00 0.00 0.00 Not Available Not Available
030285071 005 OF Los Angeles CA 41,108,131.64 0.00 0.00 Not Available Not Available 030285084 006 MU Santa Fe NM 25,842,024.68 0.00 0.00 Not Available Not Available
030285090 007 RT Louisville KY 21,171,995.93 0.00 0.00 Not Available Not Available 030285083 008 OF Salt Lake City UT 19,027,613.64 0.00 0.00 Not Available Not Available
030285072 009 MF Fayetteville NC 17,542,815.89 0.00 0.00 Not Available Not Available 030285069 010 RT Irving TX 17,395,376.36 0.00 0.00 Not Available Not Available
030285082 011 MU New York NY 17,365,971.56 0.00 0.00 Not Available Not Available 030285076 012 OF Decatur GA 17,379,862.79 0.00 0.00 Not Available Not Available
030285091 013 OF Dallas TX 16,792,433.12 0.00 0.00 Not Available Not Available 030285060 014 MF Hinesville GA 15,000,000.00 0.00 0.00 Not Available Not Available
030285078 015 MF Birmingham AL 14,298,224.38 0.00 0.00 Not Available Not Available 030285068 016 SS Thousand Oaks CA 12,647,655.34 0.00 0.00 Not Available Not Available
030285093 017 MF Various TX 12,034,704.25 0.00 0.00 Not Available Not Available 030285063 018 RT Kennesaw GA 11,585,948.23 0.00 0.00 Not Available Not Available
030285059 019 RT Irving TX 11,380,496.15 0.00 0.00 Not Available Not Available 030285085 020 MH Newark DE 11,086,038.76 0.00 0.00 Not Available Not Available
030285088 021 MF Universal City TX 10,926,353.63 0.00 0.00 Not Available Not Available 030285089 022 OF Canonsburg PA 9,939,303.35 0.00 0.00 Not Available Not Available
030285077 023 RT Washington DC 9,932,498.49 0.00 0.00 Not Available Not Available 030285080 024 SS Various TX 9,916,961.28 0.00 0.00 Not Available Not Available
Reports Available at www.sf.citidirect.com Page 12 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/18/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
NOI Detail
Loan Number OMCR
Property Type
(1) City State Ending
Scheduled Balance
Most Recent
Fiscal NOI Most
Recent NOI
Most Recent NOI
Start Date Most Recent
NOI End Date
030285086 025 MF Fargo ND 8,939,239.16 0.00 0.00 Not Available Not Available 030285087 026 MF Reynoldsburg OH 8,443,091.38 0.00 0.00 Not Available Not Available
030285075 027 MF Reno NV 8,447,806.41 0.00 0.00 Not Available Not Available 030285067 028 MF Bronx NY 8,408,563.66 0.00 0.00 Not Available Not Available
030285092 029 MF Hialeah FL 8,193,376.22 0.00 0.00 Not Available Not Available 030285074 030 MF Norcross GA 7,968,750.00 0.00 0.00 Not Available Not Available
030285070 031 RT Cumming GA 6,187,352.65 0.00 0.00 Not Available Not Available 030285064 032 OF The Woodlands TX 5,580,520.86 0.00 0.00 Not Available Not Available
030285079 033 MF Marietta GA 4,718,999.85 0.00 0.00 Not Available Not Available 030285065 034 MF Bronx NY 4,451,592.58 0.00 0.00 Not Available Not Available
030285066 035 MF Bronx NY 4,303,206.12 0.00 0.00 Not Available Not Available 030285062 036 MF New York NY 4,207,280.65 0.00 0.00 Not Available Not Available
030285073 037 MF New York NY 2,750,000.00 0.00 0.00 Not Available Not Available 030285081 038 MF New York NY 2,474,870.99 0.00 0.00 Not Available Not Available
Totals 38 631,649,095.79 (1) Property Type
MF = Multifamily RT = Retail
HC = HealthCare IN = Industrial
WH = Warehouse MH = Mobile Home Park
OF = Office MU = Mixed Use
LO = Lodging SS = Self Storage
OT = Other SE = Securities
CH = Cooperative Housing N/A = Not Available
Reports Available at www.sf.citidirect.com Page 13 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/18/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Delinquency Loan Detail
Loan Number OMCR
# of Months Delinq
Actual Principal
Balance Paid
Through Date
Current P&I Advances
(Net of ASER) Total P&I
Advances Outstanding
Cumulative Accrued Unpaid
Interest Advances Other Expense
Advances Outstanding
Payment Status
(1) Workout
Strategy (2)
Most Recent Special Serv
Transfer Date Foreclosure
Date Bankruptcy
Date REO
Date 030285062 036 <1 4,211,242.13 10/11/11 24,769.46 24,479.35 0.00 0.00 B 0
030285081 038 <1 2,477,201.27 10/11/11 14,570.27 14,399.62 0.00 0.00 B 0 Totals
(1) Payment Status (2) Workout Strategy 6,688,443.40 39,339.73 38,878.97 0.00 0.00
A. In Grace Period B. Late, but less than 30 Days
0. Current 1. 30-59 Days Delinquent
2. 60-89 Days Delinquent 3. 90+ Days Delinquent
4. Performing Matured Balloon 5. Non-Performing Matured Balloon
98. Not Provided By Servicer 1. Modification
2. Foreclosure 3. Bankruptcy
4. Extension 5. Note Sale
6. DPO 9. Pending Return to Master Servicer
10. Deed In Lieu of Foreclosure 11. Full Payoff
12. Reps and Warranties 13. Other or TBD
98. Not Provided By Servicer Reports Available at www.sf.citidirect.com Page 14 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 1182011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Historical Delinquency Information
REO End Sched Bal #
Distribution Less Than 1 Month 1 Month 2 Months 3+ Months Bankruptcy Foreclosure Date
End Sched Bal # End Sched Bal # End Sched Bal # End Sched Bal # End Sched Bal # End Sched Bal # 0.0%
2 0 0 0 5.3%
0 0 0.00 0.0% 0.0% 0.0% 0.000%
0 0.0%
0.00 0.0% 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
6,682,151.64 1.058%
11/18/2011 0.0%
7 0 0 0 18.4%
0 0 0.00 0.0% 0.0% 0.0% 0.000%
0 0.0%
0.00 0.0% 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
60,834,143.84 9.625%
10/17/2011 0.0%
0 0 0 0 0.0%
0 0 0.00 0.0% 0.0% 0.0% 0.000%
0 0.0%
0.00 0.0% 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
09/16/2011 0.0%
0 0 0 0 0.0%
0 0 0.00 0.0% 0.0% 0.0% 0.000%
0 0.0%
0.00 0.0% 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
08/17/2011 0.0%
1 0 0 0 2.6%
0 0 0.00 0.0% 0.0% 0.0% 0.000%
0 0.0%
0.00 0.0% 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
10,967,485.24 1.732%
07/15/2011 0.0%
0 0 0 0 0.0%
0 0 0.00 0.0% 0.0% 0.0% 0.000%
0 0.0%
0.00 0.0% 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
06/17/2011 0.0%
0 0 0 0 0.0%
0 0 0.00 0.0% 0.0% 0.0% 0.000%
0 0.0%
0.00 0.0% 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
0.00 0.000%
05/17/2011 Reports Available at www.sf.citidirect.com Page 15 of 25 © Copyright 2011 Citigroup

Distribution Date: 01/17/2012
Determination Date: 01/11/2012

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount
There is no appraisal reduction activity for the current distribution period.						
Totals						

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11// Determination Date: 11/14/2011
01/17/2012 01/11/2012
There is no appraisal reduction activity for the current distribution period.
Appraisal Reduction Detail
Loan Number OMCR Cumulative
ASER Amount Most Recent
ASER Amount Appraisal
Reduction Date Appraisal
Property Name Reduction Amount Totals
Reports Available at www.sf.citidirect.com Page 16 of 25 © Copyright 2011 Citigroup

Distribution Date: 01/17/2012
Determination Date: 01/11/2012

Historical Appraisal Reduction Detail

Distribution Date	Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount
There is no historical appraisal reduction activity.							
Totals							

Reports Available at www.sf.citidirect.com

Page 17 of 25

© Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/18/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Historical Appraisal Reduction Detail
Loan Number OMCR
Cumulative ASER Amount
Most Recent ASER Amount
Appraisal Reduction Date
Appraisal Property Name Reduction Amount
Distribution Date
There is no historical appraisal reduction activity.
Totals Reports Available at www.sf.citidirect.com Page 17 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11//2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Loan Modification Detail
Loan Number OMCR Modification
Description Modification
Type (1) Modification
Property Name Date
There is no loan modification activity for the current distribution period.
Totals (1) Modification Type
1. Maturity Date Extension 2. Amortization Change
3. Principal Write-Off 4. Blank (formerly Combination)
5. Temporary Rate Reduction 6. Capitalization of Interest
7. Capitalization of Taxes 8. Other
9. Combination Reports Available at www.sf.citidirect.com Page 18 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/8/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Historical Loan Modification Detail
Loan Number OMCR
Modification Description
Modification Type (1)
Modification Property Name Date
Distribution Date
There is no historical loan modification activity.
Totals (1) Modification Type
1. Maturity Date Extension 2. Amortization Change
3. Principal Write-Off 4. Blank (formerly Combination)
5. Temporary Rate Reduction 6. Capitalization of Interest
7. Capitalization of Taxes 8. Other
9. Combination Reports Available at www.sf.citidirect.com Page 19 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11// Determination Date: 11/14/2011
01/17/2012 01/11/2012
Specially Serviced Property Detail
Loan Number OMCR
Most Recent Inspection
Date Most Recent
Specially Serviced Transfer Date
Most Recent Appraisal Date
Most Recent Appraisal Value
Other REO Property Value Comment from Special Servicer
Workout Strategy
(1)
There is no specially serviced loan activity for the current distribution period.
Totals (1) Workout Strategy
1. Modification 2. Foreclosure
3. Bankruptcy 4. Extension
5. Note Sale 6. DPO
9. Pending Return to Master Servicer 10. Deed In Lieu of Foreclosure
11. Full Payoff 12. Reps and Warranties
13. Other or TBD 98. Not Provided By Servicer
Reports Available at www.sf.citidirect.com Page 20 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/1 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Historical Specially Serviced Property Detail
Net Operating
Income Special
Serviced Loan to MS
Interest OMCR State Rate
Workout Strategy
(1) Special
Serviced Trans Date
Loan Number
Distribution Date
Scheduled Balance
Actual Balance
Property Type
(2) Note
Date Net
Operating Income Date
DSC Ratio
DSC Date
Maturity Date WART
There is no historical specially serviced loan activity.
Totals (1) Workout Strategy
1. Modification 2. Foreclosure
3. Bankruptcy 4. Extension
5. Note Sale 6. DPO
9. Pending Return to Master Servicer 10. Deed In Lieu of Foreclosure
11. Full Payoff 12. Reps and Warranties
13. Other or TBD 98. Not Provided By Servicer
(2) Property Type MF = Multifamily
RT = Retail HC = HealthCare
IN = Industrial WH = Warehouse
MH = Mobile Home Park OF = Office
MU = Mixed Use LO = Lodging
SS = Self Storage OT = Other
SE = Securities CH = Cooperative Housing
N/A = Not Available Reports Available at www.sf.citidirect.com Page 21 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Unscheduled Principal Detail
Loan Number OMCR Liquidation /
Prepayment Date Liquid / Prepay
Type (1) Unscheduled
Principal Collections Unscheduled
Principal Adjustments Other
Interest Adjustments Prepayment Interest
Excess / (Shortfall) Prepayment
Penalties Yield Maintenance
Penalties
There is no unscheduled principal activity for the current distribution period.
Totals (1) Liquidation / Prepayment Type
1. Partial Liquidation (Curtailment) 2. Payoff Prior To Maturity
3. Disposition / Liquidation 4. Repurchase / Substitution
5. Full Payoff At Maturity 6. DPO
7. Not Used 8. Payoff With Penalty
9. Payoff With Yield Maintenance 10. Curtailment With Penalty
11. Curtailment With Yield Maintenance Reports Available at www.sf.citidirect.com Page 22 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/18/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Historical Unscheduled Principal Detail
Loan Number OMCR
Liquidation / Prepayment Date
Liquid / Prepay Type (1)
Unscheduled Principal Collections
Unscheduled Principal Adjustments
Other Interest Adjustments
Prepayment Interest Excess / (Shortfall)
Prepayment Penalties
Yield Maintenance Penalties
Distribution Date
There is no historical unscheduled principal activity.
Totals: (1) Liquidation / Prepayment Type
1. Partial Liquidation (Curtailment) 2. Payoff Prior To Maturity
3. Disposition / Liquidation 4. Repurchase / Substitution
5. Full Payoff At Maturity 6. DPO
7. Not Used 8. Payoff With Penalty
9. Payoff With Yield Maintenance 10. Curtailment With Penalty
11. Curtailment With Yield Maintenance Reports Available at www.sf.citidirect.com Page 23 of 25 © Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/8/2011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Liquidated Loan Detail
Loan Number OMCR
Final Recovery Determ Date
Gross Proceeds
Proceeds as a % of Act Bal
Liquidation Expenses
Net Liquidation Proceeds
Net Proceeds as a % of Act Bal
Realized Losses
Repurchased by Seller (Y/N)
Most Recent Appraisal Value
Most Recent Appraisal Date
Actual Balance
There is no liquidated loan activity for the current distribution period.
Totals Reports Available at www.sf.citidirect.com Page 24 of 25 © Copyright 2011 Citigroup

Distribution Date: 01/17/2012
Determination Date: 01/11/2012

Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)
There is no historical liquidated loan activity.													
Totals													

Reports Available at www.sf.citidirect.com

Page 25 of 25

© Copyright 2011 Citigroup

CCRE Commercial Mortgage Securities
Commercial Mortgage Pass-Through Certificates
Series 2011-C2
Distribution Date: 11/18/7011 Determination Date: 11/14/2011
01/17/2012 01/11/2012
Historical Liquidated Loan Detail
Repurchased by Seller (Y/N)
Realized Loss
Net Proceeds as a % of Act Bal
Net Liquidation Proceeds
Liquidation Expenses
Gross Proceeds as a % of Act Bal
Gross Proceeds
Actual Balance
Most Recent Appraisal Value
Most Recent Appraisal Date
Final Recovery OMCR Determ Date
Loan Number
Distribution Date
There is no historical liquidated loan activity.
Totals Reports Available at www.sf.citidirect.com Page 25 of 25 © Copyright 2011 Citigroup

[THIS PAGE INTERTIONAL LEFT BLANK ]

ANNEX G-1
RIVERTOWN CROSSINGS MALL AMORTIZATION SCHEDULE

Payment	Principal
Date	Payment	Balance
12/6/2011	$111,718.20	$99,307,035.10
1/6/2012	$97,005.03	$99,210,030.07
2/6/2012	$97,466.12	$99,112,563.95
3/6/2012	$128,323.94	$98,984,240.01
4/6/2012	$98,539.38	$98,885,700.63
5/6/2012	$114,170.24	$98,771,530.39
6/6/2012	$99,550.46	$98,671,979.93
7/6/2012	$115,153.36	$98,556,826.57
8/6/2012	$100,571.02	$98,456,255.55
9/6/2012	$101,049.06	$98,355,206.49
10/6/2012	$116,610.51	$98,238,595.98
11/6/2012	$102,083.67	$98,136,512.31
12/6/2012	$117,616.51	$98,018,895.80
1/6/2013	$103,127.98	$97,915,767.82
2/6/2013	$103,618.19	$97,812,149.63
3/6/2013	$149,104.31	$97,663,045.32
4/6/2013	$104,819.46	$97,558,225.86
5/6/2013	$120,276.63	$97,437,949.23
6/6/2013	$105,889.42	$97,332,059.81
7/6/2013	$121,316.99	$97,210,742.82
8/6/2013	$106,969.40	$97,103,773.42
9/6/2013	$107,477.87	$96,996,295.55
10/6/2013	$122,861.51	$96,873,434.04
11/6/2013	$108,572.74	$96,764,861.30
12/6/2013	$123,926.11	$96,640,935.19
1/6/2014	$109,677.88	$96,531,257.31
2/6/2014	$110,199.22	$96,421,058.09
3/6/2014	$155,076.72	$96,265,981.37
4/6/2014	$111,460.17	$96,154,521.20
5/6/2014	$126,733.67	$96,027,787.53
6/6/2014	$112,592.38	$95,915,195.15
7/6/2014	$127,834.57	$95,787,360.58
8/6/2014	$113,735.21	$95,673,625.37
9/6/2014	$114,275.83	$95,559,349.54
10/6/2014	$129,471.46	$95,429,878.08
11/6/2014	$115,434.45	$95,314,443.63
12/6/2014	$130,598.03	$95,183,845.60
1/6/2015	$116,603.92	$95,067,241.68
2/6/2015	$117,158.18	$94,950,083.50
3/6/2015	$161,392.11	$94,788,691.39
4/6/2015	$118,482.22	$94,670,209.17
5/6/2015	$133,561.50	$94,536,647.67
6/6/2015	$119,680.27	$94,416,967.40
7/6/2015	$134,726.42	$94,282,240.98
8/6/2015	$120,889.55	$94,161,351.43

G-1-1

Payment	Principal
Date	Payment	Balance
9/6/2015	$121,464.18	$94,039,887.25
10/6/2015	$136,460.99	$93,903,426.26
11/6/2015	$122,690.19	$93,780,736.07
12/6/2015	$137,653.08	$93,643,082.99
1/6/2016	$123,927.68	$93,519,155.31
2/6/2016	$124,516.75	$93,394,638.56
3/6/2016	$153,749.64	$93,240,888.92
4/6/2016	$125,839.44	$93,115,049.48
5/6/2016	$140,715.24	$92,974,334.24
6/6/2016	$127,106.47	$92,847,227.77
7/6/2016	$141,947.22	$92,705,280.55
8/6/2016	$128,385.37	$92,576,895.18
9/6/2016	$128,995.63	$92,447,899.55
10/6/2016	$143,784.13	$92,304,115.42
11/6/2016	$130,292.24	$92,173,823.18
12/6/2016	$145,044.88	$92,028,778.30
1/6/2017	$131,601.01	$91,897,177.29
2/6/2017	$132,226.55	$91,764,950.74
3/6/2017	$175,066.95	$91,589,883.79
4/6/2017	$133,687.22	$91,456,196.57
5/6/2017	$148,345.96	$91,307,850.61
6/6/2017	$135,027.81	$91,172,822.80
7/6/2017	$149,649.49	$91,023,173.31
8/6/2017	$136,380.98	$90,886,792.33
9/6/2017	$137,029.25	$90,749,763.08
10/6/2017	$151,595.56	$90,598,167.52
11/6/2017	$138,401.18	$90,459,766.34
12/6/2017	$152,929.54	$90,306,836.80
1/6/2018	$139,785.97	$90,167,050.83
2/6/2018	$140,450.42	$90,026,600.41
3/6/2018	$182,530.26	$89,844,070.15
4/6/2018	$141,985.65	$89,702,084.50
5/6/2018	$156,414.88	$89,545,669.62
6/6/2018	$143,404.05	$89,402,265.57
7/6/2018	$157,794.04	$89,244,471.53
8/6/2018	$144,835.74	$89,099,635.79
9/6/2018	$145,524.20	$88,954,111.59
10/6/2018	$159,855.56	$88,794,256.03
11/6/2018	$146,975.77	$88,647,280.26
12/6/2018	$161,266.97	$88,486,013.29
1/6/2019	$148,440.96	$88,337,572.33
2/6/2019	$149,146.54	$88,188,425.79
3/6/2019	$190,422.16	$87,998,003.63
4/6/2019	$150,760.62	$87,847,243.01
5/6/2019	$164,947.15	$87,682,295.86
6/6/2019	$152,261.29	$87,530,034.57
7/6/2019	$166,406.31	$87,363,628.26
8/6/2019	$153,776.03	$87,209,852.23
9/6/2019	$154,506.97	$87,055,345.26
10/6/2019	$168,589.88	$86,886,755.38
11/6/2019	$156,042.76	$86,730,712.62

G-1-2

Payment	Principal
Date	Payment	Balance
12/6/2019	$170,083.19	$86,560,629.43
1/6/2020	$157,592.94	$86,403,036.49
2/6/2020	$158,342.04	$86,244,694.45
3/6/2020	$185,543.06	$86,059,151.39
4/6/2020	$159,976.63	$85,899,174.76
5/6/2020	$173,908.27	$85,725,266.49
6/6/2020	$161,563.70	$85,563,702.79
7/6/2020	$175,451.43	$85,388,251.36
8/6/2020	$163,165.65	$85,225,085.71
9/6/2020	$163,941.22	$85,061,144.49
10/6/2020	$177,763.20	$84,883,381.29
11/6/2020	$165,565.46	$84,717,815.83
12/6/2020	$179,342.51	$84,538,473.32
1/6/2021	$167,204.92	$84,371,268.40
2/6/2021	$167,999.71	$84,203,268.69
3/6/2021	$207,531.77	$83,995,736.92
4/6/2021	$169,784.73	$83,825,952.19
5/6/2021	$183,445.09	$83,642,507.10
6/6/2021	$83,642,507.10	$0.00

G-1-3

[THIS PAGE INTERTIONAL LEFT BLANK ]

ANNEX G-2
PLAZA MEXICO AMORTIZATION SCHEDULE

Payment	Principal
Date	Payment	Balance
12/11/2011	$81,254.47	$81,601,521.98
1/11/2012	$67,994.52	$81,533,527.46
2/11/2012	$68,347.59	$81,465,179.87
3/11/2012	$95,993.31	$81,369,186.56
4/11/2012	$69,200.92	$81,299,985.64
5/11/2012	$83,178.00	$81,216,807.64
6/11/2012	$69,992.15	$81,146,815.49
7/11/2012	$83,947.67	$81,062,867.82
8/11/2012	$70,791.49	$80,992,076.33
9/11/2012	$71,159.07	$80,920,917.26
10/11/2012	$85,082.81	$80,835,834.45
11/11/2012	$71,970.36	$80,763,864.09
12/11/2012	$85,872.01	$80,677,992.08
1/11/2013	$72,789.95	$80,605,202.13
2/11/2013	$73,167.91	$80,532,034.22
3/11/2013	$114,015.18	$80,418,019.04
4/11/2013	$74,139.86	$80,343,879.18
5/11/2013	$87,982.44	$80,255,896.74
6/11/2013	$74,981.68	$80,180,915.06
7/11/2013	$88,801.33	$80,092,113.73
8/11/2013	$75,832.13	$80,016,281.60
9/11/2013	$76,225.89	$79,940,055.71
10/11/2013	$90,011.65	$79,850,044.06
11/11/2013	$77,089.07	$79,772,954.99
12/11/2013	$90,851.33	$79,682,103.66
1/11/2014	$77,961.10	$79,604,142.56
2/11/2014	$78,365.92	$79,525,776.64
3/11/2014	$118,734.53	$79,407,042.11
4/11/2014	$79,389.36	$79,327,652.75
5/11/2014	$93,088.97	$79,234,563.78
6/11/2014	$80,284.96	$79,154,278.82
7/11/2014	$93,960.17	$79,060,318.65
8/11/2014	$81,189.72	$78,979,128.93
9/11/2014	$81,611.30	$78,897,517.63
10/11/2014	$95,250.40	$78,802,267.23
11/11/2014	$82,529.65	$78,719,737.58
12/11/2014	$96,143.75	$78,623,593.83
1/11/2015	$83,457.42	$78,540,136.41
2/11/2015	$83,890.77	$78,456,245.64
3/11/2015	$123,750.63	$78,332,495.01
4/11/2015	$84,968.95	$78,247,526.06
5/11/2015	$98,516.61	$78,149,009.45
6/11/2015	$85,921.69	$78,063,087.76
7/11/2015	$99,443.41	$77,963,644.35
8/11/2015	$86,884.20	$77,876,760.15

G-2-1

Payment	Principal
Date	Payment	Balance
9/11/2015	$87,335.35	$77,789,424.80
10/11/2015	$100,818.56	$77,688,606.24
11/11/2015	$88,312.34	$77,600,293.90
12/11/2015	$101,768.95	$77,498,524.95
1/11/2016	$89,299.34	$77,409,225.61
2/11/2016	$89,763.02	$77,319,462.59
3/11/2016	$116,131.14	$77,203,331.45
4/11/2016	$90,832.12	$77,112,499.33
5/11/2016	$104,220.11	$77,008,279.22
6/11/2016	$91,844.93	$76,916,434.29
7/11/2016	$105,205.34	$76,811,228.95
8/11/2016	$92,868.12	$76,718,360.83
9/11/2016	$93,350.33	$76,625,010.50
10/11/2016	$76,625,010.50	$0.00

G-2-2

BASE PROSPECTUS
CCRE Commercial Mortgage Securities, L.P.
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)
CCRE Commercial Mortgage Securities, L.P. from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this base prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) various types of multifamily or commercial mortgage loans, (ii) mortgage participations, pass-through certificates or other -backed securities mortgaged that evidence interests in one or more of various types of commercial and/or multifamily mortgage loans or (iii) a combination of the assets described in (i) and (ii). The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series represent in the aggregate the entire beneficial ownership interest in the related issuing entity. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the offered certificates nor the assets of the related trust fund will be insured or guaranteed by any governmental agency or instrumentality. Neither the offered certificates nor the mortgage loans will be insured by any non-governmental agency or any other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “risk factors” beginning on page 5 of this base prospectus. For each series, see “risk factors” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” on page 81 of this base prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this base prospectus or the related registration statement.

This base prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

November 23, 2011

1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
BASE PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT
We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:
•	this base prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.
     You should rely only on the information provided in this base prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.
     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this base prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.
     You can find the definitions of capitalized terms that are used in this base prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 85 in this base prospectus.
     In this base prospectus, the terms “Depositor,” “we,” “us” and “our” refer to CCRE Commercial Mortgage Securities, L.P.

     If you require additional information, the mailing address of our principal executive offices is CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022 and the telephone number is (212) 938-5000. For other means of acquiring additional information about us or a series of certificates, see “Incorporation of Certain Information by Reference” beginning on page 83 of this base prospectus.

SUMMARY OF BASE PROSPECTUS	4
RISK FACTORS	5
THE PROSPECTUS SUPPLEMENT	9
THE DEPOSITOR	10
THE SPONSOR	11
USE OF PROCEEDS	11
DESCRIPTION OF THE CERTIFICATES	11
THE MORTGAGE POOLS	18
SERVICING OF THE MORTGAGE LOANS	24
CREDIT ENHANCEMENT	30
SWAP AGREEMENT	33
YIELD CONSIDERATIONS	33
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	35
FEDERAL INCOME TAX CONSEQUENCES	51
STATE AND LOCAL TAX CONSIDERATIONS	78
ERISA CONSIDERATIONS	78
LEGAL INVESTMENT	80
THE APPRAISAL REGULATIONS	81
PLAN OF DISTRIBUTION	81
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	83
LEGAL MATTERS	83
RATINGS	84
INDEX OF DEFINED TERMS	85

SUMMARY OF BASE PROSPECTUS
     This summary includes selected information from this base prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire base prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership. Our telephone number is (212) 938-5000.

Description of Certificates; Ratings	The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of (i) various types of commercial and/or multifamily mortgage loans, (ii) mortgage participations, pass- through certifcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of the assets described in (i) and (ii). Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.
     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:
•	the name of the master servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

•	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

•	if a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement;

•	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

•	the tax status of certificates; and

•	whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

RISK FACTORS
     An investment in the certificates of any series involves significant risks and are not suitable investments for all investors. Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the applicable prospectus supplement. Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.
The Certificates May Not Be a Suitable Investment for You
     For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund. As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.
Risks of Commercial and Multifamily Lending Generally
     Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See “Certain Legal Aspects of the Mortgage Loans—Certain Laws and Regulation,” “—Type of Mortgaged Property” and “—Americans With Disabilities Act” in this base prospectus.
     It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.
Your Certificates Are Not Obligations of Any Other Person or Entity
     Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. Unless otherwise specified in the related prospectus supplement, neither the offered certificates nor the assets of the related trust fund will be insured or guaranteed by any governmental agency or instrumentality. Neither the offered certificates nor the mortgage loans will be insured by any non-governmental agency or any other person.
Liquidity of the Certificates May Be Limited
     There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates. The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes. Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.
Modifications of the Mortgage Loans
     The special servicer will be responsible for servicing the mortgage loans that have become delinquent or are otherwise in default or whose default is reasonably foreseeable. As a result, as delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. At each step in the process of trying to maximize proceeds to the related trust or trust fund, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.
     The special servicer’s ability to modify mortgage loans may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related pooling and servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.
     You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The applicable pooling and servicing agreement will obligate the special servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer
The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”). If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related pooling and servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer. An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or trust fund would be entitled to terminate servicer in a timely manner or at all.
     If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.
Your Lack of Control Over the Trust Can Adversely Impact Your Investment
     Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund. These decisions are generally made, subject to the express terms of the applicable Agreement, by the servicer or the trustee. Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such Agreement or indenture, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.
The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates
     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage sponsor and its successor and assigns. MERS is an electronic recording system that acts as the mortgagee for mortgage loans. A mortgage is recorded in the name of MERS, and MERS electronically tracks on its system the beneficial owner of that mortgage. Subsequent transfers are noted electronically in MERS records but not in the applicable land recording office. The recording of mortgages in the name of MERS is a relatively new practice in the commercial mortgage lending industry. Public recording officers and others have limited experience with lenders seeking to foreclose mortgages for which MERS is the mortgagee of record. In addition, recent lawsuits have asserted that because assignments of mortgages were recorded in the name of MERS, but were not re-recorded when ownership of mortgage notes was transferred to securitization trusts, those securitization trusts are not the official holders of those mortgages. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged real properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In addition, the publicity surrounding foreclosures and the validity of MERS and the resulting uncertainty may further depress the mortgage market and the value to mortgage backed securities including the offered certificates.
Book-Entry Securities May Delay Receipt of Payment and Reports
     If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.
Variability in Average Life of Offered Certificates
     The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by the prepayment provisions of the related mortgage notes and a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

     Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description of the Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions.” We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.
     The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.
     Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.
     Certain Legal Aspects of the Mortgage Loans
     The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:
•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.
     In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “Certain Legal Aspects of the Mortgage Loans” in this base prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in distributions to certificateholders.
Environmental Law Considerations
     Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.
     Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects of the Mortgage Loans—Environmental Risks.”
Risk of Early Termination
     The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.
THE PROSPECTUS SUPPLEMENT
     The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:
•	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

•	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

•	the identity of each class within a series;

•	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

•	certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date and, if applicable, the amount of any reserve fund;

•	the identity of the master servicer;

•	the identity of the special servicer and the characteristics of any specially serviced mortgage loans;

•	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

•	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

•	the final scheduled distribution date of each class of offered certificates;

•	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

•	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate certificates;

•	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

•	the distribution dates for each class of offered certificates;

•	the representations and warranties to be made by us or another entity relating to the mortgage loans;

•	information with respect to the terms of the subordinate certificates or residual certificates, if any;

•	additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

•	additional information with respect to the plan of distribution;

•	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

•	any significant obligors in accordance with Regulation AB;

•	if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

•	if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

•	if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “Certain Legal Aspects of the Mortgage Loans” in this base prospectus;

•	the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

•	whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “Legal Investment” in this base prospectus.
THE DEPOSITOR
     CCRE Commercial Mortgage Securities, L.P. (the “Depositor”) was formed in the State of Delaware on February 9, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 110 East 59th Street, New York, New York 10022. Its telephone number is (212) 938-5000. The Depositor will not have any material assets other than the trust funds.
     Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this base prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor, if specifically set forth in the Agreement.
THE SPONSOR
     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“CCRE Lending”).
     CCRE Lending was formed in 2010 and is affiliated with the Depositor. Its general partner is Cantor Commercial Real Estate Lending Holdings, LLC and its limited partner is Cantor Commercial Real Estate Company, L.P. (“CCRE”). CCRE is a vertically-integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial and multifamily mortgage loans and other real estate debt instruments. Additional information required to be provided by Item 1104 of Regulation AB regarding the sponsor or sponsors of a series, including, if applicable, CCRE Lending, will be provided in the related prospectus supplement.
USE OF PROCEEDS
     The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this base prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.
DESCRIPTION OF THE CERTIFICATES1
     The certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this base prospectus is a part. However, an Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Agreement.
     At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade,” typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Depositor. Each of the rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Depositor will be referred to as a “Rating Agency.” A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by a rating agency pursuant to the Depositor’s request.

[1]	Whenever used in this base prospectus the terms “certificates,” “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

General
     The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:
     (i) a pool primarily of (1) various types of commercial and/or multifamily mortgage loans, (2) mortgage participations, pass-through certificates or other mortgaged-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS;
     (ii) all payments on or collections in respect of the mortgage loans and MBS due on or after the date specified in the related prospectus supplement; and
     (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.
     In addition, the Trust Fund for a series may include various forms of credit enhancement. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing. See “Credit Enhancement” in this base prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.
     The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.
     The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:
     (i) mortgage principal prepayment effects on the weighted average lives of the classes;
     (ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and
     (iii) the degree to which an investor’s yield is sensitive to principal prepayments.
     The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.
     If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

     If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this base prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.
     If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate.
     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.
     If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.
     Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.
     In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.
Distributions on Certificates
     Distributions of principal and interest on the certificates of each series will be made to the registered holders of the certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee, by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.
     With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.
     The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.
Accounts
     It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.
     It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):
     (1) all payments on account of principal, including principal prepayments, on the mortgage loans;
     (2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;
     (3) all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;
     (4) all proceeds from the liquidation of a mortgage loan (“Liquidation Proceeds”), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);
     (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;
     (6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

     (7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and
     (8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.
     The Special Servicer will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.
     As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:
     (i) remit certain amounts for the related Distribution Date into the Distribution Account;
     (ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;
     (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and
     (iv) reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee and the Special Servicer, as described in the Agreement.
     The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. If the risk of loss of funds in the Collection Account resulting from investments is borne by the Master Servicer, the amount of any of such losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.
     It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:
     (i) make remittances to the Collection Account as required by the Agreement;
     (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and
     (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

     The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.
     “Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.
Amendment
     The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:
     (i) to cure any ambiguity;
     (ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;
     (iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or
     (iv) for the other reasons specified in the related prospectus supplement.
     To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:
•	reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

•	reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates then outstanding; or

•	alter the servicing standard set forth in the related Agreement.
     Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.
     The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.
     The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination
     As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:
     (i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;
     (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;
     (iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or
     (iv) mutual consent of the parties and all Certificateholders.
     With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.
Reports to Certificateholders
     Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:
     (i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans and the MBS;
     (ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;
     (iii) updated information regarding the MBS;
     (iv) financial information relating to the underlying Mortgaged Properties;
     (v) information with respect to delinquent mortgage loans;
     (vi) information on mortgage loans which have been modified; and
     (vii) information with respect to REO Properties.
     If the trust fund for a series of certificates includes MBS, the ability of the Master Servicer, MBS Administrator or Trustee, as the case may be, to include in any monthly statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the monthly statement that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The Depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.
     The Master Servicer or the Trustee will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See “Description of the Certificates—Reports to Certificateholders” in this base prospectus. We will file or cause to be filed with the Commission (the “Commission”) the periodic reports with respect to each Trust Fund as are required under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission under the Exchange Act. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the Commission’s website.
The Trustee
     The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer and their respective affiliates.
THE MORTGAGE POOLS
General
     The mortgage loans, if any, comprising the mortgage pool contained in a Trust Fund will be secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial and/or multifamily mortgage loans and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”).
     The MBS, if any, comprising the mortgage pool contained in a Trust Fund, may include (a) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities and/or (b) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”); provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement. The discussion of mortgage loans in this section under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.
Mortgage Loans
Mortgage loans will be of one or more of the following types:
     1. mortgage loans with fixed interest rates;
     2. mortgage loans with adjustable interest rates;
     3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;
     4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;
     5. mortgage loans that provide for recourse against only the Mortgaged Properties; and
     6. mortgage loans that provide for recourse against the other assets of the related borrowers.
     Certain mortgage loans (“Simple Interest Loans”) may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” in this base prospectus.
     Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.
     Unless otherwise specified in the related prospectus supplement, the mortgage loans will not be insured or guaranteed by the United States or by any governmental agency or instrumentality. Neither the offered certificates nor the mortgage loans will be insured by any non-governmental agency or any other person.
     The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:
     (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;
     (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;
     (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;
     (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;
     (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;
     (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;
     (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;
     (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;
     (ix) the debt service coverage ratios relating to the mortgage loans;
     (x) information with respect to the prepayment provisions, if any, of the mortgage loans;
     (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and
     (xii) payment delinquencies, if any, relating to the mortgage loans.
     If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.
     In the event that the material pool characteristics of the mortgage pool at the time of issuance of the certificates for a series differs by 5% or more (other than as a result of the mortgage loans converting into cash in accordance with their terms) from the description in the related prospectus supplement filed for the offering, the Depositor will either file a current report on Form 8-K (the “Form 8-K”) with the Commission within four business days thereafter or will file a subsequent prospectus with the Commission which will set forth information with respect to the mortgage loans included in the Trust Fund for the series. The Form 8-K or subsequent prospectus will be available to the Certificateholders of the related series promptly after its filing.
     Split-Loans
     If specified in the related prospectus supplement, certain of the mortgage loans included in the mortgage pool may be part of a split-loan structure in which the mortgage loan included in the mortgage pool has one or more companion loans (the “Companion Loans” and, together with the related mortgage loan, the “Split-Loan”) that are subordinate or pari passu in right of payment with such mortgage loan. In certain cases, the Split-Loans may not be serviced under the Agreement, but will be serviced under a separate servicing agreement or a pooling and servicing agreement for another securitization. The holder of a Companion Loan may have certain consent, consultation and control rights over matters affecting the related mortgage loan, including the right to cure defaults that affect the related mortgage loan and to purchase the related mortgage loan following a material loan default. The prospectus supplement for a series will contain disclosure concerning Split-Loans contained in the related Trust Fund, which will include disclosure concerning the matters described in this paragraph.
     Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans
     The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.
     The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.
     Assignment of Mortgage Loans
     At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.
     In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:
     (i) the mortgage note, endorsed to the order of the Trustee without recourse or otherwise as required by the Agreement;

     (ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;
     (iii) any assumption, modification or substitution agreements relating to the mortgage loan;
     (iv) a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;
     (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee or otherwise as required by the Agreement;
     (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the date of issuance of the Certificates (the “Closing Date”)) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and
     (vii) any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).
     Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any similar document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.
     The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.
     Representations and Warranties
     To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.
     The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.
     If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:
          (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);
          (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;
          (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and
          (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.
     If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.
     A brief summary of certain representations and warranties that are applicable to a particular series will be included in the prospectus supplement.
MBS
     Each MBS included in a mortgage pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the Depositor, a sponsor, the related issuing entity or an underwriter of the related series of securities to be issued and (3) the Depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.
     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”)

and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.
     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.
     Certain credit enhancement similar to that described for the certificates under “Credit Enhancement” may have been provided with respect to the MBS. The type, characteristics and amount of such credit enhancement, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.
     The prospectus supplement for a series of certificates that evidence interests in MBS will specify:
          (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,
          (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable,
          (iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),
          (iv) the payment characteristics of the MBS,
          (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,
          (vi) a description of the related credit enhancements, if any,
          (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,
          (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS,
          (ix) if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;
          (x) the market price of the MBS and the basis on which the market price was determined;
          (xi) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “— Mortgage Loans” above and
          (xii) the characteristics of any cash flow agreements that relate to the MBS.
     The Depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

SERVICING OF THE MORTGAGE LOANS
General
     The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.
     The servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will be responsible for:
•	negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

•	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

•	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.
     The Special Servicer may have other business relationships with the Depositor and its affiliates.
     If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.
     The Master Servicer and the Special Servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.
Servicing Standards
     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.
     Operating Advisor
     If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures
     The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.
     It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.
Insurance
     The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will generally be in an amount that is not less than the lesser of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.
     The Special Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Special Servicer to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.
     The related Agreement may provide that the Master Servicer or the Special Servicer, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the

Master Servicer or the Special Servicer, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.
     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.
     The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.
     In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer from the Collection Account, with interest on the costs, as provided by the Agreement.
     Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.
Fidelity Bonds and Errors and Omissions Insurance
     The Agreement for each series may require that the Master Servicer and the Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.
Servicing Compensation and Payment of Expenses
     The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

     In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description of the Certificates—Accounts” in this base prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.
     If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.
     The exact amount or method of calculating the servicing fee of the Special Servicer and the source from which the fee will be paid will be described in the prospectus supplement for the related series.
     In addition to the compensation described above, the Master Servicer and the Special Servicer (or any other party specified in the related prospectus supplement) may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.
Advances
     The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.
     If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.
     The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency. Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.
     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Agreement or of a party to the related MBS Agreement.
Modifications, Waivers and Amendments
     If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.
     Subject to the terms and conditions set forth in the Agreement, the Special Servicer may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.
     The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.
Evidence of Compliance
     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.
     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:
     (a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;
     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
     (c) the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and
     (d) a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.
     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.
Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee
     The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the

Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.
     Neither the Master Servicer nor the Special Servicer may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.
     The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.
Events of Default
     Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer under the Agreement for each series may include, among other things:
     (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;
     (ii) with respect to the Special Servicer, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;
     (iii) with respect to the Master Servicer and the Special Servicer, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;
     (iv) with respect to the Master Servicer or the Special Servicer, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;
     (v) with respect to the Master Servicer or the Special Servicer, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and
     (vi) with respect to the Master Servicer or the Special Servicer, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.
     As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.
CREDIT ENHANCEMENT
General
     If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.
     Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.
     If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this base prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.
Subordinate Certificates
     If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.
     A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.
     The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.
Cross-Support Features
     If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.
Letter of Credit
     If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates (the “Letter of Credit Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K simultaneously with or prior to the date of the filing of the final prospectus supplement related to the applicable series.
Certificate Guarantee Insurance
     If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K simultaneously with or prior to the date of the filing of the final prospectus supplement related to the applicable series.

Reserve Funds
     If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.
     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.
     Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.
     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.
Overcollateralization
     If specified in the related prospectus supplement, the principal balance of loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the Certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.
     Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the Certificates) will not be released. Instead, the excess cash will be paid to one or more senior classes of Certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the Certificates; the difference is overcollateralization. If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.
Credit Support with Respect to MBS
     If specified in the related prospectus supplement, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit enhancement described herein; provided, that such MBS will only be included to the extent that (i) the credit enhancement provided to such MBS is permitted under the definition of asset-backed security under Regulation AB and (ii) information regarding such credit enhancement is available to be disclosed in the related prospectus supplement.

SWAP AGREEMENT
     If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.
     Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.
     Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.
     Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.
     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.
YIELD CONSIDERATIONS
General
     The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in this base prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Prepayment and Maturity Assumptions
     The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on commercial and multifamily loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in this base prospectus.
     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.
     The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.
     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.
     We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS
     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement. The discussion in this section applies equally to mortgage loans underlying any MBS included in a particular trust fund.
Mortgages and Deeds of Trust Generally
     The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.
     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.
     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.
Rights of Mortgagees or Beneficiaries
     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.
     The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.
     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.
     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.
Foreclosure
     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.
     The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.
     Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.
     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration.” The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.
     For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.
     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.
     Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Special Servicer may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Special Servicer. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.
State Law Limitations on Lenders
     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.
     Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security.
     Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.
Environmental Risks
     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.
     Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.
     It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as the Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.
     Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.
     Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption. In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.
     The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.
     Unless otherwise specified in the related prospectus supplement, none of the environmental assessments obtained on the Mortgaged Properties have revealed any material adverse condition or circumstance except for those:
•	in which the adverse conditions or circumstances were remediated or abated before the closing date

•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third-party insurer;

•	for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

•	involving radon; or

•	in which the related borrower has agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

     At the time the mortgage loans were originated, it is also possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.
     The related Agreement will provide that the Special Servicer acting on behalf of the Trust Fund may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Special Servicer will in fact insulate a given Trust Fund from liability for Environmental Conditions.
     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.
Rights of Redemption
     In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees
     The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.
Anti-Deficiency Legislation
     Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.
Bankruptcy Issues
     Numerous statutory provisions, including the Federal Bankruptcy Code (the “Bankruptcy Code”) and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. The delay and consequences of the delay caused by an automatic stay can be significant. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.
     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.
     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured claim for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to decelerate a secured loan and to reinstate the loan even though the lender previously accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.
     Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents and leases may also escape an assignment of them (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.
     The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post petition leases, rents and hotel revenues. Unless a court orders otherwise, however, revenues from the related mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a court order finding that the lender’s interest in the Mortgaged Properties and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.
     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to the effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a Trustee’s exercise of the remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See “—Leases and Rents.”
     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. The remedies may be insufficient for the lessor, however, as the lessor may be forced if the lease was assigned, to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the non-debtor party or parties to the lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.
     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after the rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.
     In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of certain payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.
     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.
     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all actions. We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce restrictions against a subordinated lender.
     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.
     Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.
     In addition, in the recent bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders” motions to dismiss the special purpose entity subsidiaries” cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders” interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.
     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership, and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy or related laws with respect to a general partner of a partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. These state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.
     In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In this case, the respective Mortgaged Property, for example, upon a consolidation would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, this occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.
Statutory Liabilities
     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.
Enforceability of Certain Provisions
     Prepayment Provisions
     Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.
     Due-on-Sale Provisions
     Certain of the mortgage loans may contain “due-on-sale” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer or special servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer or special servicer can demonstrate that the transfer threatens its security interest in the property.
     The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the master servicer or the special servicer, on behalf of the Trust Fund, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.
     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.
     Secondary Financing; Due-on-Encumbrance Provisions
     Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Alternatively, some of the mortgage loans may preclude secondary financing (often by use of “due-on-encumbrance” provisions, which permit the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the master servicer or the special servicer, on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.
     Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.
     Acceleration on Default
     Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.
     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.
     Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.
     Servicemembers Civil Relief Act
     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.
     Forfeitures in Drug and RICO Proceedings
     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.
     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, we cannot assure you that the defense will be successful.
Applicability of Usury Laws
     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.
     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.
     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments
     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken such action.
Leases and Rents
     Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.
Certain Laws and Regulations
     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.
Type of Mortgaged Property
     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.
Americans With Disabilities Act
     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.
FEDERAL INCOME TAX CONSEQUENCES
IRS Circular 230 Notice
     The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this base prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.
General
     As specified in the related prospectus supplement, the following represents the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin LLP (the “Tax Counsel”) as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.
     For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.
     This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to which No REMIC Election is Made.”

Federal Income Tax Consequences for REMIC Certificates
General
     With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Tax Counsel has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this base prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans and MBS.
Status of REMIC Certificates
     REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans .         . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates also qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).
Qualification as a REMIC
     In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day,” which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.
     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.
     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).
     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.
     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.
Taxation of Regular Certificates
     General
     In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.
     Original Issue Discount
     Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this base prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans (but not the MBS) provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.
     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.
     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.
     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.
     In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.
     Acquisition Premium
     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.
     Variable Rate Regular Certificates
     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of

(a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this base prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.
     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.
     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.
     Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.
     Market Discount
     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.
     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.
     Premium
     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a

Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.
     Election to Treat All Interest Under the Constant Yield Method
     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.
     Prepayment Premiums
     Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Certificates as described in “Description of the Certificates—Distributions—Prepayment Premiums” in the prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium. Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.
Sale, Exchange or Retirement of Regular Certificates
     If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate. Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.
     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.
     Treatment of Losses
     Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.
Taxation of Residual Certificates
     Prospective investors in the Residual Certificates should carefully read the following discussion. Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities. Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative. In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates. Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each Trust REMIC. A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.
     Taxation of REMIC Income
     Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.
     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.
     Basis and Losses
     A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool. A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.
     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.
     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.
     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense
     Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.
     Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.
     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.
     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.
     Limitations on Offset or Exemption of REMIC Income
     The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes. In the case of a Residual Certificate issued with an adjusted issue price of zero (a non-economic residual interest), 100% of the income will be treated as excess inclusions.

     The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.
     In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.
     Tax-Related Restrictions on Transfer of Residual Certificates
     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.
     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.
     If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code

Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.
     For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.
     The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Tax Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person; (b) any Non-U.S. Tax Person or its agent other than (i) a Non-U.S. Tax Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Tax Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.
     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:
     (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or
     (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.
The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.
     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.
     Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable

Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).
     In addition, under Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.
     Sale or Exchange of a Residual Certificate
     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Residual Certificates—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.
     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).
     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.
     Mark-to-Market Regulations
     Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool
     Prohibited Transactions
     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.
     Contributions to the REMIC Pool After the Startup Day
     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.
     Net Income from Foreclosure Property
     The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
     In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property,” taxable at the highest corporate rate. Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.
     The Master Servicer or Special Servicer is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.
     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool
     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.
Administrative Matters
     Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement. Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.
     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.
Limitations on Deduction of Certain Expenses
     An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. The applicable limitation is eliminated for taxable years beginning in 2010-2012. Under current law, the limitation will be fully reinstated for the taxable year beginning in 2013 and thereafter. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual

Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.
Taxation of Certain Foreign Investors
     Regular Certificates
     Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Tax Persons (i.e., any person that is not a U.S. Person) will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Tax Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.
     If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.
     Residual Certificates
     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—

Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. Partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.
     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.
Backup Withholding
     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% (increasing to 31% after 2013) on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.
Reporting Requirements
     Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.
     The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.
     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates.”
Federal Income Tax Consequences for Certificates
as to which No REMIC Election is Made
Standard Certificates
     General
     In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Tax Counsel, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).
     Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. The applicable limitation is eliminated for the taxable years beginning in 2010-2012. Under current law, the limitation will be fully reinstated for taxable year beginning in 2013. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.
     Tax Status
     In the opinion of Tax Counsel, Standard Certificates will have the following status for federal income tax purposes:
     1. A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.
     2. A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).
     3. A Standard Certificate owned by a REMIC will be considered to represent an “obligation  . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).
     Premium and Discount
     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.
     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Premium.”
     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.
     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.
     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.
     Recharacterization of Servicing Fees
     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.
     Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.
     Sale or Exchange of Standard Certificates
     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.
     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.
Stripped Certificates
     General
     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.
     The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.
     In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described in that section.
     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Tax Counsel (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.
     Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates
     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Tax Counsel, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.
     Taxation of Stripped Certificates
     Original Issue Discount. Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “— Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.
     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.
     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.
     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.
     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.
     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.
     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.
     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.
Reporting Requirements and Backup Withholding
     It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.
     The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

     Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.
     These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.
Taxation of Certain Foreign Investors
     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.
     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”
STATE AND LOCAL TAX CONSIDERATIONS
     In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this base prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.
ERISA CONSIDERATIONS
     Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans. Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans. Section 406 of ERISA prohibits certain transactions between an ERISA

Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code. However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.
     Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.
Prohibited Transactions
     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the ERISA Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.
     Special caution should be exercised before the assets of an ERISA Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.
     Further, if the assets included in a Trust Fund were deemed to constitute “plan assets,” it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.
     The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity. The Pension Protection Act of 2006 adds a provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.
     Certain exceptions are provided in the Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which are defined as ERISA Plans and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.
     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.
Unrelated Business Taxable Income — Residual Interests
     The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates.”
     Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates. Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.
     The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.
LEGAL INVESTMENT
     The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, is subject to significant interpretative uncertainties.
     No representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions.

THE APPRAISAL REGULATIONS
     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this base prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.
     We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.
PLAN OF DISTRIBUTION
     The certificates offered by this base prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of the series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.
     The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:
     1. by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;
     2. by placements by the Depositor with investors through dealers; and
     3. by direct placements by the Depositor with investors.
     As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Cantor Fitzgerald & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Cantor Fitzgerald & Co. and, as such, Cantor Fitzgerald & Co. will have a conflict of interest in underwriting any offered certificates. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.
     In the ordinary course of business, Cantor Fitzgerald & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.
     If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a base prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this base prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates will be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.
     If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.
     The place and time of delivery for each series of certificates offered in this base prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.
     If specified in the prospectus supplement relating to certificates of a particular series offered in this base prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this base prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates will be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.
INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE
     The Commission allows us to incorporate by reference information that we file with the Commission, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this base prospectus and the applicable prospectus supplement. Information that we file later with the Commission will automatically update the information in this base prospectus and the applicable prospectus supplement. All documents filed by us (other than Form 10-Ks) with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this base prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this base prospectus and are a part of this base prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this base prospectus or the applicable prospectus supplement. As a recipient of this base prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing to Cantor Fitzgerald Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, or calling (212) 938-5000.
     This base prospectus and the prospectus supplement for each series are parts of our Registration Statement. This base prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our Registration Statement. For further information, please see our Registration Statement and the accompanying exhibits which we have filed with the Commission. This base prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission’s offices. Reports and other information filed with the Commission, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E. Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the Commission at 100 F Street, N.E. Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The Commission also maintains a website at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission’s website. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a base prospectus and the related prospectus supplement are delivered, upon written or oral request directed to CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022 (phone: (212) 938-5000).
     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.
LEGAL MATTERS
     The validity of the certificates offered by this base prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Sidley Austin LLP or by other counsel identified in the related prospectus supplement.

RATINGS
     Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, is a condition to the issuance of the certificates of each series offered by this base prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the certificates in one of the four highest rating categories.
     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.
     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

1

1986 Act	55

A

ADA	51
Advances	27
Agreement	11
Appraisal Regulations	81
Assessment of Compliance	28
Attestation Report	29

B

Balloon Payments	34
Bankruptcy Code	38, 43
beneficial owner	13

C

CCRE	11
CCRE Lending	11
CERCLA	40
Certificateholders	13
Closing Date	21
Code	52
Collection Account	14
Commission	18
Companion Loans	20
Cut-Off Date	14

D

Defective Mortgage Loans	22
Department	80
Depository	13
Disqualified Non-U.S. Tax Person	66
Disqualified Organization	65
Distribution Account	14
Distribution Date	14

E

EDGAR	18, 84
electing large partnership	66
Environmental Condition	40
ERISA	79
ERISA Plans	79
Event of Default	30
Exchange Act	18

F

FAMC	18
FDIA	6
FHLMC	18
Financial Intermediary	13
FIRREA	81
FIRREA Appraisal	81
FNMA	18
Form 8-K	20

G

Garn-St Germain Act	47
GNMA	18

H

Holders	13

I

Insurance Proceeds	14
IRS	54

L

Lender Liability Act	40
Letter of Credit Bank	32
Letter of Credit Percentage	32
Liquidation Proceeds	14

M

Master Servicer	24
Master Servicer Remittance Date	15
MBS	12
MBS Agreement	23
MBS Issuer	23
MBS Servicer	23
MBS Trustee	23
Mortgage Loan File	21
Mortgage Loan Schedule	21
Mortgaged Property	18
Mortgages	18

N

NCUA	50

O

OID Regulations	55

Operating Advisor	25

P

Pass-Through Entity	65
Permitted Investments	16
Plans	79
Prepayment Assumption	56
Prepayment Premium	15
Property Protection Expenses	15

R

Random Lot Certificates	55
Rating Agency	11
Regular Certificateholder	55
Regular Certificates	52
Regulations	80
REMIC	16
REMIC Certificates	52
REMIC Pool	52
REMIC Regulations	52
REO Account	15
REO Property	15
Repurchase Price	22
Residual Certificateholder	61
Responsible Party	21

S

secured-creditor exemption	40
Securities Act	12
Seller	10
Senior Certificates	31
Servicing Fee	27
Similar Law	79
Simple Interest Loans	19
Special Servicer	24
Specially Serviced Mortgage Loans	24
Split-Loans	20
Standard Certificateholder	73
Standard Certificates	72
Startup Day	53
Stripped Certificates	72, 75
Subordinate Certificates	31
Substitute Mortgage Loans	22

T

Tax Counsel	52
Title V	50
Title VIII	50
Treasury	52
Trust Fund	12
Trustee	18

U

U.S. Person	67
Underwriter’s Exemption	80

V

Voting Rights	30

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

CERTIFICATE SUMMARY	S-8
SUMMARY OF PROSPECTUS SUPPLEMENT	S-9
RISK FACTORS	S-35
DESCRIPTION OF THE MORTGAGE POOL	S-93
TRANSACTION PARTIES	S-107
DESCRIPTION OF THE OFFERED CERTIFICATES	S-124
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-148
THE POOLING AND SERVICING AGREEMENT	S-155
USE OF PROCEEDS	S-198
FEDERAL INCOME TAX CONSEQUENCES	S-198
STATE TAX AND LOCAL CONSIDERATIONS	S-199
ERISA CONSIDERATIONS	S-200
LEGAL INVESTMENT	S-201
PLAN OF DISTRIBUTION	S-202
LEGAL MATTERS	S-203
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-204
RATINGS	S-205
Index of Significant Definitions	S-207
Annex A Certain Characteristics Of The Mortgage Loans	A-1
Annex B Mortgage Pool Information	B-1
Annex C Top Ten Loan Summaries	C-1
Annex D Sponsor Representations And Warranties	D-1
Annex E Exceptions to Sponsor Representations And Warranties	E-1
Annex F Form of Distribution Date Statement	F-1
Annex G-1 RiverTown Crossings Mall Amortization Schedule	G-1-1
Annex G-2 Plaza Mexico Amortization Schedule	G-2-1

     Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and base prospectus. This is in addition to the dealer’s obligation to deliver a base prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

$541,860,000
(APPROXIMATE)
CFCRE Commercial Mortgage
Trust 2011-C2
(as Issuing Entity)
CCRE Commercial Mortgage
Securities, L.P.
(as Depositor)
Commercial Mortgage
Pass-Through Certificates,
Series 2011-C2

PROSPECTUS SUPPLEMENT

Cantor Fitzgerald & Co.
Deutsche Bank Securities
Barclays Capital
CastleOak Securities, L.P.
Nomura
December 6, 2011